As filed with the Securities and Exchange Commission on November 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kansas City Southern de México, S.A. de C.V.

(Exact Name of Registrant as Specified in Its Charter)

Kansas City Southern of Mexico

(Translation of Registrant’s name into English)

Mexico	4011	98-0519243
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Montes Urales 625 Lomas de Chapultepec 11000 Mexico, D.F. Mexico + (5255) 9178-5686		CT Corporation 111 Eighth Avenue, 13th Floor New York, New York 10011 (212) 894-8940
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)		(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William J. Wochner, Esq. Kansas City Southern 427 West 12th Street Kansas City, Missouri 64105 816-983-1324	Gary Kashar, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 (212) 819-8200

Approximate date of commencement of proposed sale of the securities to the public: The exchange offer will commence as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Prices	Amount of Registration Fee(1)
Floating Rate Senior Notes due 2016	$250,000,000	100%	$250,000,000	$32,200

(1)	Calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not exchange the outstanding notes until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. We are not making an offer to exchange outstanding notes in any jurisdiction where the exchange offer is not permitted, and will not accept surrenders for exchange from holders in any such jurisdiction.

SUBJECT TO COMPLETION DATED NOVEMBER 7, 2013

PROSPECTUS

Kansas City Southern de México, S.A. de C.V.

OFFER TO EXCHANGE

UP TO $250,000,000 FLOATING RATE SENIOR NOTES DUE 2016

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FOR

ANY AND ALL OF ITS

OUTSTANDING UNREGISTERED $250,000,000 FLOATING RATE SENIOR NOTES DUE 2016

•

We are offering to exchange up to $250,000,000 in aggregate principal amount of our new Floating Rate Senior Notes due 2016 (the “exchange notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of our outstanding unregistered Floating Rate Senior Notes due 2016 (the “outstanding notes”).

•

The terms of the exchange notes are substantially identical to the terms of the outstanding notes, except that the exchange notes are registered under the Securities Act and there are certain differences relating to the transfer restrictions and registration rights relating to the outstanding notes.

•	We will not receive any proceeds from the exchange offer.

•	You should carefully review the procedures for tendering your outstanding notes beginning on page 27 of this prospectus.

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013 (the “expiration date”), unless extended.

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn by the expiration date.

•

The outstanding notes are listed on the Global Exchange Market of the Irish Stock Exchange and we intend to cause the exchange notes to continue to be so listed. Except for the Global Exchange Market of the Irish Stock Exchange, we do not intend to apply to list the exchange notes on any securities exchange. Therefore, no active public market for the exchange notes may develop.

•	The exchange of outstanding notes for exchange notes generally will not be a taxable event for United States or Mexican federal income tax purposes.

•	You may withdraw tenders of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

•

Outstanding notes not exchanged in the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, though generally will not have further registration rights.

You should carefully review the “Risk Factors” beginning on Page 10 of this prospectus.

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of exchange notes received in exchange for outstanding notes where such broker-dealer acquired such outstanding notes as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information contained in this prospectus is our own responsibility and has not been reviewed or authorized by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or the CNBV). The notice filing with the CNBV regarding the exchange notes does not imply any certification as to the investment quality of the exchange notes or our solvency. The exchange notes have not been and will not be registered at the Securities Section (Sección de Valores) of the RNV and, consequently, may not be offered or sold publicly in Mexico. Any Mexican investor who acquires the exchange notes does so at its own risk.

The date of this prospectus is                 , 2013

You may request a copy of any document that we have filed with the SEC at no cost, by writing to the Corporate Secretary at P.O. 219335, Kansas City, Missouri 64121-9335 (or if by express delivery at 427 West 12th Street, Kansas City, Missouri 64105 or by calling Adam Godderz at (816) 983-1360). To obtain timely delivery, security holders must request business and financial information about us that is not included or delivered in this prospectus no later than five business days before the expiration date,                , 2013.

We have filed with the SEC under the Securities Act and the rules and regulations under the Securities Act a registration statement on Form S-4, including all amendments, exhibits, schedules and supplements, with respect to the exchange notes issuable pursuant to the exchange offer. Although this prospectus, which forms part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules of the SEC. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement, including its exhibits.

We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer would violate the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “KCSM,” “we,” “our,” “us,” the “Company” or similar terms refer to Kansas City Southern de México, S.A. de C.V. together with its subsidiaries, and “KCS” means Kansas City Southern, a Delaware corporation our ultimate parent.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. In making a decision to exchange your outstanding notes for exchange notes, you must rely on your own examination of our business and the terms of this offering including the merits and risks involved. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such information as specified in this prospectus, if different.

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NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT, OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

MARKET DATA

We obtained the market and competitive position data used throughout this prospectus from internal surveys, as well as market research, publicly available information and industry publications as indicated herein. We have also included data from reports prepared by the Bank of Mexico (Banco de México), or the Central Bank, the Mexican National Institute of Statistics and Geography (Instituto Nacional de Estadística y Geografía) and the American Association of Railroads, or AAR. Industry publications, including those referenced here, generally state that the information presented therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys and market research, while believed to be reliable, have not been independently verified, and neither we nor the initial purchasers in the offering of the outstanding notes make any representation as to the accuracy of such information.

ENFORCEMENT OF CIVIL LIABILITIES

We are a sociedad anónima de capital variable (corporation with variable capital) organized under the laws of Mexico. Some of our officers and certain of the experts named herein are non-United States residents, and all or a significant portion of the assets of those persons may be, and the most significant portion of our assets are, located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons or to enforce against them or against us in United States courts judgments predicated upon civil liability provisions of the United States federal or state securities laws. We have been advised by our Mexican counsel, White & Case, S.C., that there is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated solely on the United States federal securities laws and as to the enforceability in Mexican courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the United States federal securities laws.

Although our obligations to pay in U.S. dollars outside of Mexico are valid, it should be noted that pursuant to Article 8 of the Mexican Monetary Law (Ley Monetaria), in the event proceedings are brought in Mexico seeking performance of our payment obligations under the exchange notes, payment of such obligations may be satisfied by delivering the equivalent in the currency of Mexico, or the Mexican Judgment Currency. It is unclear, however, whether the applicable rate of exchange applied by the Mexican court to determine the Mexican Judgment Currency is the rate prevailing at the time when the judgment is enforced or when the judgment is actually paid. Provisions purporting to limit our liability to discharge our obligations as described above, or purporting to give any legitimate party an additional course of action seeking indemnity or compensation for possible deficiencies arising or resulting from variations in rates of exchange, may not be enforceable in Mexico.

Additionally, if we were subject to a reorganization proceeding (concurso mercantil) in a Mexican court, our unsecured obligations under the exchange notes would be converted into pesos at the exchange rate prevailing at the time of the declaration of reorganization (concurso mercantil), and then from pesos into inflation indexed units (unidades de inversión), or UDIs at the conversion rate prevailing at the time of conversion. Moreover, under Mexican law and United States law, interest on unsecured indebtedness ceases to accrue on the date the reorganization (concurso mercantil) is declared. In addition, in the event of bankruptcy, Mexican law and United States law provide preferential treatment for certain claims, such as those relating to labor, taxes, and secured creditors.

ADDITIONAL INFORMATION

We file periodic reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will also furnish other reports as we may determine appropriate or as the law requires. You may read and copy any documents we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, or call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, any filings we make electronically with the SEC will be available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Copies of our latest audited consolidated annual financial statements and unaudited consolidated quarterly financial statements, if any, and copies of our by-laws (estatutos sociales), as well as the indenture relating to the notes (including forms of notes), will be available for inspection at the offices of the principal paying agent and any other paying agent.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the previously-filed documents referenced in the exhibit list contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward-looking statements may be identified by the use of forward-looking words such as “believe,” “expect,” “could,” “anticipate,” “should,” “plan,” “estimate” and “potential,” among others. These forward-looking statements are based upon information currently available to our management and our management’s perception thereof as of the date of this offering memorandum. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which our management has little or no control, including:

•	competition and consolidation within the transportation industry;

•	the business environment in industries that produce and use items shipped by rail;

•	revocation of our concession;

•	the termination of, or failure to renew, agreements with customers, other railroads and third parties;

•	interest rates;

•	access to capital;

•	disruptions to our technology infrastructure, including our computer systems;

•	natural events such as severe weather, hurricanes and floods;

•	market and regulatory responses to climate change;

•	credit risk of customers and counterparties and their failure to meet their financial obligations;

•	legislative and regulatory developments and disputes;

•	the rail accidents or other incidents or accidents along our rail network, facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards;

•	fluctuation in prices or availability of key materials, in particular diesel fuel;

•	dependency on certain key suppliers of core rail equipment;

•	changes in securities and capital markets;

•	loss of key personnel;

•	labor difficulties, including strikes and work stoppages;

•	insufficiency of insurance to cover lost revenue, profits or other damages;

•	acts of terrorism or risk of terrorist activities;

•	war or risk of war;

•	domestic and international economic conditions;

•	political and economic conditions in Mexico and the level of trade between Mexico and the United States;

•	the outcome of claims and litigation involving KCSM or its subsidiaries; and

•	other factors described in this prospectus.

Forward-looking statements are only our current expectations and are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements as a result of various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. You are strongly encouraged to consider these factors when evaluating forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the timing when, or by which, such performance or results will be achieved. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

References in this prospectus to “U.S. dollars,” “dollars” or “$” are to the lawful currency of the United States. References herein to “pesos” or “Ps.” are to the lawful currency of Mexico. While we maintain our financial books and records in dollars, we keep our tax books and records in pesos. Accordingly, we record in our financial records the dollar equivalent of the actual peso charges at the time incurred using the then prevailing exchange rate. We have made rounding adjustments to reach some of the figures included in this prospectus. As a result, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

EXCHANGE RATES

The following table sets forth, for the periods indicated, the high, low, average period end and period end noon buying rates for the purchase and sale of dollars, expressed in pesos per dollar. On November 5, 2013 the exchange rate was Ps.13.08 per dollar. The rates shown below are in nominal pesos that have not been restated in constant currency units. No representation is made that the peso amounts referred to in this prospectus could have been or could be converted into dollars at any particular rate or at all.

Fiscal Year Ended December 31,	High	Low	Period Average	Period End
2008	13.92	9.92	11.14	13.54
2009	15.37	12.60	13.51	13.06
2010	13.18	12.16	12.64	12.36
2011	14.24	11.50	12.43	13.98
2012	14.39	12.63	13.17	13.01
2013 (as of November 5, 2013)	13.44	11.98	12.72	13.08

Source: The exchange rates from 2008 to 2013 are taken from Mexican Central Bank which are published in the Mexican Official Gazette of the Federation (Diario Oficial de la Federación).

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our financial statements and notes to those statements included elsewhere in this prospectus.

Business Overview

We operate the primary commercial corridor of the Mexican railroad system, which allows us to participate significantly in the growing freight traffic between Mexico, the U.S. and Canada. Our rail lines consist of approximately 3,200 route miles. In addition, we have trackage rights permitting us to run our trains over 550 miles of track of other Mexican railroad operators. We provide freight transportation services under a 50-year concession granted to us by the Mexican government (the “Concession”), during the first 30 years of which we are the exclusive provider, subject to certain trackage rights of other freight carriers. Our Concession is renewable for an additional period of up to 50 years, subject to certain conditions.

We believe our rail lines comprise the most strategically significant and most actively traveled rail corridor in Mexico. Our rail lines connect the most populated and industrialized regions of Mexico with the principal border gateway between Mexico and the United States at Nuevo Laredo, Tamaulipas and Laredo, Texas. In addition, we serve three of Mexico’s most important seaports at Lazaro Cardenas, Michoacan on the Pacific Ocean and Tampico, Tamaulipas and Veracruz, Veracruz (through trackage rights granted by Ferrosur, S.A. de C.V. (“Ferrosur”), under its concession) on the Gulf of Mexico. As a result, we believe our routes are integral to Mexico’s foreign trade.

We seek to establish our railroad as the primary inland freight transporter linking Mexico with the U.S. and Canadian markets. As the operator of the primary and most direct rail corridor from Mexico City to the U.S. border, our route structure enables us to benefit from continuing growth resulting from the North American Free Trade Agreement (“NAFTA”). We are the only Mexican railroad that serves the Mexico-U.S. border crossing at Nuevo Laredo, Tamaulipas, the largest rail freight interchange point between Mexico and the United States. Through the U.S. rail subsidiaries of Kansas City Southern (“KCS”), our ultimate parent, as well as through interchanges with other major U.S. railroads, we provide customers with access to an extensive network through which they may distribute products throughout North America and overseas.

We provide exclusive rail access to the Port of Lazaro Cardenas on the Pacific Ocean. The Mexican government is developing the port at Lazaro Cardenas principally to serve Mexican markets and as an alternative to the U.S. west coast ports. We are the sole provider of rail service to this port, which provides an alternate route for Asian and South American traffic bound for North America.

Our revenues are derived from the movement of a diversified mix of commodities and products. We transport chemical and petroleum products, industrial and consumer products, agriculture and mineral products, intermodal and automotive products, and energy products. Our customers include leading international and Mexican corporations.

Our headquarters are located at Montes Urales 625, Lomas de Chapultepec, 11000 México, D.F., México. Our telephone number when calling from the United States is 011-52-55-9178-5686.

Kansas City Southern

We are a wholly-owned subsidiary of KCS. KCS’s principal U.S. subsidiary, The Kansas City Southern Railway Company (“KCSR”), is a U.S. Class I railroad. The rail networks of KCSR; The Texas Mexican Railway Company (“Tex-Mex”), also a KCS wholly-owned subsidiary; and we together comprise approximately 6,300 route miles extending from the midwest and southeast portions of the United States into Mexico.

Collective Bargaining

KCSM Servicios, S.A. de C.V. (“KCSM Servicios”), a wholly-owned subsidiary of KCS, provides employee services to us and we pay KCSM Servicios market-based rates for these services. KCSM Servicios’ union employees are covered by one labor agreement, which was signed on June 23, 1997, between us and the Sindicato de Trabajadores Ferrocarrileros de la República

Mexicana (“Mexican Railroad Union”), for a term of 50 years, for the purpose of regulating the relationship between the parties. As of September 30, 2013, approximately 80% of KCSM Servicios’ employees are covered by this labor agreement. The compensation terms under this labor agreement are subject to renegotiation on an annual basis, and all other benefits are subject to negotiation every two years. In July 2013, the negotiation of compensation terms and all other benefits was initiated with the Mexican Railroad Union. The anticipated resolution of this negotiation is not expected to have a material impact to the consolidated financial statements. The union labor negotiation with the Mexican Railroad Union has not historically resulted in any strike, boycott or other disruption in our business operations.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

This summary highlights information contained elsewhere in this prospectus and summarizes the material terms of the exchange offer. We refer you to “The Exchange Offer” in this prospectus for a more complete description of the terms of the exchange offer. You should read the entire prospectus carefully before deciding to exchange your outstanding notes for exchange notes.

The Exchange Offer	We are offering to exchange up to $250.0 million in aggregate principal amount of exchange notes registered under the Securities Act for a like aggregate principal amount of outstanding notes. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000.

In connection with the private offering of the outstanding notes, on October 29, 2013, we entered into a registration rights agreement which granted holders of the outstanding notes certain exchange and registration rights. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

If the exchange offer is not completed within the time period specified in the registration rights agreement, we will be required to pay additional interest on the applicable series of outstanding notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless extended. We may extend an exchange offer for any reason.

Resale of Exchange Notes	Based on interpretations by the staff of the SEC set forth in previous no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, except as set forth below, so long as:

•	you are not a broker-dealer that acquired the outstanding notes from us or in market-making transactions or other trading activities;

•	you are acquiring the exchange notes in the ordinary course of your business;

•

you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, the distribution of the exchange notes within the meaning of the Securities Act; and

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act.

If any of the statements above are not true, you cannot rely on the position of the SEC staff described above and you must, therefore, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes, unless an exemption from these requirements is available to you. If you transfer any exchange notes without delivering a prospectus that meets the requirements of the Securities Act or without an exemption from registration of your exchange notes from those requirements, you may incur liability under the Securities Act. We will not assume or indemnify you against that liability. In addition, the SEC has not considered the exchange offer in the context of its interpretive letters and we cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that it acquired as a result of market-making activities or other trading activities must acknowledge in the letter of transmittal accompanying this prospectus that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for such purposes. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

Consequences of Failure to Exchange Outstanding Notes for Exchange Notes	If you do not exchange outstanding notes for exchange notes, you will not be able to offer, sell or otherwise transfer your outstanding notes except:

•	in compliance with the registration requirements of the Securities Act and any other applicable securities laws;

•	pursuant to an exemption from the securities laws; or

•	in a transaction not subject to the securities laws.

Outstanding notes that remain outstanding after completion of the exchange offer will continue to bear a legend reflecting these restrictions on transfer. In addition, upon completion of the exchange offer, you will not be entitled to any rights to have the resale of outstanding notes registered under the Securities Act, and we currently do not intend to register under the Securities Act the resale of any outstanding notes that remain outstanding after the completion of the exchange offer. The transfer restrictions and the availability of exchange notes that are freely tradable could adversely affect the trading market for your outstanding notes.

Upon completion of the exchange offer, we may redeem any outstanding notes that were not exchanged in the exchange offer in an amount up to 2% of the original aggregate principal amount of outstanding notes issued at a redemption price of 100% of their principal amount plus accrued and unpaid interest, if any.

Conditions to Exchange Offer	The exchange offer is subject to customary conditions, including the following:

•	the exchange offer does not violate applicable law or any applicable interpretations of the SEC staff;

•	the applicable outstanding notes are validly tendered in accordance with the exchange offer;

•	no action or proceeding would impair our ability to proceed with the exchange offer; and

•	any governmental approval has been obtained, that we believe, in our sole discretion, is necessary for the completion of the exchange offer as outlined in this prospectus.

Procedures for Tendering Outstanding Notes	To tender your outstanding notes, you must complete, sign and date the letter of transmittal accompanying this prospectus and mail or otherwise deliver it, together with your outstanding notes to be exchanged and any other required documentation, to U.S. Bank National Association, the exchange agent, at the address specified on the cover page of the letter of transmittal. Alternatively, if your outstanding notes are held through DTC, you can tender your outstanding notes through DTC by following the procedures for book-entry transfer. See “The Exchange Offer — Book Entry Transfer.” You should direct questions regarding the tender of outstanding notes or the exchange offer generally to the exchange agent at one of its addresses specified in “The Exchange Offer — Exchange Agent.” See “The Exchange Offer — Procedures for Tendering” and “The Exchange Offer — Guaranteed Delivery Procedures.”

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and you cannot deliver the required documents to the exchange agent by the expiration date, you may tender your outstanding notes according to the guaranteed delivery procedures described under the heading “The Exchange Offer — Guaranteed Delivery Procedures.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	We will accept for exchange all outstanding notes that are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date, as long as all of the terms and conditions of the exchange offer are met. We will deliver the exchange notes promptly following the expiration date.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date of the applicable exchange offer. To withdraw, you must send a written notice of withdrawal to the exchange agent at one of its addresses specified in “The Exchange Offer — Exchange Agent” before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer — Withdrawal of Tenders.”

Tax Consequences	We believe that the exchange of outstanding notes for exchange notes generally should not be a taxable transaction for United States or Mexican federal income tax purposes. For a discussion of certain other United States and Mexican federal tax considerations relating to the exchange of the outstanding notes for the exchange notes and the ownership and disposition of the exchange notes, see “Taxation.”

Exchange Agent	U.S. Bank National Association is the exchange agent. The address, telephone number and facsimile number of the exchange agent are set forth in “The Exchange Offer — Exchange Agent.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes. We are making the exchange offer solely to satisfy our obligations under the registration rights agreement.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange notes, see “Description of the Exchange Notes.” The terms of each series of exchange notes are substantially identical to the terms of the applicable series of outstanding notes, except with respect to transfer restrictions, registration rights and additional interest.

Issuer	Kansas City Southern de México, S.A. de C.V.

Securities Offered	$250,000,000 in aggregate principal amount of Floating Rate Senior Notes due 2016

Maturity	The exchange notes will mature on October 28, 2016.

Interest Rate and Payment Dates	The exchange notes will have a floating interest rate equal to the three-month U.S. dollar LIBOR plus 70 basis points per annum payable in cash on January 28, April 28, July 28 and October 28 of each year, beginning on January 28, 2014.

Additional Amounts	Subject to certain exceptions, we will pay Additional Amounts (as defined under “Description of the Exchange Notes — Additional Amounts”) so that the net amount received by each holder of exchange notes after the payment of any Mexican withholding tax will be equal to the amount that would have been received by each such holder if no such withholding tax had been payable.

Optional Redemption	Except as set forth below under “Description of the Exchange Notes — Optional Redemption — Following the Exchange Offer” and “Description of the Exchange Notes — Optional Redemption — Upon a Change in Mexican Withholding Tax Rate,” we may not redeem the exchange notes prior to maturity.

Upon completion of the exchange offer, we may redeem any outstanding notes that were not exchanged in the exchange offer in an amount up to 2% of the original aggregate principal amount of outstanding notes issued at a redemption price of 100% of their principal amount plus accrued and unpaid interest, if any.

In addition, we may at our option redeem the exchange notes at any time at 100% of their principal amount plus any accrued and unpaid interest, if the Mexican withholding tax rate on payments of interest in respect thereof is increased as a result of a change in Mexican law to a rate in excess of 4.9%.

Change of Control Repurchase Event	Upon the occurrence of a Change of Control Repurchase Event (as defined under “Description of Notes — Certain Definitions”), we will be required to make an offer to purchase each series of the exchange notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the Exchange Notes — Change of Control Repurchase Event.”

Ranking	The exchange notes (i) will be our unsecured senior obligations, (ii) will rank pari passu in right of payment with all of our existing and future senior indebtedness, (iii) will be senior in right of payment to all of our subordinated indebtedness, (iv) will be effectively subordinated to our secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness and (v) will be effectively subordinated to all liabilities (including trade payables) of any of our subsidiaries. The exchange notes do not restrict our ability or the ability of our subsidiaries to incur additional indebtedness in the future.

As of September 30, 2013, we had total indebtedness of $1,127.5 million, consisting of (i) $814.5 million of unsecured indebtedness, (ii) $163.0 million of secured indebtedness and capital lease obligations and (iii) $150.0 million of unsecured debt with other wholly-owned subsidiaries of KCS and other debt.

Certain Covenants	The indenture under which the exchange notes will be issued will contain a covenant that provides that neither we nor any of our subsidiaries will be permitted to create or permit any lien of any kind upon any stock or indebtedness of any significant subsidiary to secure certain indebtedness, unless all of the notes outstanding are secured equally and ratably with such indebtedness, or unless the aggregate principal amount of such indebtedness then outstanding would not exceed 10% of our consolidated net assets. See “Description of the Exchange Notes — Covenants — Limitation on Liens.”

Form and Denominations	The exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Sinking Fund	There is no sinking fund for the notes.

Trading and Listing	The outstanding notes are listed on the Global Exchange Market of the Irish Stock Exchange. We intend to cause the exchange notes to continue to be listed on the Global Exchange Market of the Irish Stock Exchange. The exchange notes are a new issue of securities with no established trading market.

Irish Listing Agent	Arthur Cox Listing Services Limited will be the Irish listing agent in respect of the exchange notes in the event we are successful in causing their continued listing on the Global Exchange Market of the Irish Stock Exchange.

Trustee and Exchange Agent	U.S. Bank National Association is the Trustee and Exchange Agent for the exchange notes.

Governing Law	The indenture is and the exchange notes will be governed by New York law.

Taxation	For a summary of the Mexican federal tax consequences and the United States federal income tax consequences of the exchange offer and the ownership and disposition of the exchange notes, see “Taxation.”

SUMMARY FINANCIAL AND OTHER INFORMATION

The following tables present our summary historical consolidated financial data as of and for the periods indicated. The consolidated balance sheet data as of September 30, 2013, and the consolidated statements of comprehensive income data for the three and nine months ended September 30, 2013 and 2012 have been derived from our unaudited consolidated financial statements, which are included elsewhere in this prospectus. We derived the summary consolidated financial data below as of and for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, from our audited consolidated financial statements for these periods. The unaudited consolidated balance sheet data as of September 30, 2013, and the unaudited consolidated statements of comprehensive income data for the three and nine months ended September 30, 2013 and 2012 include all adjustments, consisting of normal, recurring adjustments, which management considers necessary for a fair presentation of our financial position and results of operations as of such date and for such periods. Operating results for the three and nine months ended September 30, 2013 are not necessarily indicative of results that may be expected for the entire year or for any future period and should be read in conjunction with the annual financial statements. You should read the summary financial data in conjunction with “Presentation of Financial and Other Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes to those consolidated financial statements included in this prospectus.

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2013	2012	2012	2011	2010	2009	2008
			(In millions)
Statement of Comprehensive Income Data:
Revenues	$286.6	$266.1	$808.4	$759.5	$1,021.7	$938.4	$794.7	$616.0	$818.5
Operating expenses (1)(2)	184.8	169.4	524.0	447.4	618.0	621.2	563.1	507.2	604.3

Operating income	101.8	96.7	284.4	312.1	403.7	317.2	231.6	108.8	214.2
Equity in net earnings of unconsolidated affiliates	0.7	0.6	1.8	2.1	3.2	2.8	6.6	2.9	7.4
Interest expense	(12.9)	(22.0)	(48.9)	(66.7)	(88.4)	(80.2)	(97.8)	(110.1)	(86.6)
Debt retirement costs	(2.4)	—	(112.3)	—	(0.5)	(10.3)	(52.5)	(0.6)	—
Foreign exchange gain (loss)	(1.5)	4.8	(6.1)	4.9	3.0	(9.6)	4.9	2.2	(21.3)
Other income (loss), net	(0.2)	(0.1)	(0.3)	(0.2)	(0.2)	2.6	2.3	3.1	2.9

Income before income taxes	$85.5	$80.0	$118.6	$252.2	$320.8	$222.5	$95.1	$6.3	$116.6

Net income	$59.5	$40.5	$78.3	$148.7	$191.2	$173.9	$63.8	$6.4	$101.7

Comprehensive income	$59.6	$41.3	$78.3	$149.7	$192.1	$172.6	$64.4	$5.9	$99.6

(1)	During the second quarter of 2012, we recognized a pre-tax gain of $43.0 million within operating expenses for the elimination of a net deferred statutory profit sharing liability as a result of the organizational restructuring during 2012.

(2)	During 2011, we recognized a pre-tax gain of $14.8 million within operating expenses for insurance recoveries related to 2010 hurricane damage.

	As of September 30, 2013	As of December 31,
		2012	2011	2010	2009	2008
	(In millions)
Balance Sheet Data:
Total assets	$3,002.7	$2,909.5	$2,895.8	$2,699.0	$2,717.5	$2,636.0
Total debt and related company debt	1,127.5	1,135.1	1,219.5	924.6	1,136.1	958.4
Total liabilities	1,386.2	1,371.3	1,568.5	1,209.3	1,387.2	1,207.4
Total stockholders’ equity	1,616.5	1,538.2	1,327.3	1,489.7	1,330.3	1,428.6

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(In millions)
Other Financial Data:
Depreciation and amortization	$76.1	$67.5	$91.3	$86.8	$94.0	$102.3	$103.1
Capital expenditures and acquisition of equipment under operating lease	190.2	116.4	209.6	147.4	101.0	128.6	229.8
Net cash provided by operating activities	312.7	238.4	277.1	256.0	171.7	141.4	159.4
Net cash used for investing activities	(188.3)	(112.1)	(205.3)	(129.4)	(49.9)	(149.3)	(229.7)
Net cash provided by (used for) financing activities	(114.7)	(71.2)	(78.3)	(147.4)	(177.4)	61.6	92.3
Cash dividends to stockholders (1)	—	—	—	—	—	3.2	7.1
Ratio Data:
Ratio of earnings to fixed charges (2)	3.0	4.3	4.2	3.3	1.8	1.0	2.1

(1)	On December 22, 2009 and September 22, 2008, we declared a cash dividend on our common stock, of $0.00067 per share and $0.00148 per share, respectively.

(2)	For the purpose of computing the ratio of earnings to fixed charges, earnings include (i) pre-tax income excluding equity in earnings of unconsolidated affiliates, (ii) interest expense, (iii) amortization of capitalized expenses, (iv) portion of rents representative of an appropriate interest factor and (v) distributions from unconsolidated affiliates. Fixed charges include (i) interest expense, (ii) amortization of capitalized expenses, (iii) capitalized interest and (iv) portion of rents representative of an appropriate interest factor.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding to exchange your outstanding notes for exchange notes. The risks described below are not the only ones facing us or our investments in Mexico in general. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. There are a number of factors, including those described below, which may adversely affect our ability to make payment on the exchange notes. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” for cautionary statements regarding forward-looking statements.

Risk Factors Relating to our Business

Our flexibility to operate our business could be impacted by provisions in our debt obligations.

Our debt instruments contain covenants which restrict or prohibit certain actions (“negative covenants”), including, but not limited to, our ability to, create or suffer to exist liens, engage in mergers and consolidations or in sale-leaseback transactions. Our revolving credit facility contains additional negative covenants, including, but not limited to our ability to incur debt and sell certain assets. In addition, our revolving credit facility also contains covenants requiring us to, among other things, maintain specified financial ratios (“affirmative covenants”). Failure to comply with these negative and affirmative covenants could result in an event of default that, if not cured or waived, could restrict our access to liquidity and have a material adverse effect on our business or prospects. If we do not have enough cash to service our debt or fund other liquidity needs, we may be required to take actions such as requesting a waiver from lenders, reducing or delaying capital expenditures, selling assets, restructuring or refinancing all or part of the existing debt, or seeking additional equity capital. We cannot assure that any of these remedies can be effected on commercially reasonable terms or at all.

A downturn in the debt capital markets or a downgrade of our credit ratings may increase the cost of borrowing and make financing difficult to obtain.

Events in the financial markets may have an adverse impact on the debt capital markets and, as a result, credit may become more expensive and difficult to obtain. Lenders may impose more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. Also, we and our securities are rated by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Service (“Moody’s”) and Fitch Ratings (“Fitch”). These ratings impact our cost of funds and our access to the debt capital markets. The negative impact of tightening credit markets, adverse changes in the debt capital markets generally and/or a downgrade of our credit ratings may have a material adverse effect on our consolidated financial statements resulting from, but not limited to, an inability to finance capital expansion on favorable terms, if at all, reduced liquidity as a result of limited alternatives to refinance short-term debt, increased financing costs and/or financial terms with increasingly restrictive covenants.

Our Concession is subject to revocation or termination in certain circumstances which would prevent us from operating our railroad and would have a material adverse effect on our consolidated financial statements.

We operate under the Concession granted by the Mexican government in June 1997, which is renewable for an additional period of up to 50 years, subject to certain conditions. The Concession gives us exclusive rights to provide freight transportation services over our rail lines for the first 30 years of the 50-year Concession, subject to certain trackage and haulage rights granted to other concessionaires. The Secretaría de Comunicaciones y Transportes (“Secretary of Communications and Transportation” or “SCT”), which is principally responsible for regulating railroad services in Mexico, has broad powers to monitor our compliance with the Concession, and it can require us to supply it with any technical, administrative and financial information it requests. Among other obligations, we must comply with the investment commitments established in our business plan, which forms an integral part of the Concession, and must update the plan every five years. The SCT treats our business plans confidentially. The SCT also monitors our compliance with efficiency and safety standards established in the Concession. The SCT reviews, and may amend, these standards every five years.

The Mexican Railroad Services Law and regulations provide the Mexican government certain rights in its relationship with us under the Concession, including the right to take over the management of us and our railroad in certain extraordinary cases, such as imminent danger to national security. In the past, the Mexican government has used such power with respect to other privatized industries, including the telecommunications industry, to ensure continued service during labor disputes. In addition, under Article 47 of the Mexican Railroad Services Law and its regulations, the SCT, in consultation with the Comisión Federal de Competencia (Mexican Antitrust Commission or “COFECO”) reserves the right to set service rates if it determines that effective competition does not exist in the Mexican railroad industry. COFECO, however, has not published guidelines regarding the factors that constitute a lack of competition. It is, therefore, unclear under what particular circumstances COFECO would deem a lack of competition to exist. If the SCT intervenes and sets service rates, the rates it sets may be too low to allow us to operate profitably.

Under the Concession, we have the right to operate our rail lines, but we do not own the land, roadway or associated structures. If the Mexican government legally terminates the Concession, it would own, control and manage such public domain assets used in the operation of our rail lines. All other property not covered by the Concession, including all locomotives and railcars otherwise acquired, would remain our property. In the event of early termination, or total or partial revocation of the Concession, the Mexican government would have the right to cause us to lease all service-related assets to it for a term of at least one year, automatically renewable for additional one-year terms up to five years. The amount of rent would be determined by experts appointed by us and the Mexican government. The Mexican government must exercise this right within four months after early termination or revocation of the Concession. In addition, the Mexican government would also have a right of first refusal with respect to certain transfers by us of railroad equipment within 90 days after revocation of the Concession.

The Mexican government may also temporarily seize control of our rail lines and our assets in the event of a natural disaster, war, significant public disturbance or imminent danger to the domestic peace or economy. In such a case, the SCT may restrict our ability to exploit the Concession in such manner as the SCT deems necessary under the circumstances, but only for the duration of any of the foregoing events. Mexican law requires that the Mexican government pay compensation if it effects a statutory appropriation for reasons of the public interest. With respect to a temporary seizure due to any cause other than international war, the Mexican Railroad Services Law and regulations provide that the Mexican government will indemnify an affected concessionaire for an amount equal to damages caused and losses suffered. However, these payments may not be sufficient to compensate us for our losses and may not be made timely.

The SCT may revoke the Concession if we are sanctioned on three distinct occasions for unjustly interrupting the operation of our rail lines or for charging tariffs higher than the tariffs we have registered with the SCT. In addition, the SCT may revoke the Concession if, among other things, we are sanctioned on five distinct occasions because we restrict the ability of other Mexican rail operators to use our rail lines; we fail to make payments for damages caused during the performance of services; we fail to comply with any term or condition of the Mexican Railroad Services Law and regulations or the Concession; we fail to make the capital investments required under our five-year business plan filed with the SCT; or we fail to maintain an obligations compliance bond and insurance coverage as specified in the Mexican Railroad Services Law and regulations. In addition, the Concession would revoke automatically if we change our nationality or assign or create any lien on the Concession or if there is a change in control of us without the SCT’s approval. The SCT may also terminate the Concession as a result of our surrender of our rights under the Concession, or for reasons of public interest or upon our liquidation or bankruptcy. If the Concession is terminated or revoked by the SCT for any reason, we would receive no compensation and our interest in our rail lines and all other fixtures covered by the Concession, as well as all improvements made by us, would revert to the Mexican government. Revocation or termination of the Concession would prevent us from operating our railroad and would materially adversely affect our operations and the ability to make payments on our debt as well as materially adversely affect our consolidated financial statements. See “Risk Factors — We may be subject to various claims and litigation that could have a material adverse effect on our consolidated financial statements” and “Business — Other Litigation.”

Our controlling stockholder’s interests may be different from ours.

KCS is our controlling stockholder. The interests of KCS may be different from our interests, and KCS may exercise influence over us in a manner inconsistent with our interests.

Failure to make capital expenditures could result in the revocation of our Concession.

Our business is capital intensive and requires substantial ongoing expenditures for, among other things, additions and improvements to roadway, structures and technology, acquisitions, and maintenance and repair of our equipment and the rail system. Our failure to make necessary capital expenditures to maintain our operations could impair our ability to serve existing customers, accommodate increases in traffic volumes or result in increased derailments.

Our Concession from the Mexican government requires us to make investments and undertake capital projects. If we fail to make such capital investments, our business plan commitments with the Mexican government may be at risk, requiring us to seek waivers of our business plan. There is no assurance that such waivers, if requested, would be granted by the SCT. We may defer capital expenditures under our business plan with the permission of the SCT. However, the SCT might not grant this permission, and any failure by us to comply with the capital investment commitments in our business plan could result in sanctions imposed by the SCT, and could result in revocation of the Concession if sanctions are imposed on five distinct occasions. We cannot assure that the Mexican government would grant any such permission or waiver. If such permission or waiver is not obtained in any instance and we are sanctioned, our Concession might be at risk of revocation, which would materially adversely affect our consolidated financial statements. See “Our Concession is subject to revocation or termination in certain circumstances.”

We have funded, and expect to continue to fund, capital expenditures with operating cash flows, debt and equipment leases. We may not be able to generate sufficient cash flows from our operations or obtain sufficient funds from external sources to fund capital expenditure requirements. Even if financing is available, it may not be obtainable on acceptable terms and within the limitations contained in the indentures and other agreements relating to our existing debt.

We are dependent on certain key suppliers of core rail equipment.

We rely on a limited number of suppliers of core rail equipment (including locomotives, rolling stock equipment, rail and ties). The capital intensive nature and complexity of such equipment creates high barriers of entry for any potential new suppliers. If any of our suppliers discontinue production or experience capacity or supply shortages, this could result in increased costs or difficulty in obtaining rail equipment and materials, which could have a material adverse effect on our consolidated financial statements.

We compete against other railroads and other transportation providers.

Our operations are subject to competition from other railroads, particularly Ferrocarril Mexicano, S.A. de C.V. (“Ferromex”) and Ferrosur, S.A. de C.V. (“Ferrosur”) in Mexico, as well as from truck carriers, barge lines and other maritime shippers. Ferromex is much larger and has significantly greater financial and other resources than us, which may enable our rail competitors to reduce rates and make our freight services less competitive. Our ability to respond to competitive pressures by matching rate reductions and decreasing rates without adversely affecting gross margins and operating results will depend on, among other things, the ability to reduce operating costs. Our failure to respond to competitive pressures, and particularly rate competition, in a timely manner could have a material adverse effect on our consolidated financial statements.

Trucking, maritime and barge competitors, while able to provide rate and service competition to the railroad industry, are able to use public rights-of-way, require substantially smaller capital investment and maintenance expenditures than railroads and allow for more frequent and flexible scheduling. Continuing competitive pressures, any reduction in margins due to competitive pressures, future improvements that increase the quality of alternative modes of transportation in the locations in which we operate, or legislation or regulations that provide motor carriers with additional advantages, such as increased size of vehicles and reduced weight restrictions, could result in downward pressure on freight rates, which in turn could have a material adverse effect on our consolidated financial statements.

A central part of our growth strategy is based upon the conversion of truck traffic to rail. There can be no assurance we will succeed in our efforts to convert traffic from truck to rail transport or that the customers already converted will be retained. If the railroad industry in general is unable to preserve its competitive advantages vis-à-vis the trucking industry, revenue growth could be adversely affected. Additionally, revenue growth could be affected by, among other factors, an expansion in the availability, or an improvement in the quality, of the trucking services offered by Mexican carriers resulting from regulatory and administrative interpretations and implementation of certain provisions of NAFTA and our inability to grow our existing customer base and capture additional cargo transport market share because of competition from the shipping industry and other railroads.

Our business strategy, operations and growth rely significantly on agreements with other railroads and third parties.

Operation of our rail network and our plans for growth and expansion rely significantly on agreements with other railroads and third parties, including joint ventures and other strategic alliances, as well as interchange, trackage rights, haulage rights and marketing agreements with other railroads and third parties that enable us to exchange traffic and utilize trackage not granted to us as part of the Concession. Our ability to provide comprehensive rail service to our customers depends in large part upon our ability to maintain these agreements with other railroads and third parties and upon the performance of the obligations under the agreements by the other railroads and third parties. The termination of, or the failure to renew, these agreements could adversely affect our consolidated financial statements. We are also dependent in part upon the financial strength and efficient performance of other railroads. There can be no assurance that we will not be materially adversely affected by operational or financial difficulties of other railroads.

Our operations are subject to certain trackage rights, haulage rights and interline service agreements with another Mexican rail carrier, some of which are in dispute.

Through our Concession from the Mexican government, we are required to grant short and long distance trackage rights to Ferromex. Applicable law stipulates that Ferromex similarly is required to grant to us rights to use portions of their tracks. These trackage rights have been granted under the Concession. The rates to be charged for use of the Trackage Rights after January 1, 2009, were agreed to by Ferromex and us pursuant to the Trackage Rights Agreement, dated February 9, 2010. The Trackage Rights Agreement did not establish rates that may be charged for the right to use the trackage rights for the periods beginning in 1998 through December 31, 2008.

If we cannot reach an agreement with Ferromex for rates applicable for services provided prior to January 1, 2009, which are not subject to the Trackage Rights Agreement, the SCT is entitled to set the rates in accordance with Mexican law and regulations, which rates may not adequately compensate us. We are currently involved in legal proceedings with the SCT and discussions with Ferromex regarding the amounts payable to each other for trackage rights, interline services and haulage rights for periods prior to January 1, 2009. Certain of these disputes continue under litigation. Any resolution of such procedures adverse to us could have a material adverse effect on our consolidated financial statements in a particular quarter or fiscal year.

We depend on the stability, availability and security of our information technology systems to operate our business.

We rely on information technology in all aspects of our business. A significant disruption or failure of our information technology systems, including our computer hardware, software and communications equipment, could result in service interruptions, safety failures, security failures, regulatory compliance failures or other operational difficulties.

The security risks associated with information technology systems have increased in recent years because of the increased sophistication and activities of perpetrators of cyber attacks. A failure in or breach of our information technology security systems, or those of our third party service providers, as a result of cyber attacks or unauthorized access to our network could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, increase our costs and/or cause losses. We also confront the risk that a terrorist or other third parties may seek to use our property, including our information technology systems, to inflict major harm.

We continually take steps to make appropriate enhancements to our information technology systems; however, our systems may be vulnerable to disruption, failure or unauthorized access which could have a material adverse effect on our consolidated financial statements.

Our business may be adversely affected by changes in general economic, weather or other conditions.

Our operations may be adversely affected by changes in the economic conditions of the industries and geographic areas that produce and consume the freight that we transport. The relative strength or weakness of the United States and Mexican economies affects the businesses we serve. Prolonged negative changes in domestic and global economic conditions or disruptions of either or both of the financial and credit markets, including the availability of short and long-term debt financing, may affect us, as well as the producers and consumers of the commodities that we transport and may have a material adverse effect on our consolidated financial statements.

The transportation industry is highly cyclical, generally tracking the cycles of the world economy. Although transportation markets are affected by general economic conditions, there are numerous specific factors within each particular market that may influence operating results. Some of our customers do business in industries that are highly cyclical, including the oil and gas, automotive, housing and agriculture industries. Any downturn in these industries could have a material adverse effect on operating results. Also, some of the products transported have had a historical pattern of price cyclicality which has typically been influenced by the general economic environment and by industry capacity and demand. We cannot assure that prices and demand for these products will not decline in the future, adversely affecting those industries and, in turn, our consolidated financial statements.

Traffic congestion experienced in the U.S. or Mexican railroad system may result in overall traffic congestion which would impact the ability to move traffic to and from Mexico and adversely affect our operations. This system congestion may also result in certain equipment shortages. Any similar congestion experienced by railroads in Mexico could have an adverse effect on our consolidated financial statements. In addition, the growth of cross border traffic in recent years has contributed to congestion on the international bridge at the Nuevo Laredo-Laredo border gateway, which is expected to continue in the near future. This may adversely affect our consolidated financial statements.

Our operations may also be affected by natural disasters or adverse weather conditions. We operate in and along the Gulf of Mexico, and our facilities may be adversely affected by hurricanes, floods and other extreme weather conditions that could also adversely affect our shipping, agricultural, chemical and other customers. Significant reductions in the volume of rail shipments due to economic, weather, or other conditions could have a material adverse effect on our consolidated financial statements.

Our business may be affected by market and regulatory responses to climate change.

Our operations may be adversely affected by restrictions, caps, taxes, or other controls on emissions of greenhouse gases, including diesel exhaust. Restrictions on emissions could also affect our customers that use commodities that we transport to produce energy, use significant amounts of energy in producing or delivering the commodities we transport, or manufacture or produce goods that consume significant amounts of energy or burn fossil fuels, including coal-fired power plants, chemical producers, farmers and food producers, and automakers and other manufacturers. Significant cost increases, government regulation, or changes of consumer preferences for goods or services relating to alternative sources of energy or emissions reductions could materially affect the markets for the commodities we transport, which in turn could have a material adverse effect on our consolidated financial statements. Government incentives encouraging the use of alternative sources of energy could also affect certain customers and their respective markets for certain commodities we transport in an unpredictable manner that could alter traffic patterns, including, for example, the impacts of ethanol incentives on farming and ethanol producers. Any of these factors, individually or in conjunction with one or more of the other factors, or other unforeseen impacts of climate change could have a material adverse effect on our consolidated financial statements.

We are exposed to the credit risk of our customers and counterparties, and their failure to meet their financial obligations could adversely affect our consolidated financial statements.

Our business is subject to credit risk, including the risk that a customer or counterparty will fail to meet its obligations when due. Customers and counterparties that owe us money may default on their obligations to us due to bankruptcy, lack of liquidity, operational failure or other reasons. Although we have procedures for reviewing our credit exposures to specific customers and counterparties to address present credit concerns, default risk may arise from events or circumstances that are difficult to detect or foresee. Some of our risk management methods depend upon the evaluation of information regarding markets, clients or other matters that are publicly available or otherwise accessible by us. That information may not, in all cases, be accurate, complete, up-to-date or properly evaluated. In addition, concerns about, or a default by, one customer or counterparty could lead to significant liquidity problems, losses or defaults by other customers or counterparties, which in turn could adversely affect us. We may be materially and adversely affected in the event of a significant default by our customers and counterparties.

Our business is subject to regulation by international, federal, state and local regulatory agencies, including environmental, health, safety laws and regulations and tax that could require us to incur material costs or liabilities.

In the operation of a railroad, it is possible that derailments or other accidents may occur that could cause harm to the environment or to human life or health. As a result, we may incur costs in the future, which may be material, to address any such harm, including costs relating to the performance of clean-ups, natural resources damages and compensatory or punitive damages for harm to property or individuals.

Our operations are subject to Mexican federal and state laws and regulations relating to the protection of the environment, including standards for, among other things, water discharge, water supply, emissions, noise pollution, hazardous substances and transportation and handling of hazardous and solid waste. Under applicable Mexican law and regulations, administrative and criminal proceedings may be brought and economic sanctions imposed against companies that violate environmental laws and non-complying facilities may be temporarily or permanently closed. We are also subject to the laws of various jurisdictions and international conferences with respect to the discharge of materials into the environment and to environmental laws and regulations issued by the governments of each of the Mexican states in which our facilities are located. The terms of our Concession from the Mexican government also impose environmental compliance obligations on us. We cannot predict the effect, if any, that unidentified environmental matters or the adoption of additional or more stringent environmental laws and regulations would have on our consolidated financial statements. Failure to comply with any environmental laws or regulations may result in the termination of our Concession or in fines or penalties that may affect profitability.

We are subject to income taxes as well as non-income based taxes in Mexico. Changes in tax rates, enactment of new tax laws and revisions of tax regulations could have a material adverse effect on our consolidated financial statements. Additionally, the final determination of tax audits, claims or litigation could differ from what is reflected in our financial statements.

We, as a common carrier by rail, are required by Mexican law to transport hazardous materials, which could expose us to significant costs and claims.

Under applicable Mexican laws, our common carrier responsibility requires us to transport hazardous materials. Any rail accident or other incident or accident on our network, facilities, or at the facilities of our customers involving the release of hazardous materials, including toxic inhalation hazard (or TIH) materials, could involve significant costs and claims for personal injury, property damage, and environmental penalties and remediation in excess of our insurance coverage for these risks, which could have a material adverse effect on our consolidated financial statements.

Our business is vulnerable to rising fuel costs and disruptions in fuel supplies. Any significant increase in the cost of fuel that is not adequately covered by fuel surcharges, or severe disruption of fuel supplies, would have a material adverse effect on our consolidated financial statements.

We incur substantial fuel costs in our railroad operations and these costs represent a significant portion of our transportation expenses. Significant price increases for fuel may have a material adverse effect on operating results. If we are unable to recapture our costs of fuel from our customers, operating results could be materially adversely affected. In addition, a severe disruption of fuel supplies resulting from supply shortages, political unrest, a disruption of oil imports, weather events, war or otherwise, and the resulting impact on fuel prices could materially adversely affect our consolidated financial statements.

We currently meet, and expect to continue to meet, fuel requirements for our operations almost exclusively through purchases at market prices from PEMEX Refinación (“PEMEX”), the national oil company of Mexico, a government-owned entity exclusively responsible for the distribution and sale of diesel fuel in Mexico. We are party to a fuel supply contract with PEMEX of indefinite duration based on market prices. Either party may terminate the contract upon 30 days written notice to the other at any time. If the fuel contract is terminated and we are unable to acquire diesel fuel from alternate sources on acceptable terms, our operations could be materially adversely affected.

Market fluctuations could adversely impact our operating results as we hedge certain transactions.

From time to time, we may use various financial instruments to reduce our exposure to various market risks, including interest rates, foreign currency, and fuel and commodity prices. While these financial instruments reduce our exposure to changes in market risks, the use of such instruments may ultimately limit our ability to benefit from favorable changes in underlying rates or prices due to amounts fixed at the time of entering into the hedge agreement.

The loss of key personnel could negatively affect business.

Our success substantially depends on our ability to attract and retain key members of the senior management team. Recruiting, motivating, and retaining qualified management personnel, particularly those with expertise in the railroad industry, are vital to operations and success. There is substantial competition for qualified management personnel and there can be no assurance that we will always be able to attract or retain qualified personnel. Employment agreements with senior management are terminable at any time by either party. If we lose one or more of these key executives or principals, our ability to successfully implement our business plans could be materially adversely affected.

A majority of the employees contracted by us belong to a labor union. Strikes or work stoppages could adversely affect operations.

KCSM Servicios is a party to a collective bargaining agreement with a labor union in Mexico. As of September 30, 2013, approximately 80% of KCSM Servicios’ employees were covered by a labor contract subject to collective bargaining. KCSM Servicios may be subject to, among other things, strikes, work stoppages or work slowdowns as a result of disputes under this collective bargaining agreement and labor contract or KCSM Servicios’s potential inability to negotiate an acceptable contract with this union. If the unionized workers of KCSM Servicios were to engage in a strike, work stoppage or other slowdown; or if the terms and conditions in future labor agreements were renegotiated, we could experience a significant disruption of our operations and higher ongoing labor costs which could have a material adverse effect on our consolidated financial statements.

We face possible catastrophic loss and liability, and our insurance may not be sufficient to cover our damages or damages to others.

The operation of any railroad carries with it an inherent risk of catastrophe, mechanical failure, collision and property loss. In the course of our operations, spills or other environmental mishaps, cargo loss or damage, business interruption due to political developments, as well as labor disputes, strikes and adverse weather conditions, could result in a loss of revenues or increased liabilities and costs. Collisions, environmental mishaps or other accidents can cause serious bodily injury, death and extensive property damage, particularly when such accidents occur in heavily populated areas. Additionally, our operations may be affected from time to time by natural disasters such as earthquakes, volcanoes, floods, hurricanes or other storms. The occurrence of a major natural disaster, especially in the Mexico City area, which is the site of Ferrocarril y Terminal del Valle de México, S.A. de C.V. (“FTVM”) and significant portions of our customer base, could have a material adverse effect on our consolidated financial statements. We maintain insurance that is consistent with industry practice and in compliance with the requirements of our Concession against the accident-related risks involved in the conduct of our business, property damage and business interruption due to natural disasters. However, this insurance is subject to a number of limitations on coverage, depending on the nature of the risk insured against. This insurance may not be sufficient to cover our damages or damages to others, and this insurance may not continue to be available at commercially reasonable rates. In addition, we are subject to the risk that one or more of our insurers may become insolvent and would be unable to pay a claim that may be made in the future. Even with insurance, if any catastrophic interruption of service occurs, we may not be able to restore service without a significant interruption to operations, which could have an adverse effect on our consolidated financial statements.

Our business may be affected by future acts of terrorism, war or other acts of violence or crime.

Terrorist attacks, such as an attack on our chemical transportation activities, any government response thereto and war or risk of war may adversely affect our consolidated financial statements. These acts may also impact our ability to raise capital or our future business opportunities. Our rail lines and facilities could be direct targets or indirect casualties of acts of terror, which could cause significant business interruption and damage to our property. In recent years, there have been reported incidents of train-related robberies in Mexico, including incidents involving our trains and infrastructure. Other acts of violence or crime could also adversely affect our business.

As a result, acts of terrorism or war or acts of crime or violence could result in increased costs and liabilities and decreased revenues for us. In addition, insurance premiums charged for some or all of the applicable coverage currently maintained by us could increase dramatically or certain coverage may not be adequate to cover losses or may not be available in the future.

Our operations are subject to economic and political risks.

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican governmental actions concerning the economy and state-owned enterprises could have a significant impact on Mexican private sector entities in general and on our operations in particular. We cannot predict the impact that the political landscape, including multiparty rule, will have on the Mexican economy. Furthermore, our consolidated financial statements and prospects may be affected by currency fluctuations, inflation, interest rates, regulation, taxation and other political, social and economic developments in or affecting Mexico.

The Mexican economy in the past has suffered balance of payment deficits and shortages in foreign exchange reserves. Although Mexico has imposed foreign exchange controls in the past, there are currently no exchange controls in Mexico. Pursuant to the provisions of NAFTA, if Mexico experiences serious balance of payment difficulties or the threat of such difficulties in the future, Mexico would have the right to impose foreign exchange controls on investments made in Mexico, including those made by United States and Canadian investors. Any restrictive exchange control policy could adversely affect our ability to obtain U.S. dollars or to convert Mexican pesos (“pesos” or “Ps.”) into dollars for purposes of making interest and principal payments due on indebtedness, to the extent we may have to effect those conversions. This could have a material adverse effect on our consolidated financial statements.

Presidential and federal congress elections in Mexico were held resulting in a change in administration in December 2012. We cannot predict whether changes in Mexican government policy will result from the change in administration; however, changes in laws, public policies and government programs could be enacted, which could have an adverse effect on our consolidated financial statements.

Mexican national politicians are currently focused on certain regional political and social tensions, and reforms regarding fiscal policies, gas, electricity, social security and oil have not been and may not be approved. The social and political situation in Mexico could adversely affect the Mexican economy, which in turn could have a material adverse effect on our consolidated financial statements.

Downturns in the United States economy or in trade between Mexico and the United States or Asia and fluctuations in the peso-dollar exchange rates would likely have adverse effects on our consolidated financial statements.

The level and timing of our activity is heavily dependent upon the level of Mexican-United States trade and the effects of NAFTA on such trade. Our operations depend on Mexican and United States markets for the products we transport, the relative position of Mexico and the United States in these markets at any given time, and tariffs or other barriers to trade. Downturns in the Mexican or United States economies or in trade between Mexico and the United States would likely have adverse effects on our consolidated financial statements and our ability to meet debt service obligations. In addition, we have invested significant amounts in developing our intermodal operations, including the Port of Lazaro Cardenas, in part to provide Asian importers with an alternative to the west coast ports of the United States, and the level of intermodal traffic depends, to an extent, on the volume of Asian shipments routed through Lazaro Cardenas. Reduction in trading volumes, which may be caused by factors beyond our control, including increased government regulations in light of recent concerns regarding the safety and quality of Asian-manufactured products, may adversely affect our consolidated financial statements.

Also, fluctuations in the peso-dollar exchange rates could lead to shifts in the types and volumes of Mexican imports and exports. Although a decrease in the level of exports of some of the commodities that we transport to the United States may be offset by a subsequent increase in imports of other commodities we haul into Mexico and vice versa, any offsetting increase might not occur on a timely basis, if at all. Future developments in Mexican-United States trade beyond our control may result in a reduction of freight volumes or in an unfavorable shift in the mix of products and commodities we carry.

Severe devaluation or depreciation of the peso may result in disruption of the international foreign exchange markets and may limit the ability to transfer pesos or to convert pesos into U.S. dollars for the purpose of making timely payments of interest and principal on the non-peso denominated indebtedness. Although the Mexican government currently does not restrict, and for many years has not restricted, the right or ability of Mexican or foreign persons or entities to convert pesos into U.S. dollars or to transfer foreign currencies out of Mexico, the Mexican government could, as in the past, institute restrictive exchange rate policies that could limit the ability to transfer or convert pesos into U.S. dollars or other currencies for the purpose of making timely payments of the U.S. dollar-denominated debt and contractual commitments.

Fluctuations in the peso-dollar exchange rates also have an effect on our consolidated financial statements. A devaluation of the peso would cause reported peso-denominated revenues and expenses to decrease, and would increase reported foreign exchange loss due to our net monetary assets that are peso-denominated. Exchange rate variations also affect the calculation of taxes under Mexican income tax law, and an appreciation of the peso would cause an increase in our reported income tax provision and effective income tax rate.

Mexico may experience high levels of inflation in the future which could adversely affect our consolidated financial statements.

Mexico has a history of high levels of inflation and may experience high inflation in the future. During most of the 1980s and during the mid and late 1990s, Mexico experienced periods of high levels of inflation. The rate of inflation for the nine months period ended September 30, 2013, was 1.9% and for the last three years, as measured by changes in the National Consumer Price Index, as provided by Banco de México, were 3.6% in 2012, 3.8% in 2011 and 4.4% in 2010. A substantial increase in the Mexican inflation rate would have the effect of increasing some of our costs, which could adversely affect our consolidated financial statements. High levels of inflation may also affect the balance of trade between Mexico and the United States, and other countries, which could adversely affect our consolidated financial statements.

We may be subject to various claims and litigation that could have a material adverse effect on our consolidated financial statements.

We may be exposed to the potential of various claims and litigation related to labor and employment, personal injury, commercial disputes, freight loss and other property damage, and other matters that arise in the normal course of business. Any material changes to litigation trends or a catastrophic rail accident or series of accidents involving any or all of property damage, personal injury and environmental liability could have a material adverse effect on our consolidated financial statements.

Risk Factors Relating to the Exchange Notes and the Exchange Offer

Failure to comply with restrictive covenants in our contractual arrangements could accelerate our repayment obligations under our debt.

Our revolving credit facility contains a number of restrictive covenants, and any additional financing arrangements we enter into may contain additional restrictive covenants. These covenants restrict or prohibit many actions, including, but not limited to, our ability to incur debt, create or suffer to exist liens, make investments, engage in transactions with stockholders and affiliates, sell certain assets and engage in mergers and consolidations or in sale-leaseback transactions. Failure to maintain compliance with the covenants contained in these financing agreements could constitute a default which could accelerate the payment of any amounts outstanding under such financial agreements.

The indenture governing the exchange notes will not contain financial covenants or meaningful restrictions on us or our subsidiaries.

Neither we nor any of our subsidiaries will be restricted from incurring additional debt or other liabilities under the indenture for the exchange notes offered hereby. We may from time to time incur additional debt and other liabilities. The indenture will not require us to achieve or maintain any minimum financial results relating to our financial condition or results of operations. In addition, we will not be restricted from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock under the indenture.

Our credit ratings may not reflect all risks of your investment in the exchange notes.

The exchange notes are rated as investment grade by three nationally recognized statistical rating organizations. These credit ratings are limited in scope, and do not address all material risks relating to an investment in the exchange notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the exchange notes and increase our corporate borrowing costs.

Holders who fail to exchange their outstanding notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws or are offered and sold under an exemption from these requirements. After the completion of the exchange offer, we will not be under any obligation to, and do not plan to, register the outstanding notes under the Securities Act.

In addition, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of outstanding notes. As outstanding notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding notes will decrease. This decrease could reduce the liquidity of the trading market for the outstanding notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding notes following the exchange offer.

You must comply with the exchange offer procedures to receive exchange notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for outstanding notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of outstanding notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

A broker-dealer that purchased outstanding notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it resells the exchange notes. Our obligation to make this prospectus available to broker-dealers is limited, and, as a result, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

There is no public market for the exchange notes, a market may not develop, and you may have to hold your exchange notes to maturity.

The exchange notes are a new issue of securities and there is no existing trading market for the exchange notes. Although the initial purchasers in the offering of the outstanding notes have informed us that they intend to make a market in the exchange notes, they have no obligation to do so and may discontinue making a market at any time without notice. Accordingly, we cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell the exchange notes will be favorable.

The outstanding notes are listed on the Global Exchange Market of the Irish Stock Exchange. We intend to cause the exchange notes to continue to be so listed and designated; however, we cannot assure investors that this application will be approved or that an active trading market for the exchange notes will ever develop or be maintained. The liquidity of any market for the exchange notes and the prices at which the exchange notes will trade, if a trading market develops, will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the outstanding notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

In addition, the notes have not been registered with the Mexican National Securities Registry and therefore the notes may not be offered or sold publicly or otherwise be the subject of brokerage activities in Mexico, except pursuant to a private placement exemption set forth under Article 8 of the Mexican Securities Market Law.

The amount of interest payable on the exchange notes is set only once per period based on the three-month LIBOR on the interest determination date, which rate may fluctuate substantially.

In the past, the level of the three-month LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month LIBOR is not an indication that the three-month LIBOR is more or less likely to increase or decrease at any time during a floating rate interest period, and you should not take the historical levels of the three-month LIBOR as an indication of its future performance. You should further note that although the actual three-month LIBOR on an interest payment date or at other times during an interest period may be higher than the three-month LIBOR on the applicable interest determination date, you will not benefit from the three-month LIBOR at any time other than on the interest determination date for such interest period. As a result, changes in the three-month LIBOR may not result in a comparable change in the market value of the exchange notes.

In addition, because the interest rate on the exchange notes is a floating rate, you will be exposed to risks not associated with a conventional fixed-rate debt instrument. These risks include fluctuation of the three-month LIBOR (and hence, the interest rate) and the possibility that for any given interest payment period you may receive a lesser amount of interest than for one or more other interest payment periods. We have no control over a number of factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory, agricultural, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude, and longevity of these risks and their results. Also, the floating interest rate for the exchange notes may be less than the floating rate payable on a similar debt instrument of the same maturity issued by an issuer of comparable creditworthiness.

Changes to LIBOR may adversely affect holders of the exchange notes.

Beginning in 2008, various concerns have been raised with respect to the calculation of LIBOR across a range of maturities and currencies. A number of the British Bankers Association (the “BBA”) member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and investigations were instigated by regulators and governmental authorities in various jurisdictions (including in the United States, United Kingdom, European Union, Japan and Canada). If manipulation of LIBOR or another inter-bank lending rate occurred, it may have resulted in that rate being artificially lower (or higher) than it otherwise would have been.

In September 2012, the U.K. government published the results of its review of LIBOR (commonly referred to as the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms for rate-setting. Based on the Wheatley Review, final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls.

On September 18, 2013, the European Commission released proposals that could result in additional regulation of LIBOR and other benchmarks if adopted by the European Parliament and the member states.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K., the European Union and elsewhere, which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, the BBA or any other successor governance or oversight body, or future changes adopted by such body of the European Union, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged decrease (or increase) in the reported LIBOR rates. If that were to occur, the level of interest payments on and the trading value of the floating-rate notes may be adversely affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations will continue to be adopted and the European Commission proposals may be adopted and the timing of such changes may adversely affect the current trading market for LIBOR-based securities and the value of the exchange notes

Trading in the exchange notes may be affected by developments in emerging and other markets.

Securities of Mexican companies have been, to varying degrees, influenced by political, economic and market conditions in other emerging markets and other countries. Although economic conditions are different in each country, investors’ reactions to developments in one country may have effects on the securities of issuers in other countries, including Mexico. Continued volatility in the Latin American, Eastern European, Asian or other emerging capital markets may lead to increased volatility of other securities markets and may impact the price of the exchange notes. Events outside of Mexico, especially in other emerging market countries, may affect the price of, or our ability to meet our obligations under, the exchange notes.

In addition, the Mexican financial and securities markets are, to varying degrees, influenced by political, economic and market conditions in more industrialized countries, particularly the United States. Among other events, increases in interest rates in the United States and, more generally, events that increase the opportunity cost of investing outside the United States may tend to decrease the attractiveness of securities investments in other countries, such as Mexico.

If a noteholder were to sue us, the noteholder may be paid in pesos in the event of a recovery of damages.

If proceedings are brought in Mexico seeking to enforce our obligations under the exchange notes, we may discharge those obligations by making payments in pesos. Under Article 8 of the Mexican Monetary Law, in the event that proceedings were brought in Mexico seeking to enforce our obligations under the exchange notes, we would not be required to discharge such obligations in Mexico in a currency other than Mexican currency. According to Article 8, in the event proceedings are brought in Mexico seeking performance of obligations, payment of obligations in foreign currency to be made in Mexico may be satisfied by delivering the equivalent in the currency of Mexico, or the Mexican Judgment Currency. It is unclear, however, whether the applicable rate of exchange applied by the Mexican court to determine the Mexican Judgment Currency is the rate prevailing at the time when the judgment is enforced or when the judgment is actually paid. Such rate is currently determined by the Mexican Central Bank every business day in Mexico, and published the following banking day in the Mexican Official Gazette. As a result, if a payment is made by us in Mexico, depending upon the peso-dollar exchange rate on the payment date, peso payments made to exchange note holders may not be sufficient to obtain the dollars necessary to satisfy our obligations under the exchange notes.

Our obligations under the exchange notes would change in the event of our insolvency or bankruptcy.

Upon any declaration by us of insolvency (concurso mercantil) or bankruptcy, our unsecured obligations under the exchange notes:

•

would be converted into pesos at the exchange rate prevailing at the time of such declaration and subsequently converted into UDIs, investment units indexed to the rate of Mexican inflation, at the peso-UDI exchange rate prevailing at the time of conversion, and payment would occur at the time claims of our creditors are satisfied;

•	would be dependent upon the outcome of the insolvency (concurso mercantil) or bankruptcy proceedings;

•	would cease to accrue interest; and

•	would not be adjusted to take into account depreciation of the peso against the dollar occurring after such declaration of insolvency (concurso mercantil) or bankruptcy.

Given the past volatility of Mexican exchange rates, noteholders may receive substantially less money in satisfaction of our obligations if the peso-dollar exchange rate changes between the date of the declaration of insolvency and the time of payment.

We may not be able to purchase the exchange notes upon the occurrence of a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event, we will be required to offer to purchase all of the exchange notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to pay the purchase price for the outstanding exchange notes tendered, and we expect that we would require third-party financing; however, we may not be able to obtain such financing on favorable terms, if at all. In addition, the occurrence of a Change of Control Repurchase Event may result in an event of default under, or require us to purchase, our other existing or future senior indebtedness. Moreover, the exercise by the holders of their right to require us to purchase the exchange notes could cause a default under our existing or future senior indebtedness, even if the occurrence of a Change of Control Repurchase Event itself does not, due to the financial effect of such purchase on us and our subsidiaries. Our failure to purchase tendered exchange notes at a time when the purchase is required by the indenture would constitute an event of default under the indenture, which, in turn, may constitute an event of default under future debt. See “Description of the Exchange Notes — Change of Control Repurchase Event.”

The provisions in the indenture that governs the exchange notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership, or even if they do, may not involve a change of the magnitude required under the definition of Change of Control Repurchase Event in the indentures to trigger these provisions. Except as described under “Description of the Exchange Notes — Change of Control Repurchase Event,” the indenture does not contain provisions that permit the holders of the exchange notes to require us to purchase the exchange notes in the event of a takeover, recapitalization or similar transaction. Finally, the provisions under the indenture relative to our obligation to make an offer to purchase the exchange notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the exchange notes; accordingly, you may not be able to require the purchase of your exchange notes upon a Change of Control Repurchase Event if you do not consent to the waiver of such obligation.

The exchange notes are unsecured obligations, and accordingly our assets may be insufficient to pay amounts due on your exchange notes. The exchange notes will be structurally subordinated to all indebtedness of our subsidiaries.

The exchange notes will be our unsecured obligations. We and our subsidiaries may incur other debt, which may be substantial in amount, and which may in certain circumstances be secured. Because the exchange notes will be unsecured obligations, your right of repayment may be compromised in the following situations:

•	we enter into insolvency (concurso mercantil), bankruptcy, liquidation, reorganization, or other winding-up;

•	there is a default in payment under any of our secured debt; or

•	there is an acceleration of any debt under any of our secured debt.

If any of these events occurs, the secured lenders could foreclose on our assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture relating to the exchange notes at such time. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the exchange notes.

None of our subsidiaries will guarantee the exchange notes. As such, the exchange notes will be structurally subordinated to all future obligations, including indebtedness, of our subsidiaries. The claims of creditors of our subsidiaries, including trade creditors, will have priority as to the assets of those subsidiaries. As of September 30, 2013, our subsidiaries had no indebtedness.

Servicing our indebtedness will require a significant amount of cash. Our ability to generate cash depends on a variety of factors, many of which are beyond our control.

Our ability to make payments on our indebtedness, including the exchange notes, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. Our business may not be able to generate sufficient cash flow from operations and future borrowings may not be available to us in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. However, we may not be able to complete such refinancing on commercially reasonable terms or at all.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligation under the registration rights agreement that we entered into on October 29, 2013 in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes. As consideration for issuing the exchange notes, we will receive in exchange a like principal amount of the outstanding notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

We issued and sold the outstanding notes in a private offering on October 29, 2013. In connection with that issuance and sale, we entered into a registration rights agreement with the initial purchasers for the outstanding notes. In the registration rights agreement, we agreed to, among other things:

•

prepare and file with the SEC, as promptly as practicable, a registration statement relating to the offer to exchange the outstanding notes for the exchange notes, or the exchange offer registration statement, or, under certain circumstances, a “shelf” registration with respect to the outstanding notes or exchange notes, or the shelf registration statement;

•

use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act and to complete the exchange offer, or in the case of a shelf registration statement, as applicable, to be declared effective, within 270 days of October 29, 2013, or the exchange date; and

•	keep each exchange offer open for not less than 20 business days after the date that notice of such exchange offer is mailed to the holders of the applicable series of outstanding notes.

The exchange offer is being made pursuant to the registration rights agreement to satisfy our obligations under such agreement. We have agreed to provide each holder of outstanding notes a copy of the prospectus that forms part of the registration statement.

In the event that we do not consummate the exchange offer with respect to any series of the outstanding notes or a shelf registration statement has not been declared effective, as applicable, on or prior to the exchange date, registration default damages shall accrue on the outstanding notes of such series at a rate of 0.25% per annum commencing on the exchange date. In addition, if any registration statement which has been declared effective ceases to be effective at any time at which it is required to be effective, registration default damages shall accrue on the outstanding notes of such series at a rate of 0.25% per annum commencing on the day the registration statement ceases to be effective. Any registration default damages will be payable in accordance with the interest payment provisions of the applicable series of outstanding notes. Any registration default damages with respect to a series of outstanding notes will cease to accrue upon:

•

the completion of the exchange offer or the effectiveness of the shelf registration statement, as applicable, in the case of a registration default caused by the exchange offer not being completed, or a shelf registration statement, as applicable, not being declared effective, on or prior to the exchange date; or

•

the effectiveness of the registration statement which had ceased to be effective, in the case of a registration default caused by a registration statement that had been declared effective, but ceased to be effective at any time at which it was required to be effective.

Under the registration rights agreement, our obligations to register the outstanding notes generally will terminate upon the completion of the applicable exchange offer. However, we will be required to file a shelf registration statement with respect to a series of outstanding notes for a continuous offering by the holders of such outstanding notes if:

•	due to any change in law or applicable interpretations by the staff of the SEC, we determine upon advice of our outside counsel that we are not permitted to effect the applicable exchange offer;

•	for any other reason, the applicable exchange offer is not consummated by the exchange date;

•

any holder other than an initial purchaser for the applicable outstanding notes is ineligible to participate in the exchange offer other than by reason of such holder being our “affiliate” (as defined in Rule 405 of the Securities Act); or

•

based on their reasonable opinion, the initial purchasers for the applicable series of outstanding notes so request with respect to such outstanding notes that are not eligible to be exchanged for exchange notes in the applicable exchange offer that are held by them following consummation of such exchange offer, such request being in writing and delivered to us.

In addition, in the case that the initial purchasers for the applicable series of outstanding notes participate in the exchange offer or otherwise acquire exchange notes from us under certain other provisions of the registration rights agreement and, in their reasonable opinion, do not receive freely tradable exchange notes in exchange for outstanding notes constituting any portion of an unsold allotment, we will be required to file a shelf registration statement with respect to such exchange notes for a continuous offering of such exchange notes by the initial purchasers.

Except as otherwise permitted by the registration rights agreement, we will keep the shelf registration statement continuously effective, supplemented and amended as required by the Securities Act, for a period from the date the shelf registration statement is declared effective until the first anniversary of its effectiveness, or the earlier date upon which all the outstanding notes or exchange notes, as applicable, covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

During any 365-day period, upon the occurrence of certain events, we will have the ability to suspend the disposition of outstanding notes or exchange notes pursuant to a registration statement or shelf registration statement for up to two periods of up to 30 days each, if we determine in our reasonable judgment and upon written advice of counsel that the continued effectiveness and use of the shelf registration statement would require the disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving us.

We will, in the event of the filing of a shelf registration statement, provide to each holder of outstanding notes that are covered by the shelf registration statement copies of the prospectus included in the shelf registration statement and notify each such holder when the shelf registration statement has become effective. The names of holders of outstanding notes that propose to sell the outstanding notes pursuant to the shelf registration statement will be included, as selling security holders, in such prospectus. We may require such holders to furnish us with information we require to include in the shelf registration statement and we may exclude them from such shelf registration statement if they fail to do so within a reasonable time. Selling holders of outstanding notes that are included in the shelf registration statement will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification obligations).

Once the exchange offer is complete, we will have no further obligation to register any of the outstanding notes not tendered to us in the exchange offer. See “Risk Factors — Factors Relating to the Exchange Notes and the Exchange Offer — Your failure to tender outstanding notes in the exchange offer may affect their marketability.”

Effect of the Exchange Offer

Based on interpretations by the SEC staff set forth in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Shearman & Sterling (available July 2, 1993) and similar no-action letters, we believe that you may offer for resale, resell and otherwise transfer the exchange notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the Securities Act, except as set forth below, so long as:

•	you are not a broker-dealer that acquired the outstanding notes from us or in market-making transactions or other trading activities;

•	you are acquiring the exchange notes in the ordinary course of your business;

•

you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, the distribution of the exchange notes within the meaning of the Securities Act; and

•	you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act.

If you are not able to make these representations, and any such other representations as may be necessary under applicable SEC rules, regulations and interpretations, you are a “restricted holder.” As a restricted holder, you will not be able to participate in the exchange offer, you may not rely on the interpretations of the SEC staff set forth in the no-action letters referred to above and you may sell your outstanding notes only in compliance with the registration and prospectus delivery requirements of the Securities Act or under an exemption from the registration requirements of the Securities Act or in a transaction not subject to the Securities Act.

In addition, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”. In the registration rights agreement, we agreed to use our commercially reasonable efforts to keep the exchange offer registration statement effective, supplemented and amended as required, to ensure that it is available for such resales of exchange notes during such period.

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of exchange notes.

To the extent outstanding notes of a series are tendered and accepted in the exchange offer, the principal amount of outstanding notes of such series that will be outstanding will decrease with a resulting decrease in the liquidity in the market for the outstanding notes of such series. Outstanding notes that are still outstanding following the completion of the exchange offer, and that are not redeemed by us, will continue to be subject to transfer restrictions.

Terms of the Exchange Offer

Upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all outstanding notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 in principal amount of outstanding notes accepted in an exchange offer. You may tender some or all of your outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 principal amount.

The terms of the exchange notes will be substantially identical to those of the outstanding notes, except that:

•	the offering of the exchange notes has been registered under the Securities Act;

•	the exchange notes will not be subject to transfer restrictions; and

•	the exchange notes will be issued free of any covenants regarding registration rights and free of any related provisions for additional interest.

The exchange notes will evidence the same debt as the outstanding notes and will be issued under and be entitled to the benefits of the same indenture under which the outstanding notes were issued. The outstanding notes and the exchange notes will be treated as a single series of debt securities under the indenture. For a description of the terms of the indenture and the exchange notes, see “Description of the Exchange Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. As of the date of this prospectus, $250.0 million in aggregate principal amount of outstanding notes is outstanding. This prospectus is being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Holders of outstanding notes do not have any appraisal or dissenters’ rights under applicable law or under the indentures in connection with the exchange offer.

We will be deemed to have accepted for exchange validly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving the exchange notes from us and delivering the exchange notes to the tendering holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate an exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “Conditions” in this section of the prospectus. All outstanding notes accepted for exchange will be exchanged for exchange notes promptly following the expiration date. If we decide for any reason to delay for any period our acceptance of any outstanding notes for exchange, we will extend the expiration date for the same period.

If we do not accept for exchange any tendered outstanding notes because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, such unaccepted outstanding notes will be returned, without expense, to the holder tendering them or the appropriate book-entry will be made, in each case, as promptly as practicable after the expiration date.

We are not making, nor is our board of directors making, any recommendation to you as to whether to tender or refrain from tendering all or any portion of your outstanding notes in the exchange offer. No one has been authorized to make any such recommendation. You must make your own decision whether to tender in the exchange offer and, if you decide to do so, you must also make your own decision as to the aggregate amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisers, if any, based on your own financial position and requirements.

Expiration Date; Extensions; Amendments

The term “expiration date” means 5:00 p.m., New York City time, on , 2013, unless we, in our sole discretion, extend an exchange offer, in which case the term expiration date with respect to such exchange offer shall mean the latest date and time to which such exchange offer is extended.

If we determine to extend an exchange offer, we will notify the exchange agent of any extension by oral or written notice. We will notify the registered holders of the applicable series of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day immediately following the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes;

•

to extend any exchange offer or to terminate any exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under “Conditions” in this section of the prospectus have not been satisfied by the expiration date; or

•	subject to the terms of the registration rights agreement to amend the terms of any exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of outstanding notes. If we amend any exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the applicable outstanding notes of the amendment.

During any extension of any exchange offer, all outstanding notes previously tendered pursuant to such exchange offer will remain subject to such exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or earlier termination of the applicable exchange offer.

Interest on the Exchange Notes and the Outstanding Notes

Any outstanding notes not tendered or accepted for exchange, or redeemed by us, will continue to accrue interest at a rate equal to the three-month U.S. dollar LIBOR plus 70 basis points per annum in accordance with their terms. The exchange notes will accrue interest at a rate equal to the three-month U.S. dollar LIBOR plus 70 basis points per annum from the date of the last periodic payment of interest on the outstanding notes or, if no interest has been paid, from the original issue date of outstanding notes. Interest on the exchange notes will be payable on January 28, April 28, July 28 and October 28 of each year, commencing January 28, 2014. Interest on any outstanding notes not tendered or accepted for exchange, or redeemed by us, will be payable on January 28, April 28, July 28 and October 28 of each year, commencing January 28, 2014.

Procedures for Tendering

Only a registered holder of outstanding notes may tender those notes in the exchange offer. To tender in the exchange offer:

•

a holder must complete, sign and date the letter of transmittal, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal, together with the outstanding notes and all other documents required by the letter of transmittal, to the exchange agent at one of the addresses set forth below under “Exchange Agent” in this section of the prospectus before 5:00 p.m., New York City time, on the expiration date;

•

the exchange agent must receive, before the expiration date, a timely confirmation of a book-entry transfer of the tendered outstanding notes into the exchange agent’s account at The Depository Trust Company, or DTC, or the depositary, and timely receipt by the exchange agent of an agent’s message (as defined below under “Book-Entry Transfer” in this section of the prospectus) and any other documents required by the letter of transmittal according to the procedure for book-entry transfer described below; or

•	the holder must comply with the guaranteed delivery procedures described below.

A tender of outstanding notes by a holder that is not withdrawn prior to the expiration date will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent, including delivery through DTC, is at the holder’s election and risk. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. If delivery is by mail, we recommend that holders use certified or registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or other required documents to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender those notes should contact the registered holder promptly and instruct it to tender on the beneficial owner’s behalf.

We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes, and our determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of us or our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of any exchange offer as to any particular outstanding notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such time as we shall determine.

Although we intend to notify holders of any defects or irregularities with respect to tenders of outstanding notes for exchange, neither we nor the exchange agent nor any other person shall be under any duty to give such notification, nor shall any of them incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until all defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders or, in the case of outstanding notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such outstanding notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion (a) to purchase or make offer for any outstanding notes that remain outstanding after the expiration date, (b) as set forth below under “Conditions” in this section of the prospectus, to terminate any exchange offer and (c) to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offer could differ from the terms of the exchange offer.

By signing, or otherwise becoming bound by, the letter of transmittal, each tendering holder of outstanding notes (other than certain specified holders) will represent to us that:

•	it is acquiring the exchange notes in the ordinary course of its business;

•	it is not engaging in and does not intend to engage in a distribution of the exchange notes;

•	it has no arrangements or understandings with any person to participate in the exchange offer for the purpose of distributing the exchange notes within the meaning of the Securities Act; and

•

it is not our “affiliate,” within the meaning of Rule 405 under the Securities Act, or, if it is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the tendering holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it may be deemed to be an “underwriter” within the meaning of the Securities Act. Any such holder will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of these exchange notes. However, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Book-Entry Transfer

The exchange agent will establish a new account or utilize an existing account with respect to the outstanding notes at DTC promptly after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of outstanding notes by causing DTC to transfer these outstanding notes into the exchange agent’s account in accordance with DTC’s procedures for transfer. However, the exchange for the outstanding notes so tendered will only be made after timely confirmation of this book-entry transfer of outstanding notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from a participant in DTC tendering outstanding notes that are the subject of the book-entry confirmation stating (1) the aggregate principal amount of outstanding notes that have been tendered by such participant, (2) that such participant has received and agrees to be bound by the terms of the letter of transmittal and (3) that we may enforce such agreement against the participant.

Although delivery of outstanding notes must be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal, properly completed and validly executed, with any required signature guarantees, or an agent’s message in lieu of the letter of transmittal, and any other required documents, must be delivered to and received by the exchange agent at one of its addresses listed below under “Exchange Agent” in this section of the prospectus before 5:00 p.m., New York City time, on the expiration date, or the guaranteed delivery procedure described below must be complied with.

Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

All references in this prospectus to deposit or delivery of outstanding notes shall be deemed to also refer to DTC’s book-entry delivery method.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver a confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or (3) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

•	the tender is made through an eligible institution;

•

before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, listing the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three business days after the expiration date, a duly executed letter of transmittal together with a confirmation of book-entry transfer of such outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by such eligible institution with the exchange agent; and

•

the properly completed and executed letter of transmittal and a confirmation of book-entry transfer of all tendered outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at one of its addresses set forth below under “Exchange Agent” in this section of the prospectus. Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered and include any required signature guarantees; and

•	specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

We will determine, in our sole discretion, all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal, and our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “Procedures for Tendering” in this section of the prospectus at any time prior to the expiration date.

Any outstanding notes that are tendered for exchange through the facilities of DTC, but that are not exchanged for any reason, will be credited to an account maintained with DTC for the outstanding notes as soon as practicable after withdrawal, rejection of tender or termination of the applicable exchange offer.

Conditions

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate any exchange offer as provided in this prospectus prior to the expiration date, if:

•	such exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the SEC staff; or

•	the outstanding notes are not tendered in accordance with the applicable exchange offer; or

•

you do not represent that you are acquiring the exchange notes in the ordinary course of your business, that you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, the distribution of the exchange notes within the meaning of the Securities Act or you do not make any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render available the use of an appropriate form for registration of the exchange notes under the Securities Act; or

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to such exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer; or

•	any governmental approval has not been obtained, which we believe, in our sole discretion, is necessary for the consummation of such exchange offer as outlined in this prospectus.

These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of the right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

If we determine in our reasonable judgment that any of the conditions are not satisfied, we may:

•

refuse to accept and return to the tendering holder any outstanding notes or credit any tendered outstanding notes to the account maintained within DTC by the participant in DTC which delivered the outstanding notes;

•

extend any exchange offer and retain all outstanding notes tendered before the expiration date, subject to the rights of holders to withdraw the tenders of outstanding notes (see “Withdrawal of Tenders” above in this section of the prospectus); or

•

waive the unsatisfied conditions with respect to any exchange offer prior to the expiration date and accept all properly tendered outstanding notes that have not been withdrawn or otherwise amend the terms of any exchange offer in any respect as provided under “Expiration Date; Extensions; Amendments” in this section of the prospectus.

In addition, we will not accept for exchange any outstanding notes tendered, and we will not issue exchange notes in exchange for any of the outstanding notes, if at that time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal and other documents required for a valid tender of your outstanding notes should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Hand Delivery, Registered Mail or Overnight Carrier

U.S. Bank National Association

Corporate Trust Services

60 Livingston Avenue

St. Paul, Minnesota 55107

Attn: Specialized Finance

Facsimile Transmission:

(651) 495-8158

Confirm by Telephone:

(800) 934-6802

For Information With Respect to the Exchange Offer, Call:

the Exchange Agent at (800) 934-6802 or go to

www.usbank.com/corp_trust/bondholder_contact.html

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by our officers and employees.

We will pay the expenses to be incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and the trustee, accounting and legal fees, printing costs, and related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer of outstanding notes pursuant to the exchange offer. If, however, exchange notes and/or substitute outstanding notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the outstanding notes tendered hereby, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal accompanying the prospectus, or if a transfer tax is imposed for any reason other than the transfer of outstanding notes pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying values as the outstanding notes on the date of the exchange. Accordingly, we will recognize no gain or loss, for accounting purposes, as a result of the exchange offer.

Consequences of Failure to Exchange

Holders of outstanding notes who do not exchange their outstanding notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the outstanding notes as set forth in the legend printed thereon as a consequence of the issuance of the outstanding notes pursuant to an exemption from the Securities Act and applicable state securities laws. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Upon completion of the applicable exchange offer, holders of outstanding notes will not be entitled to any rights to have the resale of outstanding notes registered under the Securities Act, and we currently do not intend to register under the Securities Act the resale of any outstanding notes that remain outstanding after completion of the exchange offer.

SELECTED FINANCIAL AND OTHER INFORMATION

The following tables present our summary historical consolidated financial data as of and for the periods indicated. The consolidated balance sheet data as of September 30, 2013, and the consolidated statements of comprehensive income data for the three and nine months ended September 30, 2013 and 2012 have been derived from our unaudited consolidated financial statements, which are included elsewhere in this prospectus. We derived the summary consolidated financial data below as of and for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, from our audited consolidated financial statements for these periods. The unaudited consolidated balance sheet data as of September 30, 2013, and the unaudited consolidated statements of comprehensive income data for the three and nine months ended September 30, 2013 and 2012 include all adjustments, consisting of normal, recurring adjustments, which management considers necessary for a fair presentation of our financial position and results of operations as of such date and for such periods. Operating results for the three and nine months ended September 30, 2013 are not necessarily indicative of results that may be expected for the entire year or for any future period and should be read in conjunction with the annual financial statements. You should read the summary financial data in conjunction with “Presentation of Financial and Other Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes to those consolidated financial statements included in this prospectus.

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2013	2012	2012	2011	2010	2009	2008
			(In millions)
Statement of Comprehensive Income Data:
Revenues	$286.6	$266.1	$808.4	$759.5	$1,021.7	$938.4	$794.7	$616.0	$818.5
Operating expenses (1) (2)	184.8	169.4	524.0	447.4	618.0	621.2	563.1	507.2	604.3

Operating income	101.8	96.7	284.4	312.1	403.7	317.2	231.6	108.8	214.2
Equity in net earnings of unconsolidated affiliates	0.7	0.6	1.8	2.1	3.2	2.8	6.6	2.9	7.4
Interest expense	(12.9)	(22.0)	(48.9)	(66.7)	(88.4)	(80.2)	(97.8)	(110.1)	(86.6)
Debt retirement costs	(2.4)	—	(112.3)	—	(0.5)	(10.3)	(52.5)	(0.6)	—
Foreign exchange gain (loss)	(1.5)	4.8	(6.1)	4.9	3.0	(9.6)	4.9	2.2	(21.3)
Other income (loss), net	(0.2)	(0.1)	(0.3)	(0.2)	(0.2)	2.6	2.3	3.1	2.9

Income before income taxes	$85.5	$80.0	$118.6	$252.2	$320.8	$222.5	$95.1	$6.3	$116.6

Net income	$59.5	$40.5	$78.3	$148.7	$191.2	$173.9	$63.8	$6.4	$101.7

Comprehensive income	$59.6	$41.3	$78.3	$149.7	$192.1	$172.6	$64.4	$5.9	$99.6

(1)	During the second quarter of 2012, we recognized a pre-tax gain of $43.0 million within operating expenses for the elimination of a net deferred statutory profit sharing liability as a result of the organizational restructuring during 2012.

(2)	During 2011, we recognized a pre-tax gain of $14.8 million within operating expenses for insurance recoveries related to 2010 hurricane damage.

	As of September 30, 2013	As of December 31,
		2012	2011	2010	2009	2008
	(In millions)
Balance Sheet Data:
Total assets	$3,002.7	$2,909.5	$2,895.8	$2,699.0	$2,717.5	$2,636.0
Total debt and related company debt	1,127.5	1,135.1	1,219.5	924.6	1,136.1	958.4
Total liabilities	1,386.2	1,371.3	1,568.5	1,209.3	1,387.2	1,207.4
Total stockholders’ equity	1,616.5	1,538.2	1,327.3	1,489.7	1,330.3	1,428.6

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(In millions)
Other Financial Data:
Depreciation and amortization	$76.1	$67.5	$91.3	$86.8	$94.0	$102.3	$103.1
Capital expenditures and purchase of equipment under operating lease	190.2	116.4	209.6	147.4	101.0	128.6	229.8
Net cash provided by operating activities	312.7	238.4	277.1	256.0	171.7	141.4	159.4
Net cash used for investing activities	(188.3)	(112.1)	(205.3)	(129.4)	(49.9)	(149.3)	(229.7)
Net cash provided by (used for) financing activities	(114.7)	(71.2)	(78.3)	(147.4)	(177.4)	61.6	92.3
Cash dividends to stockholders (1)	—	—	—	—	—	3.2	7.1
Ratio Data:
Ratio of earnings to fixed charges (2)	3.0	4.3	4.2	3.3	1.8	1.0	2.1

(1)	On December 22, 2009 and September 22, 2008, we declared a cash dividend on our common stock, of $0.00067 per share and $0.00148 per share, respectively.

(2)	For the purpose of computing the ratio of earnings to fixed charges, earnings include (i) pre-tax income excluding equity in earnings of unconsolidated affiliates, (ii) interest expense, (iii) amortization of capitalized expenses, (iv) portion of rents representative of an appropriate interest factor and (v) distributions from unconsolidated affiliates. Fixed charges include (i) interest expense, (ii) amortization of capitalized expenses, (iii) capitalized interest and (iv) portion of rents representative of an appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis relates to our financial condition and results of operations for the relevant periods and is based on, and should be read in conjunction with, our financial statements appearing elsewhere in this prospectus. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under “Risk Factors.” Readers are strongly encouraged to consider these factors when evaluating forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the timing when, or by which, such performance or results will be achieved. As a result, actual outcomes or results could materially differ from those indicated in forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” for cautionary statements concerning forward-looking statements.

Overview

We operate the primary commercial corridor of the Mexican railroad system, which allows us to participate significantly in the growing freight traffic between Mexico, the U.S. and Canada. Our rail lines consist of approximately 3,200 route miles. In addition, we have trackage rights permitting us to run our trains over 550 miles of track of other Mexican railroad operators. We provide freight transportation services under a 50-year concession granted to us by the Mexican government (the “Concession”), during the first 30 years of which we are the exclusive provider, subject to certain trackage rights of other freight carriers. Our Concession is renewable for an additional period of up to 50 years, subject to certain conditions.

We believe our rail lines comprise the most strategically significant and most actively traveled rail corridor in Mexico. Our rail lines connect the most populated and industrialized regions of Mexico with the principal border gateway between Mexico and the United States at Nuevo Laredo, Tamaulipas and Laredo, Texas. In addition, we serve three of Mexico’s most important seaports at Lazaro Cardenas, Michoacan on the Pacific Ocean and Tampico, Tamaulipas and Veracruz, Veracruz (through trackage rights granted by Ferrosur, under its concession) on the Gulf of Mexico. As a result, we believe our routes are integral to Mexico’s foreign trade.

We seek to establish our railroad as the primary inland freight transporter linking Mexico with the U.S. and Canadian markets. As the operator of the primary and most direct rail corridor from Mexico City to the U.S. border, our route structure enables us to benefit from continuing growth resulting from NAFTA. We are the only Mexican railroad that serves the Mexico-U.S. border crossing at Nuevo Laredo, Tamaulipas, the largest rail freight interchange point between Mexico and the United States. Through the U.S. rail subsidiaries of KCS, our ultimate parent, as well as through interchanges with other major U.S. railroads, we provide customers with access to an extensive network through which they may distribute products throughout North America and overseas.

We provide exclusive rail access to the Port of Lazaro Cardenas on the Pacific Ocean. The Mexican government is developing the port at Lazaro Cardenas principally to serve Mexican markets and as an alternative to the U.S. west coast ports. We are the sole provider of rail service to this port, which provides an alternate route for Asian and South American traffic bound for North America.

Our revenues are derived from the movement of a diversified mix of commodities and products. We transport chemical and petroleum products, industrial and consumer products, agriculture and mineral products, intermodal and automotive products, and energy products. Our customers include leading international and Mexican corporations.

Our business is subject to a number of macroeconomic factors that affect our operating results, including the circumstances described under the heading, “Risk Factors.” These include factors outside our control, such as (i) the impact of inflation, political developments, exchange rates and other factors tied to Mexico, (ii) seasonality in our business and that of our customers, (iii) our dependence on global fuel prices for our operations, and (iv) our continuing obligations to the Mexican government arising out of the privatization of our rail lines in 1997 and our Concession, including our obligations in respect of required capital expenditures.

Recent Developments

Notes Offering

On October 29, 2013, we issued $250.0 million principal amount floating rate senior unsecured notes due October 28, 2016 (the “Floating Rate Senior Notes”), which bear interest quarterly at a rate equal to the three-month U.S. dollar LIBOR plus 70 basis points per annum. We intend to use the net proceeds from the issuance of the Floating Rate Senior Notes to (i) redeem the remaining $29.4 million outstanding principal amount of the 6 1/8% senior unsecured notes due June 15, 2021 (the “6 1/8% Senior Notes”) and the remaining $62.8 million outstanding principal amount of the 8.0% senior unsecured notes due February 1, 2018 (the “8.0% Senior

Notes”), (ii) finance the purchase of certain leased equipment, pay any early lease termination charges related thereto, and finance the purchase of new equipment to replace certain leased equipment under expiring leases and (iii) pay fees and expenses related the Floating Rate Senior Notes. Any net proceeds not used for these purposes will be used for general corporate purposes. The notes are redeemable, in whole but not in part, at our option at any time at a redemption price of 100% of their principal amount, plus any accrued unpaid interest in the event of certain changes in the Mexican withholding tax rate.

The Floating Rate Senior Notes are denominated in U.S. dollars; are unsecured, unsubordinated obligations; rank pari passu in right of payment with our existing and future unsecured, unsubordinated obligations and are senior in right of payment to our future subordinated indebtedness. In addition, the Floating Rate Senior Notes include certain covenants which are customary for these types of debt instruments issued by borrowers with similar credit ratings.

Financial Presentation and Accounting Policies

Critical Accounting Policies and Estimates

Our accounting and financial reporting policies are in conformity with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management believes that the following accounting policies and estimates are critical to an understanding of our historical and future performance. Management has discussed the development and selection of the following critical accounting estimates with the Audit Committee of KCS’s Board of Directors and the Audit Committee has reviewed the selection, application and disclosure of our critical accounting policies and estimates.

Capitalization, Depreciation and Amortization of Property and Equipment (including Concession Assets)

Due to the highly capital intensive nature of the railroad industry, capitalization and depreciation of property and equipment are a substantial portion of our consolidated financial statements. Net property and equipment, including concession assets, comprised approximately 88% of our total assets as of September 30, 2013, and related depreciation and amortization comprised approximately 15% of total operating expenses for the nine months ended September 30, 2013.

Our annual capital expenditures are primarily for capital replacement programs which are generally constructed by employees. We capitalize costs for self-constructed additions and improvements to property including direct labor and material, indirect overhead costs, and interest during long-term construction projects. Direct costs are charged to capital projects based on the work performed and the material used. Indirect overhead costs are allocated to capital projects as a standard percentage, which is evaluated annually, and applied to direct labor and material costs. Asset removal activities are performed in conjunction with replacement activities; therefore, removal costs are estimated based on a standard percentage of direct labor and indirect overhead costs related to capital replacement projects. For purchased assets, all costs necessary to make the asset ready for its intended use are capitalized. Expenditures that significantly increase asset values, productive capacity, efficiency, safety or extend useful lives are capitalized. Repair and maintenance costs are expensed as incurred.

Property and equipment are carried at cost and are depreciated primarily on the group method of depreciation, which we believe closely approximates a straight line basis over the estimated useful lives of the assets measured in years. Technology assets and leasehold improvements are depreciated using the straight line method over the lesser of the estimated useful lives of the assets or the lease term. Costs incurred by us to acquire the concession rights and related assets, as well as subsequent improvements to the concession assets, are capitalized and amortized using the group method of depreciation over the lesser of the current expected Concession term, including probable renewal of an additional 50-year term, or the estimated useful lives of the assets and rights. Our ongoing evaluation of the useful lives of concession assets and rights considers the aggregation of the following facts and circumstances:

•

We are dedicated to ensuring compliance with the various provisions of the Concession and to maintaining positive relationships with the SCT and other Mexican federal, state and municipal governmental authorities;

•

During the time since the Concession was granted, the relationships between us and the various Mexican governmental authorities have matured and the guidelines for operating under the Concession have become more defined with experience;

•	There are no known supportable sanctions or compliance issues that would cause the SCT to revoke the Concession or prevent us from renewing the Concession; and

•

Our operations are an integral part of the KCS operations strategy, and related investment analyses and operational decisions assume that our cross border rail business operates into perpetuity, and do not assume that Mexico operations terminate at the end of the current Concession term.

Based on the above factors, as of December 31, 2012, we continue to believe that it is probable that the Concession will be renewed for an additional 50-year term beyond the current term.

The group method of depreciation applies a composite rate to classes of similar assets rather than to individual assets. Composite depreciation rates are based upon our estimates of the expected average useful lives of assets as well as expected net salvage value at the end of their useful lives. In developing these estimates, we utilize periodic depreciation studies performed by an independent engineering firm. Depreciation rate studies are performed at least every three years for equipment and at least every six years for road property (rail, ties, ballast, etc.). The depreciation studies take into account factors such as:

•	Statistical analysis of historical patterns of use and retirements of each asset class;

•	Evaluation of any expected changes in current operations and the outlook for the continued use of the assets;

•	Evaluation of technological advances and changes to maintenance practices; and

•	Historical and expected salvage to be received upon retirement.

The depreciation studies may also indicate that the recorded amount of accumulated depreciation is deficient or in excess of the amount indicated by the study. Any such deficiency or excess is amortized as a component of depreciation expense over the remaining useful lives of the affected asset class, as determined by the study. We also monitor these factors in non-study years to determine if adjustments should be made to depreciation rates. Any changes in depreciation rates are implemented prospectively.

During the year ended December 31, 2011, we engaged an independent engineering firm to assist management in performing a depreciation study on our road property and equipment. The depreciation impacts of the study results were immaterial to 2011 consolidated financial results.

Effective as of October 1, 2010, we reduced depreciation rates on certain locomotive assets based on reassessment of the adequacy of the accumulated depreciation provisions. This change in accounting estimate reduced annual depreciation expense by $13.0 million in 2011 and 2012.

Also under the group method of depreciation, the cost of railroad property and equipment (net of salvage or sales proceeds) retired or replaced in the normal course of business is charged to accumulated depreciation with no gain or loss recognized. Actual historical costs are retired when available, such as with equipment costs. The use of estimates in recording the retirement of certain roadway assets is necessary as it is impractical to track individual, homogeneous network-type assets. For these types of assets, historical costs are estimated by (1) deflating current costs using inflation indices published by the U.S. Bureau of Labor Statistics and (2) the estimated useful life of the assets as determined by the depreciation studies. The indices applied to the replacement value are selected because they closely correlate with the major costs of the items comprising the roadway assets. Because of the number of estimates inherent in the depreciation and retirement processes and because it is impossible to precisely estimate each of these variables until a group of assets is completely retired, we continually monitor the estimated useful lives of its assets and the accumulated depreciation associated with each asset group to ensure the depreciation rates are appropriate. Gains or losses on dispositions of land or non-group property and abnormal retirements of railroad property are recognized through income. A retirement of railroad property would be considered abnormal if the cause of the retirement is unusual in nature and its actual life is significantly shorter than what would be expected for that group based on the depreciation studies. An abnormal retirement could cause us to re-evaluate the estimated useful life of the impacted asset class. There were no significant gains or losses from abnormal retirements of property or equipment for the nine months ended September 30, 2013 and for any of the three years ended December 31, 2012.

Estimation of the average useful lives of assets and net salvage values require significant management judgment. Estimated average useful lives may vary over time due to changes in physical use, technology, asset strategies and other factors that could have an impact on the retirement experience of the asset classes. Accordingly, changes in the assets’ estimated useful lives could significantly impact future periods’ depreciation expense. Depreciation and amortization expense for the nine months ended September 30, 2013 was $76.1 million and for the year ended December 31, 2012 was $91.3 million. If the weighted average useful lives of assets were changed by one year, annual depreciation and amortization expense would change approximately $3.1 million.

Long-lived assets are reviewed for impairment when events or circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less than the carrying value of the long-lived assets, the carrying value would be reduced to the estimated fair value. Future cash flow estimates for an impairment review would be based on the lowest level of identifiable cash flows. As of September 30, 2013 and for the years ended December 31, 2012 and 2011, we did not identify any indicators of impairment.

Provision for Income Taxes

Our deferred income taxes represent a net asset or liability. For financial reporting purposes, management determines the current tax liability, as well as deferred tax assets and liabilities, in accordance with the liability method of accounting for income taxes. The provision for income taxes is the sum of income taxes both currently payable and deferred into the future. Currently payable income taxes represent the liability related to the income tax returns for the current year and anticipated tax payments resulting from income tax audits, while the deferred tax expense or benefit represents the change in the balance of net deferred tax assets or liabilities as reported on the balance sheet. The changes in deferred tax assets and liabilities are determined based upon the estimated timing of reversal of differences between the carrying amount of assets and liabilities for financial reporting purposes and the basis of assets and liabilities for tax purposes as measured using the currently enacted tax rates that will be in effect at the time these differences are expected to reverse. Additionally, we estimate whether taxable operating income in future periods will be sufficient to fully recognize any gross deferred tax assets.

The tax provision has additional complexities such as the impacts of exchange rate variations and inflation, both of which can have a significant impact on the effective income tax rate. Finally, we pay the greater of income tax or the Entrepreneurial Tax of Unique Rate (referred to by its Spanish acronym, IETU or Flat Tax) annually. The general principles and complexities of income tax accounting apply to the calculation of the statutorily required employee profit sharing expense and the related current and deferred liabilities. The employee profit sharing expense is recorded within compensation and benefits in the consolidated statements of comprehensive income (loss). Effective May 1, 2012, our employees were transferred to KCSM Servicios, and since the effective date we had no legal obligation to pay statutory profit sharing.

We believe that the assumptions and estimates related to the provision for income taxes are critical to our results of operations. For the nine months ended September 30, 2013, and for the year ended December 31, 2012, income tax expense totaled $40.3 million and $129.6 million, respectively. For every 1% change in the effective rate at September 30, 2013, income tax expense for the nine months ended September 30, 2013, would have changed by approximately $1.2 million. Income taxes are paid in Mexican pesos, and as a result, the effective income tax rate reflects fluctuations in the value of the Mexican peso against the U.S. dollar measured by the forward exchange rate. Most significantly, any gain or loss from the revaluation of net U.S. dollar-denominated monetary liabilities (primarily debt) into Mexican pesos is included in Mexican taxable income under Mexican tax law. As a result, a strengthening of the Mexican peso against the U.S. dollar for the reporting period will generally increase the Mexican cash tax obligation and the effective income tax rate, and a weakening of the Mexican peso against the U.S. dollar for the reporting period will generally decrease the Mexican cash tax obligation and the effective tax rate. If the exchange rate used at September 30, 2013 had decreased from Ps.13.2 per U.S. dollar to Ps.12.2 per U.S. dollar, the effective income tax rate would have increased from 34.0% to 47.1% and the tax expense for the nine months ended September 30, 2013, would have increased by approximately $15.5 million. If the Mexican inflation rate at September 30, 2013 had increased from 3.6% to 4.6%, the effective income tax rate would have increased from 34.0% to 35.1%, and income tax expense for the nine months ended September 30, 2013 would have increased by approximately $1.3 million.

Results of Operations

The following summarizes our consolidated statements of comprehensive income components (in millions):

	Three Months Ended September 30,		Change Dollars
	2013	2012
Revenues	$286.6	$266.1	$20.5
Operating expenses	184.8	169.4	15.4

Operating income	101.8	96.7	5.1
Equity in net earnings of unconsolidated affiliate	0.7	0.6	0.1
Interest expense	(12.9)	(22.0)	9.1
Debt retirement costs	(2.4)	—	(2.4)
Foreign exchange gain (loss)	(1.5)	4.8	(6.3)
Other expense, net	(0.2)	(0.1)	(0.1)

Income before income taxes	85.5	80.0	5.5
Income tax expense	26.0	39.5	(13.5)

Net income	$59.5	$40.5	$19.0

	Nine Months Ended September 30,		Change Dollars
	2013	2012
Revenues	$808.4	$759.5	$48.9
Operating expenses	524.0	447.4	76.6

Operating income	284.4	312.1	(27.7)
Equity in net earnings of unconsolidated affiliate	1.8	2.1	(0.3)
Interest expense	(48.9)	(66.7)	17.8
Debt retirement costs	(112.3)	—	(112.3)
Foreign exchange gain (loss)	(6.1)	4.9	(11.0)
Other expense, net	(0.3)	(0.2)	(0.1)

Income before income taxes	118.6	252.2	(133.6)
Income tax expense	40.3	103.5	(63.2)

Net income	$78.3	$148.7	$(70.4)

Revenues

The following summarizes revenues (in millions), carload/unit statistics (in thousands) and revenue per carload/unit:

	Revenues			Carloads and Units			Revenue per Carload/Unit
	Three Months Ended September 30,		% Change	Three Months Ended September 30,		% Change	Three Months Ended September 30,		% Change
	2013	2012		2013	2012		2013	2012
Chemical and petroleum	$52.9	$51.8	2%	24.0	26.4	(9%)	$2,204	$1,962	12%
Industrial and consumer products	66.1	64.0	3%	41.6	44.1	(6%)	1,589	1,451	10%
Agriculture and minerals	42.9	42.6	1%	21.9	23.4	(6%)	1,959	1,821	8%
Energy	8.5	7.0	21%	7.9	7.2	10%	1,076	972	11%
Intermodal	62.2	52.0	20%	138.7	131.2	6%	448	396	13%
Automotive	47.2	43.6	8%	25.1	24.8	1%	1,880	1,758	7%

Carload revenues, carloads and units	279.8	261.0	7%	259.2	257.1	1%	$1,079	$1,015	6%

Other revenue	6.8	5.1	33%

Total revenues (i)	$286.6	$266.1	8%

(i) Included in revenues:
Fuel surcharge	$48.0	$38.9

	Revenues			Carloads and Units			Revenue per Carload/Unit
	Nine Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2013	2012		2013	2012		2013	2012
Chemical and petroleum	$156.1	$143.3	9%	73.2	73.9	(1%)	$2,133	$1,939	10%
Industrial and consumer products	196.3	184.6	6%	125.8	126.1	—	1,560	1,464	7%
Agriculture and minerals	113.8	143.1	(20%)	62.5	77.9	(20%)	1,821	1,837	(1%)
Energy	23.7	20.0	19%	22.6	21.5	5%	1,049	930	13%
Intermodal	167.4	141.0	19%	376.6	360.6	4%	445	391	14%
Automotive	134.8	114.2	18%	71.9	66.8	8%	1,875	1,710	10%

Carload revenues, carloads and units	792.1	746.2	6%	732.6	726.8	1%	$1,081	$1,027	5%

Other revenue	16.3	13.3	23%

Total revenues (i)	$808.4	$759.5	6%

(i) Included in revenues:
Fuel surcharge	$129.8	$107.3

Freight revenues include revenue for transportation services and fuel surcharges. For the three months ended September 30, 2013, revenues and carload/unit volumes increased 8% and 1%, respectively, compared to the same period in 2012. For the nine months ended September 30, 2013, revenues and carload/unit volumes increased 6% and 1%, respectively, compared to the same period in 2012. For the nine months ended September 30, 2013, agriculture and minerals revenues decreased $29.3 million due to an 18% reduction in import grain volumes as the severe drought conditions experienced in the Midwestern region of the United States affected grain volumes in the third quarter of 2012 through the second quarter of 2013. Revenue per carload/unit increased by 6% and 5% for the three and nine months ended September 30, 2013, respectively, compared to the same periods in 2012, due to positive pricing impacts and fuel surcharge, partially offset by commodity mix. In addition, revenue per carload/unit increased for the nine months ended September 30, 2013 due to the strengthening of the Mexican peso against the U.S. dollar.

Our fuel surcharge is a mechanism to adjust revenue based upon changing fuel prices. Fuel surcharge is calculated using a fuel price from a prior time period that can be up to 60 days earlier. In a period of volatile fuel prices or changing customer business mix, changes in fuel expense and fuel surcharge may differ.

The following discussion provides an analysis of revenues by commodity group:

Revenues by commodity group for the three months ended September 30, 2013

Chemical and petroleum. Revenues increased $1.1 million for the three months ended September 30, 2013, compared to the same period in 2012, due to a 12% increase in revenue per carload/unit, partially offset by a 9% decrease in carload/unit volumes due to lower petroleum volumes as a result of weather related delays. Revenues increased $12.8 million for the nine months ended September 30, 2013, compared to the same period in 2012, due to a 10% increase in revenue per carload/unit. Revenues increased due to positive pricing impacts for petroleum and plastics.

Industrial and consumer products. Revenues increased $2.1 million for the three months ended September 30, 2013, compared to the same period in 2012, due to a 10% increase in revenue per carload/unit, partially offset by a 6% decrease in carload/unit volumes, due to lower other volumes as a result of lost business. Revenues increased $11.7 million for the nine months ended September 30, 2013, compared to the same period in 2012, due to a 7% increase in revenue per carload/unit. Metals and scrap revenues increased due to a longer average length of haul. In addition, revenues increased due to the strengthening of the Mexican peso against the U.S. dollar.

Agriculture and minerals. Revenues increased $0.3 million for the three months ended September 30, 2013, compared to the same period in 2012, due to an 8% increase in revenue per carload/unit, partially offset by a 6% decrease in carload/unit volumes. For the nine months ended September 30, 2013, revenues decreased $29.3 million due to a 20% decrease in carload/unit volumes. Import grain volumes and average length of haul decreased in the third quarter of 2012 through the second quarter of 2013 as a result of the severe drought conditions experienced in the Midwestern region of the United States during 2012. Additionally, volumes decreased during the three and nine months ended September 30, 2013, as higher dried distillers grain prices for imports from the United States drove a product substitution in Mexico.

Energy. Revenues increased $1.5 million for the three months ended September 30, 2013, compared to the same period in 2012, due to an 11% increase in revenue per carload/unit and a 10% increase in carload/unit volumes. Revenues increased $3.7 million for the nine months ended September 30, 2013, compared to the same period in 2012, due to a 13% increase in revenue per carload/unit and a 5% increase in carload/unit volumes. The volume increases were driven by higher demand for pet coke used in cement for highway projects.

Intermodal. Revenues increased $10.2 million for the three months ended September 30, 2013, compared to the same period in 2012, due to a 13% increase in revenue per carload/unit and a 6% increase in carload/unit volumes. Revenues increased $26.4 million for the nine months ended September 30, 2013, compared to the same period in 2012, due to a 14% increase in revenue per carload/unit and a 4% increase in carload/unit volumes. Revenue per carload/unit increased as a result of cross border length of haul, and volume growth was driven by conversion of cross border general commodity truck traffic to rail.

Automotive. Revenues increased $3.6 million for the three months ended September 30, 2013, compared to the same period in 2012, due to a 7% increase in revenue per carload/unit and a 1% increase in carload/unit volumes. Volume increased as a result of new business, partially offset by lower production due to demand and a customer’s plant shutdown. Revenues increased $20.6 million for the nine months ended September 30, 2013, compared to the same period in 2012, due to a 10% increase in revenue per carload/unit and an 8% increase in carload/unit volumes. For the nine months ended September 30, 2013, the growth was driven by new business, increased import/export volume through the Port of Lazaro Cardenas and strong year-over-year growth in North American automobile sales for Original Equipment Manufacturers for the first half of 2013. In addition, revenues increased due to the strengthening of the Mexican peso against the U.S. dollar.

Operating Expenses

Operating expenses, as shown below (in millions), increased $15.4 million for the three months ended September 30, 2013, compared to the same period in 2012, due to higher fuel prices, compensation and benefits, and depreciation and amortization expense. Operating expenses increased $76.6 million for the nine months ended September 30, 2013, compared to the same period in 2012, due to the elimination of deferred statutory profit sharing liability as a result of the organizational restructuring in 2012, higher fuel prices and the strengthening of the Mexican peso against the U.S. dollar.

We pay KCSM Servicios, S.A. de C.V. (“KCSM Servicios”) a wholly-owned subsidiary of KCS, market-based rates for employee services. For comparative purposes, amounts paid to KCSM Servicios are classified according to the nature of the services provided to us and the market-based premium paid to KCSM Servicios is included within materials and other expense.

	Three Months Ended September 30,		Change
	2013	2012	Dollars	Percent
Compensation and benefits	$33.1	$29.8	$3.3	11%
Purchased services	38.2	36.3	1.9	5%
Fuel	48.9	42.5	6.4	15%
Equipment costs	21.3	20.6	0.7	3%
Depreciation and amortization	26.2	23.0	3.2	14%
Materials and other	17.1	17.2	(0.1)	(1%)

Total operating expenses	$184.8	$169.4	$15.4	9%

	Nine Months Ended September 30,		Change
	2013	2012	Dollars	Percent
Compensation and benefits	$93.1	$93.5	$(0.4)	—
Purchased services	107.7	109.2	(1.5)	(1%)
Fuel	135.5	121.2	14.3	12%
Equipment costs	60.2	57.4	2.8	5%
Depreciation and amortization	76.1	67.5	8.6	13%
Materials and other	51.4	41.6	9.8	24%
Elimination of deferred statutory profit sharing liability, net	—	(43.0)	43.0	(100%)

Total operating expenses	$524.0	$447.4	$76.6	17%

Compensation and benefits. Compensation and benefits increased $3.3 million for the three months ended September 30, 2013, compared to the same period in 2012, due to annual salary and benefits rate increases and the strengthening of the Mexican peso against the U.S. dollar. Compensation and benefits decreased $0.4 million for the nine months ended September 30, 2013, compared to the same period in 2012, due to a $7.3 million reduction in deferred statutory profit sharing expense as a result of the organizational restructuring in 2012. This decrease was partially offset by the strengthening of the Mexican peso against the U.S. dollar and annual salary and benefits rate increases.

Purchased services. Purchased services expense increased $1.9 million for the three months ended September 30, 2013, compared to the same period in 2012, due to an increase in security services. Purchased services expense decreased $1.5 million for the nine months ended September 30, 2013, compared to the same period in 2012, due to a decrease in track and equipment maintenance expenses, partially offset by an increase in security services. Track maintenance expense decreased due to the termination of a maintenance contract as a result of in-sourcing of certain maintenance activities.

Fuel. Fuel expense increased $6.4 million and $14.3 million for the three and nine months ended September 30, 2013, respectively, compared to the same periods in 2012, due to higher diesel fuel prices as the average price per gallon, including the effects of the strengthening of the Mexican peso against the U.S. dollar, was $2.97 and $2.95 for the three and nine months ended September 30, 2013, respectively, compared to $2.61 and $2.55 for the same periods in 2012. The increase for the nine months ended September 30, 2013, compared to the same period in 2012, was partially offset by lower consumption and improved fuel efficiency.

Equipment costs. Equipment costs increased $0.7 million and $2.8 million for the three and nine months ended September 30, 2013, respectively, compared to the same periods in 2012, due to an increase in cycle time of other railroads’ freight cars as a result of weather related delays. These increases were partially offset by the decrease in locomotive lease expense as a result of the purchase of 30 locomotives in June 2013, which were previously leased by us under an operating lease agreement. Equipment costs are expected to decrease in the fourth quarter of 2013, as compared to the same period in 2012, by approximately $1.6 million as a result of this locomotive lease buyout.

Depreciation and amortization. Depreciation and amortization expense increased $3.2 million and $8.6 million for the three and nine months ended September 30, 2013, respectively, compared to the same periods in 2012, due to a larger asset base, including the purchase of 30 locomotives in June 2013, which were previously leased by the us under an operating lease agreement. Depreciation and amortization expense is expected to increase in the fourth quarter of 2013, as compared to the same period in 2012, by approximately $0.9 million as a result of the locomotive purchase.

Materials and other. Materials and other expense decreased $0.1 million for the three months ended September 30, 2013, compared to the same period in 2012, due to a decrease in the use of roadway materials and other rent and lease expense, partially offset by higher casualty expense. Materials and other expense increased $9.8 million for the nine months ended September 30, 2013, compared to the same periods in 2012, due to an increase in casualty and concession duty expenses. We paid concession duty expense of 0.5% of gross revenues for the first 15 years of the Concession period and on June 24, 2012, we began paying 1.25% of gross revenues, which is effective for the remaining years of the Concession. In addition, materials and other expense increased for the nine months ended September 30, 2013, compared to the same period in 2012, due to the market-based premium for employee services paid to KCSM Servicios as a result of the organizational restructuring in the second quarter of 2012.

Elimination of deferred statutory profit sharing liability, net. As a result of the organizational restructuring in the second quarter of 2012, our obligation to pay statutory profit sharing terminated as of May 1, 2012, and accordingly, we recognized a $43.0 million net reduction to operating expense. This reduction includes the elimination of $47.8 million of the deferred statutory profit sharing liability, net of $4.8 million of transaction costs.

Non-Operating Income and Expenses

Equity in net earnings of unconsolidated affiliate. Equity in earnings from the operations of FTVM increased $0.1 million for the three months ended September 30, 2013, compared to the same period in 2012, due to an increase in volumes. Equity in earnings from the operations of FTVM decreased $0.3 million for the nine months ended September 30, 2013, compared to the same period in 2012, due to higher track maintenance costs, partially offset by an increase in volumes.

Interest expense. Interest expense decreased $9.1 million and $17.8 million for the three and nine months ended September 30, 2013, respectively, compared to the same periods in 2012, due to lower average interest rates as a result of our refinancing activities. During the three and nine months ended September 30, 2013, the average debt balances were $1,153.3 million and $1,122.1 million, respectively, compared to $1,164.6 million and $1,190.3 million, for the same periods in 2012. Average interest rates during the three and nine months ended September 30, 2013 were 4.3% and 5.7%, respectively, compared to 7.5% and 7.4%, respectively, for the same periods in 2012. Interest expense is expected to decrease in the fourth quarter of 2013, as compared to the same period in 2012, by approximately $9.2 million as a result of the refinancing activities in the second quarter of 2013.

Debt retirement costs. Debt retirement costs were $2.4 million and $112.3 million for the three and nine months ended September 30, 2013. During the second and third quarter of 2013, we recognized debt retirement costs of $109.9 million and $2.4 million, respectively, related to the tender and call premiums as well as the write-off of unamortized debt issuance costs and the original issue discounts associated with the various senior notes refinanced and purchased. We did not incur debt retirement costs during the first nine months of 2012.

Foreign exchange gain (loss). Foreign exchange gains (losses) are generated by the re-measurement and settlement of monetary assets and liabilities denominated in Mexican pesos. For the three and nine months ended September 30, 2013, foreign exchange loss was $0.2 million and a foreign exchange gain of $0.2 million, respectively, compared to a foreign exchange gain of $4.8 million and $4.9 million for the same periods in 2012.

During the first half of 2013, we entered into foreign currency forward contracts with an aggregate notional amount of $325.0 million, maturing on December 31, 2013, to hedge its exposure to fluctuations in income tax expense and the amount of income taxes paid. For the three and nine months ended September 30, 2013, foreign exchange loss on the foreign currency forward contracts was $1.3 million and $6.3 million, respectively, due to the weakening of the forward exchange rate of the Mexican peso against the U.S. dollar.

Other expense, net. Other expense, net, increased $0.1 million, for the three and nine months ended September 30, 2013, respectively, compared to the same periods in 2012, due to higher miscellaneous expenses.

Income tax expense. Income tax expense decreased $13.5 million and $63.2 million for the three and nine months ended September 30, 2013, respectively, compared to the same periods in 2012, due to lower pre-tax income in the nine months ended September 30, 2013, and a lower effective tax rate in the three and nine months ended September 30, 2013. The components of the effective tax rates for the three and nine months ended September 30, 2013, compared to the same periods in 2012 are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Income tax expense using the statutory rate in effect	30.0%	30.0%	30.0%	30.0%
Tax effect of:
Foreign exchange (i)	—	18.4%	0.3%	9.4%
Reversal of previously recognized benefit due to court ruling	—	—	3.7%	—
Inflation and other, net	0.4%	1.0%	—	1.6%

Effective tax rate	30.4%	49.4%	34.0%	41.0%

(i)	Income taxes paid in Mexico are paid in Mexican pesos, and as a result, the effective income tax rate reflects fluctuations in the value of the Mexican peso against the U.S. dollar measured by the forward exchange rate. Most significantly, any gain or loss from the revaluation of net U.S. dollar-denominated monetary liabilities (primarily debt) into Mexican pesos is included in Mexican taxable income under Mexican tax law. As a result, a strengthening of the Mexican peso against the U.S. dollar for the reporting period will generally increase the Mexican cash tax obligation and the effective income tax rate, and a weakening of the Mexican peso against the U.S. dollar for the reporting period will generally decrease the Mexican cash tax obligation and the effective tax rate. To hedge its exposure to this risk, during the first half of 2013, we entered into foreign currency forward contracts with an aggregate notional amount of $325.0 million. The foreign currency forward contracts are measured at fair value each period and any change in fair value is recognized in foreign exchange gain (loss) within the consolidated statements of comprehensive income as described above.

Year Ended December 31, 2012, compared to the Year Ended December 31, 2011

The following summarizes our consolidated comprehensive income statement components (in millions):

	2012	2011	Change Dollars
Revenues	$1,021.7	$938.4	$83.3
Operating expenses	618.0	621.2	(3.2)

Operating income	403.7	317.2	86.5
Equity in net earnings of unconsolidated affiliates	3.2	2.8	0.4
Interest expense	(88.4)	(80.2)	(8.2)
Debt retirement costs	(0.5)	(10.3)	9.8
Foreign exchange gain (loss)	3.0	(9.6)	12.6
Other income (loss), net	(0.2)	2.6	(2.8)

Income before income taxes	320.8	222.5	98.3
Income tax expense	129.6	48.6	81.0

Net income	$191.2	$173.9	$17.3

Revenues

The following summarizes revenues (in millions), carload/unit statistics (in thousands) and revenue per carload/unit:

	Revenues			Carloads and Units			Revenue per Carload/Unit
	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
Chemical and petroleum	$193.6	$186.4	4%	99.1	100.3	(1%)	$1,954	$1,858	5%
Industrial and consumer products	247.6	223.7	11%	167.7	162.6	3%	1,476	1,376	7%
Agriculture and minerals.	184.6	197.9	(7%)	100.4	109.3	(8%)	1,839	1,811	2%
Energy (i)	28.0	28.6	(2%)	28.8	28.4	1%	972	1,007	(3%)
Intermodal	191.3	154.8	24%	484.5	413.0	17%	395	375	5%
Automotive	158.5	127.7	24%	91.9	76.3	20%	1,725	1,674	3%

Carload revenues, carloads and units	1,003.6	919.1	9%	972.4	889.9	9%	$1,032	$1,033	—%

Other revenue	18.1	19.3	(6%)

Total revenues (ii)	$1,021.7	$938.4	9%

(ii) Included in revenues:
Fuel surcharge	$146.5	$118.8

(i)	Effective January 1, 2012, we established the Energy commodity group, which includes the previous Coal commodity group and certain amounts previously included within the agriculture and minerals commodity group. Prior period amounts have been reclassified to conform to the current year presentation.

Freight revenues include both revenue for transportation services and fuel surcharges. For the year ended December 31, 2012, revenues increased $83.3 million compared to 2011. This 9% increase in revenues is due to a 9% increase in carloads/unit volumes. Revenue per carload/unit was flat for the year ended December 31, 2012, compared to the same period in 2011.

Our fuel surcharge is a mechanism to adjust revenue based upon changing fuel prices. Fuel surcharge is calculated using a fuel price from a prior time period that can be up to 60 days earlier. In a period of volatile fuel prices or changing customer business mix, changes in fuel expense and fuel surcharge may differ.

The following discussion provides an analysis of revenues by commodity group:

Revenues by commodity group for 2012

Chemical and petroleum. Revenues increased $7.2 million for the year ended December 31, 2012, compared to 2011, due to a 5% increase in revenue per carload/unit, partially offset by a 1% decrease in carloads/unit volumes. The increase in revenues is due to positive pricing impacts for plastics and chemicals used to manufacture glass and paint and increases in fuel surcharge, partially offset by fluctuations in the value of the Mexican peso against the U.S. dollar and decreases in volume. Petroleum volumes decreased due to a customer’s lost business.

Industrial and consumer products. Revenues increased $23.9 million for the year ended December 31, 2012, compared to 2011, due to a 7% increase in revenue per carload/unit and a 3% increase in carloads/unit volumes. Metals and scrap revenues grew due to increases in pricing and high demand for slab and steel coil driven by strength in the automotive and oil and gas industries.

Agriculture and mineral. Revenues decreased $13.3 million for the year ended December 31, 2012, compared to 2011, due to an 8% decrease in carloads/unit volumes, partially offset by a 2% increase in revenue per carload/unit. Food products volumes decreased due to lost cross border corn syrup business and lower dried distillers grain volume. In addition, grain volumes decreased as a result of the severe drought conditions experienced in the United States.

Energy. Revenues decreased $0.6 million for the year ended December 31, 2012, compared to 2011, due to a 3% decrease in revenue per carload/unit due to fluctuations in the value of the Mexican peso against the U.S. dollar, partially offset by a 1% increase in carloads/unit volumes.

Intermodal. Revenues increased $36.5 million for the year ended December 31, 2012, compared to 2011, due to a 17% increase in carloads/unit volumes and a 5% increase in revenue per carload/unit. The increase in volumes was due to strong cross border auto parts business, conversion of truck traffic to rail and Trans-Pacific imports via the Port of Lazaro Cardenas.

Automotive. Revenues increased $30.8 million for the year ended December 31, 2012, compared to 2011, due to a 20% increase in carloads/unit volumes and a 3% increase in revenue per carload/unit. The increase in volumes was driven by strong year-over-year growth in North American automobile sales for Original Equipment Manufacturers, increased import/export volume through the Port of Lazaro Cardenas and increased length of haul through new cross border vehicle routings.

Operating Expenses

Operating expenses, as shown below (in millions), decreased $3.2 million for the year ended December 31, 2012, when compared to 2011, due to the elimination of $43.0 million of deferred statutory profit sharing liability as a result of the organizational restructuring in 2012. In addition, operating expenses decreased due to fluctuations in the value of the Mexican peso against the U.S. dollar for operating expenses denominated in Mexican pesos. These decreases were partially offset by higher diesel fuel prices and carload/unit volumes and a gain of $14.8 million on insurance recoveries recognized in 2011.

As a result of the organizational restructuring in 2012, we pay KCSM Servicios, market-based rates for employee services. This market-based rate was determined by applying a percentage mark-up to amounts paid by KCSM Servicios to its employees and vendors. For comparative purposes, amounts paid to KCSM Servicios are classified according to the nature of the services provided to us and the percentage mark-up portion of payments to KCSM Servicios is included within materials and other expense.

	2012	2011	Change
			Dollars	Percent
Compensation and benefits	$124.0	$128.8	$(4.8)	(4%)
Purchased services	144.6	131.6	13.0	10%
Fuel	164.1	150.6	13.5	9%
Equipment costs	77.9	83.2	(5.3)	(6%)
Depreciation and amortization	91.3	86.8	4.5	5%
Materials and other	59.1	55.0	4.1	7%
Elimination of deferred statutory profit sharing liability, net	(43.0)	—	(43.0)	100%
Gain on insurance recoveries related to hurricane damage	—	(14.8)	14.8	(100%)

Total operating expenses	$618.0	$621.2	$(3.2)	(1%)

Compensation and benefits. Compensation and benefits decreased $4.8 million for the year ended December 31, 2012, compared to 2011, due to a $11.0 million reduction in statutory profit sharing expense as a result of the organizational restructuring in the second quarter of 2012. In addition, compensation and benefits decreased due to fluctuations in the value of the Mexican peso against the U.S. dollar. These decreases were partially offset by annual salary and benefit rate increases and higher carload / units volumes.

Purchased services. Purchased services expense increased $13.0 million for the year ended December 31, 2012, compared to 2011, due to an $8.4 million increase in joint facility net income related to non-recurring usage of certain trackage rights recognized during the second half of 2011 and increases in volume-sensitive costs, primarily locomotive maintenance expense and security services.

Fuel. Fuel expense increased $13.5 million for the year ended December 31, 2012, compared to 2011, due to higher diesel fuel prices as the average price per gallon, including the favorable impact of fluctuations in the value of the Mexican peso against the U.S. dollar, increased from $2.49 to $2.59. In addition, fuel expense increased due to higher consumption and decreased fuel efficiency.

Equipment costs. Equipment costs decreased $5.3 million for the year ended December 31, 2012, compared to 2011, due to a $9.1 million decrease in locomotive lease expense due to the acquisition of 75 locomotives during the third quarter of 2011, which were previously leased by us under an operating lease agreement. This decrease was partially offset by an increase in intermodal freight equipment rent and the use of other railroads’ freight cars due to increased traffic volumes.

Depreciation and amortization. Depreciation and amortization expense increased $4.5 million for the year ended December 31, 2012, compared to 2011, due to a larger asset base.

Materials and other. Materials and other expense increased $4.1 million for the year ended December 31, 2012, compared to 2011, due to the percentage mark-up paid to KCSM Servicios as a result of the organizational restructuring in the second quarter of 2012 and increased concession duty rate, partially offset by decreased casualty expense. We paid concession duty expense of 0.5% of gross revenues for the first 15 years of the Concession period, and on June 24, 2012, we began paying 1.25% of gross revenues, which is effective for the remaining years of the Concession.

Elimination of deferred statutory profit sharing liability, net. As a result of the organizational restructuring in 2012, our obligation to pay statutory profit sharing terminated as of May 1, 2012 and accordingly, we recognized a $43.0 million net reduction to operating expense. This reduction includes the elimination of $47.8 million of deferred statutory profit sharing liability, net of $4.8 million of transaction costs.

Gain on insurance recoveries related to hurricane damage. In 2011, we settled our insurance claims related to 2010 hurricane damage and recognized a $14.8 million gain on insurance recoveries which represented the recovery of lost profits and the replacement value of property in excess of its carrying value, net of the self-insured retentions.

Non-Operating Expenses

Equity in net earnings of unconsolidated affiliates. Equity in earnings from the operations of FTVM was $3.2 million and $2.8 million for the years ended December 31, 2012 and 2011, respectively. This increase was due to an increase in volumes.

Interest expense. Interest expense increased $8.2 million for the year ended December 31, 2012, compared to 2011, due to higher average debt balances, partially offset by lower average interest rates. For the years ended December 31, 2012 and 2011, the average debt balances and the average interest rates were $1,179.3 million and 7.4% compared to $973.8 million and 8.0%, respectively.

Debt retirement costs. Debt retirement costs were $0.5 million and $10.3 million for the years ended December 31, 2012 and 2011, respectively. During the fourth quarter of 2012, we recognized $0.5 million in debt issuance costs related to the amended credit agreement. During 2011, we recognized debt retirement costs of $10.3 million related to the call and tender premiums and the write-off of unamortized debt issuance costs associated with the purchase and redemption of senior notes refinanced.

Foreign exchange gain (loss). Fluctuations in the value of the Mexican peso against the U.S. dollar for the years ended December 31, 2012 and 2011, resulted in a foreign exchange gain of $3.0 million and a foreign exchange loss of $9.6 million, respectively.

Other income (loss), net. Other income (loss), net decreased $2.8 million for the year ended December 31, 2012, compared to 2011. This decrease was attributable to miscellaneous income.

Income tax expense. Income tax expense increased $81.0 million for the year ended December 31, 2012, compared to 2011, due to higher pre-tax income and an increased effective tax rate due to fluctuations in the foreign exchange rate. The effective income tax rate was 40.4% for the year ended December 31, 2012, compared to 21.8% for 2011.

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

The following summarizes our consolidated comprehensive income statement components (in millions):

	2011	2010	Change Dollars
Revenues	$938.4	$794.7	$143.7
Operating expenses	621.2	563.1	58.1

Operating income	317.2	231.6	85.6
Equity in net earnings of unconsolidated affiliates	2.8	6.6	(3.8)
Interest expense	(80.2)	(97.8)	17.6
Debt retirement costs	(10.3)	(52.5)	42.2
Foreign exchange gain (loss)	(9.6)	4.9	(14.5)
Other income, net	2.6	2.3	0.3

Income before income taxes	222.5	95.1	127.4
Income tax expense	48.6	31.3	17.3

Net income	$173.9	$63.8	$110.1

Revenues

The following table summarizes revenues (in millions), carload/unit statistics (in thousands) and revenue per carload/unit:

	Revenues			Carloads and Units			Revenue per Carload/Unit
	2011	2010	% Change	2011	2010	% Change	2011	2010	% Change
Chemical and petroleum.	$186.4	$168.0	11%	100.3	96.8	4%	$1,858	$1,736	7%
Industrial and consumer products	223.7	187.6	19%	162.6	150.6	8%	1,376	1,246	10%
Agriculture and minerals.	197.9	192.6	3%	109.3	115.6	(5%)	1,811	1,666	9%
Energy (i)	28.6	23.9	20%	28.4	24.1	18%	1,007	992	2%
Intermodal	154.8	115.4	34%	413.0	324.4	27%	375	356	5%
Automotive	127.7	91.3	40%	76.3	64.8	18%	1,674	1,409	19%

Carload revenues, carloads and units	919.1	778.8	18%	889.9	776.3	15%	$1,033	$1,003	3%

Other revenue	19.3	15.9	21%

Total revenues	$938.4	$794.7	18%

(ii) Included in revenues:
Fuel surcharge	$118.8	$81.9

(i)	Effective January 1, 2012, we established the Energy commodity group, which includes the previous Coal commodity group and certain amounts previously included within the agriculture and minerals commodity group. Prior period amounts have been reclassified to conform to the current year presentation.

Freight revenues include both revenue for transportation services and fuel surcharges. For the year ended December 31, 2011, revenues increased $143.7 million compared to 2010. This 18% increase in revenues was due to a 15% increase in carloads/unit volumes and a 3% increase in revenue per carload/unit, which includes positive pricing impacts and increased fuel surcharge. Revenues and volumes in the third quarter of 2010 were affected by Hurricane Alex as customers were required to use alternative carriers or modes of transportation until services were restored. The effect of fluctuations in the value of the Mexican peso against the U.S. dollar was not significant.

Our fuel surcharge is a mechanism to adjust revenue based upon changing fuel prices. Fuel surcharge is calculated using a fuel price from a prior time period that can be up to 60 days earlier. In a period of volatile fuel prices or changing customer business mix, changes in fuel expense and fuel surcharge may differ.

The following discussion provides an analysis of revenues by commodity group:

Revenues by commodity group for 2011

Chemical and petroleum. Revenues increased $18.4 million for the year ended December 31, 2011, compared to 2010, due to a 7% increase in revenue per carload/unit and a 4% increase in carloads/unit volumes. Chemicals revenues increased due to the improving manufacturing environment in Mexico. Plastics revenues increased due to increased length of haul cross border. Additionally, revenues in the third quarter of 2010 were significantly affected by Hurricane Alex.

Industrial and consumer products. Revenues increased $36.1 million for the year ended December 31, 2011, compared to 2010, due to a 10% increase in revenue per carload/unit and an 8% increase in carloads/unit volumes. Metals and scrap business growth was due to increased demand for slab and steel coil driven by continuing growth in the automotive industry and appliance manufacturing. Revenue growth was driven by new business and conversion of truck traffic to rail. Additionally, revenues in the third quarter of 2010 were significantly affected by Hurricane Alex.

Agriculture and mineral. Revenues increased $5.3 million for the year ended December 31, 2011, compared to 2010, due to a 9% increase in revenue per carload/unit, partially offset by a 5% decrease in carloads/unit volumes. Grain volume and average length of haul decreased in the first quarter of 2011 as traffic patterns shifted due to a decline in cross border traffic into Mexico as availability of crops from a strong Mexico harvest was sufficient to meet the local demand.

Energy. Revenues increased $4.7 million for the year ended December 31, 2011, compared to 2010, due to an 18% increase in carload/unit volumes and a 2% increase in revenue per carload unit. These increases were related to new petroleum coke business.

Intermodal. Revenues increased $39.4 million for the year ended December 31, 2011, compared to 2010, due to a 27% increase in carloads/unit volumes and a 5% increase in revenue per carload/unit. Growth was driven by increased domestic and cross border business, conversion of truck traffic to rail and South American/trans-Pacific container volume.

Automotive. Revenues increased $36.4 million for the year ended December 31, 2011, compared to 2010, due to a 19% increase in revenue per carload/unit and an 18% increase in carloads/unit volumes. The volume increase was driven by strong year-over-year growth in North American automobile sales for Original Equipment Manufacturers, new cross border vehicle routings, increased import/export volume through the Port of Lazaro Cardenas and the shipment of new automobile models.

Operating Expenses

Operating expenses, as shown below (in millions), increased $58.1 million for the year ended December 31, 2011, when compared to 2010, due to higher carload/unit volumes, increases in compensation and benefit rates and fuel prices. These increases were partially offset by a gain of $14.8 million on insurance recoveries related to Hurricane Alex recognized in the third quarter of 2011. The effect of fluctuations in the value of the Mexican peso against the value of the U.S. dollar was not significant.

	2011	2010	Change
			Dollars	Percent
Compensation and benefits	$128.8	$90.1	$38.7	43%
Purchased services	131.6	126.7	4.9	4%
Fuel	150.6	119.2	31.4	26%
Equipment costs	83.2	78.1	5.1	7%
Depreciation and amortization	86.8	94.0	(7.2)	(8%)
Materials and other	55.0	55.0	—	—%
Gain on insurance recoveries related to hurricane damage	(14.8)	—	(14.8)	(100%)

Total operating expenses	$621.2	$563.1	$58.1	10%

Compensation and benefits. Compensation and benefits increased $38.7 million for the year ended December 31, 2011, compared to 2010, due to increases in statutory profit sharing expense of $17.1 million, carload/unit volumes and annual salary and benefit rate increases. In addition, in the third quarter of 2010, we recorded a decrease of $6.2 million in post-employment benefit obligations as a result of the completion of negotiations with the labor union.

Purchased services. Purchased services expense increased $4.9 million for the year ended December 31, 2011, compared to 2010, due to increases in volume-sensitive costs, primarily locomotive maintenance expense, security and terminal services. These increases were partially offset by a $8.4 million joint facility net income related to non-recurring usage of certain trackage rights recognized during the second half of 2011 and a decrease in corporate expense.

Fuel. Fuel expense increased $31.4 million for the year ended December 31, 2011, compared to 2010. The increase was driven by higher diesel fuel prices as the average fuel price per gallon, including the unfavorable impact of fluctuations in the value of the Mexican peso against the U.S. dollar, increased from $2.18 to $2.49 and higher consumption due to an increase in carloads/unit volumes.

Equipment costs. Equipment costs increased $5.1 million for the year ended December 31, 2011, compared to 2010, due to the increase in the use of other railroads’ freight cars due to increased traffic volumes. This increase was partially offset by a $5.3 million decrease in locomotive lease expense due to the acquisition of 75 locomotives during the third quarter of 2011, which were previously leased by us under an operating lease agreement.

Depreciation and amortization. Depreciation and amortization expense decreased $7.2 million for the year ended December 31, 2011, compared to 2010, due to a change in the estimate related to certain locomotive depreciation rates based on reassessment of the adequacy of the accumulated depreciation provisions, which was effective October 1, 2010. This decrease was partially offset by higher depreciation expense due to a larger asset base.

Materials and other. Materials and other expense was flat for the year ended December 31, 2011, compared to 2010. We expect materials and other expense to increase by approximately $4.0 million for the year ending December 31, 2012, due to an increase in the concession duty rate. We currently pay concession duty expense of 0.5% of gross revenues, and beginning on June 24, 2012, we will pay 1.25% of gross revenues for the remaining years of Concession.

Gain on insurance recoveries related to hurricane damage. In the third quarter of 2011, we settled our insurance claims related to Hurricane Alex and recognized a $14.8 million gain on insurance recoveries which represents the recovery of lost profits and the replacement value of property in excess of its carrying value, net of the self-insured retentions.

Non-Operating Expenses

Equity in net earnings of unconsolidated affiliates. Equity in earnings from unconsolidated affiliates was $2.8 million and $6.6 million for the years ended December 31, 2011 and 2010, respectively. Significant components of this change were as follows:

•	Our equity in earnings of FTVM decreased $0.4 million for the year ended December 31, 2011, compared to 2010, due to higher operating expenses.

•

Our equity in earnings of Mexrail, Inc. (“Mexrail”) was zero for the year ended December 31, 2011 and $3.4 million for the year ended December 31, 2010. On June 30, 2010, we sold our 49% ownership interest in Mexrail to KCS.

Interest expense. Interest expense decreased $17.6 million for the year ended December 31, 2011, compared to 2010, due to lower average debt balances and interest rates. For the years ended December 31, 2011 and 2010, the average debt balance and average interest rates were $973.8 million and 8.0% compared to $1,017.9 million and 9.1%, respectively.

Debt retirement costs. Debt retirement costs were $10.3 million and $52.5 million for the years ended December 31, 2011 and 2010, respectively. During 2011, we recognized debt retirement costs of $10.3 million related to the call and tender premiums, and the write-off of unamortized debt issuance costs associated with the purchase and redemption of various senior notes refinanced. During 2010, we recognized debt retirement costs of $52.5 million related to the tender and call premium, the write-off of unamortized debt issuance costs and original issue discount associated with the purchase and redemption of various senior notes refinanced.

Foreign exchange. Fluctuations in the value of the Mexican peso against the U.S. dollar for the years ended December 31, 2011 and 2010, resulted in a foreign exchange loss of $9.6 million and a foreign exchange gain of $4.9 million, respectively.

Other income, net. Other income, net increased $0.3 million for the year ended December 31, 2011, compared to 2010. This increase was attributable to miscellaneous income, partially offset by a gain on the sale of Mexrail recognized in the second quarter of 2010.

Income tax expense. Income tax expense increased $17.3 million for the year ended December 31, 2011, compared to 2010, due to higher pre-tax income, partially offset by foreign exchange rate fluctuations. The effective income tax rate was 21.8% for the year ended December 31, 2011, compared to 32.9% for 2010. The effective income tax rate decreased due to foreign exchange rate fluctuations, partially offset by the reduction of a deferred tax asset valuation allowance in 2010 and a tax benefit from the 2010 Mexrail sale.

Liquidity and Capital Resources

Overview

In recent years, we have improved our financial strength and flexibility by extending debt maturities, increasing liquidity and reducing interest expense. As a result, we received investment grade credit ratings from rating agencies as described in the Credit Ratings section below. This improved credit profile allowed us to refinance a significant portion of our existing debt at lower interest rates and extend debt maturities during the second quarter of 2013. We estimate annualized pre-tax interest savings as a result of this refinancing to be approximately $37.0 million.

Though our cash flows from operations are sufficient to fund operations, capital expenditures and debt service, we may, from time to time, incur debt to refinance existing indebtedness, purchase equipment currently under operating leases, or to fund equipment additions or new investments. On September 30, 2013, total available liquidity (the unrestricted cash balance plus revolving credit facility availability) was $287.4 million.

We believe, based on current expectations, that cash and other liquid assets, operating cash flows, access to debt capital markets and other available financing resources will be sufficient to fund anticipated operating expenses, capital expenditures, debt service costs and other commitments in the foreseeable future. Our current financing instruments contain restrictive covenants which limit or preclude certain actions; however, the covenants are structured such that we have sufficient flexibility to conduct our operations. We were in compliance with all of our debt covenants as of September 30, 2013.

Our operating results and financing alternatives can be unexpectedly impacted by various factors, some of which are outside of our control. For example, if we were to experience a reduction in revenues or a substantial increase in operating costs or other liabilities, our earnings could be significantly reduced, increasing the risk of non-compliance with debt covenants. Additionally, we are subject to external factors impacting debt and capital markets and our ability to obtain financing under reasonable terms is subject to market conditions. Volatility in capital markets and the tightening of market liquidity could impact our access to capital. Further, our cost of debt can be impacted by independent rating agencies, which assign debt ratings based on certain factors including credit measurements such as interest coverage and leverage ratios, liquidity and competitive position.

Credit Ratings. Three credit rating agencies provide their views of our outlook and ratings. S&P rates our senior unsecured debt and corporate credit as investment grade. Moody’s rates our senior unsecured debt as investment grade. Fitch has assigned an investment grade Issuer Default Rating to us and rates the senior unsecured debt as investment grade. Ratings and outlooks change from time to time and can be found on the websites of S&P, Moody’s and Fitch.

Cash Flow Information and Contractual Obligations

Summary cash flow data follows (in millions):

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
Cash flows provided by (used for):
Operating activities	$312.7	$238.4	$277.1	$256.0	$171.7
Investing activities	(188.3)	(112.1)	(205.3)	(129.4)	(49.9)
Financing activities	(114.7)	(71.2)	(78.3)	(147.9)	(177.4)

Net increase (decrease) in cash and cash equivalents	9.7	55.1	(6.5)	(21.3)	(55.6)
Cash and cash equivalents beginning of year	9.2	15.7	15.7	37.0	92.6

Cash and cash equivalents end of period	$18.9	$70.8	$9.2	$15.7	$37.0

Operating Cash Flows. Net operating cash flows increased $74.3 million for the nine month period ended September 30, 2013, as compared to the same period in 2012, primarily due to an increase in changes in working capital items, resulting mainly from the timing of certain payments and receipts.

Net operating cash flows for the year ended December 31, 2012 increased $21.1 million to $277.1 million. The increase in operating cash flows was a result of increased net income. This increase was partially offset by insurance proceeds of $40.2 million related to 2010 hurricane damage received during 2011. Net operating cash flows for the year ended December 31, 2011, increased $84.3 million to $256.0 million. The increase in operating cash flows was a result of increased net income from higher carload/unit volumes, positive pricing impacts and the receipt of insurance proceeds related to hurricane damage.

Investing Cash Flows. Net investing cash outflows increased $76.2 million for the nine month period ended September 30, 2013, as compared to the same period in 2012, due to an increase in capital expenditures and the purchase of equipment under an operating lease.

Net investing cash outflows were $205.3 million and $129.4 million for the years ended December 31, 2012 and 2011, respectively. This $75.9 million increase was due to an increase in capital expenditures and the insurance proceeds received during 2011 related to 2010 hurricane damage. Net investing cash outflows for the year ended December 31, 2011 increased $79.5 million as compared to 2010, due to an increase in capital expenditures, partially offset by insurance proceeds related to hurricane damage and the acquisition of an intermodal facility in 2010. In addition, in 2010, we received net proceeds from repayment of a loan to a related company and proceeds from the sale of our 49% ownership interest in Mexrail. Insurance proceeds recognized in investing cash flows are related to proceeds from property damage. All other insurance proceeds related to hurricane damage are recognized in operating cash flows. Additional information regarding capital expenditures is provided below.

Financing Cash Flows. Financing cash inflows were generated from the issuance of long-term debt, proceeds from related company debt and a capital contribution from our shareholders. Financing cash outflows were used for the repayment of debt, repayment of related company debt and distributions to our shareholders. Financing cash flows for the nine months ended September 30, 2013 and 2012, and for the years ended December 31, 2012, 2011 and 2010 are discussed in more detail below:

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Net financing cash outflows increased $43.5 million for the nine months ended September 30, 2013, as compared to the same period in 2012, due to debt refinancing activities and associated debt cost payments incurred during 2013 and related company debt activity.

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Net financing cash outflows for the year ended December 31, 2012, were $78.3 million. During 2012, we repaid $87.2 million of related company debt and $18.1 million of outstanding long-term debt. During the year, we received $18.8 million from proceeds of capital contributions from our shareholders and $9.0 million in proceeds from a borrowing from a wholly-owned subsidiary of KCS.

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Net financing cash outflows for the year ended December 31, 2011, were $147.9 million. During 2011, we repaid $214.8 million of outstanding debt and distributed $135.0 million of cash to our shareholders. During 2011, we received net proceeds of $200.0 million from the issuance of the 6 1/8% Senior Notes and $17.5 million related to a borrowing from a wholly-owned subsidiary of KCS. Debt issue costs of $15.6 million were paid in connection with the 6 1/8% Senior Notes.

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Net financing cash outflows for the year ended December 31, 2010 were $177.4 million. During 2010, we repaid $715.8 million of outstanding debt and paid $54.7 million in debt costs. During the year, we received net proceeds of $480.7 million from the issuance of the 6 5/8% senior unsecured notes due December 15, 2020 (the “6 5/8% Senior Notes”) and the 8.0% Senior Notes and $17.4 million from a borrowing from a wholly-owned subsidiary of KCS. In addition, we received $95.0 million of proceeds from a capital contribution from our shareholders.

Contractual Obligations. The following table outlines the material obligations and contractual commitments on September 30, 2013 (in millions).

	Payments Due by Period
	Total	October 1 to December 31, 2013	1-3 Years	3-5 Years	More Than 5 Years
Long-term debt and related company debt (including interest and capital lease obligations)	$1,469.9	$20.8	$126.6	$174.4	$1,148.1
Operating leases	64.5	5.6	38.1	17.6	3.2
Capital expenditure obligations(i)	546.6	11.7	247.7	287.2	—
Other contractual obligations(ii)	273.7	11.5	106.5	87.0	68.7

Total contractual obligations	$2,354.7	$49.6	$518.9	$566.2	$1,220.0

(i)	Capital expenditure obligations include minimum capital expenditures under our Concession.

(ii)	Other contractual obligations include purchase commitments and certain maintenance agreements.

In the normal course of business, we enter into long-term contractual requirements for future goods and services needed for the operations of the business. Such commitments are not in excess of expected requirements and are not reasonably likely to result in performance penalties or payments that would have a material adverse effect on our liquidity. Such commitments are not included in the above table.

Capital Expenditures

Our cash flows from operations are sufficient to fund capital expenditures; however, we may, from time to time, use external sources of cash (principal bank debt, public debt and private debt) to fund capital expenditures.

The following summarizes the capital expenditures by type (in millions):

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
Roadway capital program	$83.9	$82.6	$110.1	$89.1	$73.8
Equipment	18.2	12.0	30.8	3.9	5.6
Locomotive purchases(i)	—	—	22.5	103.8	—
Capacity	7.2	6.6	22.2	4.8	—
Information technology	3.4	2.5	4.1	6.3	5.6
Other	9.7	5.3	7.8	28.1	28.6

Total capital expenditures (accrual basis)	122.4	109.0	197.5	236.0	113.6
Locomotives financed under operating leases buyout(i)	—	—	—	(91.0)	—
Change in capital accruals	1.3	7.4	12.1	2.4	(12.6)

Total cash capital expenditures	$123.7	$116.4	$209.6	$147.4	$101.0

Purchase of equipment under operating lease	$66.5	$—	$—	$—	$—

(i)	In 2011, we entered into five loan agreements with General Electric Capital Corporation (“GE”) to finance approximately 88% of the purchase price of seventy-five locomotives. These locomotives were previously leased by us under an operating lease.

For 2013, internally generated cash flows, excess proceeds from debt refinancing activities and other borrowings are expected to fund cash capital expenditures, which are currently estimated to be between $170.0 million and $180.0 million.

We are continuously reviewing our equipment under operating leases. Any additional purchases of equipment under operating leases through the end of 2013 are expected to be funded with external borrowings.

The following table summarizes certain property statistics as of:

	Nine Months Ended September 30,		Year Ended December 31,
	2013(i)	2012	2012(i)	2011(ii)	2010
Track miles of rail installed	79	70	86	53	30
Cross ties installed	261,496	210,754	378,861	287,444	319,257

(i)	The increase in cross ties installed during the nine months ended September 30, 2013, reflects the increase in maintenance and capacity expansion activities. The increase in the miles of rail and cross ties installed in 2012 primarily reflects the increase in maintenance and capacity expansion activities.

(ii)	The decrease in the cross ties installed primarily reflects the shifting of maintenance activities from crossties to rail.

Debt and Capital Structure

The following table summarizes the components of the capital structure (in millions):

	As of September 30, 2013	Year Ended December 31,
		2012	2011	2010
Debt due within one year and related company debt	$19.3	$18.8	$56.2	$11.2
Long-term debt and related company debt	1,108.2	1,116.3	1,163.3	913.4

Total debt and related company debt	1,127.5	1,135.1	1,219.5	924.6
Stockholders’ equity	1,616.5	1,538.2	1,327.3	1,489.7

Total debt plus equity	$2,744.0	$2,673.3	$2,546.8	$2,414.3

The following is a discussion of the contractual obligations:

Revolving Credit Facility. On August 30, 2010, we entered into a secured credit agreement (the “2010 Credit Agreement”) with various lenders and other institutions which provided us with a three-year $100.0 million revolving credit facility consisting of (i) a revolving credit facility in an amount up to $100.0 million (the “2010 Revolving Facility”) and, (ii) a letter of credit and a swing line facility (the “Swing Line Facility”) in an amount up to $10.0 million each.

On September 30, 2011, we entered into an amended and restated credit agreement (the “2011 Credit Agreement”) with various financial institutions. The 2011 Credit Agreement increased the revolving credit facility to $200.0 million and extended the maturity to September 30, 2016. The 2011 Credit Agreement included (i) a revolving credit facility up to $200.0 million (the “Revolving Facility”), (ii) a letter of credit facility up to $15.0 million (the “Letter of Credit Facility”), and (iii) a swing line facility up to $15.0 million (the “Swing Line Facility”). The Letter of Credit Facility and the Swing Line Facility each constitute usage under the Revolving Facility.

On November 29, 2012, we entered into an amended and restated credit agreement (the “2012 Credit Agreement”) with various financial institutions, which amended and restated the 2011 Credit Agreement and eliminated or modified a number of restrictive covenants in our facility in order to achieve consistency between us and firms with investment grade credit ratings. The amendment also included a “fall-away collateral” provision whereby our facility will convert from secured to unsecured obligations if investment grade senior unsecured debt ratings are assigned by at least two of the three primary rating agencies. In the event that our senior unsecured debt ratings were subsequently to fall below investment grade at all three primary rating agencies, collateral would be re-pledged and the facility would revert to a secured obligation. The amendment also incorporates a change in the pricing grid in the event that we achieve a senior unsecured debt rating of BBB/Baa2 or higher by at least two of the three primary rating agencies. In that event, the floating interest rates paid by us on the 2012 Credit Agreement would thereafter be determined by our senior unsecured credit rating rather than by our leverage ratio as is the case currently. Depending on our credit rating during the life of the 2012 Credit Agreement, the margin we would pay above the London Interbank Offered Rate (“LIBOR”) at any point would be equal to or lower than the currently applicable margin of 1.75%. In addition to the amendment, we extended the maturity of the Revolving Facility to November 15, 2017.

The 2012 Credit Agreement was secured by the accounts receivable and certain of our locomotives and certain of our subsidiaries; however, the upgrade of our senior unsecured debt to investment grade by S&P in the first quarter of 2013, combined with the investment grade ratings previously assigned to us by Fitch, triggered the “fall-away collateral” provision whereby our credit facility became an unsecured obligation. We and certain of our subsidiaries agreed to subordinate payment of certain intercompany debt, certain of our subsidiaries guaranteed repayment of the amounts due under the 2012 Credit Agreement (up to the amount permitted by our outstanding indentures) and certain equity interests as defined in the 2012 Credit Agreement were pledged to secure obligations under the 2012 Credit Agreement.

The 2012 Credit Agreement contains certain representations and warranties that are customary for credit agreements of this type. The 2012 Credit Agreement also contains affirmative and negative covenants that are customary for credit agreements of this type, including financial maintenance covenants related to a leverage ratio and an interest coverage ratio as defined in the 2012 Credit Agreement. Similarly, events of default under the 2012 Credit Agreement include, but are not limited to, certain payment defaults; breach of any representation or warranty; non-performance of covenants and obligations; default on other indebtedness; certain judgments rendered; restrictions or requirements limiting the availability or the transfer of foreign exchange; a change in control; bankruptcy or insolvency of us and certain subsidiaries and obligors; an impairment of security; the failure of subordination; certain actions by a governmental authority; failure to obtain certain consents; and termination of the concession title. The occurrence of an event of default could result in the acceleration of the repayment of any outstanding principal balance of the Revolving Facility.

As of September 30, 2013, and December 31, 2012, KCSM had no amount outstanding under the Revolving Facility.

12 1/2% Senior Notes. On March 30, 2009, we issued $200.0 million principal amount of 12 1/2% senior unsecured notes due April 1, 2016 (the “12 1/2% Senior Notes”), which bear interest semiannually at a fixed annual rate of 12 1/2%. The 12 1/2% Senior Notes were issued at a discount to par value, resulting in an $11.0 million discount and a yield to maturity of 13 3/4%. We used a portion of the net proceeds from the offering to repay all amounts outstanding under a credit agreement entered into on June 14, 2007. The 12 1/2% Senior Notes are redeemable at our option in whole or in part on and after April 1, 2013, at the following redemption prices (expressed as percentages of principal amount) plus any accrued and unpaid interest: 2013 — 106.250%, 2014 — 103.125% and 2015 — 100.000%. In addition, the notes are redeemable, in whole but not in part, at our option at their principal amount, plus any accrued unpaid interest in the event of certain changes in the Mexican withholding tax rate.

On June 4, 2010, we redeemed $70.0 million principal amount of the 12 1/2% Senior Notes pursuant to a provision which allowed us to redeem up to 35.0% of the 12 1/2% Senior Notes any time prior to April 1, 2012, at par value plus coupon from the proceeds of any sale of our capital stock or the capital stock of KCS. This followed KCS’s offering of 5.8 million shares of common stock for net proceeds of $214.9 million in May 2010 and a subsequent $95.0 million capital contribution from KCS to us. On November 2, 2010, pursuant to an offer to purchase, we commenced a cash tender offer for our 12 1/2% Senior Notes. On December 20, 2010, we purchased $31.9 million principal amount of the tendered 12 1/2% Senior Notes in accordance with the terms and conditions of the tender offer set forth in the offer to purchase using the proceeds received from the issuance of the 6 5/8% Senior Notes. On April 1, 2013, we redeemed all of the remaining $98.1 million aggregate principal amount of the 12 1/2% Senior Notes at a redemption price equal to 106.250% of the principal amount. We redeemed the 12 1/2% Senior Notes using $65.0 million of borrowings under our Revolving Facility and cash on hand.

8.0% Senior Notes. On January 22, 2010, we issued $300 million principal amount of the 8.0% Senior Notes, which bear interest semiannually at a fixed annual rate of 8.0%. The 8.0% Senior Notes were issued at a discount to par value, resulting in a $4.3 million discount and a yield to maturity of 8 1/4%. We used the net proceeds from the issuance of the 8.0% Senior Notes and available cash to purchase $290.0 million principal amount of the 9 3/8% senior unsecured notes due May 1, 2012 (the “9 3/8% Senior Notes”) tendered under an offer to purchase and pay all fees and expenses incurred in connection with the 8.0% Senior Notes offering and the tender offer. The 8.0% Senior Notes are redeemable at our option, in whole or in part, on and after February 1, 2014, at the following redemption prices (expressed as percentages of principal amount) plus any accrued and unpaid interest: 2014 — 104.000%, 2015 — 102.000% and 2016 and thereafter — 100.000%. In addition, we may redeem up to 35% of the 8.0% Senior Notes any time prior to February 1, 2013, at par value plus coupon from the proceeds of the sale of our capital stock or the capital stock of KCS. In addition, the notes are redeemable, in whole but not in part, at our option at their principal amount, plus any accrued unpaid interest in the event of certain changes in the Mexican withholding tax rate.

6 5/8% Senior Notes. On December 20, 2010, we issued the 6 5/8% Senior Notes, which bear interest semiannually at a fixed annual rate of 6 5/8%. We used the net proceeds from the issuance of the 6 5/8% Senior Notes and available cash to purchase $142.6 million principal amount of the 7 5/8% senior unsecured notes due December 1, 2013, and $31.9 million principal amount of the 12 1/2% Senior Notes tendered under an offer to purchase and pay all fees and expenses incurred in connection with the 6 5/8% Senior Notes offering and the tender offers. The 6 5/8% Senior Notes are redeemable at our option, in whole or in part, prior to December 15, 2015, by paying the greater of either 101% of the principal amount or the principal amount plus a “make whole” premium and in whole or in part on and after December 15, 2015, at the following redemption prices (expressed as percentages of principal amount) plus any accrued and unpaid interest: 2015 — 103.313%, 2016 —102.208%, 2017 — 101.104%, 2018 and thereafter —100.000%. In addition, we may redeem up to 35% of the 6 5/8% Senior Notes at a redemption price equal to 106.625% any time prior to December 15, 2013, at par value plus coupon from the proceeds of the sale of our capital stock or the capital stock of KCS. In addition, the notes are redeemable, in whole but not in part, at our option at their principal amount, plus any accrued unpaid interest in the event of certain changes in the Mexican withholding tax rate.

6 1/8% Senior Notes. On May 20, 2011, we issued $200.0 million principal amount of the 6 1/8% Senior Notes at par, which bear interest semiannually at a fixed annual rate of 6 1/8%. We used the proceeds from the issuance of the 6 1/8% Senior Notes and available cash to purchase and redeem the 7 3/8% senior unsecured notes due June 1, 2014, and the remaining $32.4 million principal amount of the 7 5/8% Senior Notes and pay all fees and expenses incurred in connection with the 6 1/8% Senior Notes offering and the tender offers. The 6 1/8% Senior Notes are redeemable at our option, in whole or in part prior to June 15, 2016, by paying the greater of either 101% of the principal amount or the principal amount plus a “make whole” premium and in whole or in part on or after June 15, 2016, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the 12-month period commencing on June 15 of the following years, plus any accrued and unpaid interest to the date of redemption: 2016 — 103.063%, 2017 — 102.042%, 2018 — 101.021%, 2019 and thereafter —100.000%. In addition, we may redeem up to 35.0% of the 6 1/8% Senior Notes at a redemption price equal to 106.125% any time prior to June 15, 2014, from the proceeds of the sale of our capital stock or the capital stock of KCS. In addition, the notes are redeemable, in whole but not in part, at our option at their principal amount, plus any accrued and unpaid interest, in the event of certain changes in the Mexican withholding tax rate.

On April 10, 2013, we commenced a cash tender offer for the 8.0% Senior Notes, the 6 5/8% Senior Notes and the 6 1/8% Senior Notes. In addition, we concurrently commenced consent solicitations to amend the indentures governing the 8.0% Senior Notes and 6 5/8% Senior Notes to eliminate substantially all of the restrictive covenants and certain events of default contained therein, which became operative on May 3, 2013.

Through May 8, 2013, we purchased $237.2 million principal amount of the tendered 8.0% Senior Notes, $181.0 million principal amount of the tendered 6 5/8% Senior Notes and $149.7 million principal amount of the tendered 6 1/8% Senior Notes

(collectively, the “Senior Notes Tendered”) in accordance with the terms and conditions of the tender offer using a portion of the proceeds received from the issuance of $275.0 million principal amount of 2.35% senior unsecured notes due May 15, 2020 (the “2.35% Senior Notes”) and $450.0 million principal amount of 3.0% senior unsecured notes due May 15, 2023 (the “3.0% Senior Notes”).

Subsequent to the expiration of the cash tender offer, we redeemed the remaining $4.0 million outstanding principal amount of the 6 5/8% Senior Notes and purchased an additional $20.9 million principal amount of the 6 1/8% Senior Notes.

2.35% Senior Notes. On May 3, 2013, we issued $275.0 million principal amount of the 2.35% Senior Notes, which bear interest semiannually at a fixed annual rate of 2.35%. The 2.35% Senior Notes were issued at a discount to par value, resulting in a $0.3 million discount and a yield to maturity of 2.368%. We used the net proceeds from the issuance of the 2.35% Senior Notes and the 3.0% Senior Notes to purchase the Senior Notes Tendered, pay all fees and expenses incurred in connection with the 2.35% Senior Notes and 3.0% Senior Notes offerings and the tender offers, to finance the purchase of certain leased equipment and for other general corporate purposes. The 2.35% Senior Notes are redeemable at our option, in whole or in part, prior to April 15, 2020, by paying the greater of either (i) 100% of the principal amount of the 2.35% Senior Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current U.S. Treasury rate plus 20 basis points, plus accrued interest and any additional amounts to but excluding the redemption date. On or after April 15, 2020, the 2.35% Senior Notes may be redeemed at our option, in whole or in part, at any time at a redemption price equal to 100% of the principal amount, plus any accrued and unpaid interest. In addition, the notes are redeemable, in whole but not in part, at our option at their principal amount, plus any accrued unpaid interest in the event of certain changes in the Mexican withholding tax rate.

3.0% Senior Notes. On May 3, 2013, we issued $450.0 million principal amount of the 3.0% Senior Notes, which bear interest semiannually at a fixed annual rate of 3.0%. The 3.0% Senior Notes were issued at a discount to par value, resulting in a $1.9 million discount and a yield to maturity of 3.048%. We used the net proceeds from the issuance of the 3.0% Senior Notes and the 2.35% Senior Notes to purchase the Senior Notes Tendered, pay all fees and expenses incurred in connection with the 2.35% Senior Notes and 3.0% Senior Notes offerings and the tender offers, to finance the purchase of certain leased equipment and for other general corporate purposes. The 3.0% Senior Notes are redeemable at our option, in whole or in part, prior to February 15, 2023, by paying the greater of either (i) 100% of the principal amount of the 3.0% Senior Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current U.S. Treasury rate plus 20 basis points, plus accrued interest and any additional amounts to but excluding the redemption date. On or after February 15, 2023, the 3.0% Senior Notes may be redeemed at our option, in whole or in part, at any time at a redemption price equal to 100% of the principal amount, plus any accrued and unpaid interest. In addition, the notes are redeemable, in whole but not in part, at our option at their principal amount, plus any accrued unpaid interest in the event of certain changes in the Mexican withholding tax rate.

All of our senior notes described above are denominated in U.S. dollars; are unsecured, unsubordinated obligations; rank pari passu in right of payment with our existing and future unsecured, unsubordinated obligations and are senior in right of payment to our future subordinated indebtedness. In addition, our senior notes include certain covenants which are customary for these types of debt instruments issued by borrowers with similar credit ratings.

Locomotive Financing Agreements

5.737% Financing Agreement. On February 26, 2008, we entered into a financing agreement with Export Development Canada (“EDC”) for an aggregate principal amount of $72.8 million. We used the proceeds to finance 85.0% of the purchase price of forty new SD70ACe locomotives we purchased in late 2007 and early 2008. We granted EDC a security interest in the locomotives to secure the loan. The financing agreement requires us to make thirty equal semi-annual principal payments of approximately $2.4 million plus interest at an annual rate of 5.737%, with the final payment due and payable on February 28, 2023.

6.195% Financing Agreement. On September 24, 2008, we entered into a financing agreement with DVB Bank AG (“DVB”) for an aggregate principal amount of $52.2 million. We used the proceeds to finance approximately 80.0% of the purchase price of twenty-nine ES44AC locomotives we purchased in June 2008. We granted DVB a security interest in the locomotives to secure the loan. The financing agreement requires us to make sixty equal quarterly principal payments plus interest at an annual rate of 6.195%, with the final payment due and payable on September 29, 2023.

9.310% Loan Agreements. On September 1, 2011, we, as borrower, entered into five Loan Agreements (each a “Loan Agreement”, and collectively, the “Loan Agreements”) with General Electric Capital Corporation, as lender (“GE”), each with a principal amount of approximately $18.2 million. We used the loan proceeds to finance approximately 88% of the purchase price of seventy-five GE AC4400 CW locomotives (the “Locomotives”) we purchased from GE on September 1, 2011. The Locomotives were previously leased by us from GE pursuant to a Lease Agreement dated April 30, 1998. The Lease Agreement, which had been accounted for as an operating lease, was terminated with our purchase of the Locomotives. To secure the loans from GE, we transferred legal ownership of the Locomotives to five irrevocable trusts established by us to which GE is the primary beneficiary and we have a right of reversion upon satisfaction of the obligations of the Loan Agreements.

Each Loan Agreement requires us to make thirty-eight quarterly principal payments plus interest at an annual rate of 9.31%, which approximates the implicit interest rate in the Lease Agreement. We generated certain tax benefits as a result of purchasing the locomotives. The first payments were due and payable on September 15, 2011, and the final payments are due and payable on December 15, 2020.

Our locomotive financing agreements contain representations, warranties and covenants typical of such equipment loan agreements. Events of default in the financing agreements include, but are not limited to, certain payment defaults, certain bankruptcy and liquidation proceedings and the failure to perform any covenants or agreements contained in the financing agreements. Any event of default could trigger acceleration of our payment obligations under the terms of the financing agreements.

Quantitative and Qualitative Disclosures About Market Risks

We utilize various financial instruments that have certain inherent market risks. These instruments have not been entered into for trading purposes. The following information describes the key aspects of certain financial instruments that have market risk to us.

Based upon the borrowing rates available to us for indebtedness with similar terms and average maturities, the fair value of debt was approximately $1,097.3 million and $1,240.9 million at September 30, 2013, and December 31, 2012, respectively, compared with a carrying value of $1,127.5 million and $1,135.1 million at September 30, 2013, and December 31, 2012, respectively.

Commodity Price Sensitivity. We periodically participate in diesel fuel purchase commitment and swap transactions. At September 30, 2013, and December 31, 2012, we did not have any outstanding fuel swap agreements. We also hold fuel inventories for use in operations. These inventories are not material to our overall financial position. Fuel costs are expected to reflect market conditions for the remainder of 2013; however, fuel costs are unpredictable and subject to a variety of factors outside our control. Assuming annual consumption of 60 million gallons, a 10 cent change in the price per gallon of fuel would cause a $6.0 million change in operating expenses. We are able to mitigate the impact of increased fuel costs through fuel surcharge revenues from customers.

Foreign Exchange Sensitivity. We use the U.S. dollar as our functional currency; however, a portion of our revenues and expenses are denominated in Mexican pesos. Based on the volume of revenue and expense transactions denominated in Mexican pesos, revenue and expense fluctuations generally offset, with insignificant net impacts to operating income.

We have exposure to fluctuations in the value of the Mexican peso against the U.S. dollar due to our net monetary liabilities that are denominated in Mexican pesos. If the exchange rate used at September 30, 2013, increased from Ps.13.0 per U.S. dollar to Ps.14.0 per U.S. dollar on net peso denominated monetary liabilities of Ps.244.1 million, it would have resulted in an additional foreign exchange gain of approximately $1.3 million (excluding the impact of the foreign currency forward contracts discussed below), and a decrease in the exchange rate from Ps.13.0 per U.S. dollar to Ps.12.0 per U.S. dollar would have resulted in an additional foreign exchange loss of approximately $1.6 million (excluding the impact of the foreign currency forward contracts discussed below).

Income taxes are paid in Mexican pesos, and as a result, the effective income tax rate reflects fluctuations in the value of the Mexican peso against the U.S. dollar measured by the forward exchange rate. Most significantly, any gain or loss from the revaluation of net U.S. dollar-denominated monetary liabilities (primarily debt) into Mexican pesos is included in Mexican taxable income under Mexican tax law. As a result, a strengthening of the Mexican peso against the U.S. dollar for the reporting period will generally increase the Mexican cash tax obligation and the effective income tax rate, and a weakening of the Mexican peso against the U.S. dollar for the reporting period will generally decrease the Mexican cash tax obligation and the effective tax rate. If the exchange rate used at September 30, 2013 had decreased from Ps.13.2 per U.S. dollar to Ps.12.2 per U.S. dollar, the effective income tax rate would have increased from 34.0% to 47.1% and the income tax expense for the nine months ended September 30, 2013, would have increased by approximately $15.5 million. If the exchange rate used at September 30, 2013, had increased from Ps.13.2 per U.S. dollar to Ps.14.2 per U.S. dollar, the effective income tax rate would have decreased from 34.0% to 20.3% and the income tax expense for the nine months ended September 30, 2013, would have decreased by approximately $16.3 million.

During the first half of 2013, we entered into foreign currency forward contracts with an aggregate notional amount of $325.0 million to hedge our exposure to fluctuations in income tax expense and the amount of income tax paid. These contracts mature on December 31, 2013, and obligate us to purchase a total of Ps.4,202.3 million at a weighted average exchange rate of Ps.12.93 to each U.S. dollar. We have not designated these forward contracts as hedging instruments for accounting purposes. The foreign currency forward contracts are measured at fair value each period and any change in fair value is recognized in foreign exchange gain (loss) within the consolidated statements of comprehensive income. If the exchange rate used at September 30, 2013, increased from Ps.13.2 per U.S. dollar to Ps.14.2 per U.S. dollar, it would have resulted in an additional foreign exchange loss of approximately $22.5 million due to the foreign currency forward contracts, and a decrease in the exchange rate from Ps.13.2 per U.S. dollar to Ps.12.2 per U.S. dollar would have resulted in an additional foreign exchange gain of approximately $26.2 million due to the foreign currency forward contracts.

BUSINESS

Business Overview

We operate the primary commercial corridor of the Mexican railroad system, which allows us to participate significantly in the growing freight traffic between Mexico, the U.S. and Canada. Our rail lines consist of approximately 3,200 route miles. In addition, we have trackage rights permitting us to run our trains over 550 miles of track of other Mexican railroad operators. We provide freight transportation services under a 50-year concession granted to us by the Mexican government (the “Concession”), during the first 30 years of which we are the exclusive provider, subject to certain trackage rights of other freight carriers. Our Concession is renewable for an additional period of up to 50 years, subject to certain conditions.

We believe our rail lines comprise the most strategically significant and most actively traveled rail corridor in Mexico. Our rail lines connect the most populated and industrialized regions of Mexico with the principal border gateway between Mexico and the United States at Nuevo Laredo, Tamaulipas and Laredo, Texas. In addition, we serve three of Mexico’s most important seaports at Lazaro Cardenas, Michoacan on the Pacific Ocean and Tampico, Tamaulipas and Veracruz, Veracruz (through trackage rights granted by Ferrosur, under its concession) on the Gulf of Mexico. As a result, we believe our routes are integral to Mexico’s foreign trade.

We seek to establish our railroad as the primary inland freight transporter linking Mexico with the U.S. and Canadian markets. As the operator of the primary and most direct rail corridor from Mexico City to the U.S. border, our route structure enables us to benefit from continuing growth resulting from NAFTA. We are the only Mexican railroad that serves the Mexico-U.S. border crossing at Nuevo Laredo, Tamaulipas, the largest rail freight interchange point between Mexico and the United States. Through the U.S. rail subsidiaries of KCS, our ultimate parent, as well as through interchanges with other major U.S. railroads, we provide customers with access to an extensive network through which they may distribute products throughout North America and overseas.

We provide exclusive rail access to the Port of Lazaro Cardenas on the Pacific Ocean. The Mexican government is developing the port at Lazaro Cardenas principally to serve Mexican markets and as an alternative to the U.S. west coast ports. We are the sole provider of rail service to this port, which provides an alternate route for Asian and South American traffic bound for North America.

Our revenues are derived from the movement of a diversified mix of commodities and products. We transport chemical and petroleum products, industrial and consumer products, agriculture and mineral products, intermodal and automotive products, and energy products. Our customers include leading international and Mexican corporations.

Kansas City Southern

We are a wholly-owned subsidiary of KCS. KCS’s principal U.S. subsidiary, KCSR, is a U.S. Class I railroad. The rail networks of KCSR; Tex-Mex, also a KCS wholly-owned subsidiary; and we together comprise approximately 6,300 route miles extending from the midwest and southeast portions of the United States into Mexico.

Rail Security

KCS and its rail subsidiaries have made ongoing, multi-disciplinary efforts since the terrorist attacks on the United States on September 11, 2001, to continue securing KCS’s assets and personnel against the risk of terrorism and other security risks. Many of the specific measures KCS utilizes for these efforts are required to be kept confidential through arrangements with government agencies, such as the Department of Homeland Security, (“DHS”), or through jointly-developed and implemented strategies and plans with connecting carriers. To protect the confidentiality and sensitivity of the efforts we have made to safeguard against terrorism and other security incidents, the following paragraphs will provide only a general overview of some of these efforts. We utilize a security plan based on an industry wide security plan developed by AAR members which focuses on comprehensive risk assessments in five areas — hazardous materials; train operations; critical physical assets; military traffic; and information technology and communications. The security plan is kept confidential, with access to the plan tightly limited to members of management with direct security and anti-terrorism implementation responsibilities. We participate with other AAR members in periodic drills under the industry plan to test and refine its various provisions.

KCS’s security activities range from periodically mailing each employee a security awareness brochure (which is also posted under the “Employees” tab on KCS’s internet website, www.kcsouthern.com) to its ongoing implementation of security plans for rail facilities in areas labeled by the DHS as High Threat Urban Areas (“HTUAs”). KCS’s other activities to bolster security against terrorism include, but are not limited to, the following:

•	Conferring regularly with other railroads’ security personnel and with industry experts on security issues;

•	Routing shipments of certain chemicals, which might be toxic if inhaled, pursuant to applicable rules and regulations;

•	Initiating a series of over 20 voluntary action items agreed to between AAR and DHS as enhancing security in the rail industry;

•	Conducting constant and targeted security training as part of the scheduled training for operating employees and managers;

•	Developing a multi-layered security model using high-speed digital imaging, system velocity, covert and overt security filters to mitigate the risk of illicit activity;

•	Measuring key security metrics to ensure positive risk mitigation and product integrity trends;

•	Implementation of a Tactical Intelligence Center by us, training core members in new technology helping to prevent, detect, deter and respond to illicit activities; and

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Deployment of an array of non-intrusive technologies including, but not limited to, digital video surveillance and analytics as part of an intelligent video security solution, including a Closed Circuit Television platform with geo-fencing for intrusion detection, to allow for remote viewing access to monitor ports of entry, intermodal and rail yards.

In addition, KCS utilizes dedicated security personnel with extensive law enforcement backgrounds to oversee the ongoing and increasingly complex security efforts. Some members of this security force are also members of the FBI’s Joint Terrorism Task Force, providing added value to us in developing and implementing anti-terrorism and other security initiatives.

While the risk of theft and vandalism is higher in Mexico, we remain among the safest mode of transportation for freight shipments in Mexico. Our record in rail safety is due in large part to the implementation of a multi-layered, safety and security process throughout our network. In addition to having our own internal system, the process is connected to, and supported by a high level of federal, state and local law enforcement. A primary focus of this effort involves maintaining constant due diligence, active vigilance and train velocity, which reduces the likelihood for incidents to occur.

The Concession

We hold a Concession from the Mexican government until June 2047 (exclusive through 2027, subject to certain trackage and haulage rights granted to other concessionaires), which is renewable under certain conditions for additional periods of up to 50 years. The Concession is to provide freight transportation services over rail lines which are a primary commercial corridor of the Mexican railroad system. These lines include the shortest, most direct rail passageway between Mexico City and Laredo, Texas and serve most of Mexico’s principal industrial cities and three of its major shipping ports. We have the right to use, but do not own, all track and buildings that are necessary for the rail lines’ operation. We are obligated to maintain the right of way, track structure, buildings and related maintenance facilities to the operational standards specified in the Concession agreement and to return the assets in that condition at the end of the Concession period. We were required to pay the Mexican government a concession duty equal to 0.5% of gross revenues during the first 15 years of the Concession period, and on June 24, 2012, we began paying 1.25% of gross revenues, which is effective for the remainder of the Concession period.

Under the Concession and Mexican law, we may freely set rates unless the Mexican government determines that there is no effective competition in Mexico’s rail industry. We are required to register our rates with the Mexican government and to provide railroad services to all users on a fair and non-discriminatory basis and in accordance with efficiency and safety standards approved periodically by the Mexican government. In the event that rates charged are higher than the registered rates, we must reimburse customers with interest, and risk the revocation of the Concession.

Mexican railroad services law and regulations and the Concession establish several circumstances under which the Concession will terminate: revocation by the Mexican government, statutory appropriation, or our voluntary surrender of our rights or liquidation or bankruptcy. The Concession requires the undertaking of capital projects, including those described in a business plan filed every five years with the Mexican government. We submitted our five-year business plan with the Mexican government in the fourth quarter of 2012 in which we committed to certain minimum investment and capital improvement goals, which may be waived by the Mexican government upon application for relief for good cause. Our capital investment obligations pursuant to such plan are as follows: $137.0 million, $143.0 million, $148.0 million, $154.0 million and $161.0 million for 2013, 2014, 2015, 2016 and 2017, respectively. The Mexican government may also revoke our exclusivity after 2027 if it determines that there is insufficient competition.

The Concession is subject to early termination or revocation under certain circumstances. In the event that the Concession is revoked by the Mexican government, we will receive no compensation. Rail lines and all other fixtures covered by the Concession, as well as all improvements made by us or third parties, will revert to the Mexican government. All other property not covered by the Concession, including all locomotives and railcars otherwise acquired, will remain our property. In the event of early termination, or total or partial revocation of the Concession, the Mexican government would have the right to cause us to lease all service-related assets to it for a term of at least one year, automatically renewable for additional one-year terms up to five years. The amount of rent would be determined by experts appointed by us and the Mexican government. The Mexican government must exercise this right within four months after early termination or revocation of the Concession. In addition, the Mexican government would have a right of first refusal with respect to certain transfers by us of railroad equipment within 90 days after any revocation of the Concession. The Mexican government may also temporarily seize the rail lines and assets used in operating the rail lines in the event of a natural disaster, war, significant public disturbances, or imminent danger to the domestic peace or economy for the duration of any of the foregoing events; provided, however, that Mexican law requires that the Mexican government pay us compensation equal to damages caused and losses suffered if it effects a statutory appropriation for reasons of the public interest. These payments may not be sufficient to compensate us for our losses and may not be made timely.

Our Strategy

Our strategic objective is to increase our revenues by offering efficient and reliable service which we believe will enable us to capture increased traffic volumes resulting from growth in the Mexican domestic and foreign trade markets and the integration of the North American economy through NAFTA.

The principal components of our strategy are to:

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Increase revenue growth by converting traffic from trucking to rail transport. We believe that we have converted and will continue to convert traffic from trucking to rail transport in part by offering (i) a more efficient, reliable and safe customer-oriented rail service and (ii) significant advantages over trucking, such as the ability to carry larger volumes, for longer distances, at lower rates with greater security and reliability.

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Exploit growth in Mexican domestic and foreign trade. We believe that growth in Mexican commerce, as well as expected growth in international trade flows as a result of NAFTA, among other factors, should enable us to continue to increase our revenues. We believe that our routes are integral to Mexico’s continued development and that we are well-positioned to capitalize on trade expansion as a result of NAFTA growth between Mexico, the United States and Canada, as well as Mexico’s free trade agreements with the European Union, Japan and other Latin American countries. We believe that NAFTA trade and other Mexican foreign trade will continue to grow over the long term.

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Increase operating efficiency and productivity. We continue to develop operating initiatives to support our strategy, including the implementation of railroad operating practices designed to reduce labor costs and increase employee productivity, such as the computerization of operations management systems, the rationalization of train dispatching systems and employee training. We also intend to continue our investment plan, including obtaining more fuel efficient locomotives and larger capacity railcars, maintaining our rail infrastructure to United States’ Class I railroad standards, making capital improvements on our secondary rail lines, building new freight yards, transload facilities and intermodal terminals, and enhancing our communications systems.

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Exploit port development at Lazaro Cardenas. We provide exclusive rail access to the port of Lazaro Cardenas on the Pacific Ocean. The Mexican government is developing the port at Lazaro Cardenas principally to serve Mexican markets and as an alternative to the congested United States west coast ports of Long Beach and Los Angeles. We are the sole provider of rail service to this port, which provides an alternate route for Asian traffic bound for the eastern, southern and midwestern United States. Import, export and domestic traffic at Lazaro Cardenas consists of intermodal containers, automobiles, bulk minerals, steel, fuel oil and fertilizers.

Our Strengths

We believe that we have the following key competitive strengths which will enable us to achieve our strategic objectives:

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Full voting and operational control by KCS. We believe that control by KCS has resulted and will continue to result in expanded service options for our customers through a fuller coordination into KCS’s NAFTA growth strategy, which includes KCS’s established strategic alliance and marketing agreements with other railroads, as well as facilitate our continuation and enhancement of United States railroad operating best practices.

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Exclusive Concession to operate Mexico’s primary rail corridor. Our Concession gives us exclusive rights to provide freight transportation services over our rail lines for the initial 30 years of our 50-year Concession, subject to certain trackage rights. Our core routes constitute a strategic portion of the shortest, most direct rail route between key industrial and commercial regions of Mexico and the southern, midwestern and eastern United States. Our rail lines provide exclusive rail access to the Mexico-United States border crossing at Nuevo Laredo, the most important interchange for freight between Mexico and the United States, through our 745-mile route from Mexico City to Nuevo Laredo. We operate the southern half of the international rail bridge, which spans the Río Grande to connect Nuevo Laredo with Laredo. KCS controls the northern half of the international rail bridge through its ownership of Tex-Mex. In addition, our rail system serves three of Mexico’s most important seaports at Lazaro Cardenas, Michoacan on the Pacific Ocean and Tampico, Tamaulipas and Veracruz, Veracruz (through trackage rights granted by Ferrosur under its concession) on the Gulf of Mexico. We serve 15 Mexican states including the cities of Monterrey and Mexico City. These areas collectively represented 61.2% of Mexico’s total population in 2012 and accounted for over 61.6% of its estimated gross domestic product in 2011. We also have the right under the Concession to serve Guadalajara, Mexico’s third largest city, through trackage rights.

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Strategically positioned to capitalize on growth in Mexico’s foreign trade. We believe that our routes are integral to Mexico’s foreign trade. Our route structure enables us to benefit from growing trade resulting from the increasing integration of the North American economies through NAFTA. We are also well-positioned to capitalize on trade expansion as a result of Mexico’s free trade agreements with the European Union, Japan and other Latin American countries. As the operator of the primary and most direct rail corridor from the United States border to Mexico City over which the majority of NAFTA traffic is hauled, we believe that we provide the vital link for customers who wish to connect the major industrialized centers of Mexico with the United States and Canadian markets. At the United States border crossing at Laredo, we interchange directly with the Union Pacific Railroad Company, Tex-Mex, and through Tex-Mex we interchange with the rail networks of two other major United States railroads, the BNSF Railway Company and the KCSR. Through these interchanges, we provide our customers with access to an extensive rail network in the United States and Canada through which they may distribute their products in North America and overseas.

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Solid customer base. We serve major Mexican companies and leading international corporations operating in Mexico. As of September 30, 2013, approximately 200 customers represent 80% or more of our revenues. Our customer base is as diversified as the mix of commodities and products that we haul. We believe that we have built our customer base by offering safe, reliable service and competitive prices.

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Class I railroad operating practices. We have implemented railroad operating practices in use on Class I United States and Canadian railroads to reduce costs and enhance profitability by upgrading our rolling stock and introducing state-of-the-art locomotives, which comply with United States standards. We are also continuing to develop operating initiatives such as the computerization of our operations, management and customer service systems, the rationalization of train dispatching and employee training.

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Strategic capital investment and improvement program. We are continuing the implementation of our capital expenditure and improvement program. We have made significant capital expenditures and improvements to increase capacity and operating efficiencies. In recent years, we have renewed our locomotive fleet through purchases. The purchase of these locomotives improves the fuel efficiency and average age of our locomotive fleet. We also continue to improve our railcar fleet through purchases of new and used equipment. In addition to maintenance of equipment and track rehabilitation projects, we have extended rail sidings to permit longer trains to operate on our main route. Since privatization, we have used technology to significantly increase the railcar capacity of the international bridge at Nuevo Laredo-Laredo and reduced congestion by conducting Mexican customs formalities at our Sánchez freight yard in Nuevo Laredo rather than on the bridge itself. By equipping the trains on our main line with end-of-train devices (which monitor air pressure and railcar and hose connections) and installing infrared hot box detectors (which detect when an axle journal or bearing on a train is overheated) and other equipment along our routes, we have reduced the size of some train crews from six to two, increased the efficiency of the operation and tracking of our locomotives and railcars and eliminated the need to stop trains intermittently for inspections. We have built and are leasing new intermodal terminals near the facilities of customers along our lines and have enlarged tunnels over a portion of our route to accommodate double-stack intermodal trains. On March 3, 2010, we acquired an intermodal facility in Toluca, State of Mexico. In mid 2006, we installed a version of KCSR’s Management Control System, which provides increased control and improvements to our operations.

We have significantly improved the operations of our rail lines by focusing on providing reliable and comprehensive customer service, implementing United States and Canadian railroad operating practices and making capital improvements to our track, systems and equipment designed to reduce costs and increase operating efficiencies.

Network

Our rail lines extend from Mexico City, Toluca and Aguascalientes to the United States border crossings at Nuevo Laredo and Matamoros, Tamaulipas and to seaports on the Gulf of Mexico and the Pacific Ocean. Our main track consists of core and feeder routes. Our core routes serve the principal industrial and population centers of Mexico, while our feeder lines connect with three of Mexico’s most important seaports at Lazaro Cardenas, Michoacan on the Pacific Ocean and Tampico, Tamaulipas and Veracruz, Veracruz (through trackage rights granted by Ferrosur under its concession) on the Gulf of Mexico. As a result, we believe our routes are integral to Mexico’s foreign trade.

We currently own intermodal terminals located in Monterrey, Toluca and San Luís Potosi and have access to intermodal terminals at Queretaro, Guadalajara, Ramos Arizpe and La Encantada. In addition, we have direct access to intermodal terminals at the ports of Lazaro Cardenas and Tampico and to intermodal terminals at Veracruz through interline service with Ferrosur, at Altamira and Manzanillo through interline service with Ferromex and in Mexico City through FTVM. We also have access to intermodal terminals at Laredo operated by Tex-Mex and the Union Pacific Railroad Company, which we are using to develop international intermodal business.

Markets Served

Chemical and petroleum. This sector includes petrochemical products, such as plastics, petroleum products and miscellaneous chemicals. Plastics products used in automotive, housing and packaging industries and soda ash used in bottle and auto glass production are primarily imported from the United States. Heavy fuel oil and refined products are transported from PEMEX refineries to regional distribution centers and power plants owned by the Comisión Federal de Electricidad (the Mexican Federal Electricity Commission, or CFE), the Mexican government-owned electric utility. CFE is a major user of fuel oil, much of which is transported from PEMEX refineries to a CFE power generating plant near our rail lines. Additionally, we transport fuel oil from PEMEX refineries located in Cadereyta, Salamanca and Tula to Lazaro Cardenas and the port of Brownsville.

Industrial and consumer products. This sector includes metals and ores such as iron, steel, zinc and copper. The majority of metals, minerals and ores mined and steel produced in Mexico are consumed within Mexico. The volume of Mexican steel imports and exports fluctuates based on global market prices and demand. Higher-end finished products such as steel coils are used by Mexican manufacturers in automobiles, household appliances, the oil and gas industry and other consumer goods which are exported to the United States through Nuevo Laredo and other seaports served by our rail network.

Opportunity for industrial product revenue growth exists through the conversion of manufactured and paper products from truck to rail transport. As disposable income and manufacturing grow in Mexico, bulk paper products are used extensively in consumer and manufactured goods packaging. Many of these products are exported via rail to the United States.

Agriculture and minerals. The agriculture and minerals sector consists primarily of grains, grain products and food products originating in the United States and Canada, which are dominant suppliers of agricultural imports to Mexico. These products enter Mexico by rail at the United States border crossings at Nuevo Laredo and Matamoros and by ship at the ports of Tampico, Altamira, Veracruz and Lazaro Cardenas from where they are transported by rail to storage and processing facilities throughout Mexico. We also handle a large portion of the local crop produced in the northern states of Mexico that is used principally for human consumption and feed in Mexico.

Energy. The energy sector consists mainly of petroleum coke used in cement production and sand used in steel foundry and glass bottle production. Much of the petroleum coke is consumed by some of Mexico’s largest cement producers and is imported from Corpus Christi, Texas and Houston, Texas or sourced from Pemex refineries inside Mexico. Sand consumption increases as steel production and consumer demand increase in Mexico.

Intermodal. The intermodal freight business consists primarily of hauling freight containers or truck trailers on behalf of steamship lines, motor carriers, and intermodal marketing companies with rail carriers serving as long-distance haulers. We serve and support the U.S. and Mexican markets, as well as cross border traffic between the U.S. and Mexico. In light of the importance of trade between Asia and North America, we believe the Port of Lazaro Cardenas continues to be a strategically beneficial location for ocean carriers, manufacturers and retailers. Equally important, the increase in foreign direct investment in Mexico has pushed our Mexico/U.S. cross border corridor to emerge as an increasingly important tool for NAFTA freight flow.

Automotive. We provide rail transportation to every facet of the automotive industry supply chain, including automotive manufacturers, assembly plants and distribution centers throughout North America. Several U.S. automakers have moved assembly plants into central Mexico to take advantage of access to lower costs, which has driven a shift in production and distribution patterns from the United States to Mexico. In addition, we transport finished vehicles imported and exported to and from Asia through a distribution facility at the Port of Lazaro Cardenas. As the automotive industry shifts production and distribution patterns, we are poised to serve the automotive industry’s evolving transportation requirements.

Sales and Marketing

Our marketing and sales efforts are designed to grow and expand our current business base by focusing on truck conversion up the supply chain and securing existing traffic with current customers through long-term contracts. Emphasis is placed on attracting new business in the United States, Canada and Mexico. We believe these efforts will continue to benefit from NAFTA as well as the development of the port of Lazaro Cardenas.

With respect to intermodal customers, we will be working in conjunction with the rest of the KCS rail lines in offering single line services between Lazaro Cardenas and the United States, Mexico City and the United States, and Monterrey and the United States. We will also develop services for Lazaro Cardenas into Mexico City and Monterrey.

A significant portion of our contracts are both quoted and settled in U.S. dollars, and the vast majority of additional freight services are quoted in U.S. dollars and settled at a U.S. dollar-Mexican peso exchange rate which approximates a U.S. dollar-denominated contract.

Competition

We face significant competition from trucks and other railroads and expect such competition to continue to be significant. In general, most freight in Mexico is transported by truck or rail. Freight terminating or originating in our service territory is primarily transported by truck. Competition with other modes of transportation is generally based on rates charged, as well as the quality and reliability of the service provided. We believe that other competitive factors for freight transport are lead time for orders, protection of goods, transit time, adequacy of the equipment and the provision of other value added services such as traceability of shipments and availability of rates through the internet.

Some sectors of our freight traffic, notably intermodal freight, experience price competition from trucks, although the operating efficiencies we are achieving may lessen the impact of price competition. Although truck transport has generally been more expensive than rail transport, in some circumstances, the trucking industry can provide effective rate and service competition, because trucking requires smaller capital investments and maintenance expenditures and allows for more frequent and flexible scheduling.

We believe that we may be able to capture freight traffic currently being carried by truck in part as a result of the following factors:

•	Rail transport prices are generally lower than truck prices. This is due in part to the fact that less labor is required to haul cargo by rail; and

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With our customer service structure and substantial capital improvements, we believe that we have created a customer-oriented business which, together with our other competitive advantages, is making our freight services more attractive than those presently offered by trucking concerns.

We also face competition from the other privatized railroads companies in Mexico, particularly from Ferromex. In November 2005, Grupo Mexico, the controlling shareholder of Ferromex acquired control of Ferrosur, creating Mexico’s largest railway. These merged operations are much larger than us, and they serve most of the major ports and cities in Mexico and together own fifty percent of FTVM, which serves industries located within Mexico City.

We have experienced, and continue to experience, competition from Ferromex. Ferromex’s rail lines link Mexico City with United States border crossings at Piedras Negras, Ciudad Juarez, Nogales and Mexicali and also serves the city of Guadalajara and the ports of Tampico on the Gulf of Mexico and Manzanillo on the Pacific Ocean. The Union Pacific Railroad Company owns a minority interest in Ferromex. Ferromex directly competes with us in some areas of our service territory, including Tampico and Mexico City. We experience aggressive price competition with Ferromex in freight rates. This rate competition has adversely affected and may continue to adversely affect our financial results. In addition, we encounter direct competition from Ferrosur on the Mexico City to Veracruz route.

Under our Concession, we are required to grant trackage rights to Ferromex, Ferrosur, two short line railroads and FTVM. These rights will give Ferromex more direct access to the Queretaro and Mexico City markets. In turn, the other railroads are required to grant trackage rights to us which will allow us to directly access the Guadalajara market, Mexico’s third largest industrial and commercial center, via Ferromex routes.

The Mexican Railroad Services Law and regulations and the Concession contain various other provisions designed to introduce competition in the provision of railroad services. While the Mexican Railroad Services Law and regulations allow us to establish our operating policies and freight service rates, we are subject to limited rate regulation in certain circumstances. With respect to freight services over our rail lines, the SCT may grant concessions to third parties or rights to other rail carriers additional to those set forth in the Concession beginning in June 2027.

Although we believe that services provided within our service territory by maritime transportation are generally complementary to our operations, we do face limited competition from the shipping industry with respect to certain products, including chemicals transported by barges.

NAFTA called for U.S. and Mexican trucks carrying cross border freight shipments to have unrestricted access to each other’s highways in border states by 1995 and full access to all highways by January 2000. However, the United States did not follow that timetable because of concerns over Mexico’s trucking safety standards. In July 2011, United States and Mexican Government officials signed the Memorandum of Understanding between the Department of Transportation of the United States of America and the Secretaría de Comunicaciones y Transportes of the United Mexican States on International Freight Cross-Border Trucking Services, which resolves previous disputes over long-haul, cross border trucking services between the United States and Mexico, permitting, under certain conditions, international freight cross border trucking services in the territory of each country by motor carriers domiciled in the territory of the other country. There can be no assurance that truck transport between Mexico and the United States will not increase substantially in the future. Any such increase in truck traffic could affect our ability to continue converting traffic to rail from truck transport because it may result in an expansion in the availability, or an improvement in the quality, of the trucking services offered by cross border carriers.

Government Regulation

Railroad Regulation

The Mexican Railroad Services Law and regulations provide the overall general legal framework for the regulation of railroad services in Mexico. Under the Mexican Railroad Services Law and regulations, a provider of railroad services must operate under a concession granted by the SCT. Such a concession may only be granted to a Mexican corporation and may not be transferred or assigned without the approval of the SCT. The law permits foreign investors to hold up to 49.0% of the capital stock of such a corporation, unless a greater percentage of foreign investment is authorized by the Mexican Foreign Investment Commission. On October 5, 2004, KCS was notified by the Mexican Foreign Investment Commission of its approval of KCS’s acquisition of our indirect controlling owner. We are also subject to the General Law on National Assets (Ley General de Bienes Nacionales ), which regulates all assets that fall within the public domain and by various other laws and regulations.

The SCT is principally responsible for regulating railroad services in Mexico. The SCT has broad powers to monitor our compliance with the Concession and it can require us to supply it with any technical, administrative and financial information it requests. We must comply with the investment commitments established in our business plan, which forms an integral part of the Concession, and must update the plan every five years. The SCT treats our business plans confidentially. The SCT monitors our compliance with efficiency and safety standards as set forth in the Concession. The SCT reviews, and may amend, these standards every five years.

The Mexican Railroad Services Law and regulations provide the Mexican government certain rights in its relationship with us under the Concession, including the right to take over our management and our railroad in certain extraordinary cases, such as imminent danger to national security. In the past, the Mexican government has used such a power with respect to other privatized industries, including the telecommunications industry, to ensure continued service during labor disputes.

In addition, under the Concession and the Mexican Railroad Services Law and regulations, the SCT, in consultation with COFECO, under certain circumstances may determine that there is a lack of competition in the railroad industry, in which case the SCT would have the authority to set our rates for rail freight services.

Environmental Regulation

Our operations are subject to Mexican federal laws and regulations relating to the protection of the environment. The primary environmental law in Mexico is the General Law of Ecological Balance and Environmental Protection (Ley General del Equilibrio Ecológico y la Protección al Ambiente). The Mexican federal agency in charge of overseeing compliance with and enforcing the federal environmental laws is the Ministry of Environmental Protection and Natural Resources (Secretaría del Medio Ambiente y Recursos Naturales). The Attorney General for Environmental Protection (Procuraduría Federal de Protección al Ambiente) has the power to bring administrative proceedings and impose corrective actions and economic sanctions against companies that violate environmental laws and temporarily or permanently close non-complying facilities. The Ministry for the Environment and Natural Resources and other authorized ministries have promulgated standards for, among other things, water discharge, water supply, emissions, noise pollution, hazardous substances, deforestation, and transportation and handling of hazardous and solid waste. In addition, we are subject to the environmental laws and regulations issued by the governments of each of the states of Mexico where our facilities are located. The terms of the Concession also impose on us certain environmental law compliance obligations.

Noncompliance with applicable legal provisions may result in the imposition of fines, temporary or permanent shutdown of operations or other injunctive relief, criminal prosecution or the termination of our Concession. We believe that all facilities that we operate are in substantial compliance with applicable environmental laws, regulations and agency agreements. There are currently no material legal or administrative proceedings pending against us with respect to any environmental matters, and we do not believe that continued compliance with environmental laws will have a material adverse effect on our financial condition or results of operations.

Description of Property

Our headquarters, which we lease, are located at Montes Urales 625, Col. Lomas de Chapultepec, C.P. 11000 Mexico, D.F., Mexico. We also have offices that are part of the Concession, and they are located at Av. Manuel L. Barragan 4850 Norte, Colonia Hidalgo, C.P. 64420, Monterrey, Nuevo Leon, Mexico.

Track Configuration

Under our Concession from the Mexican government, we have the right to operate approximately 3,200 route miles but do not own the land, roadway or associated structures, and additionally we have approximately 550 miles of trackage rights that permit us to operate our crews over other railroads’ tracks. The Concession requires us to make investments as described in a business plan filed every five years with the Mexican government. See “Risk Factors — Our Concession is subject to revocation or termination in certain circumstances which would prevent us from operating our railroad and would have a material adverse effect on our consolidated financial statements.”

Equipment Configuration

We leased and owned the following units of equipment:

	September 30, 2013		December 31,
			2012		2011		2010
	Leased	Owned	Leased	Owned	Leased	Owned	Leased	Owned
Locomotives	5	376	35	346	35	338	105	267

Rolling Stock:
Gondolas	2,439	910	2,438	912	2,458	1,201	2,238	1,506
Auto racks	1,371	25	1,371	25	1,671	—	1,541	—
Box cars	1,267	68	1,274	68	1,275	178	1,293	178
Hoppers	1,094	320	1,386	320	1,418	328	1,503	328
Tank cars	581	—	647	—	659	—	681	—
Flat cars (intermodal and other)	44	277	44	177	88	436	108	438

Total	6,796	1,600	7,160	1,502	7,569	2,143	7,364	2,450

	September 30, 2013	December 31,
Average Age (in years):		2012	2011	2010
Road locomotives	14.8	14.1	13.7	12.9
All locomotives	18.7	18.0	17.6	17.9

Property and Facilities

We operate numerous facilities, including terminals for intermodal and other freight, rail yards for train-building, switching, storage-in-transit (the temporary storage of customer goods in rail cars prior to shipment) and other activities; offices to administer and manage operations; dispatch centers to direct traffic on the rail network; crew quarters to house train crews along the rail line; and shops and other facilities for fueling, maintenance, and repair of locomotives and maintenance of freight cars and other equipment.

Capital Expenditures

Our capital expenditures program is described in more detail under the caption “Risk Factors,” in the discussion of “Failure to make capital expenditures could result in the revocation of our Concession,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Insurance

Our present insurance program coverage insures against accidents related to risks involved in the conduct of our business, and is consistent with industry practice and the requirements of our Concession and the Mexican Railroad Services Law and Regulations and its by-laws and regulations. Our insurance policies also provide for “per-accident” amounts which vary depending upon the nature of the risks insured against. Our policies are renewable on an annual basis; the current policy covers the period from February 28, 2013, through February 27, 2014. The Mexican Railroad Services Law and Regulations provide that, if we receive insurance proceeds in respect of any damage to our rail lines, those proceeds shall be applied to the repair or remediation of such damages.

Employees and Labor Relations

KCSM Servicios provides employee services to us, and we pay KCSM Servicios market-based rates for these services. KCSM Servicios’ union employees are covered by one labor agreement, which was signed on June 23, 1997, between us and the Mexican Railroad Union, for a term of 50 years, for the purpose of regulating the relationship between the parties. As of September 30, 2013, approximately 80% of KCSM Servicios’ employees are covered by this labor agreement. The compensation terms under this labor agreement are subject to renegotiation on an annual basis and all other benefits are subject to negotiation every two years. In July 2013, the negotiation of compensation terms and all other benefits was initiated with the Mexican Railroad Union. The anticipated resolution of this negotiation is not expected to have a material impact to the consolidated financial statements. The union labor negotiation with the Mexican Railroad Union has not historically resulted in any strike, boycott, or other disruption in our business operations.

Other Litigation

Certain Disputes with Ferromex. We and Ferromex use certain trackage rights, haulage rights, and interline services (the “Services”) provided by each other. The rates to be charged after January 1, 2009, were agreed to pursuant to the Trackage Rights Agreement, dated February 9, 2010 (the “Trackage Rights Agreement”), between us and Ferromex. The rates payable for these Services for the period beginning in 1998 through December 31, 2008, are still not resolved. We are currently involved in discussions with Ferromex regarding the amounts payable to each other for the Services for this period. If we cannot reach an agreement with Ferromex for rates applicable for Services which were provided prior to January 1, 2009, which are not subject to the Trackage Rights Agreement, the SCT is entitled to set the rates in accordance with Mexican law and regulations. We and Ferromex both initiated administrative proceedings seeking a determination by the SCT of the rates that we and Ferromex should pay each other in connection with the Services. The SCT issued rulings in 2002 and 2008 setting the rates for the Services, and both we and Ferromex challenged these rulings. Although we and Ferromex have challenged these matters based on different grounds and these cases continue to evolve, management believes the amounts recorded related to these matters are adequate.

While the outcome of these matters cannot be predicted with certainty, we do not believe that, when resolved, these disputes will have a material effect on our consolidated financial statements.

Contractual Agreements. In the normal course of business, we enter into various contractual agreements related to commercial arrangements and the use of other railroads’ or governmental entities’ infrastructure needed for the operations of the business. We are involved or may become involved in certain disputes involving transportation rates, product loss or damage, charges and interpretations related to these agreements. While the outcome of these matters cannot be predicted with certainty, we do not believe that, when resolved, these disputes will have a material effect on our consolidated financial statements.

Credit Risk. We continually monitor risks related to the economic changes and certain customer receivables concentrations. Significant changes in customer concentration or payment terms, deterioration of customer creditworthiness or further weakening in economic trends could have a significant impact on the collectability of our receivables and operating results. If the financial condition of our customers were to deteriorate and result in an impairment of their ability to make payments, additional allowances may be required. We have recorded provisions for uncollectability based on our best estimate at September 30, 2013.

Income Tax. Tax returns filed for periods after 2006 remain open to examination by the taxing authorities. Our 2007 and 2010 tax returns are currently under examination by the Servicio de Administracion Tributaria (the “SAT”), the Mexican equivalent of the U.S. Internal Revenue Service. We received an audit assessment for the year ended December 31, 2005, from the SAT. We initiated administrative proceedings with the SAT, and if a settlement is not reached, the matter will be litigated. We believe that we have strong legal arguments in our favor and more likely than not will prevail in challenging the 2005 assessment. We believe that an adequate provision has been made for any adjustment (taxes and interest) that will be due for all open years. However, an unexpected adverse resolution could have a material effect on the consolidated financial statements in a particular quarter or fiscal year.

MANAGEMENT

Board of Directors of KCSM

Our estatutos sociales (Bylaws) provide that our Board of Directors shall consist of a minimum of three directors and three alternates and a maximum of seven directors and seven alternates. Our Board of Directors is responsible for the management of KCSM.

Our current members of the Board of Directors are as follows:

Name	Year of Appointment	Position Held	Age
David L. Starling	2013	Chairman of the Board	63
Patrick J. Ottensmeyer	2006	Director	56
David R. Ebbrecht	2009	Director	47
Warren K. Erdman	2013	Director	55
Antonio O. Garza, Jr	2011	Director	54

Our current alternate directors are Adam Godderz, John E. Derry and Michael A. Walczak.

David L. Starling was elected as a Chairman of the Board of Directors in August 2013. Mr. Starling served as Vice Chairman of the Board of Directors of KCSM from September 2009 to August 2013. Mr. Starling has been a director of KCS since May 6, 2010. In August 2010, Mr. Starling was appointed President and Chief Executive Officer of KCS. He served as President and Chief Operating Officer of KCS from July 1, 2008 through August 1, 2010. Mr. Starling has also served as a Director, President and Chief Executive Officer of KCSR since July 1, 2008. Mr. Starling has served as Vice Chairman of the Board of Directors of PCRC and Panarail since July 2008. Prior to joining KCS, Mr. Starling served as President and Director General of PCRC from 1999 through June 2008.

Patrick J. Ottensmeyer was elected as Director of KCSM in 2006. Mr. Ottensmeyer has served as Executive Vice President Sales and Marketing of KCS since October 2008. Mr. Ottensmeyer joined KCS in May 2006 as Executive Vice President and Chief Financial Officer of KCS and as our Chief Financial Officer. Prior to joining KCS, Mr. Ottensmeyer served as Chief Financial Officer of Intranasal Therapeutics, Inc., from 2001 to May 2006. From 2000 to 2001, he served as Corporate Vice President Finance and Treasurer of Dade-Behring Holdings, Inc. From 1993 to 1999, Mr. Ottensmeyer served as Vice President Finance and Treasurer at Burlington Northern Santa Fe Corporation, BNSF Railway and their predecessor companies.

David R. Ebbrecht was elected as a Director of KCSM in September 2009. Mr. Ebbrecht was appointed Executive Vice President and Chief Operating Officer of KCS in August 2012. Mr. Ebbrecht served as Executive Vice President of Operations of KCS from March 2011 until August 2012. Mr. Ebbrecht served as Senior Vice President of Operations of KCSR from August 2009 until March 2011. He served as Vice President of Transportation of KCSR from March 2008 until August 2009. From January 2007 until March 2008, Mr. Ebbrecht served as Assistant Vice President in various departments for KCSR including logistics, business development and operations. He joined KCSR in January 2001. Prior to joining KCSR, Mr. Ebbrecht served in various leadership positions at CSX Corporation, Inc.

Warren K. Erdman was elected as a Director of KCSM in August 2013. Mr. Erdman has served as Executive Vice President Administration and Corporate Affairs of KCS since April 2010. Mr. Erdman served as Executive Vice President Corporate Affairs from October 2007 until April 2010 of KCS. He served as Senior Vice President Corporate Affairs of KCS and KCSR from January 2006 to September 2007. Mr. Erdman served as Vice President Corporate Affairs of KCS from April 15, 1997 to December 31, 2005 and as Vice President Corporate Affairs of KCSR from May 1997 to December 31, 2005. Prior to joining KCS, Mr. Erdman served as Chief of Staff to United States Senator Kit Bond of Missouri from 1987 to 1997.

Antonio O. Garza, Jr. was elected as a Director in 2011. Since May 6, 2010, Mr. Garza has served as a director of KCS. Mr. Garza has served as Counsel to the Mexico City office of White & Case, LLP since 2009. White & Case has acted as outside legal counsel to KCSM for over ten years. As counsel to the firm, Mr. Garza does not share in the profits of the firm and is not compensated for fees generated by the firm for performing legal work for KCS or KCSM. Additionally, Mr. Garza is Chairman of Vianovo Ventures, a cross border business consultancy. Mr. Garza served as United States Ambassador to Mexico from 2002 until January 2009. Mr. Garza was elected to the Texas Railroad Commission in 1998 and served as its Chairman from 1999 until he left the Commission in 2002 to serve as

United States Ambassador to Mexico. He served as the Secretary of State of Texas from 1994 until 1998. Since May 2009, Mr. Garza has been a director of Basic Energy Services, an oil and gas well services company, for which he also has served on the Compensation Committee since October 2009. Mr. Garza also serves on the Board of Directors of MoneyGram International, Inc., a global money transfer company, since 2012. From June 2009 through March 2012, he served on the Board of Directors of BBVA Compass Bank. Basic Energy Services, MoneyGram and BBVA Compass Bank are all publicly traded companies on the NYSE. Mr. Garza previously served on the Advisory Council of KCSM from October 2009 until his election to the Company’s Board of Directors in May 2010. He also is on the Board of Trustees of Southern Methodist University, for which he serves on the finance/legal committee, and on the University of Texas Development Board and Dean’s Advisory Board for Harvard’s School of Public Health. Mr. Garza is also a member of the Council on Foreign Relations and a past recipient of the “Aguila Azteca”, the Mexican government’s highest honor bestowed upon a foreign national.

Executive Officers of KCSM

Our executive officers serve at the discretion of our Board of Directors. Our current executive officers and their titles are as follows:

Name	Year of Appointment	Position Held	Age
José Guillermo Zozaya Delano	2006	President, Executive Representative, and General Manager	61
Michael W. Upchurch	2008	Executive Vice President and Chief Financial Officer	52
Mary K. Stadler	2009	Senior Vice President and Chief Accounting Officer	54
John E. Derry	2013	Senior Vice President Human Resources	46
William J. Wochner	2007	Senior Vice President and Chief Legal Officer	66

José Guillermo Zozaya Delano, President, Executive Representative and General Manager, was appointed President, Executive Representative and General Manager in August 2013. He served as President and Executive Representative from April 20, 2006 to July 30, 2013. Mr. Zozaya has 35 years of experience in law and government relations, most recently as the legal and government relations director for ExxonMobil México, S.A. de C.V., where he spent nine years. He has extensive experience in mergers and acquisitions, contracts and assisting multinational organizations develop their business through government relations.

Michael W. Upchurch, Executive Vice President and Chief Financial Officer, was appointed our Executive Vice President and Chief Financial Officer in August 2013. Mr. Upchurch served as Chief Financial Officer from October 16, 2008 until August 1, 2013. Mr. Upchurch has served as Executive Vice President and Chief Financial Officer of KCS since October 2008. Mr. Upchurch joined KCS in March 2008 as Senior Vice President Purchasing and Financial Management. Prior to joining KCS, Mr. Upchurch served as Senior Vice President Finance of Red Development LLC, from December 2007 through February 2008. From September 2006 through December 2007, Mr. Upchurch worked as an independent consultant providing financial consulting services. From 1990 through September 2006, Mr. Upchurch served in various senior financial leadership positions at Sprint Nextel Corporation and its predecessor, Sprint Corporation, including Senior Vice President Financial Operations, Senior Vice President Finance Sprint Business Solutions and Senior Vice President Finance Long Distance Division.

Mary K. Stadler, Senior Vice President and Chief Accounting Officer, was appointed Senior Vice President and Chief Accounting Officer in August 2013. Ms. Stadler served as Chief Accounting Officer from March 2, 2009 until August 1, 2013, and acts as our principal accounting officer. Ms. Stadler has served as Senior Vice President and Chief Accounting Officer of KCS since March 2009. From April 1990 through August 2008, Ms. Stadler served in various finance leadership positions at Sprint Nextel Corporation and its predecessor, Sprint Corporation, including Vice President — Finance Operations and most recently served as its Vice President — Assistant Controller.

John E. Derry, Senior Vice President Human Resources, was appointed Senior Vice President Human Resources in August 2013. Mr. Derry has served as Senior Vice President of Human Resources of KCS since July 2008. He served as Vice President of Human Resources from February 2008 until July 2008. Mr. Derry joined KCS from YRC Worldwide, Inc. where he served in various Human Resource functions from January 2004 to February 2008. From September 2006 to February 2008, Mr. Derry served as Vice President of Human Resources for Yellow Transportation. Prior to joining YRC Worldwide, Inc. Mr. Derry spent 17 years with General Mills Inc. in various operations, labor relations and human resource roles.

William J. Wochner, Senior Vice President and Chief Legal Officer, was appointed in August 2013. Mr. Wochner served as our General Counsel from May 2007 until August 2013. Mr. Wochner has served as Senior Vice President and Chief Legal Officer of

KCS and KCSR since February 2007. Mr. Wochner served as Vice President and Interim General Counsel of KCS and KCSR from December 2006 to January 2007. From September 2006 to December 2006, Mr. Wochner served as Vice President and Associate General Counsel of KCS and KCSR. From March 2005 to September 2006, Mr. Wochner served as Vice President, Sales and Marketing/Contracts for KCSR. From February 1993 to March 2005, Mr. Wochner served as Vice President and General Solicitor of KCSR.

As part of an internal organizational restructuring, Messrs. Del Cueto, Eaton, Palacios, and Jacomo resigned as executive officers of the Company, effective August 1, 2013. These individuals are employees of KCSM Servicios, an affiliate of the Company, and continue to provide services to the Company through their employment with KCSM Servicios.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation and Organization Committee (the “KCS Compensation Committee”) of our ultimate parent, KCS, is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. The KCS Compensation Committee is comprised solely of directors who do not serve as executive officers of KCS or any of its subsidiaries, who we refer to as “Non-Management Directors” of KCS, each of whom meets the independence requirements of the New York Stock Exchange (“NYSE”), qualifies as an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended, and is considered a non-employee director under Rule 16b-3 under the Exchange Act. The KCS Compensation Committee works with the human resources department of KCSM to implement the executive compensation policies and comply with Mexican labor law and custom.

Except for Mr. Garza, all members of the KCSM Board of Directors and our Chief Financial Officer are employees of and are compensated by our affiliate, KCSR. Except for Messrs. Garza and Ottensmeyer, disclosure of these individuals’ compensation may be reviewed in KCS’s 2013 Proxy Statement filed with the SEC on April 1, 2013. Mr. Garza received $23,000 in 2012 in director’s fees for serving on our Board. No officer or director of KCS or KCSR received additional compensation for his or her service as a director or officer of KCSM. No additional information relating to our directors or our Chief Financial Officer’s compensation is disclosed in this prospectus. During the second quarter of 2012, KCS completed an organizational restructuring whereby employees of KCSM became employees of KCSM Servicios, a wholly-owned subsidiary of KCS. The effective date of this organizational restructuring was May 1, 2012. As a result of this organization restructuring, our Named Executive Officers included in the Management Compensation Tables in this prospectus were employed and compensated during the first four months of 2012 by KCSM and the remaining eight months of 2012 by KCSM Servicios. Effective August 1, 2013, our President, Executive Representative, and General Manager became an employee of the Company.

The creation of KCS stockholder value is the most important responsibility of our Board of Directors and executive officers. The KCS Compensation Committee believes our compensation practices and programs are appropriately designed to motivate our executives to meet this goal and to hold them accountable for all aspects of our performance, with the ultimate objective of promoting long-term KCS stockholder value and enhancing the strength of KCS and its subsidiaries in the North American surface transportation industry.

Philosophy

The KCS Compensation Committee compensates the Company’s executive officers, including the executive officers listed in this prospectus, based on an executive compensation philosophy consisting of the following elements:

Market competitive positioning

•

Base salary — We seek to provide competitive levels of fixed compensation that reflect our executives’ respective job scopes and responsibilities. The base salary is intended to provide a regular base income for an executive, commensurate with his or her position and to reward the acquisition of critical skills and competencies. On average, we seek to pay executives a base salary that is at about the local country market 50th percentile, subject to incumbent-specific and internal equity/value considerations.

•

Target annual incentive award opportunities — Target annual incentive awards are intended to approximate the market 50th percentile in the U.S. The target award for executives based in Mexico may be above the market median practice in Mexico.

Role of incentive compensation

•

Annual Incentives — The purpose of our annual cash incentive awards is to motivate and reward the achievement of predetermined Company financial goals that are based on the needs of the business. Annual incentive program awards for Named Executive Officers are awarded based on achievement of Company performance measures that are designed to provide target awards for year-over-year operational or financial improvement.

•

Long-Term Incentives — Our long-term incentives are designed to reward the achievement of long-term financial goals, align the interests of our executives with those of our stockholders, facilitate executive stock ownership and encourage executive retention.

The Compensation Committee believes our executive compensation program will achieve the following objectives:

•	Facilitate the attraction and retention of highly-qualified executives;

•	Motivate our executives to achieve our operating and strategic goals;

•	Align our executives’ interests with those of our stockholders by rewarding them in accordance with the creation of stockholder value; and

•	Deliver executive compensation in a responsible and cost-effective manner that reflects sound governance principles on the part of the Company and its Board of Directors.

Peer Competitive Market Group

In early 2012, the independent compensation consultant to the KCS Compensation Committee (the “Compensation Consultant”) assisted the KCS Compensation Committee in identifying the primary competitive market for the purpose of enabling the KCS Compensation Committee to perform a benchmarking analysis of executives’ base salaries, annual incentive compensation, and long-term incentive compensation. In connection with this analysis and prior benchmarking analyses, KCS defined its primary United States and Mexico competitive market as transportation and mature, capital-intensive companies with annual revenues of less than $3.5 billion that participate in the Compensation Consultant’s Executive Compensation Database.

• A.O. Smith Corp.	• Exterran Holdings, Inc.	• Portland General Electric Co.
• AGL Resources, Inc.	• GATX Corp.	• Ryder System, Inc.
• Alexander & Baldwin, Inc.	• Harsco Corporation	• The Scotts Miracle-Gro Company
• American Water Works Company, Inc.	• Herman Miller Inc.	• Southern Union Co.
• Atmos Energy Corporation	• Hexcel Corp.	• Thomas & Betts Corp.
• Avis Budget Group, Inc.	• HNI Corp.	• The Toro Co.
• Beckman Coulter, Inc.	• IDACORP Inc.	• Trinity Industries, Inc.
• Brady Corp.	• JetBlue Airways Corporation	• Tupperware Brands Corp.
• Brinks Co.	• Kaman Industrial Technologies	• UIL Holdings Corp.
• Carpenter Technology Corp.	• Kennametal Inc.	• UniSource Energy Corp.
• CF Industries Holdings, Inc.	• Magellan Midstream Partners LP	• United States Cellular Corporation
• Covanta Holding Corporation	• Martin Marietta Materials, Inc.	• USG Corporation
• Crown Castle International Corp.	• Media General Inc.	• UTi Worldwide, Inc.
• Dollar Thrifty Automotive Group, Inc.	• NorthWestern Corporation	• Vulcan Materials Company
• Donaldson Co. Inc.	• Pinnacle West Capital	• Warnaco Group, Inc.
• DPL Inc.	• PNM Resources Inc.	• Westar Energy Inc.

General industry companies that participate in the Compensation Consultant’s Mexico Compensation Database were used to benchmark base salaries for KCSM executives. General industry information is used instead of industry-specific data because of insufficient transportation industry participants in Mexico. The general industry companies used to benchmark KCSM base salaries was comprised of the following companies, all of which had revenues in 2011 between $338 million and $2.2 billion:

• AXA Seguros — Corporativo	• Estafeta Mexicana	• Nextel
• Abbott	• Exxon Mobil México	• Nissan Mexicana
• Alcatel — Lucent	• FEMSA	• Novartis
• Alcon Laboratorios	• Federal Express	• Novo Nordisk
• AstraZeneca	• Foods (Sabritas-Gamesa) México	• Nycomed
• Axtel	• Ford Motor Company México	• PBC (PEPSI BEVERAGES COMPANY)
• BBVA Bancomer Corporativo	• GE Corporate	• Pepsico
• BDF	• GRUPO ICA	• Pfizer
• BMW México	• General Motors Total	• Philip Morris
• Banamex Corporativo	• GlaxoSmithKline	• Procter & Gamble
• Baxter	• Gupo Nacional Provincial — Corporativo	• RCI
• Bayer de México	• Grupo Peñafiel	• Renault
• Becton Dickinson	• Grupo Roche	• Robert Bosch México área comercial
• Boehringer Ingelheim	• HSBC Corporativo	• SC Johnson
• Bombardier	• Herdez International	• Sandoz
• Bristol Myers Squibb		• Sanofi
• British American Tobacco México	• Janssen Cilag	• Santander Corporativo
• Cablevisión	• José Cuervo	• Scotia Bank Corporativo
• Chrysler México	• Kenworth	• Servicios Alestra
• Colgate Palmolive	• Kraft Foods de México	• TAMSA — TENARIS
• Comercial Mexicana — Corporativo	• Liverpool — Corporativo	• TELMEX
• Cummins	• MARS	• Telefónica Móviles
• DHL Internacional	• Marcatel	• Toyota Motor Sales
• Daimler Vehiculos Comerciales México	• Merck Sharp Dohme de México	• Unilever de México
• Danone de México	• Met Life Corporativo	• Volkswagen
• Eli Lily	• Nestlé México	• YUM
• Ericsson		• Zurich Compañia de Seguros Corporativo

For KCSM executives, base salaries were targeted at about the 50th percentile of the local country market data. Annual and long-term incentive targets for KCSM’s Named Executive Officers are set in the same manner as the target awards for KCSM executives who fall within the same salary grade. Because these target awards are intended to approximate the market 50th percentile of the U.S. market, the target award may be above the market median practice in Mexico. The KCS Compensation Committee has not identified a targeted market position for perquisites or benefits for KCSM’s executive officers. However, as described in more detail below, we provide perquisites to the KCSM officers, including the “Named Executive Officers,” defined below, consistent with applicable law and general practice in Mexico. The targeted total direct compensation levels for our executives are, generally, at the 50th percentile of observed local country market practices as determined by compensation surveys. Please see the “Compensation Committee Review of our Executive Compensation Program” for disclosure regarding where actual payments fall within targeted compensation levels.

Compensation Determination and Implementation

The KCS Compensation Committee uses the benchmark analyses of our peer companies, internal pay equity analyses and other tools in setting the compensation of senior management on an annual basis to confirm that the compensation packages for our Named Executive Officers are in line with the compensation philosophy adopted by the Compensation Committee.

Pay packages for the our President and Executive Representative and the other KCSM officers for whom compensation information is provided in the Management Compensation Tables in this prospectus (referred to herein as “Named Executive Officers”) are recommended by KCS’s CEO, with input and guidance from the KCS Compensation Consultant and KCS’s Executive Chairman, to the Compensation Committee. The KCS Compensation Committee, KCS’s Executive Chairman and KCS’s CEO, with the advice of the Compensation Consultant, consider competitive market data on salaries, target annual incentives and long-term incentives, as well as internal equity and each executive’s individual responsibility, salary grade, experience, and overall performance. The analysis of these factors is qualitative in nature, and the KCS Compensation Committee does not give any specific weighting to any of these factors. The KCS Compensation Committee reserves the right to materially change compensation for situations such as a material change in an executive’s responsibilities. The amount of compensation realized or potentially realizable by our executives does not directly impact the level at which future pay opportunities are set or the programs in which they participate.

The targeted total direct compensation levels for our executives are, generally, at the 50th percentile of observed local country market practices as determined by compensation surveys. Please see the “Compensation Committee Review of our Executive Compensation Program” for disclosure regarding where actual payments fall within targeted compensation levels.

Elements Of Compensation

The primary elements of our 2012 executive officer compensation package are described below.

Compensation Element	Purpose	Characteristic
Base Salary	To provide a fixed element of pay for an individual’s primary duties and responsibilities.	Base salaries are reviewed annually and are set based on competitiveness versus the external local country market, and internal equity considerations.
Annual Incentive	To encourage and reward the achievement of specified financial goals on an annual basis.	Performance-based cash award opportunity; amount earned is based on actual results relative to pre-determined goals.
Statutory Profit Sharing	To reward the achievement of positive statutory income, calculated in accordance with Mexican law.	Statutorily required cash award opportunity.

Long-Term Incentives
Performance Share Awards	To incentivize management for long-term financial success.	Three-year performance based share awards with pre-determined financial goals.

Restricted Stock	To align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention.	Service-based long-term incentive opportunity; ultimate award value depends on share price.
Stock Options	To incent and reward the creation of stockholder value.	Service-based long-term incentive opportunity; amounts realized are dependent upon share price appreciation.
Perquisites	To provide perquisites to KCSM’s executives as required by Mexican law or provided by companies against which we compete.

Consistent with perquisite practices in the United States or Mexico generally, as the executive is classified. In Mexico, we provide the following perquisites: (1) annual Christmas bonus, (2) vacation and vacation premium payments, (3) food stipend, (4) automotive allocation or use of a company-owned car, (5) gasoline coupons, (6) 100% of the executive’s share of social security fees, (7) a limited reimbursement of expenses for financial planning services in accordance with the KCS Financial Planning Reimbursement Policy, (8) educational assistance and (9) personal security for Mr. Zozaya and his family.

Benefits	To provide for basic life and disability insurance, medical coverage, and retirement income.	KCSM provides a basic amount of group life insurance coverage and matches executives’ contributions into a savings fund up to certain legal limits.

Change in Control
Benefits	To provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control.	KCSM has agreed to pay cash severance in the event of a termination under certain defined circumstances following a change in control to its President and Executive Representative.

Compensation Element	Purpose	Characteristic

Severance
Compensation	To assist the Company in attracting and retaining key executive officers.	In addition to severance benefits required by Mexico law, KCSM has contractually agreed to pay its President and Executive Representative one year’s base salary following an involuntary termination of employment.

Details regarding these elements, as well as other components and considerations of our executive compensation strategy, are set forth below.

Base Salary

Our President and Executive Representative and the other Named Executive Officers are paid a base salary to provide a basic level of regular income for services rendered during the year. The KCS Compensation Committee, taking into account recommendations from the Chairman and Vice Chairman of our Board of Directors, and advice from the Compensation Consultant, determines the level of base salaries and annual adjustments, if any, for the Named Executive Officers and other senior executives for whom the KCS Compensation Committee has responsibility. Although the KCS Compensation Committee generally targets the 50th percentile of the peer group for the relevant country in setting base salary levels, actual executive salaries may vary from this targeted 50th percentile positioning as the KCS Compensation Committee considers each Named Executive Officer’s level of responsibility, experience and our performance, as well as a Named Executive Officer’s individual performance. The KCS Compensation Committee exercises subjective judgment and varies the weightings of these factors with respect to each Named Executive Officer. In February 2012, the KCS Compensation Committee approved salary increases for all members of KCSM’s management team, including the Named Executive Officers. Each Named Executive Officer received a 4% base salary increase in accordance with market median salary increases in Mexico.

Annual Incentive Awards

In February 2012, the KCS Compensation Committee approved the 2012 Annual Incentive Plan (the “2012 AIP”) model for our Named Executive Officers. In order for there to be any payout to our Named Executive Officers under the 2012 AIP, KCS was required to achieve a consolidated operating ratio of 70.9% or better in 2012.

Each Named Executive Officer was assigned incentive targets at the threshold, target and maximum incentive performance levels that were a percentage of the Named Executive Officer’s 2012 base salary, as follows:

	Percentage of Base Salary
Named Executive Officer	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Mr. Zozaya	30%	60%	120%
Mr. Del Cueto	20%	40%	80%
Mr. Eaton	17.5%	35%	70%
Mr. Palacios	17.5%	35%	70%
Mr. Jacome	15%	30%	60%

The target percentage assigned for each performance level depended on the executive’s salary grade and was set such that the amount of the potential payment would maintain the Named Executive Officer’s target total direct compensation at the approximate market 50th percentile level of our benchmark peer group.

Following are the 2012 operating ratio incentive targets, as well as the percentage payout of the executive’s total incentive target, for these metrics:

Performance Level	Consolidated Operating Ratio	Percentage Payout at Total Incentive Target
Threshold	70.9%	50%
Target	70.5%	100%
Maximum	69.5%	200%

For the year ended December 31, 2012, KCS had a consolidated operating ratio of 68.0%. As a result of this, the Named Executive Officers each earned a 2012 AIP payment at the maximum performance level. The amount of each Named Executive Officer’s 2012 AIP payment is included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

Each year, the KCS Compensation Committee will determine whether an annual incentive program will be adopted for that year and will establish participation, award opportunities and corresponding performance measures and goals, considering general market practices and its own subjective assessment of the effectiveness of such program in meeting its goals of motivating and rewarding our executives.

In February 2013, the KCS Compensation Committee approved the 2013 Annual Incentive Plan. The model for the 2013 Annual Incentive Plan is very similar to the 2012 Annual Incentive Plan, the only differences being an adjustment to the operating incentive targets for the threshold, target and maximum bonus percentage payout.

Statutory Profit Sharing

Our Named Executive Officers (other than Mr. Zozaya) may be eligible to receive a statutory profit sharing (“PTU”) payment under Mexican law. The KCSM company-wide PTU payment is calculated as 10% of pre-tax income as modified by Mexican law. The maximum PTU payment that may be paid to any of our Named Executive Officers is equal to 120% of the maximum individual PTU payment made to our union employees. Currently, to the extent that a Named Executive Officer is eligible to receive a PTU payment and an Annual Incentive Plan (“AIP”) payment in the same year, the AIP payment amount is reduced by the amount of the PTU payment paid to such officer so that the Named Executive Officer receives the greater amount of PTU for which the officer is eligible or the amount of AIP for which the officer is eligible. The amount of each Named Executive Officer’s PTU payment for 2012 is included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation.

Long-Term Incentives

2008 Stock Option and Performance Award Plan (the “2008 Plan”). The purpose of the 2008 Plan is to allow employees, directors and consultants of KCS and its affiliates, including KCSM, to acquire or increase equity ownership in KCS. These grants are intended to directly align the interests of such employees, directors and consultants with those of KCS’s stockholders, to give such executives and directors a strong incentive to maximize stockholder returns on a long-term basis and to aid in our recruitment and retention of key talent necessary to ensure our continued success. The 2008 Plan provides for the award of KCS stock options (including incentive stock options), KCS restricted shares, KCS restricted share units, KCS bonus shares, KCS stock appreciation rights (“SARs”), KCS limited stock appreciation rights (“LSARs”), KCS performance units and/or KCS performance shares to officers, directors and employees. Awards under the 2008 Plan are made at the discretion of the KCS Compensation Committee, which is empowered to determine the terms and conditions of each award. Specific awards may be granted singly or in combination with other awards. The 2008 Plan was approved by the stockholders of the KCS on October 7, 2008 and replaced the 1991 Amended and Restated Stock Option and Performance Award Plan (the “1991 Plan”), which ceased being used on October 14, 2008 with respect to the issuance of new awards. In 2013, KCS’s stockholders re-approved the material terms of the performance measures under the 2008 Plan. The purpose of the 1991 Plan and the types of awards provided for in the 1991 Plan were generally the same as the 2008 Plan. Awards granted under the 1991 Plan continue to be governed by that plan and their respective award agreements until vesting or expiration. The stock options and restricted share awards described in the Summary Compensation Table were awarded under the 2008 Plan.

The KCS Compensation Committee does not time stock option grants or other equity awards to our executives with the release of material non-public information relating to KCS, KCSM or any other subsidiary of KCS. Further, the KCS Compensation Committee does not grant KCS stock options at a discounted exercise price.

2012 Executive Long-Term Incentive Program

In the fall of 2011, the KCS Compensation Committee and Company management began to develop the 2012 long-term incentive program (the “2012 LTI Program”). The Compensation Consultant was engaged to assist in the process to help the KCS Compensation Committee develop guiding principles for the new program, and to provide input and design alternatives for the Compensation Committee’s consideration.

The Compensation Consultant utilized the guidelines developed during the creation of the 2011 long-term incentive program (the “2011 LTI Program”) to assist in the development of the 2012 LTI Program. The KCS Compensation Committee agreed that that the 2012 LTI Program should continue to:

•	Drive sustained improvement in our operating performance;

•	Communicate strong performance focus to the external market;

•	Support execution of our long-term business strategy;

•	Provide a balanced program based on performance, share price leverage and employee retention;

•	Maintain flexibility to dovetail with our other talent management tools;

•	Maintain our external competitiveness; and

•	Be simple and transparent.

Consistent with these principles, the KCS Compensation Committee articulated a desire to continue to focus participants on long-term performance. The KCS Compensation Consultant and the management team recommended that the 2012 LTI Program be a three-year program, similar to the 2011 LTI Program, with a large percentage of the value of the awards granted under the plan relying on the performance of KCS or its stock to be earned or have value. The Compensation Consultant and management further proposed that one, three-year performance award be granted and the performance metrics for earning the performance shares awarded under the 2012 LTI Program be determined by setting performance goals for each year of the three-year performance period and determining the average of the results for each year as measured against these performance goals at the end of the three-year performance period. This average is then to be multiplied by the total number of shares awarded to determine the number of performance shares earned. The KCS Compensation Committee determined this was an appropriate manner to determine the shares earned given the stabilization of the economy, the business environment and our improved performance. Further, the KCS Compensation Committee believed this better aligned executives’ long-term incentive compensation with our multi-year business plan as well as with the interests of KCS’s stockholders.

In addition to the performance share component of the 2012 LTI Program, the KCS Compensation Committee determined it appropriate to also grant a mix of time-based non-qualified stock options and restricted shares of KCS stock. The KCS Compensation Committee believed that a high percentage of the award mix should be comprised of performance share awards and non-qualified stock options, each of which will require management to generate positive financial performance or stock appreciation in order to financially benefit from the award grants. The KCS Compensation Committee also concluded that a portion of the award should be comprised of time-based, cliff vesting, restricted stock of KCS for purposes of acting as a management retention tool during the three-year term of the program.

The 2012 LTI Program was approved in February 2012. The mix of awards was as follows:

2012 Long-Term Incentive Mix

Management may earn between 50% and 200% of the performance share award by meeting or exceeding the performance criteria set for three-year period. The performance criteria for the three year plan were set at the February 2012 meeting of the KCS Compensation Committee. The performance shares vest at the end of the three year period, on the later of (i) February 27, 2015 or (ii) the date the KCS Compensation Committee certifies that the Performance Goals for the three-year Performance Period are (or are not) satisfied.

The restricted stock awarded under the 2012 LTI Program does not vest until February 27, 2015. The non-qualified stock options under the 2012 LTI Program become vested and exercisable in equal installments on February 22, 2013, February 22, 2014 and February 22, 2015, respectively. The stock options must be exercised in all events no later than ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of the Company’s common stock on the date of grant.

The KCS Compensation Committee determined to use KCS’s return on invested capital (“ROIC”) and consolidated operating ratio (“OR”) as the performance metrics for the performance shares under the 2012 LTI Program, weighted 75% and 25%, respectively. The KCS Compensation Committee believes that ROIC allows it to not only assess the Named Executive Officers’ performance with respect to KCS’s earnings, but also allows the KCS Compensation Committee to measure the efficiency of management in managing its capital and determine the success of management in making long-term capital investment decisions to improve KCS’s overall financial and operating performance. ROIC provides the KCS Compensation Committee a measurement that can hold management accountable for earning a return in excess of KCS’s cost of capital.

For this purpose, ROIC is defined as the quotient of KCS’s net operating profit after taxes (“NOPAT”) for the applicable performance period divided by the KCS’s invested capital where (i) NOPAT is the sum of the KCS’s net income, interest expense, interest on the present value of the KCS’s operating leases and debt retirement costs (all preceding items tax effected), with further adjustments to eliminate the after-tax effects of any foreign exchange gains/losses, the foreign exchange impact on KCS’s effective tax rate and changes in accounting principles, and (ii) invested capital is the sum of KCS’s average equity balance, average debt balance and the present value of KCS’s operating leases, with further adjustments to eliminate the average equity impacts of changes in accounting principles.

The KCS Compensation Committee determined to use OR as the other performance metric believing it to be a solid indicator of the KCS’s financial performance and profitability. The KCS Compensation Committee recognized that OR is a measure easily monitored by our management employees and is widely monitored by investors. For this purpose, OR is calculated as the KCS’s consolidated operating expenses divided by the KCS’s consolidated revenues.

Following are the performance levels for the 2012 LTI program*:

Performance Level	Return on Invested Capital (75% weight)	Consolidated Operating Ratio (25% weight)	Percentage Payout at Total Incentive Target
2012
Threshold	9.1%	70.9%	50%
Target	9.5%	70.5%	100%
Maximum	9.9%	69.5%	200%
2013
Threshold	9.5%	70.5%	50%
Target	10.3%	69.0%	100%
Maximum	10.8%	68.5%	200%
2014
Threshold	10.3%	69.0%	50%
Target	11.2%	68.0%	100%
Maximum	11.6%	67.5%	200%

*	These performance levels should not be viewed as predictions or estimates of future performance and the actual achievement of these levels is subject to numerous known and unknown risks and uncertainties including, without limitation, those described under “forward looking statements”, “risk factors” or similar headings in our quarterly and annual reports filed with the SEC. The KCS Compensation Committee establishes these levels solely to help it align pay with performance. The levels are not intended to provide investors or any other party with guidance about our future financial performance or operating results.

For the year ended December 31, 2012, KCS’s return on invested capital was 10%. KCS’s consolidated operating ratio was 68.0%, which included a one-time benefit from the elimination of a net deferred liability in 2012. These results will be combined with the results of 2013 and 2014 to determine the average results of the three-year performance period that will be used to determine the number of performance shares earned during such period.

The following awards were granted to the Company’s Named Executive Officers for the 2012 LTI Program:

Name	Number of Target Performance Shares Granted Under the 2012 LTI Program	Number of Non-Incentive Stock Options Granted Under the 2012 LTI Program	Number of Shares of Restricted Stock Granted Under the 2012 LTI Program
Mr. Zozaya	4,124	4,690	2,062
Mr. Del Cueto	1,026	1,167	513
Mr. Eaton	627	713	313
Mr. Palacios	627	713	313
Mr. Jacome	392	446	196

2011 Executive Long-Term Incentive Program

As discussed in detail in KCS’s 2012 proxy statement, the KCS Compensation Committee approved the 2011 LTI Program in February 2011. The 2011 LTI Program is comprised of performance shares (50%), restricted stock (30%) and time-based non-qualified stock options (20%). The restricted stock and stock options were all granted in 2011 and appear in 2011 compensation. The restricted stock awarded under the 2011 LTI Program vests on February 28, 2014. The non-qualified stock options under the 2011 LTI Program become vested and exercisable in equal installments on February 23, 2012, February 23, 2013 and February 23, 2014, respectively. The stock options must be exercised in all events no later than ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of KCS’s common stock on the date of grant.

The performance shares awarded were divided into three equal tranches, with one tranche available for each year of the three-year plan. Management may earn between 50% and 200% of each year’s performance award tranche by meeting or exceeding the performance criteria set for that year. The performance criteria for each tranche in the three year plan are set at the first meeting of the KCS Compensation Committee during each year of the 2011 LTI Program. Accordingly the 2012 tranche is shown as granted in 2012. The potential share awards for each level for the 2012 tranche are set forth in the Grants of Plan-Based Awards table. The shares earned in each tranche, if any, do not vest until the end of the three year period, on the later of (i) February 28, 2014 or (ii) the date the Compensation Committee certifies that the Performance Goals for the 2013 Performance Period are (or are not) satisfied.

The KCS Compensation Committee determined to use KCS’s ROIC and OR as the performance metrics for the 2012 performance share tranche, weighted 75% and 25%, respectively, for the same reasons set forth above under the 2012 LTI Program.

Following are the performance levels for the year ended 2012:

Performance Level	Return on Invested Capital (75% weight)	Consolidated Operating Ratio (25% weight)	Percentage Payout at Total Incentive Target
Threshold	9.1%	70.9%	50%
Target	9.5%	70.5%	100%
Maximum	9.9%	69.5%	200%

Perquisites

Consistent with applicable law and perquisite practices in Mexico generally, we provide the following perquisites to our Named Executive Officers: (1) annual Christmas bonus equal to 30 days of wages or salary (Mexican law requires an annual Christmas bonus equal to at least 15 days of wages or salary), (2) vacation and vacation premium payments of 50% (Mexican law requires a vacation premium of at least 25%), (3) food stipend (up to a maximum of Ps. 1,968 per month), (4) automotive allocations or use of a company-owned car, (5) gasoline coupons, (6) 100% payment of the employee’s social security fees and (7) a limited reimbursement of expenses for financial planning services in accordance with the KCS Financial Planning Reimbursement Policy. The annual Christmas bonus is a payment in the amount equal to one month’s salary, prorated based on time with the Company. Executives based in Mexico have a number of vacation days as set forth in their respective employment agreements and a corresponding vacation premium equal to 50% of their earned vacation days, generally paid on or around their annual anniversary date, in accordance with the Company’s payroll policy. In 2012, Mr. Zozaya continued receiving a vehicle bonus to be used for purchasing a personal car. This vehicle bonus program covers a 4-year period with a chance to renew it or he can choose to request a company car. As such, Mr. Zozaya does not currently use a vehicle purchased by KCSM, but may do so in a future year.

The KCS Compensation Committee believes these perquisites are conservative, but reasonable and consistent with KCS’s overall compensation program, industry practice and applicable law, and better enable KCSM to attract and retain high-performing employees for key positions. The KCS Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. The KCS Compensation Committee does not plan to materially increase the perquisites currently provided, subject to requirements under Mexican law.

Benefits

KCSM provides certain benefit programs that are designed to be competitive within the marketplace from which it recruits its employees. The majority of employee benefits provided to KCSM’s Named Executive Officers are offered through broad-based plans available to KCSM management employees generally.

We provide accident, medical and life insurance for our executives based in Mexico. Each of our Named Executive Officers may contribute to a savings fund up to 13% of his base salary up to Ps. 2,271 monthly, the legal maximum. KCSM makes a matching contribution to each such Named Executive Officer’s savings fund. In addition, KCSM is required under Mexican law to make certain severance payments to any employee (including a Named Executive Officer) who is terminated without cause.

Executive Stock Ownership Guidelines

The KCS Compensation Committee has set stock ownership guidelines for our Named Executive Officers and other members of senior management, which require executives to own a certain number of shares of KCS Common Stock based upon a multiple of salary, with the number of shares required for each executive determined by salary grade. The required multiples for our Named Executive officers are as follows:

	Multiple of Salary	Estimated Dollar Value
Mr. Zozaya	3X	$1,133,000
Mr. Del Cueto	1X	$174,000
Other Named Executive Officers	0.5X	$86,000 - 59,000

The KCS Compensation Committee will periodically review the continued appropriateness of the stock ownership guidelines. Executives are given five years from their start date or promotion date to meet the required stock holdings. The KCS Compensation Committee may adjust the treatment of non-compliant executives on a case by case basis. All stock sales by executives who are not in compliance will be reviewed by KCS’s Corporate Secretary and approved by KCS’s CEO. If executives have not met this stock ownership requirement within five years, then they may be required to retain long-term incentive plan grants and 50% of AIP payouts may be awarded in stock until the executive is compliant.

Shares that count in determining compliance with the stock ownership guidelines are shares beneficially owned by the executive, shares held by the executive in any KCS benefit plan, restricted shares at the time of grant (even if not yet vested), performance shares when earned (even if not yet vested), and shares issued and retained on exercise of stock options.

Change in Control Benefits

Purpose. Various compensation arrangements applicable to our Named Executive Officers provide for award and account vesting and separation pay upon a change in control or the occurrence of certain events after a change in control. These arrangements are designed to:

•	preserve our ability to compete for executive talent;

•

provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control of KCS approved by the KCS Board, without being distracted by the possibility of termination of employment or demotion after the change in control; and

•	encourage an acquirer to evaluate whether to retain our executives by making it more expensive to dismiss our executives rather than its own.

Please see “Potential Payments upon Termination of Employment or Change in Control” for a detailed discussion of our severance benefits and a discussion of why the KCS Compensation Committee believes the current levels of post-employment termination compensation and benefits are appropriate and consistent with our compensation objectives.

KCS Compensation Committee Review of our Executive Compensation Program

In early 2012, at the direction of the KCS Compensation Committee, the Compensation Consultant performed an executive compensation market analysis to assess the competitiveness of the compensation of the executives of the Company, including the Named Executive Officers. This study is typically conducted every two years and the data and findings are used to inform compensation program decisions going forward until the next study is performed, as well as evaluate actions that have been taken relative to the Company’s market position in compensation. The 2012 study was used to inform decisions regarding 2012 programs and grants.

The results of the most recent analysis were presented to the KCS Compensation Committee in February 2012. The Compensation Consultant analyzed the market competitiveness of the following elements for each of the covered executive positions:

•	Base salary;

•	Target annual incentive award opportunity (award that may be earned for achieving expected annual performance results);

•	Target total cash compensation (salary plus target annual incentive award opportunity);

•	Annualized expected value of long-term incentive grants/awards (estimated value on date of grant); and

•	Target total direct compensation (target total cash compensation plus the annualized expected value of long-term incentive awards).

On a programmatic basis, the Compensation Consultant also assessed the relative market positioning of retirement programs provided to executives including the Named Executive Officers, as well as perquisites.

In performing the study, the Company’s executive positions were initially “matched,” based on the Compensation Consultant’s understanding of the positions’ primary duties and responsibilities, to similar positions in Towers Watson’s 2012 Executive Compensation Data Bank. At the request of KCS, a premium was applied to the market compensation data for certain benchmark survey position matches to reflect the differences between the responsibilities of the positions and those of the benchmark survey job matches.

As stated above, the KCS Compensation Committee seeks to provide base salaries, target total cash and target total direct compensation that is on average consistent with median market (i.e., comparably-sized transportation and mature capital intensive companies) practices, recognizing internal equity and incumbent-specific considerations such as performance, future potential, and tenure with the Company. Based on the findings of the study described above, the Compensation Committee believes that our targeted executive compensation levels are “competitive” in aggregate, within a +/- 15% of the target market 50th percentile (i.e., 85% to 115% of target market 50th percentile).

The results of this study found that (i) our base salaries are, on average, aligned with approximately local country market 50th percentile levels; (ii) our target total cash compensation levels are on average within a competitive range around the U.S. market median; (iii) our target annual incentive award opportunities, expressed as a percentage of salary, are, on average, aligned with the U.S. market 50th percentile level; and (iv) our target long-term incentive award opportunities, and resulting target total direct compensation levels, are, on average, consistent with U.S. market median practices. Results for individual officers varied. For the Named Executive Officers for which there was not sufficient data to reach a conclusion, as a group, average competitive positioning for base salary was approximately 90%, and for total direct compensation was approximately 106%, of the target market 50th percentile. The study also found that the Company’s retirement benefits fall within the competitive range, but toward the lower end of this range. The study concluded that perquisites were modest, but consistent with typical current practices.

The conclusion that the Named Executive Officers were being compensated at or near market median given their positions and responsibilities satisfied the KCS Compensation Committee that the ratio of compensation between the Named Executive Officers was acceptable and reasonable, particularly when taking into consideration the differences in responsibilities of each.

Role of Compensation Consultant

For assistance in fulfilling its responsibilities, the KCS Compensation Committee retained the Compensation Consultant to review and independently assess various aspects of our compensation programs, including the compensation of individuals serving as executives of KCSM, and to advise the KCS Compensation Committee in making its executive compensation decisions for 2012. The Compensation Consultant is engaged by and reports directly to the KCS Compensation Committee and has been retained again for 2013. The Compensation Consultant’s role in 2012 was to provide market data, including market trend data, to the KCS Compensation Committee, to advise the KCS Compensation Committee regarding KCS’s executive compensation, including the compensation of the KCSM Named Executive Officers, relative to the market data, and to make recommendations to the KCS Compensation Committee regarding compensation structure and components. The KCS Compensation Committee may or may not adopt the Compensation Consultant’s recommendations. Typically, the KCS Compensation Committee considers internal factors, such as individual performance and KCS strategy, in addition to the Compensation Consultant’s recommendations.

Specifically, in 2012, the Compensation Consultant:

•	analyzed the competitiveness of compensation provided to KCSM’s executives;

•	assisted with developing the 2012 LTI Program and grant guidelines;

•	performed the 2012 executive compensation analysis;

•	provided detail regarding current executive compensation trends;

•	reviewed and provided comments to the Compensation Discussion and Analysis included in KCS’s 2012 Proxy Statement;

•	reviewed KCS’s Annual Incentive Plan as applied to senior and executive management of the Company;

•	assisted with developing the termination tables included in the 2012 Proxy Statement;

•	reviewed the Company’s compensation programs to assess the risks that they could create, as reflected in the Company’s risk management practices and policies; and

•	assisted with determining appropriate compensation for newly hired and promoted executives.

SUMMARY COMPENSATION TABLE

The following table provides certain information concerning the compensation for all services rendered to us during the years ended December 31, 2012, 2011, and 2010, by each person serving as a Named Executive Officer in 2012. The Named Executive Officers are (1) each person serving as our principal executive officer (i.e., our President and Executive Representative) during the year ended December 31, 2012, (2) each person serving as our principal financial officer (i.e., our Chief Financial Officer) during the year ended December 31, 2012 and (3) each of our three other most highly-compensated individuals who were serving as executive officers as of December 31, 2012. All members of KCSM’s Board of Directors and our Chief Financial Officer are compensated by our affiliate, KCSR. Except for Messrs. Garza and Ottensmeyer, disclosure of these individuals’ compensation may be reviewed in KCS’s 2013 Proxy Statement filed with the SEC on April 1, 2013. No additional information relating to such individuals’ compensation is disclosed in this prospectus.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
José Guillermo Zozaya Delano,	2012	$377,693	—	$510,852	$138,121	$453,236	$303,919	$1,783,821
President and Executive Representative of KCSM	2011	$337,717	—	$212,269	$189,944	$350,550	$299,173	$1,389,653
	2010	$367,648	—	$230,165	$218,624	$441,178	$334,333	$1,591,948

Oscar Augusto del Cueto Cuevas,	2012	$173,848	—	$125,040	$34,368	$139,079	$26,529	$498,864
Vice President — Operations	2011	$153,607	—	$311,353	$42,908	$105,486	$26,275	$639,629
	2010	$156,356	—	$35,410	$31,916	$109,449	$24,593	$357,724

David Weiler Eaton,	2012	$171,802	—	$77,862	$20,998	$120,261	$27,349	$418,272
Vice President — Sales & Marketing	2011	$153,747	—	$33,410	$31,916	$93,094	$24,661	$336,828
	2010	$167,234	—	$35,410	$31,916	$117,064	$26,012	$377,636

Guillermo Ernesto Palacious (1)	2012	$157,913	—	$77,862	$20,998	$110,541	$26,190	$393,504
Vice President — Labor Relations	2011	$140,753	—	$185,065	$28,697	$83,611	$24,120	$462,246

Jose Jacobo Jacome Salazar (1)	2012	$117,511	—	$47,283	$13,135	$70,506	$21,692	$270,127
Vice President — Operative Support	2011	$105,162	—	$17,102	$15,032	$54,579	$20,223	$212,098

All actual payouts reported above (other than the aggregate grant date fair value for stock and option awards) are paid in Mexican pesos. The amounts reported in this table were converted from Mexican pesos at a conversion rate of Mexican pesos per U.S. dollar as reported by Banco de México on December 31 of each year as follows:

Year	Conversion Rate (Mexican Pesos per U.S. Dollar)
2012	13.0101
2011	13.9787
2010	12.3571

(1)	Neither Messrs. Palacios or Jacome were Named Executive Officers in 2010.

(2)	Reflects actual salary received.

(3)	This column presents the aggregate grant date fair value of stock awards made in 2012, 2011 or 2010, as applicable, computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 12 to KCS’s consolidated financial statements in its annual report on Form 10-K for the year ended December 31, 2012, as filed with the SEC.

(4)	This column presents the aggregate grant date fair value of option awards made in 2012, 2011 or 2010, as applicable, computed in accordance with FASB ASC topic 718. For additional information, refer to Note 12 to KCS’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC.

(5)	Amounts in this column include Annual Incentive Plan payments for all Named Executive Officers and Mexican statutory profit sharing payments (i.e., PTU payments) for Messrs. Del Cueto, Eaton, Palacios and Jacome. As President and Executive Representative of KCSM, Mr. Zozaya is not eligible to receive PTU payments under Mexican law.

(6)	“All Other Compensation” for the Named Executive Officers consists of:

Name	Year	Christmas Bonus ($)	Life Insurance Premiums ($)	Vacation Bonus ($)	Food Stipends ($)	Auto Maintenance And Gasoline ($)	Auto Leases ($)	Savings Fund ($)	Social Security ($)	Other ($)(a)	Total ($)
Mr. Zozaya	2012	$31,475	$5,733	$7,344	$1,747	$2,365	$—	$2,264	$996	$251,995	$303,919
	2011	$28,143	$4,391	$6,567	$1,559	$1,973	$—	$4,049	$1,296	$251,195	$299,173
	2010	$30,637	$9,478	$6,127	$1,697	$3,884	$13,502	$2,197	$1,157	$265,654	$334,333

Mr. Del Cueto	2012	$14,487	$903	$3,250	$1,747	$2,176	$—	$2,264	$1,195	$507	$26,529
	2011	$12,965	$756	$3,025	$1,561	$1,816	$—	$2,029	$1,063	$3,060	$26,275
	2010	$13,030	$866	$2,606	$1,697	$1,871	$—	$2,197	$1,157	$1,169	$24,593

Mr. Eaton	2012	$14,317	$840	$3,341	$1,747	$2,176	$—	$2,264	$1,195	$1,469	$27,349
	2011	$12,812	$772	$2,990	$1,561	$1,816	$—	$2,029	$1,063	$1,618	$24,661
	2010	$13,936	$884	$3,252	$1,697	$1,881	$—	$2,197	$1,157	$1,008	$26,012

Mr. Palacios	2012	$13,160	$1,700	$3,948	$1,747	$2,176	$—	$2,264	$1,195	$—	$26,190
	2011	$11,776	$1,324	$3,140	$1,561	$1,816	$—	$2,029	$1,063	$1,411	$24,120

Mr. Jacome	2012	$9,793	$1,497	$2,511	$1,747	$2,176	$—	$2,264	$1,195	$509	$21,692
	2011	$8,763	$1,169	$2,247	$1,561	$1,816	$—	$2,029	$1,063	$1,575	$20,223

(a)	For Mr. Zozaya, this amount includes (i) personal security expenses of $236,343, $229,338 and $242,387 in 2012, 2011 and 2010, respectively (ii) vehicle bonus of $12,784, $11,888 and $17,571 in 2012, 2011 and 2010, respectively, and (iii) airfare for Mr. Zozaya’s spouse attendance at certain company events in the amount of $2,868, $9,969 and $5,696 in 2012, 2011 and 2010, respectively. For Messrs. Del Cueto and Eaton, this amount includes airfare for each officer’s spouse to travel with him on company business where her attendance was requested.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2012 grants of annual incentive awards, KCS restricted shares, earned KCS performance shares and KCS stock options.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Zozaya (6)	N/A		$113,307	$226,614	$453,228
	02/22/2012	(2)				916	1,833	3,666					$96,452
	02/22/2012	(3)				2,062	4,124	8,248					$276,267
	02/22/2012								2,062	(4)			$138,133
	02/22/2012										4,690	$66.99	$138,121
Mr. del Cueto	N/A
	02/22/2012	(2)				208	417	834					$21,943
	02/22/2012	(3)				513	1,026	2,052					$68,732
	02/22/2012								513	(4)			$34,366
	02/22/2012										1,167	$66.99	$34,368
Mr. Eaton	N/A
	02/22/2012	(2)				141	283	566					$14,891
	02/22/2012	(3)				313	627	1,254					$42,003
	02/22/2012								313	(4)			$20,968
	02/22/2012										713	$66.99	$20,998
Mr. Palacios	N/A
	02/22/2012	(2)				141	283	566					$14,891
	02/22/2012	(3)				313	627	1,254					$42,003
	02/22/2012								313	(4)			$20,968
	02/22/2012										713	$66.99	$20,998
	05/02/2012								2,000	(7)			$154,580
Mr. Jacome	N/A
	02/22/2012	(2)				75	150	300					$7,893
	02/22/2012	(3)				196	392	784					$26,260
	02/22/2012								196	(4)			$13,130
	02/22/2012										446	$66.99	$13,135

(1)	The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned under our 2012 AIP. Actual amounts paid for 2012 performance are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)	These amounts represent the threshold, target and maximum amounts that could have been earned for the 2012 tranche of performance share awards made under our 2011 LTI Program. The 2012 tranche was the second of a three-year performance share award with performance goals set at the beginning of each year. See Compensation Discussion and Analysis for additional details of the 2011 LTI Program, including the performance goals, three-year award totals and the actual amount earned for 2012 for each Named Executive Officer. The amounts in the grant date fair value column represent the probable outcome of the 2012 performance goals.

(3)	These amounts represent the threshold, target and maximum amounts that could have been earned for the performance share awards made under our 2012 LTI Program. See Compensation Discussion and Analysis for additional details of the 2012 LTI Program, including the performance goals. The amounts in the grant date fair value column represent the probable outcome of the performance goals for the 2012 LTI Program.

(4)	This amount reflects restricted stock awards granted under the 2008 Plan pursuant to our 2012 LTI Program. The shares vest in full three years after the grant date. Mr. Palacios’ and Mr. Jacome’s shares become non-forfeitable in three annual installments beginning one year from the grant date due to the fact that each executive meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions in accordance with the vesting schedule above.

(5)	The amounts in this column reflect non-qualified stock options granted under the 2008 Plan pursuant to our 2012 LTI Program. The options vest in equal 1/3 amounts on the first, second and third anniversary of the grant date.

(6)	Mr. Zozaya is paid in Mexican pesos. His threshold, target and maximum non-equity incentive plan award amounts were converted from Mexican pesos at a conversion rate of 13.0101 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de Mexico on December 31, 2012.

(7)	These shares were granted as a special one-time award

Summary of Employment Agreements

Pursuant to Mexican law, all of our employees are subject to employment agreements with us. Each Named Executive Officer is a party to an employment agreement, which remains in effect until terminated or modified. For information regarding potential payments to the Named Executive Officers upon termination of employment or change in control, see “Potential Payments Upon Termination of Employment or Change in Control” below.

José Guillermo Zozaya Delano

In connection with the resignation of Mr. Zozaya from KCSM Services and his appointment as President, Executive Representative and General Manager of the Company, Mr. Zozaya and the Company entered into an employment agreement dated August 1, 2013. Under his employment agreement, Mr. Zozaya is entitled to receive the same seniority, compensation and benefits as under his previous agreement, which includes a monthly salary, certain additional benefits as required by Mexican labor law, as well as an automobile allowance and an annual bonus eligibility ranging from 30% to 60% of his annual salary based on KCS’s financial performance and the achievement by Mr. Zozaya of personal performance goals. The employment agreement also provides a severance benefits if, within two years after a change in shareholder control, his employment is terminated by KCSM without cause or he resigns for good reason. For information regarding these benefits, see “Severance Benefits for Mr. Zozaya following a Change in Shareholder Control” below.

Messrs. Del Cueto, Eaton, Palacios and Jacome

The Company entered into employment agreements with Messrs. Del Cueto, Eaton, Palacios and Jacome dated March 15, 2006; May 01, 2005; June 16, 1997; February 16, 1998, respectively, for indefinite terms. In connection with the transfer of employment of the employees of KCSM to KCSM Servicios on May 1st, 2012, the obligations under these agreements and the rights of these officers was transferred to KCSM Services. Under the agreements, each of officers is entitled to a monthly base salary and a year-end bonus equivalent to 30 days of salary, prorated for employment less than one year. The agreements contain standard confidentiality provisions consistent with the requirements of Mexican law. The agreements may not be terminated unless the employee does not have the ability and skills to develop his responsibilities according to his position.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding KCS stock options, unvested KCS stock awards and unearned KCS stock awards held by them as of December 31, 2012.

	Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Mr. Zozaya							11,914	$994,581
	13,700	—	$35.41	02/29/20
	2,317	4,633	$52.62	02/22/21
	—	4,690	$66.99	02/21/22
					7,801	$651,227
Mr. Del Cueto	524	1,046	$52.62	02/22/21			2,886	$240,923
	—	1,167	$66.99	02/21/22
					12,567	$1,049,093
Mr. Eaton	2,000	—	$35.41	02/29/20			1,820	$151,934
	350	700	$52.62	02/22/21
	713	—	$66.99	02/21/22
					8,211	$685,454
Mr. Palacios	1,050	—	$35.41	02/29/20			1,820	$151,934
	350	700	$52.62	02/22/21
	713	—	$66.99	02/21/22
					5,494	$458,639
Mr. Jacome	1,050	—	$35.41	02/29/20			1,084	$90,492
	184	366	$52.62	02/22/21
	446	—	$66.99	02/21/22
					601	$50,171

(1)	The vesting dates of the options listed in these columns are shown in the following table, and are subject to acceleration on a change of control or upon the retirement, death or disability of a Named Executive Officer.

Name	Number of Securities (#)	Exercisable Date
Mr. Zozaya	4567	11/19/2010
	4567	12/8/2010
	4566	1/7/2011
	2317	2/23/2012
	2317	2/23/2013
	2316	2/23/2014
	1564	2/22/2013
	1563	2/22/2014
	1563	2/22/2015
Mr. del Cueto	524	2/23/2012
	523	2/23/2013
	523	2/23/2014
	389	2/22/2013
	389	2/22/2014
	389	2/22/2015
Mr. Eaton	667	11/19/2010
	667	12/8/2010
	666	1/7/2011
	350	2/23/2012
	350	2/23/2013
	350	2/23/2014
	238	2/22/2013
	238	2/22/2014
	237	2/22/2015
Mr. Palacios	350	11/19/2010
	350	12/8/2010
	350	1/7/2011
	350	2/23/2012
	350	2/23/2013
	350	2/23/2014
	238	2/22/2013
	238	2/22/2014
	237	2/22/2015
Mr. Jacome	350	11/19/2010
	350	12/8/2010
	350	1/7/2011
	184	2/23/2012
	183	2/23/2013
	183	2/23/2014
	149	2/22/2013
	149	2/22/2014
	148	2/22/2015

(2)	The vesting dates of the restricted shares listed in this column are shown in the following table.

Name	Number of Securities (#)	Vesting Date
Mr. Zozaya	2200	2/28/2014
	2062	2/27/2015
Mr. del Cueto	1650	1/31/2013
	500	2/28/2014
	4100	11/28/2014
	513	2/27/2015
	5000	2/29/2016
Mr. Eaton	350	2/28/2014
	7000	11/28/2014
	313	2/27/2015
Mr. Palacios	233	2/28/2014	(a)
	2400	2/29/2016	(a)
	313	2/27/2015	(a)
	2000	5/29/2015	(a)
Mr. Jacome	116	2/28/2014	(a)
	196	2/27/2015	(a)

a)	These shares become non-forfeitable in equal annual installments beginning one year from the grant date due to the fact that this executive meets the retirement criteria under the 2008 Plan; however, the shares remain subject to sale and transfer restrictions in accordance with the vesting schedule above.

(3)	The amounts in these columns were calculated by multiplying the closing price of KCS’s common stock on the NYSE on December 31, 2012, the last trading day in 2012, which was $83.48, by the number of shares of stock that have not vested.

(4)	The amounts in this column reflect the maximum performance shares for (a) the second tranche of a three year award granted to the executive pursuant to the 2011 LTI Program and (b) the performance shares granted pursuant to the 2012 LTI Program, in each case which may be earned upon certification by the KCS Compensation Committee of achievement of pre-determined performance goals for the performance period ending December 21, 2012. See Compensation Discussion and Analysis for more information on both the 2011 and 2012 LTI Programs. Actual amounts earned may be more or less than reflected depending on whether such performance shares are earned at the threshold, target or maximum level. If earned, these shares will vest on the later of (a) February 28, 2014 for the 2011 LTI Program or February 27, 2015 for the 2012 LTI Program, or (b) the date the KCS Compensation Committee certifies the achievement of the related performance targets. Performance shares that are not earned within the applicable performance period are forfeited.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Named Executive Officers regarding KCS stock option exercises and vesting of KCS stock awards during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Mr. Zozaya	—	—	—		—
Mr. Del Cueto	—	—	4250		$336,150
Mr. Eaton	—	—	—		—
Mr. Palacios	—	—	717	(2)	$49,889
Mr. Jacome	—	—	259	(3)	$18,467

(1)	The amounts in these columns were calculated by multiplying the number of shares of stock by the fair market value of KCS’s common stock on the NYSE on the exercise/vesting date, or if the market was not open on such date, the fair market value of our Common Stock on the NYSE on the next preceding trading date and for options subtracting the exercise price multiplied by the number of shares. For awards granted prior to November 1, 2008, the fair market value was calculated by averaging the high and low stock price. For awards granted after November 1, 2008, the fair market value equaled the closing price.

(2)	717 of these shares became non-forfeitable due to the fact that Mr. Palacios meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions.

(3)	59 of these shares became non-forfeitable due to the fact that Mr. Jacome meets the retirement criteria under the 2008 Plan; however, the shares remain subject to sale and transfer restrictions.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Mr. Zozaya	—	—	—		—	—
Mr. Del Cueto	—	—	—		—	—
Mr. Eaton	—	—	$7,936	(1)	—	$42,825	(2)
Mr. Palacios	—	—	—		—	—
Mr. Jacome	—	—	—		—	—

(1)	On January 17, 2010, 513 of Mr. Eaton’s earned performance shares vested. In accordance with Section 409(a) of the Internal Revenue Code, Mr. Eaton elected to defer receipt of these shares until January 1, 2014. The amount in this column represents the difference between the closing price on December 31, 2012, which was $83.48 per share and the closing price on December 31, 2011, which was $68.01 per share multiplied by the 513 deferred shares.

(2)	Calculated using the fair market value of KCS common stock on December 31, 2012, which was $83.48 per share and does not represent the actual amount that will be recognized upon payment.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

We are required under Mexican law to provide certain termination benefits to all employees, including our Named Executive Officers. We have provided additional termination benefits to certain of our executives, as described below, in order to remain competitive with benefits offered in the market, as well as to facilitate our retention and recruitment efforts. Additionally, we believe that events triggering payment of termination benefits are standard and consistent with market practice.

Severance Benefits Other than After a Change in Control

Pursuant to the terms of his employment agreement, Mr. Zozaya is entitled to a severance payment equal to the greater of (a) one year’s base salary upon the termination of his employment without cause, as well as other termination benefits provided pursuant to the terms of his employment agreement with KCSM, or (b) the severance payment that may be due under Mexican law.

None of KCSM’s Named Executive Officers is eligible to receive payments upon a voluntary termination of employment or a termination of employment for cause.

Severance Benefits for Mr. Zozaya following a Change in Shareholder Control

The KCS Compensation Committee believes that the occurrence of a change in shareholder control transaction involving KCS or KCSM may create uncertainty regarding the continued employment of Mr. Zozaya because many changes in shareholder control transactions result in significant organizational changes, particularly at the key management level. Effective May 2009, KCSM agreed to provide Mr. Zozaya with enhanced severance benefits if, within two years after a change in shareholder control, his employment is terminated by KCSM without cause or he resigns for good reason. Severance benefits under Mr. Zozaya’s employment agreement do not become due upon a mere change in shareholder control. Instead, severance benefits are only provided if there is a “double trigger,” meaning that Mr. Zozaya must also be terminated without cause or resign for good reason in the specified period following a change in shareholder control. The “double trigger” mechanism is intended to:

•	encourage Mr. Zozaya to stay with KCSM during a change in shareholder control, thus helping to provide stability to KCSM during a critical time;

•

mitigates any potential disincentive for Mr. Zozaya when he is implementing a change in shareholder control, particularly when the acquiring company may not require his services following completion of the transaction; and

•	protect Mr. Zozaya from termination without cause or an adverse change in position following a change in control.

In the event of a termination of employment by KCSM without cause or a resignation of Mr. Zozaya for good reason (as defined below) within a two year period after a “change in shareholder control” (as defined below), (a) Mr. Zozaya will be eligible to receive, in addition to any other severance benefits for which he is eligible under Mexican law, a lump sum payment equal to the product of (i) the rate of his annual base salary as of the date of termination, multiplied by (ii) two, and less (iii) the aggregate amount of other severance payments for which he is eligible under Mexican law, (b) any unvested or unexercisable KCS equity awards shall become immediately vested or exercisable, as applicable, and (c) if applicable, Mr. Zozaya will have the opportunity to purchase the executive vehicle assigned to him at the time, in accordance with KCSM’s vehicle policy. In addition, KCSM will transfer the right to Mr. Zozaya to use the telephone number corresponding to the cellular telephone assigned to him by KCSM. Pursuant to the terms of the 1991 Plan and the 2008 Plan, and the applicable award agreements thereunder, all unvested KCS equity awards granted to our Named Executive Officers will immediately vest upon a termination following a change in shareholder control (see “Other Compensatory Plans that Provide Benefits on Termination of Employment or Change in Control” for a more detailed discussion).

Definition of “for cause.” The employment agreement of Mr. Zozaya generally defines termination “for cause” in the context of a termination of employment following a change in shareholder control to include the rescission of employment by KCSM without liability to KCSM as provided for by the Federal Labor Law of Mexico, including termination for the commission of any criminal offense or the failure of the executive to comply with his obligations while performing his duties.

Definition of “good reason.” The employment agreement of Mr. Zozaya generally defines “good reason” in the context of a resignation by him following a change in shareholder control to include any of the following events:

•	a significant reduction or other significant negative change in the responsibilities, powers or duties of the executive;

•	a reduction of the remunerations of the executive;

•

KCSM requiring the executive to perform his regular duties from any office or site located more than sixty (60) kilometers from the place where he had performed his duties prior to receiving such order; or

•	any other action or omission on the part of KCSM that would constitute a breach of the executive’s employment agreement or a violation of the Federal Labor Law of Mexico.

Triggering Events. Mr. Zozaya’s employment agreement generally provides that the following events (which we refer to as “triggering events”) constitute a “change in shareholder control:”

•

the majority of the members of the KCS Board of Directors are replaced during any twelve (12) month period with directors whose election or appointment was not submitted or resolved by the majority of the members of the KCS Board of Directors serving immediately prior to such election or appointment; or

•

any person or group of persons has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group of ownership of stock of KCS possessing 30% or more of the total voting power of the outstanding stock of KCS; or

•	any person or group has acquired ownership of stock of KCS that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock KCS; or

•

any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group assets of KCS that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets KCS immediately before such acquisition; or

•

any individual person or legal entity or any group of persons other than KCS or its affiliates, subsidiaries, or related entities (the “KCS Group”), directly or indirectly acquires ownership of more than 50% of the outstanding stock of KCSM; or

•

any individual person or legal entity or any group of persons other than the KCS Group acquires KCSM assets representing a gross fair market value of more than 51% of the total gross fair market price for all KCSM assets immediately prior to such acquisition; or

•

the majority of the members of the KCSM Board of Directors is replaced with board members whose appointment or election has not been approved by the entities of the KCS Group that are shareholders in KCSM.

Other Compensatory Plans that Provide Benefits on Termination of Employment or Change in Control

Certain compensation plans available to the Named Executive Officers have accounts that become vested upon certain events, including: (a) the Named Executive Officer’s retirement, death or certain termination of employment, (b) a change in control of KCS or (c) a change in the Named Executive Officer’s responsibilities following a change in control.

2008 Plan. Subject to the terms of the specific award agreements, under the 2008 Plan, the termination of affiliation of a grantee of a KCS equity award by reason of death, Disability, Retirement or on account of a Change of Control KCS (as such terms are defined in the 2008 Plan) may accelerate the ability to exercise such award.

Death or Change of Control KCS

Upon the death, or upon the termination of affiliation on account of a Change of Control of KCS, of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee’s personal representative or other transferee upon death may exercise such options or SARs up to the earlier of the expiration of the option or SAR term, one year after the death of the grantee, or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will become nonforfeitable in the amount that would be earned for such performance period if the performance goals for such performance period were met at target, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Disability or Retirement

Upon the termination of affiliation by reason of Disability or Retirement of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable in a number determined by multiplying the total number of restricted shares and restricted share units by a fraction, the numerator of which is the number of 12-month periods of employment commencing on the grant date that have been completed by the grantee, and the denominator of which is the total number of 12-month periods in the period of restriction,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee or the grantee’s legal representative (or the grantee’s transferee upon the death of the grantee) may exercise such options or SARs up to the earliest of the expiration of the option or SAR term, one year following the grantee’s termination of affiliation by reason of Disability, five years following the grantee’s termination of affiliation by reason of Retirement or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Other Termination of Affiliation

Upon the termination of affiliation of a grantee of an award under the 2008 Plan for any reason other than death, Disability, Retirement, or on account of a Change of Control of KCS, then, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable on the date of the grantee’s termination of affiliation, are forfeited on that date,

(ii) any options or SARs not exercisable at that time will be forfeited, and any options or SARs that are vested and exercisable or become exercisable at that time may be exercised by the grantee up to the earlier of the expiration of the option or SAR term, three months following the grantee’s termination of affiliation, or 10 years from the grant date of the award; provided, however, that if termination of affiliation is for Cause (as defined in the 2008 Plan), then any unexercised options or SARs will be forfeited,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended but which are not vested will be forfeited, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any nonvested shares subject to a deferred stock award will be forfeited.

1991 Plan. Subject to the terms of the specific award agreements, under the 1991 Plan, the death or disability, retirement or other Termination of Affiliation (as such terms are defined in the 1991 Plan) of a grantee of an award or a Change of Control of KCS (as defined in the 1991 Plan) may accelerate the ability to exercise an award, as described below.

Death, Disability or Retirement

Upon the death, disability or retirement of a grantee of an award under the 1991 Plan,

(i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement,

(ii) any options or stock appreciation rights (“SARs”) not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of (A) the expiration of the option or SAR term or (B) 12 months from the date of death or disability or five years from the date of retirement, and

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan or the applicable award agreement.

Change of Control KCS

Upon a Change of Control of KCS (as defined in the 1991 Plan),

(i) a grantee’s restricted shares, if any, that were forfeitable become nonforfeitable,

(ii) any options or SARs not exercisable at that time become immediately exercisable,

(iii) we will pay to the grantee, for any performance share or performance unit for which the performance period has not ended as of the date of the Change of Control KCS, a cash payment based on a formula described in the 1991 Plan or the applicable award agreement, and

(iv) all LSARs (which may be granted in tandem with options awarded under the 1991 Plan) are automatically exercised upon a Change of Control of KCS that is not approved by our Incumbent Board (as such terms are defined in the 1991 Plan). Upon exercise of an LSAR, the grantee may receive a cash payment based upon the difference between the fair market value on the date of the Change of Control of KCS or other specified date and the per share exercise price of the related option and the related option is canceled.

Termination of Affiliation

If a grantee has a Termination of Affiliation (as defined in the 1991 Plan) for any reason other than for Cause (as defined in the 1991 Plan), death, disability or retirement, then

(i) the grantee’s restricted shares, if any, to the extent forfeitable on the date of the grantee’s Termination of Affiliation, are forfeited on that date,

(ii) any unexercised options or SARs, to the extent exercisable immediately before the grantee’s Termination of Affiliation, may be exercised in whole or in part, up to the earlier of the expiration of the option or SAR term or three months after the Termination of Affiliation, and

(iii) any performance shares or performance units for which the performance period has not ended as of the Termination of Affiliation will terminate immediately upon that date.

Trusts Securing the Rights of the Officers, Directors, Employees and Former Employees

KCS has established a series of grantor trusts (commonly referred to as “rabbi” trusts) that are intended to secure the rights of our officers, directors, employees, former employees and others (each a “Beneficiary”) under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from KCS and, following a change in control of KCS (as defined by the trust), if KCS fails to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary’s trust account, or in the general trust account, to discharge such obligations as they become due, to the extent of available trust assets. The trusts require that we be solvent as a condition to making distributions. Trusts have been established with respect to the employment continuation commitments under employment agreements, the 1991 Plan and the 2008 Plan, among others. New trusts were executed on February 24, 2011. The new trusts are revocable by the KCS Board of Directors until a change in control of KCS.

Tables Summarizing Payments Upon Employment Termination or Change in Control

The following tables summarize the estimated payments that would be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by death, disability, or dismissal without cause or resignation for good reason. With respect to a change in control, the following tables show the value of equity that vests on a change in control and, with respect to Mr. Zozaya, the amount of severance payable if his employment is terminated without cause or he resigns with good reason within two years following a change in control. None of our Named Executive Officers is eligible to receive payments from KCSM on their retirement that are not generally made to all salaried KCSM employees pursuant to Mexican law or custom. In accordance with SEC regulations, we do not report any amount to be provided under any arrangement (including the severance compensation, the Christmas bonus, vacation premium, food stipend, savings account balance, government mandated severance payments, life insurance payments and disability payments) that does not discriminate in scope, terms or operation in favor of our Named Executive Officers and which is available generally to all salaried KCSM employees. The following tables do not repeat information provided in the Summary Compensation Table or the Outstanding Equity Awards at Year-End Table, except to the extent the amount payable would be enhanced by the termination event.

For purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on December 31, 2012, and that the price per share of KCS common stock was $83.48, the closing market price on that date. All actual payouts reported in the following tables are paid in Mexican pesos. The amounts reported in these tables were converted from Mexican pesos at a conversion rate of 13.0101 Mexican pesos per U.S. dollar as reported by Banco de México on December 31, 2012.

	Jose Guillermo Zozaya Delano(a)
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$24,439	$24,439	$910,182	$910,182
Equity (Intrinsic Value)
Unvested Restricted Stock	$355,792	$355,792	$—	$355,792	$—
Unvested Performance Shares	$945,745	$945,745	$—	$945,745	$—
Unexercisable Options	$220,312	$220,312	$—	$220,312	$—
Total	$1,521,849	$1,521,849	$—	$1,521,849	$—
Total	$1,521,849	$1,546,288	$24,439	$2,432,031	$910,182

	Oscar Augusto del Cueto Cuevas(a)
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	—	—	—	—	$199,045
Equity (Intrinsic Value)
Unvested Restricted Stock	$981,975	$981,975	$—	$981,975	$—
Unvested Performance Shares	$222,307	$222,307	$—	$222,307	$—
Unexercisable Options	$51,523	$51,523	$—	$51,523	$—
Total	$1,255,805	$1,255,805	$—	$1,255,805	$—
Total	$1,255,805	$1,255,805	$—	$1,255,805	$199,045

	David Weiler Eaton(a)
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	—	—	—	—	$203,663
Equity (Intrinsic Value)
Unvested Restricted Stock	$639,707	$639,707	$—	$639,707	$—
Unvested Performance Shares	$145,339	$145,339	$—	$145,339	$—
Unexercisable Options	$33,359	$33,359	$—	$33,359	$—
Total	$818,405	$818,405	$—	$818,405	$—
Total	$818,405	$818,405	$—	$818,405	$203,663

	Guillermo Ernesto Palacios Chavez(a)
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	—	—	—	—	$309,646
Equity (Intrinsic Value)
Unvested Restricted Stock	$412,892	$412,892	$—	$412,892	$—
Unvested Performance Shares	$145,339	$145,339	$80,642	$145,339	$—
Unexercisable Options	$33,359	$33,359	$33,359	$33,359	$—
Total	$591,590	$591,590	$114,001	$591,590	$—
Total	$591,590	$591,590	$114,001	$591,590	$309,646

	Jose Jacobo Jacome Salazar(a)
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	—	—	—	—	$217,338
Equity (Intrinsic Value)
Unvested Restricted Stock	$26,046	$26,046	$—	$26,046	$—
Unvested Performance Shares	$81,894	$81,894	$45,831	$81,894	$—
Unexercisable Options	$18,649	$18,649	$18,649	$18,649	$—
Total	$126,589	$126,589	$64,480	$126,589	$—
Total	$126,589	$126,589	$64,480	$126,589	$217,338

(a)	Cash severance payments to our Named Executive Officers are paid in Mexican pesos. All cash severance amounts were converted from Mexican pesos at a conversion rate of 13.0101Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2012.

DIRECTOR COMPENSATION

Except for Mr. Garza, all of the members of our Board of Directors, including the Chairman, are compensated by our parent, KCS, or by our affiliate, KCSR. Disclosure of these individuals’ compensation from KCS or KCSR may be reviewed in KCS’s 2013 Proxy Statement filed with the SEC on April 1, 2013. Except for Mr. Garza, no officer or director of KCS or KCSR receives any additional compensation for his service as director of KCSM. No additional information relating to our directors’ compensation is disclosed in this prospectus.

In 2012, Mr. Garza received $23,000 in fees for serving as a director of KCSM.

PRINCIPAL SHAREHOLDERS

Our capital stock is divided into Class I Shares, representing the fixed portion of the capital, and Class II Shares, representing the variable portion of the capital. The fixed portion of the capital stock with no withdrawal rights is represented by 600,000 shares. The variable portion of the capital stock is represented by 4,784,910,235 shares. As of December 31, 2012 and 2011, the total shares outstanding represented by Class I and Class II were 4,785,510,235 fully subscribed and paid for, without a par value expression.

	Shares
	Class I	Class II	Total	%
Shareholders: (1)
Nafta Rail, S.A. de C.V	600,000	4,735,036,323	4,735,636,323	98.95%
Caymex Transportation, Inc.	—	49,873,902	49,873,902	1.04%
KCSM Holdings LLC	—	10	10	0.01%

Total	600,000	4,784,910,235	4,785,510,235	100.00%

(1)	All of these companies are wholly-owned subsidiaries of KCS.

CERTAIN RELATED PARTY TRANSACTIONS

We engage in related party transactions with certain of our affiliates and related parties, some of which are of a recurring nature. Financial information with respect to certain material related party transactions is set forth in Note 8 to our consolidated financial statements included elsewhere in this prospectus. The following summarizes the material transactions we engaged in with our principal affiliates and related parties.

Employee Services Agreement

On April 19, 2012, we entered into an employee services agreement (the “Employee Services Agreement”) under which KCSM Servicios provides employee services to us, and we pay KCSM Servicios market-based rates for these services. The Employee Services Agreement became effective on May 1, 2012, and will continue in full force and effect until terminated by one party by providing written notice to the other party. For the nine months ended September 30, 2013, and for the year ended December 31, 2012, KCSM Servicios charged $140.7 million and $131.9 million, respectively, to us under this agreement.

Revolving Credit Agreements

KCSR, as a lender, and we, as a borrower, entered into a Revolving Credit Agreement effective as of June 7, 2013 (the “Revolving Agreement”), pursuant to the terms of which we may borrow up to $100.0 million from KCSR on a revolving basis at any time during the term of the Revolving Agreement. The Revolving Agreement is unsecured and terminates on December 31, 2018. As of September 30, 2013, we had borrowed $31.5 million under the terms of the Revolving Agreement at a weighted average interest rate of 1.47%.

We, as lender, and KCSR, as borrower, entered into a Revolving Credit Agreement effective as of April 1, 2008 (the “2008 Revolving Agreement”), pursuant to the terms of which we may make one or more loans from time to time during the term of the 2008 Revolving Agreement. The 2008 Revolving Agreement is secured by certain assets of KCSR and terminates on December 31, 2013. As of September 30, 2013 and December 31, 2012 and 2011, we had no outstanding amount under the terms of the 2008 Revolving Agreement.

Loan Agreements between KCSM and a Wholly-Owned Subsidiary of KCS

On January 23, 2013, we entered into an unsecured loan agreement (the “2013 Loan Agreement”) with a wholly-owned subsidiary of KCS. The 2013 Loan Agreement allows us to receive one or more loans up to an aggregate principal amount of Ps.4,550 million, due on January 23, 2018. Pursuant to the terms of the 2013 Loan Agreement, on January 23, 2013, we entered into a loan agreement for Ps.840.0 million, consisting of $66.1 million from the outstanding principal amount and accrued interest under the 2012 Loan Agreement and the 2011 Loan Agreement. We are required to make annual interest payments on the outstanding principal amount at a rate equivalent to 91 day rate Tasa de Interes Interbancaria de Equilibrio (the “Equilibrium Interbank Interest Rate”) or (‘TIIE”) plus 1.00%. As a result of the 2013 Loan Agreement, we terminated the 2012 and 2011 Loan Agreements.

On September 28, 2012, we entered into an unsecured loan agreement (the “ 2012 Loan Agreement”) with a wholly-owned subsidiary of KCS. The 2012 Loan Agreement allows us to receive one or more loans up to an aggregate principal amount of $350.0 million, due on September 30, 2017. Pursuant to the terms of the 2012 Loan Agreement, on September 28, 2012, we entered into a loan agreement for $48.0 million consisting of $9.0 million in cash and $39.0 million from an outstanding principal amount under the 2009 loan agreement between us and a wholly-owned subsidiary of KCS, which was amended in 2010 and subsequently terminated as part of the 2012 Loan Agreement. We are required to make annual interest payments on the outstanding principal amount at a rate equivalent to annual LIBOR plus 2.00%.

On September 26, 2011, we entered into an unsecured loan agreement (the “2011 Loan Agreement”) with a wholly-owned subsidiary of KCS. Pursuant to the terms of the 2011 Loan Agreement, we received $17.5 million for general corporate purposes. The 2011 Loan Agreement requires us to make annual interest payments at a rate equivalent to 1-year LIBOR plus 2.30%, with the principal payment due on September 30, 2016.

Management Services Agreement

On December 31, 2005, we and KCS entered into a Management Services Agreement under which KCS provides to us general guidance, oversight, consultation and management services in connection with our business and operations. The Management Services Agreement became effective as of April 1, 2005, and will continue in full force and effect until terminated by one party by providing written notice to the other party. For the nine months ended September 30, 2013 and for the years ended December 31, 2012, 2011 and 2010, KCS charged $21.6 million, $25.9 million, $27.4 million and $28.0 million, respectively, to us under the agreement.

During 2011, we prepaid KCSR $78.2 million for services which will be provided by KCSR through 2014. The prepayment included a discount of 3.5%. As of September 30, 2013 the prepayment balance was $27.2 million included in other current assets. As of December 31, 2012, the prepayment balance was $48.5 million with $28.4 million included in other current assets and $20.1 million included in other assets. As of December 31, 2011, this prepayment balance was $78.2 million with $28.0 million included in other current assets and $50.2 million included in other assets.

During 2010, we prepaid KCSR $18.4 million for services which were provided by KCSR during 2011, the prepayment included a discount of 3.5%. As of December 31, 2011, this prepayment balance was zero.

Service and Inventory Prepayments

During 2011, we prepaid KCSR $3.0 million for inventory to be delivered by KCSR. As of September 30, 2013, December 31, 2012 and 2011, the prepayment balance was zero, $1.3 million and $3.0 million, respectively, which was included in other current assets.

In December 2011, we prepaid Nafta Rail $22.3 million for terminal services, which will be provided by Nafta Rail through 2016. The prepayment included a discount of 3.5%. As of September 30, 2013, the prepayment balance was $12.2 million with $5.0 million included in other current assets and $7.2 million included in other assets. As of December 31, 2012, the prepayment balance was $15.8 million with $5.1 million included in other current assets and $10.7 million included in other assets. As of December 31, 2011, the prepayment balance was $20.9 million with $5.4 million included in other current assets and $15.5 million included in other assets.

Notes Payable

In 2011, our shareholders approved capital distributions of $335.0 million. The distributions totaled $135.0 million in cash and $200.0 million in unsecured notes payable to our shareholders. The notes were ultimately transferred to our affiliate, KCSR (the “Notes”). The Notes are payable to KCSR no later than December 31, 2016, and bear interest at an annual LIBOR plus 2.5%.

Pursuant to the terms of the Notes, we may make one or more prepayments of principal and any and all interest accrued thereon as of such prepayment date. As of September 30, 2013 and December 31, 2012 and 2011 the outstanding balance was $52.2 million, $112.8 million and $200.0 million, respectively.

Sale of Mexrail, Inc.

On June 10, 2010, we sold our 49% ownership interest in Mexrail, Inc. to KCS for $41.0 million based upon an independent valuation, which resulted in a gain of $0.7 million. The sale resulted in a $4.3 million tax benefit due to excess tax over book basis in the investment. As a result of a court ruling in April 2013, this benefit was reversed in the second quarter of 2013.

DESCRIPTION OF SIGNIFICANT INDEBTEDNESS

The description of our significant indebtedness appears in the section entitled “Management Discussion and Analysis of Financial Condition and Results of Operations” — “Debt and Capital Structure”.

DESCRIPTION OF EXCHANGE NOTES

We issued the Outstanding Notes and will issue the Exchange Notes (collectively, the “Notes”) under an indenture (the “Indenture”), dated as of October 29, 2013, between us, as issuer, and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar. The following description is a summary of certain provisions of the Indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including those provisions made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Exchange Notes.

You can find the definitions of certain capitalized terms used in the following description under the subheading “— Certain Definitions.” Defined terms used but not defined in this description under the subheading “— Certain Definitions” have the meanings assigned to them in the Indenture. In this description, references to “KCSM,” “we,” “our,” “us” and the “Company” refer only to Kansas City Southern de México, S.A. de C.V., and not to any of its subsidiaries.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

The terms of the Exchange Notes are substantially identical to the terms of the Outstanding Notes, except with respect to transfer restrictions, registration rights and additional interest.

Principal, Maturity and Additional Notes

In the exchange offer, we will issue up to $250.0 million in aggregate principal amount of our Exchange Notes. The Exchange Notes will mature on October 28, 2016.

We may, without the consent of the holders, issue additional Notes (“Additional Notes”) having the same terms as the Notes, except for the public offering price and the issue date and, if applicable, the initial interest accrual date and the initial interest payment date. Any Additional Notes, together with the Notes issued on the date of the Indenture, will constitute a single series of Notes and will vote together as one class on all matters with respect to the Notes; provided, however, that any Additional Notes that are not fungible with existing Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from such existing Notes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Exchange Notes,” references to the Notes include any Additional Notes actually issued.

Interest

The Exchange Notes will bear interest at a floating rate per annum equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), determined as described below, plus 70 basis points (0.70%) (the “Spread”), payable quarterly in arrears on January 28, April 28, July 28 and October 28 of each calendar year (each an “Interest Payment Date”), commencing on January 28, 2014, subject to the Business Day Convention. Interest on the Exchange Notes will be calculated on the basis of the actual number of calendar days in the calculation period divided by 360. Interest on the Exchange Notes of a series will accrue from the most recent date on which interest has been paid or, if no interest has been paid, form and including the date of issuance.

Interest will be payable to the holders of record of the Exchange Notes at the close of business on the fifteenth calendar day prior to each Interest Payment Date, whether or not such day is a New York Business Day.

The interest rate for the first Interest Period will be the three-month U.S. dollar LIBOR, as determined on October 25, 2013, plus the Spread. The interest rate for each Interest Period after the first Interest Period will be the three-month U.S. dollar LIBOR, as determined on the applicable Interest Determination Date, plus the Spread. The interest rate for the Exchange Notes will be reset quarterly on each Interest Reset Date.

The calculation agent will determine the three-month U.S. dollar LIBOR in accordance with the following provisions: with respect to any Interest Determination Date, the three-month U.S. dollar LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months that appears on the designated LIBOR page (as described below) as of 11:00 a.m., London time, on such Interest Determination Date. If the three-month U.S. dollar LIBOR does not appear on the designated LIBOR page, the three-month U.S. dollar LIBOR, in respect of such Interest Determination Date, will be determined as follows: the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent (after consultation with us), to provide the calculation agent with its offered quotation for deposits in U.S. dollars for the period of three months commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount of not less than $1,000,000 for a single transaction in U.S. dollars in such market at such time. If at least two quotations are provided, then the three-month U.S. dollar LIBOR on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, then the three-month U.S. dollar LIBOR on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in New York City selected by the calculation agent (after consultation with us) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount of not less than $1,000,000 for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks selected by the calculation agent are not providing quotations in the manner described by this sentence, the three-month U.S. dollar LIBOR determined as of such Interest Determination Date will be the three-month U.S. dollar LIBOR in effect with respect to the Exchange Notes prior to such Interest Determination Date.

The designated LIBOR page shall be: (1) the Reuters screen “LIBOR01” or such other page as may replace the Reuters screen “LIBOR01” on that service or (2) if, on any Interest Determination Date, the three-month U.S. dollar LIBOR does not appear or is not available on such date on the designated Reuters screen described in clause (1) above, the designated LIBOR page shall be Bloomberg L.P. page “BBAM” or such other page as may replace Bloomberg L.P. page “BBAM” on that service. All percentages resulting from any calculation of any interest rate for the Exchange Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 3.876545% (or ..03876545) would be rounded to 3.87655% (or .0387655)), and all U.S. dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward. Each calculation of the interest rate on the Exchange Notes by the calculation agent will (in the absence of manifest error) be final and binding on the holders of the Exchange Notes and us.

U.S. Bank National Association will act as calculation agent for the Exchange Notes under a Calculation Agency Agreement between us and U.S. Bank National Association dated as of October 25, 2013.

Ranking

The Exchange Notes will be our general unsecured obligations and will rank equally in right of payment will all of our existing and future senior indebtedness and senior in right of payment to all of our subordinated indebtedness. The Exchange Notes will be effectively subordinated to our secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all liabilities of any of our subsidiaries. The Indenture does not limit the amount of indebtedness that we and our subsidiaries may incur.

As of September 30, 2013, we had total indebtedness of $1,127.5 million, consisting of (i) $814.5 million of unsecured indebtedness, (ii) $163.0 million of secured indebtedness and capital lease obligations and (iii) $150.0 million of unsecured debt with other wholly-owned subsidiaries of KCS and other debt. As of September 30, 2013, our subsidiaries had no indebtedness outstanding to third parties.

Payments on the Exchange Notes

Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes may be exchanged or transferred, at the office of the paying agent in The City of New York; provided that, at our option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the Notes Register.

Optional Redemption

General

Except as set forth below under “—Upon a Change in Mexican Withholding Tax Rate,” we may not redeem the Exchange Notes prior to maturity.

Following the Exchange Offer

Upon completion of the exchange offer described herein, we may redeem Outstanding Notes which are not exchanged in the exchange offer in an amount up to 2% of the original aggregate principal amount of Outstanding Notes issued at a redemption price of 100% of their principal amount plus accrued interest and any Additional Amounts to but excluding the redemption date.

Upon a Change in Mexican Withholding Tax Rate

The Exchange Notes will be subject to redemption, in whole but not in part, at our option at any time at a redemption price of 100% of their principal amount, plus accrued interest and Additional Amounts owing thereon, if any, to but excluding the redemption date, in the event we become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Exchange Notes, any Additional Amounts in excess of those attributable to a withholding tax rate of 4.9% as a result of a change in or amendment to the laws (including any regulations or general rules promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application, administration or interpretation of such laws, regulations or general rules, including a holding of a court of competent jurisdiction, which change or amendment is announced or becomes effective on or after October 24, 2013. We shall not, however, have the right to redeem Exchange Notes from a holder pursuant to this paragraph except to the extent that we are obligated to pay additional amounts to such holder that are greater than the additional amounts that would be payable based on a Mexican withholding tax rate of 4.9%. See “— Additional Amounts.”

Prior to the giving of any notice of redemption for taxation reasons as described in this section, we will deliver to the trustee:

•

an officers’ certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right of redemption for taxation reasons have occurred; and

•	an opinion of counsel of recognized standing to the effect that we have or will become obligated to pay such additional amounts as a result of such change or amendment.

Any such notice, after it is delivered to the trustee, will be irrevocable.

Selection and Notice

In the case of any partial redemption, selection of the Exchange Notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed or, if the Exchange Notes are not listed on a national securities exchange, pro rata, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate; provided that no Exchange Note of $2,000 in principal amount or less shall be redeemed in part.

Notice of the redemption will be mailed to holders of the Exchange Notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of Exchange Notes or a satisfaction and discharge of the Indenture and redemption notices may be mailed not less than three days prior to a redemption date if the notice is issued with respect to Exchange Notes to be redeemed as set forth under “— Optional Redemption — Upon a Change in Mexican Withholding Tax Rate.” Notices of redemption may not be conditional.

If any Exchange Note is to be redeemed in part only, the notice of redemption relating to such Exchange Note shall state the portion of the principal amount at maturity thereof to be redeemed. An Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Exchange Note. On and after the redemption date, interest will cease to accrue on the Exchange Notes to be redeemed if we have deposited with the paying agent funds in satisfaction of the redemption price.

Covenants

Limitation on Liens

If we or any of our Subsidiaries create or permit any lien of any kind upon any stock or indebtedness, whether owned on the issue date or thereafter acquired, of any Significant Subsidiary to secure any Debt (other than the Notes) of ours, any of our Subsidiaries or any other person, we will cause the outstanding Notes to be secured equally and ratably with that Debt, unless the aggregate principal amount of all such secured Debt then outstanding would not exceed 10.0% of our Consolidated Net Assets. This provision does not restrict any other property of ours or our Subsidiaries. The Indenture will not prohibit the sale by us or any of our Subsidiaries of any stock or indebtedness of any Subsidiary, including any Significant Subsidiary.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, we will be required to make an offer to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued interest if any, and any Additional Amounts to, but excluding, the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at our option, prior to a Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder of the Notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer or (2) notice of redemption for all outstanding Notes has been given pursuant to the Indenture as described above under the caption “— Optional Redemption.”

The Change of Control Repurchase Event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including asset sales, acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the Notes.

Reports

Whether or not we are required to file reports with the SEC, we shall file with the SEC all such reports and other information when and as we would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if we were subject thereto, unless the SEC does not permit such filings, in which case we shall provide such reports and other information to the trustee (within the same time periods that would be applicable if we were required and permitted to file reports with the SEC) and instruct the trustee to mail such reports and other information to holders at their addresses set forth on the Notes Register. We shall supply the trustee and each holder of Notes or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. Notwithstanding the foregoing sentence, the trustee and each holder of Notes shall be deemed to have been supplied the foregoing reports and other information at the time the trustee or such holder may electronically access such reports and other information by means of the SEC’s homepage on the internet or at KCSM’s homepage on the internet.

Furthermore, KCSM agrees that, for so long as any Notes remain outstanding, it will furnish to the holders of Notes, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers, upon their request, the reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Consolidation, Merger and Sale of Assets

We will not consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into us unless:

(1)	we shall be the continuing Person, or the Person (if other than us) formed by such consolidation or into which we are merged or that acquired or leased such property and our assets shall be a corporation organized and validly existing under the laws of Mexico (including, without limitation, a sociedad de responsabilidad limitada), the United States of America or any jurisdiction of either such country and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the Notes and the Indenture;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)	we deliver to the trustee an officers’ certificate and opinion of counsel, in each case stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other deposition and such supplemental indenture complies with this covenant.

Events of Default

Each of the following is an “Event of Default” with respect to the Notes:

(1)	default in the payment of principal of (or premium, if any, on) any Note when the same becomes due at maturity, upon acceleration, redemption or otherwise;

(2)	default in the payment of interest or Additional Amounts on any Note when due and such default continues for a period of 30 days;

(3)	default in the performance of any covenant of the Company in the Indenture (other than a default specified in clause (1) or (2) above), and such default continues for a period of 90 days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes;

(4)	a court having jurisdiction in the premises enters a decree or order for:

(A)	relief in respect of us or any of our Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(B)	appointment of a receiver, liquidator, assignee, síndico, custodian, trustee, sequestrator or similar official for us or any of our Significant Subsidiaries or for all or substantially all of our property and assets or those of our Significant Subsidiaries, or

(C)	the winding-up or liquidation of our affairs or the affairs of any of our Significant Subsidiaries;

and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(5)	we or any of our Significant Subsidiaries:

(A)	commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

(B)	consent to the appointment of or taking possession by a receiver, liquidator, assignee, síndico, custodian, trustee, sequestrator or similar official for us or any of our Significant Subsidiaries or for all or substantially all of our property and assets or those of any of our Significant Subsidiaries, or

(C)	effect any general assignment for the benefit of creditors; and

(6)	(A)

the Concession Title shall cease to grant to us the rights provided therein as of the date of the Indenture and such cessation has had a material adverse effect on us and our Subsidiaries taken as a whole,

(B)	(x) the Concession Title shall for any reason be terminated and not reinstated within 30 days or (y) rights provided therein which were originally exclusive to us shall become nonexclusive and the cessation of such exclusivity has had a material adverse effect on us and our Subsidiaries taken as a whole, or

(C)	the operations of the Northeast Rail Lines shall be commandeered or repossessed (a requisa) for a period of 90 days or more.

If an Event of Default described above shall have occurred and is continuing with respect to the Notes, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all outstanding Notes to be due and payable immediately. The holders of a majority in aggregate principal amount of the Notes then outstanding may, by notice to the trustee, on behalf of the holders of all of Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest, Additional Amounts or premium, if any, on, or the principal of, the Notes. For information as to the waiver of Defaults, see “— Amendment, Supplement and Waiver.”

The holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Notes. A holder may not pursue any remedy with respect to the Indenture or the Notes unless:

•	the holder gives the trustee written notice of a continuing Event of Default;

•	the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the trustee to pursue the remedy;

•	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of Notes to receive payment of the principal of, premium, if any, or interest or Additional Amounts on, the Notes or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

The Indenture will require certain of our officers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of our activities and those of our Subsidiaries and of our and our Subsidiaries’ performance under the Indenture and that, to the best of such person’s knowledge, we have fulfilled all obligations thereunder, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default and the nature and status thereof. We will also be obligated to notify the trustee of any Default or Defaults in the performance of any covenants or agreements under the Indenture.

Legal Defeasance and Covenant Defeasance

KCSM may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding Notes (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest, Additional Amounts or premium, if any, on, the Notes when such payments are due from the trust referred to below;

(2)	KCSM’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and KCSM’s obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, KCSM may, at its option and at any time, elect to have the obligations of KCSM released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	KCSM must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest, Additional Amounts and premium, if any, on, the outstanding Notes on the Stated Maturity thereof or on the applicable redemption date, as the case may be, and KCSM must specify whether the Notes are being defeased to such Stated Maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, KCSM must deliver to the trustee an opinion of (or opinions of counsel) confirming:

(A)	that (x) KCSM has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(B)	that the holders of the outstanding Notes will not recognize income, gain or loss for Mexican federal income tax purposes as a result of such Legal Defeasance and will be subject to Mexican federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, KCSM must deliver to the trustee an opinion of counsel (or opinions of counsel) confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax or Mexican federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax and Mexican federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a Default under, any other instrument to which KCSM is a party or by which KCSM is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than the Indenture) to which KCSM or any of its Subsidiaries is a party or by which KCSM or any of its Subsidiaries is bound;

(6)	KCSM must deliver to the trustee an officers’ certificate stating that the deposit was not made by KCSM with the intent of preferring the holders of Notes over the other creditors of KCSM with the intent of defeating, hindering, delaying or defrauding any creditors of KCSM or others; and

(7)	KCSM must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:

(a)	all Notes that have been authenticated thereunder, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to KCSM, have been delivered to the trustee for cancellation; or

(b)	all Notes issued thereunder that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and KCSM has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of such Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest and Additional Amounts to the Stated Maturity or redemption, as the case may be;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which KCSM is a party or by which KCSM is bound;

(3)	KCSM has paid or caused to be paid all sums payable by it under the Indenture; and

(4)	KCSM has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes issued thereunder at Stated Maturity or on the redemption date, as the case may be.

In addition, KCSM must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Without the consent of each holder of Notes affected, an amendment, supplement or waiver may not:

•	change the Stated Maturity of the principal of, or any installment of interest on, any Note;

•	reduce the principal amount of, or premium, if any, or interest on, any Note;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

•

reduce the percentage or principal amount of outstanding Notes, the consent of whose holders is necessary to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain Defaults;

•	waive a Default in the payment of principal of, premium, if any, or interest or Additional Amounts on, the Notes; or

•	modify the Additional Amounts provisions of the Indenture in a manner adverse to the holders.

Notwithstanding the preceding, without the consent of any holder of Notes, KCSM and the trustee may amend or supplement the Indenture and the Notes:

•	to cure any ambiguity, omission, mistake, defect or inconsistency;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes;

•

to provide for the assumption of our obligations to holders of the Notes in the case of a merger or consolidation or a sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of our assets, as applicable;

•	to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•

to conform the text of the Indenture and the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision thereof; or

•	to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

Additional Amounts

Any and all payments made by us to the holders, under or with respect to the Exchange Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including any interest or penalties with respect thereto) imposed or levied by or on behalf of Mexico or any political subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Mexican Withholding Taxes”), unless the withholding or deduction of such Mexican Withholding Taxes is required by law or the administration thereof. In the event any Mexican Withholding Taxes are required to be so withheld or deducted, we will (i) pay such additional amounts (“Additional Amounts”) as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, (ii) deduct or withhold such Mexican Withholding Taxes and (iii) remit the full amount so deducted or withheld to the relevant taxing or other authority. Notwithstanding the foregoing, no such Additional Amounts shall be payable for or on account of:

(a)	any Mexican Withholding Taxes which would not have been imposed or levied on a holder but for the existence of any present or former connection between the holder or beneficial owner of the Exchange Notes and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction (including, without limitation, such holder or beneficial owner (i) being or having been a citizen or resident thereof, (ii) maintaining or having maintained an office or permanent establishment therein or (iii) being or having been present or engaged in trade or business therein) except for a connection solely arising from the mere ownership of, or receipt of payment under, such Exchange Note or the exercise or enforcement of rights under such Exchange Note or the Indenture;

(b)	except as otherwise provided, any estate, inheritance, gift, sales, transfer, or personal property or similar tax, assessment or other governmental charge imposed with respect to the Exchange Notes;

(c)

any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the holder or beneficial owner of such Exchange Note to comply with any certification, identification, information, documentation, declaration or other reporting requirement concerning the nationality, residency, identity or connection with Mexico which is required or imposed by a statute, treaty, regulation or general rule as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided that at least 60 days prior to (i) the first payment date with respect to which we shall apply this clause (c) and, (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first payment date subsequent to such change, we shall have notified the trustee, in writing, that the holders or beneficial owners of the Exchange Notes will be required to provide such certification, identification, information or documentation, declaration or other reporting;

(d)	the presentation of such Exchange Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder or the beneficial owner of such Exchange Note would have been entitled to Additional Amounts in respect of such Mexican Withholding Taxes on presenting such Exchange Note for payment on any date during such 30-day period;

(e)	any Mexican Withholding Taxes that are payable only by a method other than withholding or deduction from payment on the Exchange Notes; or

(f)	any combination of items (a), (b), (c), (d) and (e) above.

Notwithstanding the foregoing, the limitations on our obligation to pay Additional Amounts set forth in clause (c) above shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in clause (c) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of an Exchange Note (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under U.S. federal income tax law (including the United States — Mexico Income Tax Treaty), Treasury Regulations (including proposed Treasury Regulations) and administrative practice. In addition, the limitations on our obligation to pay Additional Amounts set forth in clause (c) above shall not apply if Rule 1.3.17.10 of the Miscellaneous Tax Resolution currently in force or a substantially similar successor of such rule is in effect, unless the provision of the certification, identification, information, documentation, declaration or other evidence described in clause (c) is expressly required by statute, regulation, general rules or administrative practice in order to apply Rule 1.3.17.10 (or a substantially similar successor of such rule), we cannot obtain such certification, identification, information, or satisfy any other reporting requirements, on our own through reasonable diligence and we otherwise would meet the requirements for application of Rule 1.3.17.10 (or such successor of such rule). In addition, clause (c) above shall not be construed to require that a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization, a non-Mexican financial institution or any other holder or beneficial owner of an Exchange Note register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

We will remit the full amount of any Mexican Withholding Taxes withheld to the applicable taxing authorities in accordance with applicable law. We will, upon written request, provide the trustee, the holders and the paying agent with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which we have withheld or deducted in respect of any payments made under or with respect to the Exchange Notes.

In the event that Additional Amounts actually paid with respect to any Exchange Notes are based on Mexican Withholding Taxes in excess of the appropriate Mexican Withholding Taxes applicable to the holder or beneficial owner of such Exchange Notes and, as a result thereof, such holder or beneficial owner is entitled to make a claim for a refund of such excess, or credit such excess against Mexican taxes, then, to the extent it is able to do so without jeopardizing its entitlement to such refund or credit, such holder or beneficial owner shall, by accepting the Exchange Notes, be deemed to have assigned and transferred all right, title and interest to any claim for a refund or credit of such excess to us. By making such assignment and transfer, the holder or beneficial owner makes no representation or warranty that we will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto (including executing or delivering any documents and paying any costs or expenses of ours relating to obtaining such refund). Nothing contained in this paragraph shall interfere with the right of each holder or beneficial owner of an Exchange Note to arrange its tax affairs in whatever manner it thinks fit nor oblige any holder or beneficial owner of an Exchange Note to claim any refund or credit or to disclose any information relating to its tax affairs or any computations in respect thereof or to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

If we are obligated to pay Additional Amounts with respect to any payment under or with respect to the Exchange Notes (other than Additional Amounts payable as of the date of the Indenture), we will, upon written request, deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts are payable and the amounts so payable.

In addition, we will pay any stamp, issue, registration, documentary or other similar taxes and other similar duties (including interest and penalties with respect thereto) imposed or levied by Mexico (or any political subdivision or taxing authority thereof or therein) in respect of the creation, issue and offering of the Exchange Notes.

We undertake that we shall use commercially reasonable efforts in compliance with applicable law to maintain a paying agent for the Exchange Notes in a member state of the European Union that is not obliged to deduct or withhold tax pursuant to Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive.

Currency Indemnity

U.S. dollars are the sole currency of account and payment for all sums payable by us under or in connection with the Exchange Notes, including damages. Any amount received or recovered in a currency other than dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of KCSM or otherwise) by any holder in respect of any sum expressed to be due to it from us shall only constitute a discharge to us to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Exchange Note, we shall indemnify the recipient against any loss sustained by it as a result. In any event, we shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from our other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Exchange Note.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes issued thereunder or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the Indenture, or in any of the Notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of ours or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability.

Irish Stock Exchange Listing

Application has been made to the Irish Stock Exchange for the Exchange Notes to be admitted to the Official List and to trade on the Global Exchange Market, which is the exchange-regulated market of the Irish Stock Exchange; however, the Exchange Notes are not yet listed and we cannot assure you they will be accepted for listing. Following the issuance of the Exchange Notes, we will use our reasonable best efforts to obtain the listing of the Exchange Notes on the Irish Stock Exchange.

Irish Listing Agent

Arthur Cox Listing Services Limited is the Irish listing agent in respect of the Exchange Notes. We will maintain such agency so long as the Exchange Notes are listed on the Irish Stock Exchange and the rules of the exchange so require. The address and telephone number of the Irish listing agent are set forth on the back cover of this prospectus.

Notices

All notices shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to holders at their registered addresses as recorded in the Notes Register, not later than the latest date, and not earlier than the earliest date, prescribed in the Indenture for the giving of such notice. From and after the date the Exchange Notes are listed on the Irish Stock Exchange, we will also provide notices to holders of such Exchange Notes as required by the rules of such exchange for so long as we are required by its rules.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Governing Law and Submission to Jurisdiction

The Notes and the Indenture are governed by the laws of the State of New York. We have submitted to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the Notes and the Indenture. We have appointed CT Corporation System as authorized agent upon which process may be served in any such action.

Form and Denomination

Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Securities”). The Global Securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Securities will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC for credit to the respective accounts of the purchaser at DTC.

Except in the limited circumstances described below under “— Certificated Notes,” owners of beneficial interests in the Global Securities will not be entitled to receive physical delivery of Certificated Notes (as defined below). The Exchange Notes are not issuable in bearer form. The Global Securities may be transferred, in whole or in part, only to another nominee of DTC.

The Global Securities

Ownership of beneficial interests in a Global Security will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of the Global Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by the Global Securities for all purposes under the Indenture and the Exchange Notes. No beneficial owner of an interest in a Global Security will be able to transfer that interest except in accordance with the applicable procedures of DTC, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Clearstream Banking. Payments of the principal of, premium, if any, and interest on, the Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of such Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures. The Company expects that DTC will take any action permitted to be taken by a holder of the Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Security is credited and only in respect of such portion of the aggregate principal amount at maturity of Exchange Notes as to which such participant or participants have given such direction. However, if there is an Event of Default, DTC will exchange the Global Securities for Certificated Notes, which it will distribute to its participants.

The Company understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A under the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If DTC is at any time unwilling or unable to continue as a depositary for the Global Securities and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes in exchange for the Global Securities. Holders of an interest in the Global Securities may receive Certificated Notes in accordance with DTC’s rules and procedures in addition to those provided for under the Indenture.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definitions of all terms as well as any other capitalized term used herein for which no definition is provided.

“Below Investment Grade Ratings Event” means on any day within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control or (2) public notice by us of the occurrence of a Change of Control or our intention to effect a Change of Control, that the Notes are rated below Investment Grade by two of the three Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).

“Business Day Convention” means if any Interest Payment Date in respect of any Note (other than the maturity date) is not a New York Business Day, then such Interest Payment Date will be postponed to the next succeeding New York Business Day unless that New York Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding New York Business Day. If any such Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the interest amount will be adjusted accordingly and the holder will be entitled to more or less interest, respectively. If the maturity date in respect of the Notes or any date fixed for redemption of the Notes is not a New York Business Day, the payment of principal and interest will not be made until the next following New York Business Day, and no further interest will be paid in respect of the delay in such payment.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether now outstanding or issued subsequent hereto.

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than KCS and its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the total Voting Stock of KCSM or other Voting Stock into which KCSM’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Concession Title” means our right for a period of 30 years to be the exclusive provider (subject to certain trackage rights) of freight transportation services over the Northeast Rail Lines and for an additional 20 years to be a non-exclusive provider of such services granted by the Mexican government pursuant to the Concession Title, subject in all cases to the terms and conditions of the Concession Title, as in effect on June 23, 1997.

“Consolidated Net Assets” means total assets after deducting therefrom all current liabilities, in each case, as set forth on the most recent publicly filed balance sheet of the Company and its consolidated subsidiaries and computed in accordance with U.S. generally accepted accounting principles.

“Debt” means indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Fitch” means Fitch Ratings, Inc.

“Government Securities” means direct obligations of, obligations fully and unconditionally guaranteed by, or participation in pools consisting solely of (or repurchase transactions relating to) obligations of or obligations fully and unconditionally guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

“Interest Determination Date” means, for each Interest Reset Date, the second London Business Day preceding such Interest Reset Date.

“Interest Period” means the period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period will begin on October 29, 2013, and will end on, but not include, the first Interest Payment Date.

“Interest Reset Date” means for each Interest Period, other than the first Interest Period, the first day of such Interest Period.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“KCS” means Kansas City Southern, a Delaware corporation, and its successors and assigns.

“London Business Day” means any day which is not a Saturday, Sunday, or a day on which commercial banking institutions are authorized or obligated by law, regulation or executive order to be closed in London.

“Mexico” means the Estados Unidos Mexicanos (the United Mexican States) and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Estados Unidos Mexicanos or any of the foregoing or created by law as a public entity.

“Moody’s” means Moody’s Investors Service, Inc.

“New York Business Day” means any day which is not a Saturday, Sunday, or a day on which commercial banking institutions are authorized or obligated by law, regulation or executive order to be closed in New York City.

“Northeast Rail Lines” means that portion of the Mexican railroad system that is the subject of the Concession Title.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

“Significant Subsidiary” means, at any date of determination, any of our Subsidiaries that, together with its Subsidiaries, (i) for our most recent fiscal year, accounted for more than 10.0% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10.0% of the consolidated assets of the Company and its Subsidiaries, in each case as set forth on our most recently available consolidated financial statements for such fiscal year.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person, excluding, however, any class or kind of Capital Stock which has limited or restricted voting rights (i.e., having the power to vote for the election of a minority of the directors, managers or other voting members of the governing body of each class) under the By-laws of such Person or under Mexican law.

TAXATION

Material U.S. Federal Income Taxation

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF NOTES ARE HEREBY NOTIFIED THAT THE FOLLOWING DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE NOTES. SUCH DISCUSSION OF TAX ISSUES WAS NOT INTENDED TO BE USED, AND IT CANNOT BE USED, (BY ANY PERSON) FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH PROSPECTIVE PURCHASER OF NOTES SHOULD CONSULT ITS OWN INDEPENDENT TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THE PURCHASER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

The following is a summary of the material U.S. federal income tax consequences of the exchange offer and the ownership and disposition of exchange notes by a holder thereof. In addition, the discussion pertaining to the ownership and disposition of the exchange notes only applies to exchange notes acquired in the exchange offer in exchange for a like aggregate principal amount of the applicable outstanding notes and held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. Furthermore, this summary does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, such as:

•	financial institutions,

•	banks,

•	insurance companies,

•	real estate investment trusts,

•	regulated investment companies,

•	traders in securities that elect to mark to market,

•	partnerships or other pass-through entities for U.S. federal income tax purposes,

•	grantor trusts,

•	tax-exempt organizations,

•	S corporations,

•	U.S. expatriates,

•	dealers or traders in securities or currencies,

•

holders that will hold exchange notes as part of a position in a straddle or as part of a hedging, conversion, “synthetic security” or other integrated financial transaction for U.S. federal income tax purposes,

•	holders that have a functional currency other than the U.S. dollar,

Moreover, this description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the ownership and disposition of exchange notes. Each holder should consult its own independent tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the ownership and disposition of exchange notes.

This description is based on the Code, existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, each as announced and in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

For purposes of this description, a U.S. Holder is a beneficial owner of exchange notes who for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons has the authority to control.

A Non-U.S. Holder is a beneficial owner of exchange notes that is an individual, corporation, estate or trust that is not a U.S. Holder or a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds exchange notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own independent tax advisor as to the tax consequences of an investment in exchange notes through a partnership.

No ruling from the Internal Revenue Service (the “IRS”) has been sought with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. In addition, the discussion in this “— Material U.S. Federal Income Taxation” section does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction. Accordingly, each U.S. Holder should consult its own independent tax advisor with regard to the offering and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

Exchange of an Outstanding Note for an Exchange Note pursuant to the exchange offer — U.S. Holders

The exchange by a U.S. Holder of an outstanding note for an exchange note will not constitute a taxable exchange for United States Federal income tax purposes. Consequently, no gain or loss will be recognized by U.S. Holders that exchange outstanding notes for exchange notes pursuant to this exchange offer. For purposes of determining gain or loss upon the subsequent sale or exchange of exchange notes, a U.S. Holder’s adjusted tax basis in exchange notes will be the same as such U.S. Holder’s adjusted tax basis in the outstanding note exchanged therefore. A U.S. Holder’s holding period for an exchange note will include the holding period for the note so exchanged.

Interest

If you are a U.S. Holder, stated interest paid to you on exchange notes, including any Additional Amounts paid and any Mexican withholding taxes withheld with respect to exchange notes or such Additional Amounts, will be includible in your gross income as ordinary interest income in accordance with your usual method of accounting for U.S. federal income tax purposes. Solely for purposes of this discussion, the term “interest” shall include any Additional Amounts paid and any Mexican withholding taxes withheld with respect to exchange notes (or such Additional Amounts). Interest on exchange notes will be treated as foreign-source income for U.S. federal income tax purposes. For U.S. foreign tax credit limitation purposes, interest on exchange notes generally will constitute passive category income. Alternatively, a U.S. Holder may elect to deduct any Mexican withholding taxes withheld when computing its U.S. federal taxable income, provided that such U.S. Holder elects to deduct (rather than credit) all foreign income taxes paid or accrued for the taxable year. The rules relating to foreign tax credits are complex and U.S. Holders should consult with their own independent tax advisors regarding the availability of a foreign tax credit and the application of the foreign tax credit limitations to their particular situation.

Subject to the discussion below under the caption “— U.S. Backup Withholding Tax and Information Reporting,” if you are a Non-U.S. Holder, payments to you of interest on exchange notes generally will not be subject to U.S. federal income tax unless the income is effectively connected with your conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base), in which case you will be taxed at graduated rates on a net income basis similarly to a U.S. Holder. For corporate Non-U.S. Holders receiving such interest, income may also be subject to an additional “branch profits” tax at a 30% rate or a lower rate if specified by an applicable income tax treaty.

Effect of Optional Redemption

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on exchange notes or required to redeem exchange notes. For example, if we experience a change of control, holders of exchange notes may require us to purchase all or part of the exchange notes at 101% of their principal amount, plus accrued and unpaid interest and any Additional Amounts to the redemption date. Under the contingent payment debt Treasury Regulations or the CPDI Regulations, if based on all the facts and circumstances as of the date on which the outstanding notes are issued, there was a remote likelihood that these contingent events would occur and such payments would be made, it is assumed that such events will not occur and such payments will not be made. We believe that, based on all the facts and circumstances as of the issue date of the outstanding notes, there was a remote likelihood the contingencies will occur; therefore, we do not treat the outstanding notes as contingent payment debt instruments, or CPDIs, and do not intend to treat the exchange notes as CPDIs. Our determination, however, is not binding on the IRS, and if the IRS were to challenge this determination, a U.S. Holder may be required to accrue income on the exchange notes that such holder owns in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such exchange notes before the resolution of the contingency. In the event that such contingency were to occur, it would affect the amount and timing of the income that a U.S. Holder recognizes. U.S. Holders are urged to consult their tax advisors regarding the potential application to the exchange notes of the CPDI Regulations and the consequences thereof. This discussion assumes that the exchange notes will not be treated as CPDIs.

Amortizable Bond Premium

If a U.S. Holder purchased outstanding notes after their original issuance date for an amount that is greater than the sum of all remaining payments on the notes other than stated interest, such Holder will be treated as having purchased the outstanding notes with “amortizable bond premium” in an amount equal to such excess. Amortizable bond premium on outstanding notes should carry over to the exchange notes received in exchange therefor. A U.S. Holder may elect to amortize this premium using a constant yield method over the term of the exchange notes and generally may offset interest in respect of the exchange note otherwise required to be included in income by the amortized amount of the premium for the taxable year. However, because the new notes may be redeemed prior to maturity at a premium, special rules apply that may reduce or eliminate the amount of bond premium that a U.S. Holder may amortize with respect to a new note. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in its exchange note by the amount of the premium amortized in any taxable year. An election to amortize bond premium is binding once made and applies to all exchange notes held by the U.S. Holder at the beginning of the first taxable year to which this election applies and to all bonds thereafter acquired, and is irrevocable without the consent of the IRS. U.S. Holders are urged to consult their own tax advisors concerning the computation and amortization of any bond premium on the exchange notes.

Market discount

If a U.S. Holder purchased outstanding notes after their original issuance date for an amount that is less than their stated principal amount, such Holder will be treated as having purchased the outstanding notes with “market discount” unless the discount is less than a specified de minimis amount. Market discount on outstanding notes should carry over to the exchange notes received in exchange therefor. Under the market discount rules, a U.S. Holder generally will be required to treat any gain realized on the sale, exchange, retirement or other disposition of an exchange note as ordinary income to the extent of any accrued market discount that has not previously been included in income. For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. Holder’s acquisition of the note to the maturity date of the note, unless the U.S. Holder made an election to accrue market discount on a constant yield basis. Accrued market discount on outstanding notes that has not previously been included in income by a U.S. Holder should carry over to the exchange notes received in exchange therefor. A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity date or certain earlier dispositions. A U.S. Holder may elect to include market discount in income currently as it accrues on either a ratable or a constant yield basis, in which case the rules described above regarding (1) the treatment as ordinary income of gain upon the disposition of the exchange note and (2) the deferral of interest deductions will not apply. Currently included market discount is generally treated as ordinary interest income for U.S. federal income tax purposes. An election to include market discount in income as it accrues will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies, and is irrevocable without the consent of the IRS. U.S. Holders are urged to consult their own tax advisors before making this election.

Sale, Exchange, Retirement or Other Taxable Disposition

If you are a U.S. Holder, upon the sale, exchange, retirement or other taxable disposition of exchange notes you will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other taxable disposition, other than accrued but unpaid interest which will be taxable as such, and your adjusted tax basis in the exchange notes. In general, a U.S. Holder’s adjusted tax basis in the exchange notes equals (a) the price such U.S. Holder initially paid for the outstanding note exchanged therefor, increased by any market discount, discussed above, previously included in income by such U.S. Holder with respect to the outstanding note and (b) decreased by the amount of any payments received, other than qualified stated interest payments, and any bond premium previously amortized by the U.S. Holder with respect to the outstanding note.

Subject to the market discount rules described above under the caption “— Market Discount,” any gain or loss you recognize generally will be treated as a capital gain or loss. If you are an individual U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to the gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends) if your holding period for the exchange notes exceeds one year (i.e., it is a long-term capital gain). Any gain or loss realized on the sale, exchange, retirement or other taxable disposition of exchange notes generally will be treated as U.S.-source gain or loss, as the case may be. Accordingly, if Mexican or other foreign income tax is imposed on the sale, exchange, retirement or other taxable disposition of the Notes, a U.S. Holder may not be able to fully utilize its U.S. foreign tax credits in respect of such tax unless such U.S. Holder has other foreign-source income. Prospective investors should consult their own independent tax advisors as to the U.S. tax and foreign tax credit implications of such sale, exchange, retirement or other taxable disposition of exchange notes. The deductibility of capital losses is subject to limitations.

Subject to the discussion below under the caption “— U.S. Backup Withholding Tax and Information Reporting,” if you are a Non-U.S. Holder, any gain realized by you upon the sale, exchange, retirement or other taxable disposition of an exchange note generally will not be subject to U.S. federal income tax, unless

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base), or

•

if you are an individual Non-U.S. Holder, you are present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other taxable disposition and certain other conditions are met.

Gain with respect to exchange notes that is effectively connected with a U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base) will be taxed on a net income basis at graduated rates similarly to U.S. Holders (or lower applicable treaty rate). Corporate Non-U.S. Holders that realize such gain may also be subject to an additional “branch profits” tax at a 30% rate or a lower rate if specified by an applicable income tax treaty. Furthermore, if you are Non-U.S. Holder described in the second bullet point above, you will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate) on any capital gain, which may be offset by certain capital losses.

Discharge

If we were to obtain a discharge of the indentures with respect to all of the Notes then outstanding, as described above under clause (1) of “Description of the Exchange Notes — Satisfaction and Discharge,” such discharge would generally be deemed to constitute a taxable exchange of the exchange notes outstanding for other property. In such case, a U.S. Holder would be required to recognize capital gain or loss in connection with such deemed exchange, which generally will be U.S.-source. In addition, after such deemed exchange, a U.S. Holder might also be required to recognize income from the property deemed to have been received in such exchange over the life of the transaction in a manner or amount that is different than if the discharge had not occurred. U.S. Holders and Non-U.S. Holders should consult their tax advisors as to the specific consequences arising from a discharge in their particular situations.

Foreign Asset Reporting

Certain U.S. Holders who are individuals are required to report information relating to an interest in the exchange notes, subject to certain exceptions (including an exception for exchange notes held in custodial accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of the exchange notes.

U.S. Backup Withholding Tax and Information Reporting

Backup withholding tax and information reporting requirements apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale, exchange or redemption of an obligation, to certain holders of exchange notes that are U.S. persons. Information reporting generally will apply to payments of interest and to proceeds from the sale, exchange or redemption of exchange notes made within the United States to a holder of exchange notes (other than an exempt recipient, a payee that is not a U.S. person who provides appropriate certification and certain other persons). The payor will be required to withhold backup withholding tax on payments made within the United States on exchange notes to a holder of exchange notes that is a U.S. person, other than an exempt recipient, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements. Payments within the United States of principal and interest to a holder of exchange notes that is not a U.S. person will not be subject to backup withholding tax and information reporting requirements if an appropriate certification is provided by the holder to the payor and the payor does not have actual knowledge or a reason to know that the certificate is incorrect. Backup withholding is not an additional tax. A U.S. Holder generally will be entitled to credit any amounts withheld under the backup withholding rules against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) such U.S. Holder’s “net investment income” (or undistributed “net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of such U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its gross interest income and its net gains from the disposition of the exchange notes, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of this tax to your income and gains in respect of your investment in the exchange notes.

Mexican Tax Considerations

The following is a description of the principal Mexican tax consequences under Mexico’s Income Tax law (Ley del Impuesto Sobre la Renta), as currently in effect, of the purchase, ownership and disposition of the notes by a holder that is not a resident of Mexico and that will not hold notes or a beneficial interest therein in connection with the conduct of a trade or business through a permanent establishment for tax purposes in Mexico (a Foreign Holder). The discussion below does not address all Mexican tax considerations that may be relevant to particular investors, nor does it address the special tax rules applicable to certain categories of investors or any tax consequences under the tax laws of any state or municipality of Mexico.

Foreign Holders According to Mexican Taxation

For purposes of Mexican taxation, tax residence is a highly technical definition that involves the application of a number of factors.

Generally, individuals are considered to be Mexican residents for tax purposes when they have established their home in Mexico; or if his/her “center of vital interests” is located within Mexican territory. A legal entity is considered a Mexican resident for tax purposes if it maintains the main administration of its business or its place of effective management is established in Mexico. Any determination of tax residence should take into account the particular situation of each person or legal entity.

A Foreign Holder conducting activities through a permanent establishment for tax purposes in Mexico will be required to pay income tax in Mexico on any and all income attributable to such permanent establishment, which could include income from the notes.

As used in this summary, “Foreign Holder” means a beneficial owner of the Notes that:

•	is not a resident of Mexico for tax purposes as provided above; and

•	does not hold the Notes or a beneficial interest in the Notes in connection with the conduct of a trade or business through a permanent establishment in Mexico.

Taxation of Interest

Payments of interest on the notes (including some payments of principal in excess of the issue price of the notes which, under the Mexican tax law, are deemed to be interest) made by us to a Foreign Holder will be subject to a Mexican withholding tax assessed at a rate of 4.9% if all of the following requirements are met:

(1)	the notes’ offering has been issued in a country that has double taxation treaty with Mexico through a bank or brokerage house and the offering was notified before the CNBV under article 7 of the Mexican Securities Law, and that such notification is filed before the Tax Administration Service (Servicio de Administración Tributaria, or SAT) and the information requirements related to such registration established in the general rules issued by the SAT are duly complied with; and

(2)	we timely file with the SAT, fifteen days after the placement of the notes, information regarding such placement, and on a quarterly basis, information, among other things, setting forth that no party related to us, jointly or individually, directly or indirectly, and that no person in the following subsection (a) and (b) is the effective beneficiary of more than 5% of the aggregate amount of each interest payment, and we maintain records that evidence compliance with this requirement.

(a)	a beneficial owner of more than 10% of our voting stock, directly or indirectly, jointly with persons related to us or individually, or

(b)	a corporation or other entity, more than 20% of whose stock is owned, directly or indirectly, jointly by persons related to us or individually.

For these purposes of section (a) and (b) above, persons will be related if:

•	one person holds an interest in the business of the other person;

•	both persons have common interests; or

•	a third party has an interest in the business or assets of both persons.

We expect that all of the foregoing requirements will be met and, accordingly, we expect to withhold Mexican tax from interest payments on the notes made to Foreign Holders at the 4.9% rate in accordance with the Mexican income tax law and regulations and supplemental guidelines (Regla I.3.17.10. de la Resolución Miscelánea Fiscal Vigente). In the event that any of the foregoing requirements are not met, under the Mexican income tax law, payments of interest on the notes made by us to a Foreign Holder will be subject to Mexican withholding tax assessed at a rate of 10%. Withholding taxes may be higher up to 30% if the requirements identified in items (1)or (2)above are not met.

As of the date of this prospectus, neither the United States-Mexico treaty nor any other tax treaty entered into by Mexico is expected generally to have any material effect on the Mexican income tax consequences described in this prospectus because, as discussed above, it is expected that the 4.9% rate will apply in the future and, therefore, we will be required to withhold taxes in connection with interest payments under the notes at the 4.9% rate.

Payments of interest on the notes made by us to non-Mexican pension and retirement funds will be exempt from Mexican withholding tax provided that:

•	such fund is duly incorporated pursuant to the laws of its country of residence and is the effective beneficiary of the interest payment;

•	such income is exempt from taxes in its country of residence; and

•	such fund is registered with the SAT in accordance with certain rules issued for these purposes.

Taxation of Principal Payments

In terms of the Mexican Income Tax Law and regulations there under, payments of principal under the notes made by us to a Foreign Holder will not be subject to any Mexican withholding or similar taxes.

Taxation of Dispositions

Capital gains resulting from the sale or other disposition of notes by a Foreign Holder to another Foreign Holder are not considered as arising from a Mexican-source of wealth in terms of the Mexican Income Tax Law and regulations, therefore, it would be possible to argue that those transactions are not taxable for Mexican income tax purposes. Transfer of the notes by residents of Mexico (including a permanent establishment for tax purposes therein of Foreign Holders) to Foreign Holders, or by a Foreign Holder to a resident of Mexico or to a permanent establishment of a Foreign Holder, will be subject to Mexican income tax in respect of taxation of interest since these transactions are considered to arise from a Mexican source of wealth.

Transfer of Taxes

A Foreign Holder will not be liable for estate, gift, inheritance or similar taxes in Mexico, with respect to its holding or disposition of the notes, nor will it be liable for Mexican stamp, registration or similar taxes. Gratuitous transfers of Notes in certain circumstances may result in the imposition of Mexican taxes upon the recipient.

Additional Amounts

We have agreed, subject to specified exceptions and limitations, to pay additional amounts to the holders of the notes in respect of the Mexican withholding taxes mentioned above (except for the potential withholdings derived from the disposition of Notes), in order for the holders to receive the net amount that they would have received if such withholdings would not have been made. If we pay additional amounts in respect of such Mexican withholding taxes, any refunds of such additional amounts will generally be for our account. See “Description of the Exchange Notes — Additional Amounts.”

Holders or beneficial owners of notes may be requested to provide certain information or documentation necessary to enable us to establish the appropriate Mexican withholding tax rate applicable to such or beneficial owners of notes. In the event that the specified information or documentation concerning the holder or beneficial owner, if requested, is not provided on a timely basis, we may withhold Mexican tax from that interest payment to that holder or beneficial owner at the maximum applicable rate, but the obligations to pay additional amounts would be calculated considering the withholding that would have been applied if the documentation would have been available in a timely manner and limited as set forth under “Description of the Exchange Notes — Additional Amounts.”

U.S. / Mexico and other Tax treaties

The United States and Mexico have entered into a convention for the avoidance of double Taxation and Prevention of Fiscal Evasion with respect to Income Taxes and protocols thereto. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect of tax matters. Mexico has also entered into and is negotiating several other tax treaties with taxing jurisdictions other than the United States that may reduce the amount of Mexican Withholding tax to which payments of interest on the notes may be subject. Prospective purchasers of the notes should consult their own tax advisors as to the tax consequences, if any, of such treaties.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of exchange notes. Prospective acquirers of exchange notes should consult their own independent tax advisors concerning the tax consequences of their particular situations.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. We have agreed to use our commercially reasonable efforts to keep the exchange offer registration statement effective so that it is available for such resales during such period.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Subject to the terms of the registration rights agreement, for a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

The exchange notes will constitute a new issue of securities with no established trading market. We intend to cause the exchange notes to be listed on the Global Exchange Market of the Irish Stock Exchange; however, we cannot assure investors that this application will be approved or that an active trading market for the exchange notes will ever develop or be maintained. The initial purchasers in the offering of the outstanding notes informed us that, following the completion of the initial distribution of the outstanding notes, they intended to make a market in the outstanding notes. However, any such market making may be discontinued at any time. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may cease to continue at any time. In addition, if a market for the exchange notes develops, the market prices of the exchange notes may be volatile. Factors such as fluctuations in our earnings and cash flow, the difference between our actual results and results expected by investors and analysts and Mexican and U.S. currency and economic developments could cause the market prices of the exchange notes to fluctuate substantially.

VALIDITY OF NOTES

The validity of the exchange notes offered in the exchange offer will be passed upon for us by White & Case LLP. Certain legal matters in connection with the exchange offer will also be passed upon by Edgar Aguileta Gutierrez, our Associate General Counsel. Certain U.S. federal income tax consequences of this offering will be passed upon for us by White & Case LLP and certain Mexican tax consequences of this offering will be passed upon for us by Baker  & McKenzie México, S.C., with respect to matters of Mexican law.

EXPERTS

The consolidated financial statements of Kansas City Southern de México, S.A. de C.V. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. This report refers to a change in the presentation of comprehensive income effective January 1, 2012.

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V. AND SUBSIDIARIES

Consolidated Financial Statements

Kansas City Southern de México, S.A. de C.V. and Subsidiaries

Consolidated Statements of Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In millions) (Unaudited)
Revenues	$286.6	$266.1	$808.4	$759.5

Operating expenses:
Compensation and benefits	33.1	29.8	93.1	93.5
Purchased services	38.2	36.3	107.7	109.2
Fuel	48.9	42.5	135.5	121.2
Equipment costs	21.3	20.6	60.2	57.4
Depreciation and amortization	26.2	23.0	76.1	67.5
Materials and other	17.1	17.2	51.4	41.6
Elimination of deferred statutory profit sharing liability, net	—	—	—	(43.0)

Total operating expenses	184.8	169.4	524.0	447.4

Operating income	101.8	96.7	284.4	312.1
Equity in net earnings of unconsolidated affiliate	0.7	0.6	1.8	2.1
Interest expense	(12.9)	(22.0)	(48.9)	(66.7)
Debt retirement costs	(2.4)	—	(112.3)	—
Foreign exchange gain (loss)	(1.5)	4.8	(6.1)	4.9
Other expense, net	(0.2)	(0.1)	(0.3)	(0.2)

Income before income taxes	85.5	80.0	118.6	252.2
Income tax expense	26.0	39.5	40.3	103.5

Net income	59.5	40.5	78.3	148.7

Other comprehensive income, net of tax:
Foreign currency translation adjustments, net of tax of $0.0 million for all periods presented	0.1	0.8	—	1.0

Other comprehensive income	0.1	0.8	—	1.0

Comprehensive income	$59.6	$41.3	$78.3	$149.7

See accompanying notes to consolidated financial statements.

Kansas City Southern de México, S.A. de C.V. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2013	December 31, 2012
	(In millions, except share amounts)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18.9	$9.2
Accounts receivable, net	130.2	109.9
Related company receivables	0.1	40.0
Materials and supplies	44.8	32.9
Deferred income taxes	43.8	42.8
Other current assets	93.5	79.0

Total current assets	331.3	313.8
Investments	13.4	13.1
Property and equipment (including concession assets), net	2,629.6	2,522.3
Other assets	28.4	60.3

Total assets	$3,002.7	$2,909.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Debt due within one year	$19.3	$18.8
Accounts payable and accrued liabilities	97.5	87.4
Related company payables	19.1	6.9

Total current liabilities	135.9	113.1
Long-term debt	960.0	938.0
Related company debt	148.2	178.3
Deferred income taxes	134.5	131.6
Other noncurrent liabilities and deferred credits	7.6	10.3

Total liabilities	1,386.2	1,371.3

Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, 4,785,510,235 shares authorized, issued without par value	286.1	286.1
Additional paid-in capital	243.6	243.6
Retained earnings	1,090.0	1,011.7
Accumulated other comprehensive loss	(3.2)	(3.2)

Total stockholders’ equity	1,616.5	1,538.2

Total liabilities and stockholders’ equity	$3,002.7	$2,909.5

See accompanying notes to consolidated financial statements.

Kansas City Southern de México, S.A. de C.V. and Subsidiaries

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2013	2012
	(In millions) (Unaudited)
Operating activities:
Net income	$78.3	$148.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76.1	67.5
Deferred income taxes	1.9	76.8
Equity in net earnings of unconsolidated affiliate	(1.8)	(2.1)
Deferred compensation	—	7.3
Elimination of deferred statutory profit sharing liability	—	(47.8)
Distributions from unconsolidated affiliate	1.5	2.3
Debt retirement costs	112.3	—
Changes in working capital items:
Accounts receivable	(20.5)	(32.4)
Related companies	89.6	7.1
Materials and supplies	(9.5)	4.8
Other current assets	(25.8)	(9.4)
Accounts payable and accrued liabilities	11.3	11.3
Other, net	(0.7)	4.3

Net cash provided by operating activities	312.7	238.4

Investing activities:
Capital expenditures	(123.7)	(116.4)
Purchase of equipment under operating lease	(66.5)	—
Proceeds from disposal of property	3.1	5.0
Other, net	(1.2)	(0.7)

Net cash used for investing activities	(188.3)	(112.1)

Financing activities:
Proceeds from issuance of long-term debt	980.8	—
Proceeds from related company debt	69.5	9.0
Repayment of long-term debt	(964.0)	(14.6)
Repayment of related company debt	(97.4)	(65.6)
Debt costs	(103.6)	—

Net cash used for financing activities	(114.7)	(71.2)

Cash and cash equivalents:
Net increase during each period	9.7	55.1
At beginning of year	9.2	15.7

At end of period	$18.9	$70.8

See accompanying notes to consolidated financial statements.

Kansas City Southern de México, S.A. de C.V. and Subsidiaries

Notes to Consolidated Financial Statements

1. Accounting Policies, Interim Financial Statements and Basis of Presentation

In the opinion of the management of KCSM, the accompanying unaudited consolidated financial statements contain all adjustments necessary for a fair presentation of the results for interim periods. All adjustments made were of a normal and recurring nature. Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The results of operations for the three and nine months ended September 30, 2013, are not necessarily indicative of the results to be expected for the full year ending December 31, 2013.

2. Elimination of Deferred Statutory Profit Sharing Liability, Net

During the second quarter of 2012, Kansas City Southern (“KCS”) completed an organizational restructuring whereby employees of KCSM became employees of KCSM Servicios, S.A. de C.V. (“KCSM Servicios”), a wholly-owned subsidiary of KCS. KCSM Servicios provides employee services to KCSM, and KCSM pays KCSM Servicios market-based rates for these services. The effective date of this organizational restructuring was May 1, 2012.

Mexican employees are entitled to receive statutory profit sharing. The related cash payment to employees is based on an employer’s net profit determined under accounting principles prescribed in Mexican law, rather than its net profit determined under U.S. GAAP. U.S. GAAP requires the recording of deferred liabilities or assets for financial reporting purposes on the differences between the amounts determined under the two different accounting principles.

As a result of the organizational restructuring, KCSM’s obligation to pay statutory profit sharing terminated on the effective date. Accordingly, in the second quarter of 2012, KCSM recognized a $43.0 million net reduction to operating expense. This reduction includes the elimination of $47.8 million of the deferred statutory profit sharing liability, net of $4.8 million of transaction costs. KCSM Servicios became obligated to pay statutory profit sharing to its employees beginning on the effective date of the organizational restructuring.

3. Property and Equipment (including Concession Assets)

Property and equipment, including concession assets, and related accumulated depreciation and amortization are summarized below (in millions):

	September 30, 2013	December 31, 2012
Land	$76.9	$76.9
Concession land rights	141.2	141.2
Road property	2,323.7	2,244.1
Equipment	639.2	552.5
Technology and other	34.5	31.6
Construction in progress	39.9	50.4

Total property	3,255.4	3,096.7
Accumulated depreciation and amortization	625.8	574.4

Property and equipment (including concession assets), net	$2,629.6	$2,522.3

Concession assets, net of accumulated amortization of $431.1 million and $402.7 million, totaled $1,938.3 million and $1,893.9 million at September 30, 2013 and December 31, 2012, respectively.

4. Fair Value Measurements

Assets and liabilities recognized at fair value are required to be classified into a three-level hierarchy. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs include quoted prices for similar assets and liabilities in active markets and inputs other than quoted prices that are observable for the asset or liability. Level 3 inputs are unobservable inputs for the asset or liability and include situations where there is little, if any, market activity for the asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value in its entirety requires judgment and considers factors specific to the asset or liability.

The Company’s derivative financial instruments are measured at fair value on a recurring basis and consist of foreign currency forward contract agreements, which are classified as Level 2 instruments. The Company determines the fair value of its derivative financial instrument positions based upon pricing models using inputs observed from actively quoted markets and also takes into consideration the contract terms as well as other inputs, including forward interest rate curves and market currency exchange rates. The fair value of the foreign currency forward contract liabilities was $6.3 million as of September 30, 2013.

The Company’s short-term financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying value of the short-term financial instruments approximates their fair value.

The fair value of the Company’s debt, including related company debt, is estimated using quoted market prices when available. When quoted market prices are not available, fair value is estimated based on current market interest rates for debt with similar maturities and credit quality. The fair value of the Company’s debt was $1,097.3 million and $1,240.9 million at September 30, 2013 and December 31, 2012, respectively. The carrying value was $1,127.5 million and $1,135.1 million at September 30, 2013 and December 31, 2012, respectively. If the Company’s debt were measured at fair value, the fair value measurements of the individual debt instruments would have been classified as either Level 1 or Level 2 in the fair value hierarchy.

5. Derivative Instruments

In general, the Company enters into derivative transactions in certain situations based on management’s assessment of current market conditions and perceived risks. Management intends to respond to evolving business and market conditions and in doing so, may enter into such transactions as deemed appropriate.

Credit Risk. As a result of the use of derivative instruments, the Company is exposed to counterparty credit risk. The Company manages this risk by limiting its counterparties to large financial institutions which meet the Company’s credit rating standards and have an established banking relationship with the Company. As of September 30, 2013, the Company did not expect any losses as a result of default of its counterparties.

Foreign Currency Forward Contracts. The Company has net U.S. dollar-denominated liabilities (primarily debt) which, for Mexican income tax purposes, are subject to periodic revaluation based on changes in the value of the U.S. dollar against the Mexican peso. This revaluation creates fluctuations in the Company’s income tax expense and the amount of income taxes paid. During the first half of 2013, the Company entered into foreign currency forward contracts with an aggregate notional amount of $325.0 million to hedge its exposure to this risk. These contracts mature on December 31, 2013, and obligate the Company to purchase a total of Ps.4,202.3 million at a weighted average exchange rate of Ps.12.93 to each U.S. dollar. The Company has not designated these forward contracts as hedging instruments for accounting purposes. The foreign currency forward contracts are measured at fair value each period and any change in fair value is recognized in foreign exchange gain (loss) within the consolidated statements of comprehensive income.

The following table presents the fair value of derivative instruments included in the consolidated balance sheets (in millions):

	Derivative Liability
	Balance Sheet Location	September 30, 2013	December 31, 2012
Derivatives not designated as hedging instruments:
Foreign currency forward contracts	Accounts payable and accrued liabilities	$6.3	$—

Total derivatives not designated as hedging instruments		6.3	—

Total derivative liability		$6.3	$—

The following table presents the amounts affecting the consolidated statements of comprehensive income for the three months ended September 30 (in millions):

	Location of Gain/(Loss) Recognized in Income on Derivative	Amount of Gain/(Loss) Recognized in Income on Derivative
		2013	2012
Derivatives not designated as hedging instruments:
Foreign currency forward contracts	Foreign exchange gain (loss)	$(1.3)	$—

Total		$(1.3)	$—

The following table presents the amounts affecting the consolidated statements of comprehensive income for the nine months ended September 30 (in millions):

	Location of Gain/(Loss) Recognized in Income on Derivative	Amount of Gain/(Loss) Recognized in Income on Derivative
		2013	2012
Derivatives not designated as hedging instruments:
Foreign currency forward contracts	Foreign exchange gain (loss)	$(6.3)	$—

Total		$(6.3)	$—

6. Long-Term Debt

12 1/2% Senior Notes. On April 1, 2013, the Company redeemed all of the remaining $98.1 million aggregate principal amount of the 12 1/2% senior unsecured notes due April 1, 2016 (the “12 1/2% Senior Notes”) at a redemption price equal to 106.250% of the principal amount. The Company redeemed the 12 1/2% Senior Notes using $65.0 million of borrowings under the revolving credit facility and cash on hand.

8.0% Senior Notes, 6 5/8% Senior Notes and 6 1/8% Senior Notes. On April 10, 2013, KCSM commenced a cash tender offer for the 8.0% senior unsecured notes due February 1, 2018 (the “8.0% Senior Notes”), the 6 5/8% senior unsecured notes due December 15, 2020 (the “6 5/8% Senior Notes”) and the 6 1/8% senior unsecured notes due June 15, 2021 (the “6 1/8% Senior Notes”). In addition, KCSM concurrently commenced consent solicitations to amend the indentures governing the 8.0% Senior Notes and 6 5/8% Senior Notes to eliminate substantially all of the restrictive covenants and certain events of default contained therein, which became operative on May 3, 2013.

Through May 8, 2013, KCSM purchased $237.2 million principal amount of the tendered 8.0% Senior Notes, $181.0 million principal amount of the tendered 6 5/8% Senior Notes and $149.7 million principal amount of the tendered 6 1/8% Senior Notes (collectively, the “Senior Notes Tendered”), in accordance with the terms and conditions of the tender offer using a portion of the proceeds received from the issuance of $275.0 million principal amount of 2.35% senior unsecured notes due May 15, 2020 (the “2.35% Senior Notes”) and $450.0 million principal amount of 3.0% senior unsecured notes due May 15, 2023 (the “3.0% Senior Notes”).

Subsequent to the expiration of the cash tender offer, KCSM redeemed the remaining $4.0 million outstanding principal amount of the 6 5/8% Senior Notes and purchased an additional $20.9 million principal amount of the 6 1/8% Senior Notes.

2.35% Senior Notes. On May 3, 2013, KCSM issued $275.0 million principal amount of 2.35% Senior Notes, which bear interest semiannually at a fixed annual rate of 2.35%. The 2.35% Senior Notes were issued at a discount to par value, resulting in a $0.3 million discount and a yield to maturity of 2.368%. KCSM used the net proceeds from the issuance of the 2.35% Senior Notes and the 3.0% Senior Notes to purchase the Senior Notes Tendered, pay all fees and expenses incurred in connection with the 2.35% Senior Notes and 3.0% Senior Notes offerings and the tender offers, to finance the purchase of certain leased equipment and for other general corporate purposes. The 2.35% Senior Notes are redeemable at KCSM’s option, in whole or in part, prior to April 15, 2020, by paying the greater of either (i) 100% of the principal amount of the 2.35% Senior Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption)

discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current U.S. Treasury rate plus 20 basis points, plus accrued interest and any additional amounts to but excluding the redemption date. On or after April 15, 2020, the 2.35% Senior Notes may be redeemed at KCSM’s option, in whole or in part, at any time at a redemption price equal to 100% of the principal amount, plus any accrued and unpaid interest. In addition, the notes are redeemable, in whole but not in part, at KCSM’s option at their principal amount, plus any accrued unpaid interest in the event of certain changes in the Mexican withholding tax rate.

3.0% Senior Notes. On May 3, 2013, KCSM issued $450.0 million principal amount of the 3.0% Senior Notes, which bear interest semiannually at a fixed annual rate of 3.0%. The 3.0% Senior Notes were issued at a discount to par value, resulting in a $1.9 million discount and a yield to maturity of 3.048%. KCSM used the net proceeds from the issuance of the 3.0% Senior Notes and the 2.35% Senior Notes to purchase the Senior Notes Tendered, pay all fees and expenses incurred in connection with the 2.35% Senior Notes and 3.0% Senior Notes offerings and the tender offers, to finance the purchase of certain leased equipment and for other general corporate purposes. The 3.0% Senior Notes are redeemable at KCSM’s option, in whole or in part, prior to February 15, 2023, by paying the greater of either (i) 100% of the principal amount of the 3.0% Senior Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current U.S. Treasury rate plus 20 basis points, plus accrued interest and any additional amounts to but excluding the redemption date. On or after February 15, 2023, the 3.0% Senior Notes may be redeemed at KCSM’s option, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus, any accrued and unpaid interest. In addition, the notes are redeemable, in whole but not in part, at KCSM’s option at their principal amount, plus any accrued unpaid interest in the event of certain changes in the Mexican withholding tax rate.

The 2.35% Senior Notes and 3.0% Senior Notes are denominated in U.S. dollars; are unsecured, unsubordinated obligations; rank pari passu in right of payment with KCSM’s existing and future unsecured, unsubordinated obligations; and are senior in right of payment to KCSM’s future subordinated indebtedness. In addition, the senior notes include certain covenants which are customary for these types of debt instruments issued by borrowers with similar credit ratings.

Revolving Credit Facility. As of September 30, 2013, and December 31, 2012, KCSM had no amount outstanding under the revolving credit facility.

Related Company Revolving Credit Agreement. The Kansas City Southern Railway Company (“KCSR”), as a lender, and KCSM, as a borrower, entered into a Revolving Credit Agreement effective as of June 7, 2013 (the “Revolving Agreement”), pursuant to the terms of which KCSM may borrow up to $100.0 million from KCSR on a revolving basis at any time during the term of the Revolving Agreement. The Revolving Agreement is unsecured and terminates on December 31, 2018. As of September 30, 2013, KCSM had borrowed $31.5 million under the terms of the Revolving Agreement at a weighted average interest rate of 1.47%.

Debt Retirement Costs. The Company recognized debt retirement costs of $112.3 million during the nine months ended September 30, 2013, related to the tender and call premiums as well as the write-off of unamortized debt issuance costs and the original issue discounts as a result of the refinancing and purchasing activities described above.

7. Commitments and Contingencies

Concession Duty. Under KCSM’s 50-year railroad concession from the Mexican government (the “Concession”), KCSM paid concession duty expense of 0.5% of gross revenues for the first 15 years of the Concession period, and on June 24, 2012, KCSM began paying 1.25% of gross revenues, which is effective for the remaining years of the Concession. For the three and nine months ended September 30, 2013, the concession duty expense, which is recorded within materials and other in operating expenses, was $3.7 million and $10.5 million, respectively, compared to $3.5 million and $6.2 million for the same periods in 2012.

Litigation. The Company is a party to various legal proceedings and administrative actions, all of which, except as set forth below, are of an ordinary, routine nature and incidental to its operations. KCSM aggressively defends these matters and has established liability provisions, which management believes are adequate to cover expected costs. Although it is not possible to predict the outcome of any legal proceeding, in the opinion of management, other than those proceedings described in detail below, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on the Company’s consolidated financial statements.

Environmental Liabilities. The Company’s operations are subject to Mexican federal and state laws and regulations relating to the protection of the environment through the establishment of standards for water discharge, water supply, emissions, noise pollution, hazardous substances and transportation and handling of hazardous and solid waste. The Mexican government may bring administrative and criminal proceedings, impose economic sanctions against companies that violate environmental laws and temporarily or even permanently close non-complying facilities.

The risk of incurring environmental liability is inherent in the railroad industry. As part of serving the petroleum and chemicals industry, the Company transports hazardous materials and has a professional team available to respond to and handle environmental issues that might occur in the transport of such materials.

The Company performs ongoing reviews and evaluations of the various environmental programs and issues within the Company’s operations and, as necessary, takes actions intended to limit the Company’s exposure to potential liability. Although these costs cannot be predicted with certainty, management believes that the ultimate outcome of identified matters will not have a material adverse effect on the Company’s consolidated financial statements.

Certain Disputes with Ferromex. KCSM and Ferrocarril Mexicano, S.A. de C.V. (“Ferromex”) use certain trackage rights, haulage rights and interline services (the “Services”) provided by each other. The rates to be charged after January 1, 2009, were agreed to pursuant to the Trackage Rights Agreement, dated February 9, 2010 (the “Trackage Rights Agreement”), between KCSM and Ferromex. The rates payable for these Services for the period beginning in 1998 through December 31, 2008, are still not resolved. KCSM is currently involved in discussions with Ferromex regarding the amounts payable to each other for the Services for this period. If KCSM cannot reach an agreement with Ferromex for rates applicable for Services which were provided prior to January 1, 2009, which are not subject to the Trackage Rights Agreement, the Secretaría de Comunicaciones y Transportes (“Secretary of Communications and Transportation” or “SCT”) is entitled to set the rates in accordance with Mexican law and regulations. KCSM and Ferromex both initiated administrative proceedings seeking a determination by the SCT of the rates that KCSM and Ferromex should pay each other in connection with the Services. The SCT issued rulings in 2002 and 2008 setting the rates for the Services, and both KCSM and Ferromex challenged these rulings. Although KCSM and Ferromex have challenged these matters based on different grounds and these cases continue to evolve, management believes the amounts recorded related to these matters are adequate.

While the outcome of these matters cannot be predicted with certainty, the Company does not believe that, when resolved, these disputes will have a material effect on its consolidated financial statements.

Contractual Agreements. In the normal course of business, the Company enters into various contractual agreements related to commercial arrangements and the use of other railroads’ or governmental entities’ infrastructure needed for the operations of the business. The Company is involved or may become involved in certain disputes involving transportation rates, product loss or damage, charges and interpretations related to these agreements. While the outcome of these matters cannot be predicted with certainty, the Company does not believe that, when resolved, these disputes will have a material effect on its consolidated financial statements.

Credit Risk. The Company continually monitors risks related to economic changes and certain customer receivables concentrations. Significant changes in customer concentration or payment terms, deterioration of customer creditworthiness or further weakening in economic trends could have a significant impact on the collectability of KCSM’s receivables and its operating results. If the financial condition of KCSM’s customers were to deteriorate and result in an impairment of their ability to make payments, additional allowances may be required. The Company has recorded provisions for uncollectability based on its best estimate at September 30, 2013.

Income Tax. Tax returns filed for periods after 2006 remain open to examination by the taxing authorities. KCSM’s 2007 and 2010 tax returns are currently under examination by the Servicio de Administracion Tributaria (the “SAT”), the Mexican equivalent of the U.S. Internal Revenue Service. The Company received an audit assessment for the year ended December 31, 2005, from the SAT. The Company initiated administrative proceedings with the SAT, and if a settlement is not reached, the matter will be litigated. The Company believes it has strong legal arguments in its favor and more likely than not will prevail in challenging the 2005 assessment. The Company believes that an adequate provision has been made for any adjustment (taxes and interest) that will be due for all open years. However, an unexpected adverse resolution could have a material effect on the consolidated financial statements in a particular quarter or fiscal year.

Management’s Report on Internal Control over Financial Reporting

The management of Kansas City Southern de México, S.A. de C.V. is responsible for establishing and maintaining adequate internal control over financial reporting as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). KCSM’s internal control over financial reporting was designed to provide reasonable assurance to the Company’s management and Board of Directors regarding the preparation and fair presentation of published financial statements.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Under the supervision and with the participation of the Company’s President and Executive Representative and the Chief Financial Officer, management conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012, based on the framework established by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework (commonly referred to as the COSO framework). Based on its evaluation, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2012, based on the criteria outlined in the COSO framework.

This annual report does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting pursuant to the rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in the annual report on Form 10-K.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Kansas City Southern de México, S.A. de C.V.:

We have audited the accompanying consolidated balance sheets of Kansas City Southern de México, S.A. de C.V. and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kansas City Southern de México, S.A. de C.V. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

As discussed in note 2 to the consolidated financial statements, effective January 1, 2012, the Company elected to present comprehensive income and its components in a single continuous statement.

/s/ KPMG LLP

Kansas City, Missouri

February 4, 2013

Kansas City Southern de México, S.A. de C.V. and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31,

	2012	2011	2010
	(In millions)
Revenues	$1,021.7	$938.4	$794.7

Operating expenses:
Compensation and benefits	124.0	128.8	90.1
Purchased services	144.6	131.6	126.7
Fuel	164.1	150.6	119.2
Equipment costs	77.9	83.2	78.1
Depreciation and amortization	91.3	86.8	94.0
Materials and other	59.1	55.0	55.0
Elimination of deferred statutory profit sharing liability, net	(43.0)	—	—
Gain on insurance recoveries related to hurricane damage	—	(14.8)	—

Total operating expenses	618.0	621.2	563.1

Operating income	403.7	317.2	231.6
Equity in net earnings of unconsolidated affiliates	3.2	2.8	6.6
Interest expense	(88.4)	(80.2)	(97.8)
Debt retirement costs	(0.5)	(10.3)	(52.5)
Foreign exchange gain (loss)	3.0	(9.6)	4.9
Other income (loss), net	(0.2)	2.6	2.3

Income before income taxes	320.8	222.5	95.1
Income tax expense	129.6	48.6	31.3

Net income	191.2	173.9	63.8

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax of $0.0 million for all periods presented	0.9	(1.3)	0.6

Other comprehensive income (loss) — foreign currency translation adjustment	0.9	(1.3)	0.6

Comprehensive income	$192.1	$172.6	$64.4

See accompanying notes to consolidated financial statements.

Kansas City Southern de México, S.A. de C.V. and Subsidiaries

Consolidated Balance Sheets

December 31,

	2012	2011
	(In millions, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$9.2	$15.7
Accounts receivable, net	109.9	83.4
Related company receivables	40.0	6.6
Materials and supplies	32.9	35.4
Deferred income taxes	42.8	145.4
Other current assets	79.0	83.9

Total current assets	313.8	370.4
Investments	13.1	11.3
Property and equipment (including concession assets), net	2,522.3	2,413.1
Other assets	60.3	101.0

Total assets	$2,909.5	$2,895.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Debt due within one year	$18.8	$17.2
Related company debt	—	39.0
Accounts payable and accrued liabilities	87.4	137.8
Related company payables	6.9	6.7

Total current liabilities	113.1	200.7
Long-term debt	938.0	945.8
Related company debt	178.3	217.5
Deferred income taxes	131.6	127.4
Other noncurrent liabilities and deferred credits	10.3	77.1

Total liabilities	1,371.3	1,568.5

Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, 4,785,510,235 shares authorized and issued without par value	286.1	267.3
Additional paid-in capital	243.6	243.6
Retained earnings	1,011.7	820.5
Accumulated other comprehensive loss	(3.2)	(4.1)

Total stockholders’ equity	1,538.2	1,327.3

Total liabilities and stockholders’ equity	$2,909.5	$2,895.8

See accompanying notes to consolidated financial statements.

Kansas City Southern de México, S.A. de C.V. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31,

	2012	2011	2010
	(In millions)
Operating activities:
Net income	$191.2	$173.9	$63.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91.3	86.8	94.0
Deferred income taxes	106.8	48.6	31.3
Equity in net earnings of unconsolidated affiliates	(3.2)	(2.8)	(6.6)
Deferred compensation	7.3	19.5	1.6
Elimination of deferred statutory profit sharing liability	(47.8)	—	—
Distributions from unconsolidated affiliates	2.3	2.3	1.5
Gain on insurance recoveries related to hurricane damage	—	(14.8)	—
Cash payments related to hurricane damage	—	(3.3)	(26.4)
Insurance proceeds related to hurricane damage	—	40.2	8.2
Gain on sale of Mexrail, Inc.	—	—	(0.7)
Debt retirement costs	0.5	10.3	52.5
Changes in working capital items:
Accounts receivable	(26.6)	0.3	(21.6)
Related companies	(9.4)	(79.3)	(45.4)
Materials and supplies	5.6	0.9	3.1
Other current assets	(21.5)	(19.8)	(3.5)
Accounts payable and accrued liabilities	(15.3)	(7.3)	20.1
Other, net	(4.1)	0.5	(0.2)

Net cash provided by operating activities	277.1	256.0	171.7

Investing activities:
Capital expenditures	(209.6)	(147.4)	(101.0)
Acquisition of an intermodal facility, net of cash acquired	—	—	(25.0)
Insurance proceeds related to hurricane damage	—	12.4	1.8
Proceeds from disposal of property	5.6	5.6	2.5
Proceeds and repayments of loan to/from a related company	—	—	31.4
Proceeds from sale of Mexrail, Inc.	—	—	41.0
Other, net	(1.3)	—	(0.6)

Net cash used for investing activities	(205.3)	(129.4)	(49.9)

Financing activities:
Proceeds from issuance of long-term debt	—	200.0	480.7
Proceeds from issuance of related company debt	9.0	17.5	17.4
Repayment of long-term debt	(18.1)	(214.8)	(715.8)
Repayment of related company debt	(87.2)	—	—
Debt costs	(0.8)	(15.6)	(54.7)
Pro-rata distributions of common stock	—	(135.0)	—
Pro-rata contribution of common stock	18.8	—	95.0

Net cash used for financing activities	(78.3)	(147.9)	(177.4)

Cash and cash equivalents:
Net decrease during each year	(6.5)	(21.3)	(55.6)
At beginning of year	15.7	37.0	92.6

At end of year	$9.2	$15.7	$37.0

Supplemental cash flow information:
Non-cash investing activities and financing activities:
Capital expenditures accrued but not yet paid at end of year	$9.1	$21.2	$23.6
Capital lease obligations incurred	10.8	—	—
Non-cash asset acquisitions	—	91.0	—
Cash payments:
Interest paid	$86.6	$76.7	$91.2

See accompanying notes to consolidated financial statements.

Kansas City Southern de México, S.A. de C.V. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total
	(In millions)
Balance at December 31, 2009	$507.3	$243.6	$582.8	$(3.4)	$1,330.3
Net income	—	—	63.8	—	63.8
Other comprehensive income (loss) — foreign currency translation adjustment	—	—	—	0.6	0.6
Capital contribution — pro-rata contribution of common stock	95.0	—	—	—	95.0

Balance at December 31, 2010	602.3	243.6	646.6	(2.8)	1,489.7
Net income	—	—	173.9	—	173.9
Other comprehensive income (loss) — foreign currency translation adjustment	—	—	—	(1.3)	(1.3)
Capital distribution — pro-rata distribution of common stock	(335.0)	—	—	—	(335.0)

Balance at December 31, 2011	267.3	243.6	820.5	(4.1)	1,327.3
Net income	—	—	191.2	—	191.2
Other comprehensive income (loss) — foreign currency translation adjustment	—	—	—	0.9	0.9
Capital contribution — pro-rata contribution of common stock	18.8	—	—	—	18.8

Balance at December 31, 2012	$286.1	$243.6	$1,011.7	$(3.2)	$1,538.2

See accompanying notes to consolidated financial statements.

Kansas City Southern de México, S.A. de C.V. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Description of the Business

Kansas City Southern de México, S.A. de C.V. (“KCSM” or the “Company”) operates the primary commercial corridor of the Mexican railroad system, which allows it to participate significantly in the growing freight traffic between Mexico, the U.S. and Canada. KCSM’s rail lines consist of approximately 3,200 route miles. In addition, KCSM has trackage rights permitting it to run its trains over 700 miles of track of other Mexican railroad operators. KCSM is a wholly-owned subsidiary of Kansas City Southern (“KCS”). KCS’s principal U.S. subsidiary, The Kansas City Southern Railway Company (“KCSR”), is a U.S. Class I railroad. The rail networks of KCSR; The Texas Mexican Railway Company (“Tex-Mex”), also a KCS wholly-owned subsidiary; and KCSM together comprise approximately 6,300 route miles extending from the midwest and southeast portions of the United States into Mexico.

Arrendadora KCSM, S. de R.L. de C.V. (“Arrendadora KCSM”), a wholly-owned subsidiary, is a sociedad de responsabilidad limitada de capital variable, or S. de R.L. de C.V. (limited liability corporation). Arrendadora KCSM was incorporated on September 27, 2002, under the laws of Mexico and its only operation is the leasing of railroad equipment.

KCSM Holdings LLC (“KCSM Holdings”) was formed on December 11, 2006, as a limited liability company under the laws of the state of Delaware. KCSM owns one hundred percent of the interest of KCSM Holdings.

Mexrail, Inc. (“Mexrail”) owns 100% of Tex-Mex. Until June 2010, KCSM owned 49% of the outstanding capital stock of Mexrail and KCS owned the remaining 51% of Mexrail’s outstanding capital stock. For the year ended December 31, 2010, KCSM recognized its 49% interest under the equity method of accounting and included in its income statement $3.4 million of income.

On June 10, 2010, KCSM sold its 49% ownership interest in Mexrail, Inc. to KCS for $41.0 million based upon an independent valuation, which resulted in a gain of $0.7 million. The sale resulted in a $4.3 million tax benefit due to excess tax over book basis in the investment.

Ferrocarril y Terminal del Valle de México, S.A. de C.V. (Mexico Valley Railway and Terminal or “FTVM”) was incorporated as a sociedad anónima de capital variable (variable capital corporation) under the laws of Mexico. FTVM provides railroad services as well as ancillary services, including those related to interconnection, switching and haulage services in the greater Mexico City area. KCSM holds 25% of the capital stock of FTVM. The other shareholders of FTVM, each holding a 25% interest, are Ferrocarril Méxicano, S.A. de C.V. or “Ferromex,” Ferrosur, S.A. de C.V. or “Ferrosur” and the Mexican government.

For the years ended December 31, 2012, 2011 and 2010, KCSM recognized its 25% interest under the equity method of accounting and has included in its income statement $3.2 million, $2.8 million and $3.2 million of income, respectively, attributable to its interest in FTVM. In 2012, 2011 and 2010, KCSM received cash dividends of $2.3 million, $2.3 million and $1.5 million, respectively, from FTVM.

Highstar Harbor Holdings México, S. de R.L. de C.V., (“HHH Mexico”) was formed as a sociedad de responsabilidad limitada de capital variable, or S. de R.L. de C.V. (limited liability corporation). KCSM acquired HHH Mexico on March 3, 2010. KCSM owns 99.99% of the capital stock of HHH Mexico and the remaining 0.01% is owned by Nafta Rail, S.A de C.V. (“Nafta Rail”). Nafta Rail is a wholly-owned subsidiary of KCS. HHH Mexico, through its subsidiaries, operates an intermodal facility in Toluca, State of Mexico.

The Concession. KCSM holds a concession from the Mexican government (the “Concession”) until June 2047 (exclusive through 2027, subject to certain trackage and haulage rights granted to other concessionaires), which is renewable under certain conditions for an additional period of up to 50 years. The Concession is to provide freight transportation services over rail lines which are a primary commercial corridor of the Mexican railroad system. These lines include the shortest, most direct rail passageway between Mexico City and Laredo, Texas and serve most of Mexico’s principal industrial cities and three of its major shipping ports. KCSM has the right to use, but does not own, all track and buildings that are necessary for the rail lines’ operation. KCSM is obligated to maintain the right of way, track structure, buildings and related maintenance facilities to the operational standards specified in the Concession agreement and to return the assets in that condition at the end of the Concession period. KCSM was required to pay the Mexican government a concession duty equal to 0.5% of gross revenues during the first 15 years of the Concession period, and on June 24, 2012, KCSM began paying 1.25% of gross revenues, which is effective for the remaining years of the Concession period.

Under the Concession and Mexican law, the Company may freely set rates unless the Mexican government determines that there is no effective competition in Mexico’s rail industry. KCSM is required to register its rates with the Mexican government and to provide railroad services to all users on a fair and non-discriminatory basis and in accordance with efficiency and safety standards approved periodically by the Mexican government. In the event that rates charged are higher than the registered rates, KCSM must reimburse customers with interest, and risk the revocation of the Concession.

Mexican Railroad Services Law and regulations and the Concession establish several circumstances under which the Concession will terminate: revocation by the Mexican government, statutory appropriation, or KCSM’s voluntary surrender of its rights or liquidation or bankruptcy. The Concession requires the undertaking of capital projects, including those described in a business plan filed every five years with the Mexican government. The five-year plan was submitted in the fourth quarter of 2012 for the years 2013-2017 in which KCSM committed to certain minimum investment and capital improvement goals, which may be waived by the Mexican government upon application for relief for good cause. The Mexican government could also revoke KCSM’s exclusivity after 2027 if it determines that there is insufficient competition.

The Concession is subject to early termination or revocation under certain circumstances. In the event that the Concession is revoked by the Mexican government, KCSM will receive no compensation. Rail lines and all other fixtures covered by the Concession, as well as all improvements made by KCSM or third parties, will revert to the Mexican government. All other property not covered by the Concession, including all locomotives and railcars otherwise acquired, will remain KCSM’s property. In the event of early termination, or total or partial revocation of the Concession, the Mexican government would have the right to cause the Company to lease all service-related to assets to it for a term of at least one year, automatically renewable for additional one-year terms up to five years. The amount of the rent would be determined by experts appointed by KCSM and the Mexican government. The Mexican government must exercise this right within four months after early termination or revocation of the Concession. In addition, the Mexican government would have a right of first refusal with respect to certain transfers by KCSM of railroad equipment within 90 days after any revocation of the Concession. The Mexican government may also temporarily seize the rail lines and assets used in operating the rail lines in the event of a natural disaster, war, significant public disturbances or imminent danger to the domestic peace or economy for the duration of any of the foregoing events; provided, however, that Mexican law requires that the Mexican government pay KCSM compensation equal to damages caused and losses suffered if it effects a statutory appropriation for reasons of the public interest. These payments may not be sufficient to compensate the Company for its losses and may not be made timely.

Organizational Restructuring. Effective May 1, 2012, KCS completed an organizational restructuring whereby employees of KCSM became employees of KCSM Servicios, S.A. de C.V. (“KCSM Servicios”), a wholly-owned subsidiary of KCS.

Employees and Labor Relations. KCSM Servicios provides employee services to KCSM, and KCSM pays KCSM Servicios market-based rates for these services. KCSM Servicios’ union employees are covered by one labor agreement, which was signed on June 23, 1997, between KCSM and the Sindicato de Trabajadores Ferrocarrileros de la República Mexicana (“Mexican Railroad Union”), for a term of 50 years, for the purpose of regulating the relationship between the parties. As of December 31, 2012, approximately 80% of KCSM Servicios employees are covered by this labor agreement. The compensation terms under this labor agreement are subject to renegotiation on an annual basis, and all other benefits are subject to negotiation every two years. As a result of the labor agreement signed on April 19, 2012, compensation terms for the period from July 1, 2012, through June 30, 2013, were finalized. The union labor negotiation with the Mexican Railroad Union has not historically resulted in any strike, boycott or other disruption in KCSM’s business operations.

Note 2. Significant Accounting Policies

Principles of Consolidation. The accompanying consolidated financial statements are presented using the accrual basis of accounting and include the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain prior year amounts have been reclassified to conform to the current year presentation.

The equity method of accounting is used for all entities in which the Company or its subsidiaries have significant influence, but not a controlling interest. The Company evaluates less-than-majority-owned investments for consolidation pursuant to consolidation and variable interest entity guidance. The Company does not have any less-than-majority-owned investments requiring consolidation.

Basis of Presentation. As a result of the organizational restructuring, KCSM Servicios provides employee services to KCSM, and KCSM pays KCSM Servicios market-based rates for these services. This market-based rate is determined by applying a percentage mark-up to amounts paid by KCSM Servicios to its employees and vendors. For comparative purposes, amounts paid to KCSM Servicios are classified according to the nature of the services provided to KCSM and the percentage mark-up portion of payments to KCSM Servicios is included within materials and other expense.

Use of Estimates. The accounting and financial reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include those related to the recoverability and useful lives of assets, litigation provisions and income taxes. Changes in facts and circumstances may result in revised estimates and actual results could differ from those estimates.

Segments. KCSM is organized as a single business segment (railway) and currently operates within a single geographical area (Mexico).

Revenue Recognition. The Company recognizes freight revenue based upon the percentage of completion of a commodity movement as a shipment moves from origin to destination, with the related expense recognized as incurred. Other revenues, in general, are recognized when the product is shipped, as services are performed or contractual obligations are fulfilled.

Foreign Exchange Gain (Loss). For financial reporting purposes, KCSM and its subsidiaries maintain records in U.S. dollars, which is the functional currency. The dollar is the currency that reflects the economic substance of the underlying events and circumstances relevant to the entity. Monetary assets and liabilities denominated in pesos are remeasured into dollars using current exchange rates. The difference between the exchange rate on the date of the transaction and the exchange rate on the settlement date, or balance sheet date if not settled, is included in the income statement as foreign exchange gain or loss.

Cash Equivalents. Short-term liquid investments with an initial maturity of three months or less are classified as cash and cash equivalents.

Accounts Receivable, net. Accounts receivable are net of an allowance for uncollectible accounts as determined by historical experience and adjusted for economic uncertainties or known trends. Accounts are charged to the allowance when a customer enters bankruptcy, when an account has been transferred to a collection agent or submitted for legal action or when a customer is significantly past due and all available means of collection have been exhausted. At December 31, 2012 and 2011, the allowance for doubtful accounts was $0.2 million and $0.3 million, respectively. Bad debt expense was $0.1 million and $0.4 million for the years ended December 31, 2012 and 2011, respectively. For the year ended December 31, 2010, accounts receivable allowance recovery was $0.3 million.

Materials and Supplies. Materials and supplies consisting of diesel fuel, items to be used in the maintenance of rolling stock and items to be used in the maintenance or construction of road property are valued at average cost.

Derivative Instruments. Derivatives are measured at fair value and recorded on the balance sheet as either assets or liabilities. Changes in the fair value of derivatives are recorded either through current earnings or as other comprehensive income, depending on hedge designation. Gains and losses on derivative instruments classified as cash flow hedges are reported in other comprehensive income and are reclassified into earnings in the periods in which earnings are impacted by the variability of the cash flow of the hedged item. The ineffective portion of all hedge transactions is recognized in current period earnings.

Property and Equipment (including Concession Assets). KCSM capitalizes costs for self-constructed additions and improvements to property including direct labor and material, indirect overhead costs, and interest during long-term construction projects. Direct costs are charged to capital projects based on the work performed and the material used. Indirect overhead costs are allocated to capital projects as a standard percentage, which is evaluated annually, and applied to direct labor and material costs. Asset removal activities are performed in conjunction with replacement activities; therefore, removal costs are estimated based on a standard percentage of direct labor and indirect overhead costs related to capital replacement projects. For purchased assets, all costs necessary to make the asset ready for its intended use are capitalized. Expenditures that significantly increase asset values, productive capacity, efficiency, safety or extend useful lives are capitalized. Repair and maintenance costs are expensed as incurred.

Property and equipment are carried at cost and are depreciated primarily on the group method of depreciation, which the Company believes closely approximates a straight line basis over the estimated useful lives of the assets measured in years. Technology assets and leasehold improvements are depreciated using the straight line method over the lesser of the estimated useful lives of the assets or the lease term. Costs incurred by the Company to acquire the concession rights and related assets, as well as subsequent improvements to the concession assets, are capitalized and amortized using the group method of depreciation over the lesser of the current expected Concession term, including probable renewal of an additional 50-year term, or the estimated useful lives of the assets and rights.

The group method of depreciation applies a composite rate to classes of similar assets rather than to individual assets. Composite depreciation rates are based upon the Company’s estimates of the expected average useful lives of assets as well as expected net salvage value at the end of their useful lives. In developing these estimates, the Company utilizes periodic depreciation studies performed by an independent engineering firm. Depreciation rate studies are performed at least every three years for equipment and at least every six years for road property (rail, ties, ballast, etc.). The depreciation studies take into account factors such as:

•	Statistical analysis of historical patterns of use and retirements of each asset class;

•	Evaluation of any expected changes in current operations and the outlook for the continued use of the assets;

•	Evaluation of technological advances and changes to maintenance practices; and

•	Historical and expected salvage to be received upon retirement.

The depreciation studies may also indicate that the recorded amount of accumulated depreciation is deficient or in excess of the amount indicated by the study. Any such deficiency or excess is amortized as a component of depreciation expense over the remaining useful lives of the affected asset class, as determined by the study. The Company also monitors these factors in non-study years to determine if adjustments should be made to depreciation rates. Any changes in depreciation rates are implemented prospectively.

During the year ended December 31, 2011, KCSM engaged an independent engineering firm to assist management in performing a depreciation study on its road property and equipment. The depreciation impacts of the study results were immaterial to 2011 financial results.

Effective as of October 1, 2010, the Company reduced depreciation rates on certain locomotive assets based on reassessment of the adequacy of the accumulated depreciation provisions. This change in accounting estimate reduced annual depreciation expense by $13.0 million in 2011 and 2012.

Also under the group method of depreciation, the cost of railroad property and equipment (net of salvage or sales proceeds) retired or replaced in the normal course of business is charged to accumulated depreciation with no gain or loss recognized. Actual historical costs are retired when available, such as with equipment costs. The use of estimates in recording the retirement of certain roadway assets is necessary as it is impractical to track individual, homogeneous network-type assets. For these types of assets, historical costs are estimated by (1) deflating current costs using inflation indices published by the U.S. Bureau of Labor Statistics and (2) the estimated useful life of the assets as determined by the depreciation studies. The indices applied to the replacement value are selected because they closely correlate with the major costs of the items comprising the roadway assets. Because of the number of estimates inherent in the depreciation and retirement processes and because it is impossible to precisely estimate each of these variables until a group of assets is completely retired, the Company continually monitors the estimated useful lives of its assets and the accumulated depreciation associated with each asset group to ensure the depreciation rates are appropriate. Gains or losses on dispositions of land or non-group property and abnormal retirements of railroad property are recognized through income. A retirement of railroad property would be considered abnormal if the cause of the retirement is unusual in nature and its actual life is significantly shorter than what would be expected for that group based on the depreciation studies. An abnormal retirement could cause the Company to re-evaluate the estimated useful life of the impacted asset class.

Long-lived assets are reviewed for impairment when events or circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less than the carrying value of the long-lived assets, the carrying value would be reduced to the estimated fair value. Future cash flow estimates for an impairment review would be based on the lowest level of identifiable cash flows. During the years ended December 31, 2012 and 2011, management did not identify any indicators of impairment.

Goodwill. Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. As of December 31, 2012 and 2011, the goodwill balance was $2.6 million, which is included in other assets in the consolidated balance sheet. Goodwill is not amortized, but is reviewed at least annually, or more frequently as indicators warrant, for impairment. An impairment loss would be recognized to the extent that the carrying amount exceeds the assets’ fair value. The Company performed its annual impairment review for goodwill as of November 30, 2012 and 2011, and concluded there was no impairment in 2012 or 2011.

Fair Value of Financial Instruments. The Company’s short-term financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying value of the short-term financial instruments approximates fair value.

The fair value of the Company’s debt, including related company debt, is estimated using quoted market prices when available, which is classified as Level 1 in the fair value hierarchy. When quoted market prices are not available, fair value is estimated based on current market interest rates for debt with similar maturities and credit quality, which is classified as Level 2. The fair value of the Company’s debt was $1,240.9 million and $1,297.1 million at December 31, 2012 and 2011, respectively. The carrying value was $1,135.1 million and $1,219.5 million at December 31, 2012 and 2011, respectively. If the Company’s debt was measured at fair value, the individual debt instruments would have been classified as either Level 1 or Level 2 in the fair value hierarchy.

Postemployment Benefits. Mexican law requires that the Company provide certain postemployment benefits to its Mexican union and non-union employees. These plans provide statutorily calculated benefits which are payable upon retirement, death, disability, and voluntary or involuntary termination to employees who meet applicable service requirements. Actuaries assist the Company in measuring the Company’s benefit obligation and the cost based upon the current plan provisions, employee demographics and assumptions about financial and demographic factors affecting the probability, timing and amount of expected future benefit payments. Significant assumptions include the discount rate, turnover and rate of increase in compensation levels. Actuarial gains and losses determined at the measurement date (typically December 31) are recognized immediately in the consolidated statements of comprehensive income. Effective May 1, 2012, KCS completed an organizational restructuring whereby employees of KCSM became employees of KCSM Servicios. Accordingly, KCSM’s obligation to pay postemployment benefits terminated and the related postemployment benefit obligation incurred prior to the effective date was transferred to KCSM Servicios.

Employees’ Statutory Profit Sharing. Mexican employees are statutorily entitled to receive statutory profit sharing. This payment is based on an employer’s net profit based on accounting principles as prescribed in Mexican law, rather than net profit based on U.S. GAAP. Effective May 1, 2012, KCS completed the organizational restructuring whereby employees of KCSM became employees of KCSM Servicios. Accordingly, KCSM’s employees were transferred to KCSM Servicios and KCSM’s obligation to pay statutory profit sharing terminated as of the effective date.

Income Taxes. Deferred income tax effects of transactions reported in different periods for financial reporting and income tax return purposes are recorded under the liability method of accounting for income taxes. This method gives consideration to the future tax consequences of the deferred income tax items and immediately recognizes changes in income tax laws in the year of enactment.

The Company has recognized a deferred tax asset, net of a valuation allowance, for net operating loss carryovers. The Company projects sufficient future taxable income to realize the deferred tax asset recorded less the valuation allowance. These projections take into consideration assumptions about inflation rates, currency fluctuations, future income and future capital expenditures. If assumptions or actual conditions change, the deferred tax asset, net of the valuation allowance, will be adjusted to properly reflect the expected tax benefit.

New Accounting Pronouncements

Effective January 1, 2012, the Company adopted, on a retrospective basis, the new accounting guidance on the presentation of comprehensive income. As a result of the adoption, the Company reports net income and other comprehensive income in a single statement.

Note 3. Elimination of Deferred Statutory Profit Sharing Liability, Net

During the second quarter of 2012, KCS completed an organizational restructuring whereby employees of KCSM became employees of KCSM Servicios, a wholly-owned subsidiary of KCS. KCSM Servicios provides employee services to KCSM, and KCSM pays KCSM Servicios market-based rates for these services. The effective date of this organizational restructuring was May 1, 2012.

Mexican employees are entitled to receive statutory profit sharing. The related cash payment to employees is based on an employer’s net profit determined under accounting principles prescribed in Mexican law, rather than its net profit determined under U.S. GAAP. U.S. GAAP requires the recording of deferred liabilities or assets for financial reporting purposes on the differences between the amounts determined under the two different accounting principles.

As a result of the organizational restructuring, KCSM’s obligation to pay statutory profit sharing terminated on the effective date. Accordingly, in the second quarter of 2012, KCSM recognized a $43.0 million net reduction to operating expense. This reduction includes the elimination of $47.8 million of the deferred statutory profit sharing liability, net of $4.8 million of transaction costs. KCSM Servicios became obligated to pay statutory profit sharing to its employees beginning on the effective date of the organizational restructuring.

Note 4. Insurance Recoveries

In the third quarter of 2011, the Company settled its insurance claim related to hurricane Alex, which struck in 2010 and resulted in extensive damage to KCSM’s track and bridge infrastructures, caused multiple track-related incidents and significantly disrupted the Company’s rail service. As a result of this settlement, the Company recognized a gain on insurance recoveries of $14.8 million in the third quarter of 2011. This gain primarily represented the recovery of lost profits and the replacement value of property in excess of its carrying value, net of the self-insured retentions.

Note 5. Property and Equipment (including Concession Assets)

The following tables list the major categories of property and equipment, including concession assets, as well as the weighted-average composite depreciation rate for each category (in millions, except percentages):

As of December 31, 2012	Cost	Accumulated Depreciation	Net Book Value	Depreciation Rates for 2012
Land	$76.9	$—	$76.9	N/A

Concession land rights	141.2	(19.5)	121.7	1.0%

Grading	566.7	(85.3)	481.4	1.2%
Rail and other track material	484.6	(88.6)	396.0	2.7 - 4.0%
Ties	467.0	(93.7)	373.3	2.0 - 5.9%
Bridges and tunnels	249.6	(39.2)	210.4	1.5%
Ballast	192.7	(38.4)	154.3	3.9 - 6.7%
Other (a)	283.5	(66.3)	217.2	3.6%

Total road property	2,244.1	(411.5)	1,832.6	3.0%

Locomotives	462.0	(99.0)	363.0	4.4%
Freight cars	76.6	(25.1)	51.5	5.4%
Other equipment	13.9	(2.2)	11.7	10.4%

Total equipment	552.5	(126.3)	426.2	4.7%

Technology and other	31.6	(17.1)	14.5	17.0%

Construction in progress	50.4	—	50.4	N/A

Total property and equipment (including concession assets)	$3,096.7	$(574.4)	$2,522.3	N/A

(a)	Other includes signals, buildings and other road assets.

As of December 31, 2011	Cost	Accumulated Depreciation	Net Book Value	Depreciation Rates for 2011
Land	$76.2	$—	$76.2	N/A

Concession land rights	141.2	(18.0)	123.2	1.0%

Grading	565.9	(78.7)	487.2	1.2%
Rail and other track material	439.6	(70.8)	368.8	2.7 - 4.2%
Ties	427.8	(78.9)	348.9	2.0 - 6.0%
Bridges and tunnels	242.9	(35.6)	207.3	1.5%
Ballast	176.1	(29.8)	146.3	3.9 - 7.0%
Other (a)	240.0	(58.2)	181.8	3.7%

Total road property	2,092.3	(352.0)	1,740.3	3.0%

Locomotives	426.6	(80.7)	345.9	4.3%
Freight cars	52.3	(22.8)	29.5	5.5%
Other equipment	14.8	(1.6)	13.2	12.9%

Total equipment	493.7	(105.1)	388.6	4.7%

Technology and other	20.1	(13.7)	6.4	23.3%

Construction in progress	78.4	—	78.4	N/A

Total property and equipment (including concession assets)	$2,901.9	$(488.8)	$2,413.1	N/A

(a)	Other includes signals, buildings and other road assets.

Concession assets, net of accumulated amortization of $413.3 million and $347.1 million, totaled $1,916.5 million and $1,855.1 million at December 31, 2012 and 2011, respectively.

Depreciation and amortization of property and equipment (including concession assets) totaled $91.3 million, $86.8 million and $94.0 million for 2012, 2011 and 2010, respectively.

Note 6. Other Balance Sheet Captions

Other Current Assets. Other current assets included the following items at December 31 (in millions):

	2012	2011
Prepaid expenses	48.1	40.1
Refundable taxes	30.8	31.8
Deferred employees’ statutory profit sharing asset	—	11.7
Other	0.1	0.3

Other current assets	$79.0	$83.9

Accounts Payable and Accrued Liabilities. Accounts payable and accrued liabilities included the following items at December 31 (in millions):

	2012	2011
Accounts payable	$45.2	$69.1
Interest payable	15.3	15.5
Derailments and other claim provisions	6.9	14.4
Rents and leases payable	5.6	7.5
Income and other taxes	4.6	3.0
Accrued wages and vacation	3.7	16.2
Other	6.1	12.1

Accounts payable and accrued liabilities	$87.4	$137.8

Note 7. Long-Term Debt

Long-term debt at December 31 (in millions):

	2012	2011
Long-term debt:
Revolving credit facility, variable interest rate, due 2017	$—	$—
12 1/2% senior notes, due 2016	95.0	94.3
8.0% senior notes, due 2018	296.9	296.5
6 5/8% senior notes, due 2020	185.0	185.0
6 1/8% senior notes, due 2021	200.0	200.0
5.737% financing agreement, due 2023	48.4	52.8
6.195% financing agreement, due 2023	37.4	40.9
9.310% loan agreements, due 2020	81.7	88.1
Capital lease obligations, due serially to 2017	9.8	1.5
Other debt obligations	2.6	3.9

Total	956.8	963.0
Less: Debt due within one year	18.8	17.2

Long-term debt	$938.0	$945.8

Debt

Revolving Credit Facility. On August 30, 2010, KCSM entered into a secured credit agreement (the “2010 Credit Agreement”) with various lenders and other institutions which provided KCSM with a three-year $100.0 million revolving credit facility consisting of (i) a revolving facility in an amount up to $100.0 million (the “2010 Revolving Facility”) and, (ii) a letter of credit and a swing line facility in an amount up to $10.0 million each.

On September 30, 2011, KCSM entered into an amended and restated credit agreement (the “2011 Credit Agreement”) with various financial institutions. The 2011 Credit Agreement increased the revolving credit facility to $200.0 million and extended the maturity to September 30, 2016. The 2011 Credit Agreement included (i) a revolving credit facility up to $200.0 million (the “Revolving Facility”), (ii) a letter of credit facility up to $15.0 million (the “Letter of Credit Facility”), and (iii) a swing line facility up to $15.0 million (the “Swing Line Facility”). The Letter of Credit Facility and the Swing Line Facility each constitute usage under the Revolving Facility.

On November 29, 2012, KCSM entered into an amended and restated credit agreement (the “2012 Credit Agreement”) with various financial institutions, which amended and restated the 2011 Credit Agreement and eliminated or modified a number of restrictive covenants in KCSM’s facility in order to achieve consistency between KCSM and firms with investment grade credit ratings. The amendment also included a “fall-away collateral” provision whereby KCSM’s facility will convert from secured to unsecured obligations if investment grade senior unsecured debt ratings are assigned by at least two of the three primary rating agencies. In the event that KCSM’s senior unsecured debt ratings were subsequently to fall below investment grade at all three primary rating agencies, collateral would be re-pledged and the facility would revert to a secured obligation. The amendment also incorporates a change in the pricing grid in the event that KCSM achieves a senior unsecured debt rating of BBB/Baa2 or higher by at least two of the three primary rating agencies. In that event, the floating interest rates paid by KCSM on the 2012 Credit Agreement would thereafter be determined by KCSM’s senior unsecured credit rating rather than by KCSM’s leverage ratio as is the case currently. Depending on KCSM’s credit rating during the life of the 2012 Credit Agreement, the margin KCSM would pay above the London Interbank Offered Rate (“LIBOR”) at any point would be equal to or lower than the currently applicable margin of 1.75%. In addition to the amendment, KCSM extended the maturity of the Revolving Facility to November 15, 2017.

The 2012 Credit Agreement is currently secured by the accounts receivable and certain locomotives of KCSM and certain of its subsidiaries. In addition, KCSM and certain of its subsidiaries agreed to subordinate payment of certain intercompany debt, certain KCSM subsidiaries guaranteed repayment of the amounts due under the 2012 Credit Agreement (up to the amount permitted by KCSM’s outstanding indentures) and certain equity interests as defined in the 2012 Credit Agreement were pledged to secure obligations under the 2012 Credit Agreement.

The 2012 Credit Agreement contains certain representations and warranties that are customary for credit agreements of this type. The 2012 Credit Agreement also contains affirmative and negative covenants that are customary for credit agreements of this type, including financial maintenance covenants related to a leverage ratio and an interest coverage ratio as defined in the 2012 Credit Agreement. Similarly, events of default under the 2012 Credit Agreement include, but are not limited to, certain payment defaults; breach of any representation or warranty; non-performance of covenants and obligations; default on other indebtedness; certain judgments rendered; restrictions or requirements limiting the availability or the transfer of foreign exchange; a change in control; bankruptcy or insolvency of KCSM and certain subsidiaries and obligors; an impairment of security; the failure of subordination; certain actions by a governmental authority; failure to obtain certain consents; and termination of the concession title. The occurrence of an event of default could result in the acceleration of the repayment of any outstanding principal balance of the Revolving Facility.

As of December 31, 2012 and 2011, KCSM had no outstanding amount under the Revolving Facility.

12 1/2% Senior Notes. On March 30, 2009, KCSM issued $200.0 million principal amount of the 12 1/2% senior unsecured notes due April 1, 2016 (the “12 1/2% Senior Notes”), which bear interest semiannually at a fixed annual rate of 12 1/2%. The 12 1/2% Senior Notes were issued at a discount to par value, resulting in an $11.0 million discount and a yield to maturity of 13 3/4%. KCSM used a portion of the net proceeds from the offering to repay all amounts outstanding under a credit agreement entered into on June 14, 2007. The 12 1/2% Senior Notes are redeemable at KCSM’s option in whole or in part on and after April 1, 2013, at the following redemption prices (expressed as percentages of principal amount) plus any accrued and unpaid interest: 2013 — 106.250%, 2014 — 103.125% and 2015 — 100.000%. In addition, the notes are redeemable, in whole but not in part, at KCSM’s option at their principal amount, plus any accrued and unpaid interest, in the event of certain changes in the Mexican withholding tax rate.

On June 4, 2010, KCSM redeemed $70.0 million principal amount of the 12 1/2% Senior Notes pursuant to a provision which allowed KCSM to redeem up to 35.0% of the 12 1/2% Senior Notes any time prior to April 1, 2012, at par value plus coupon from the proceeds of any sale of capital stock in KCSM or KCS. This followed KCS’s offering of 5.8 million shares of common stock for net proceeds of $214.9 million in May 2010 and a subsequent $95.0 million capital contribution from KCS to the Company. On November 2, 2010, pursuant to an offer to purchase, KCSM commenced a cash tender offer for its 12 1/2% Senior Notes. On December 20, 2010, KCSM purchased $31.9 million principal amount of the tendered 12 1/2% Senior Notes in accordance with the terms and conditions of the tender offer set forth in the offer to purchase using the proceeds received from the issuance of $185.0 million principal amount of the 6 5/8% senior unsecured notes due December 15, 2020 (the “6 5/8% Senior Notes”).

8.0% Senior Notes. On January 22, 2010, KCSM issued $300.0 million principal amount of 8.0% senior unsecured notes due February 1, 2018 (the “8.0% Senior Notes”), which bear interest semiannually at a fixed annual rate of 8.0%. The 8.0% Senior Notes were issued at a discount to par value, resulting in a $4.3 million discount and a yield to maturity of 8 1/4%. KCSM used the net proceeds from the issuance of the 8.0% Senior Notes and available cash to purchase $290.0 million principal amount of the 9 3/8% senior unsecured notes due May 1, 2012 (the “9 3/8% Senior Notes”) tendered under an offer to purchase and pay all fees and expenses incurred in connection with the 8.0% Senior Notes offering and the tender offer. The 8.0% Senior Notes are redeemable at KCSM’s option, in whole or in part, on and after February 1, 2014, at the following redemption prices (expressed as percentages of principal amount) plus any accrued and unpaid interest: 2014 — 104.000%, 2015 — 102.000%, 2016 and thereafter — 100.000%. In addition, KCSM may redeem up to 35% of the 8.0% Senior Notes any time prior to February 1, 2013, at par value plus coupon from the proceeds of the sale of capital stock in KCSM or KCS. In addition, the notes are redeemable, in whole but not in part, at KCSM’s option at their principal amount, plus any accrued and unpaid interest, in the event of certain changes in the Mexican withholding tax rate.

6 5/8% Senior Notes. On December 20, 2010, KCSM issued the 6 5/8% Senior Notes, which bear interest semiannually at a fixed annual rate of 6 5/8%. KCSM used the net proceeds from the issuance of the 6 5/8% Senior Notes and available cash to purchase $142.6 million principal amount of the 7 5/8% senior unsecured notes due December 1, 2013 (the “7 5/8% Senior Notes”) and $31.9 million principal amount of the 12 1/2% Senior Notes tendered under an offer to purchase and pay all fees and expenses incurred in connection with the 6 5/8% Senior Notes offering and the tender offers. The 6 5/8% Senior Notes are redeemable at KCSM’s option, in whole or in part prior to December 15, 2015, by paying the greater of either 101% of the principal amount or the principal amount plus a “make whole” premium and in whole or in part on or after December 15, 2015, at the following redemption prices (expressed as percentages of principal amount) plus any accrued and unpaid interest: 2015 — 103.313%, 2016 — 102.208%, 2017 — 101.104%, 2018 and thereafter — 100.000%. In addition, KCSM may redeem up to 35% of the 6 5/8% Senior Notes at a redemption price equal to 106.625% any time prior to December 15, 2013, at par value plus coupon from the proceeds of the sale of capital stock in KCSM or KCS. In addition, the notes are redeemable, in whole but not in part, at KCSM’s option at their principal amount, plus any accrued and unpaid interest, in the event of certain changes in the Mexican withholding tax rate.

6 1/8% Senior Notes. On May 20, 2011, KCSM issued $200.0 million principal amount of the 6 1/8% senior unsecured notes due June 15, 2021 (the “6 1/8% Senior Notes”) at par, which bear interest semiannually at a fixed annual rate of 6 1/8%. The Company used the proceeds from the issuance of the 6 1/8% Senior Notes and available cash to purchase and redeem the outstanding $165.0 million principal amount of 7 3/8% senior unsecured notes due June 1, 2014 and the remaining $32.4 million principal amount of the 7 5/8% Senior Notes and pay all fees and expenses incurred in connection with the 6 1/8% Senior Notes offering and the tender offers. The 6 1/8% Senior Notes are redeemable at KCSM’s option, in whole or in part prior to June 15, 2016, by paying the greater of either 101% of the principal amount or the principal amount plus a “make whole” premium and in whole or in part on or after June 15, 2016, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the 12-month period commencing on June 15 of the following years, plus any accrued and unpaid interest to the date of redemption: 2016 — 103.063%, 2017 — 102.042%, 2018 — 101.021%, 2019 and thereafter — 100.000%. In addition, the Company may redeem up to 35.0% of the 6 1/8% Senior Notes at a redemption price equal to 106.125% any time prior to June 15, 2014, from the proceeds of the sale of KCSM’s capital stock or the capital stock of KCS. In addition, the notes are redeemable, in whole but not in part, at KCSM’s option at their principal amount, plus any accrued and unpaid interest, in the event of certain changes in the Mexican withholding tax rate.

All of KCSM’s senior notes described above are denominated in dollars; are unsecured, unsubordinated obligations; rank pari passu in right of payment with KCSM’s existing and future unsecured, unsubordinated obligations and are senior in right of payment to KCSM’s future subordinated indebtedness. In addition, the senior notes include certain covenants which are customary for these types of debt instruments issued by borrowers with similar credit ratings and restrict or prohibit certain actions. Certain of these covenants no longer apply if the notes are assigned an investment grade rating by both Moody’s Investors Service and Standard & Poor’s Rating Services.

Locomotive Financing

5.737% Financing Agreement. On February 26, 2008, KCSM entered into a financing agreement with Export Development Canada (“EDC”) for an aggregate principal amount of $72.8 million. KCSM used the proceeds to finance 85.0% of the purchase price of forty new SD70ACe locomotives purchased by KCSM in late 2007 and early 2008. KCSM granted EDC a security interest in the locomotives to secure the loan. The financing agreement requires KCSM to make thirty equal semi-annual principal payments of approximately $2.4 million plus interest at an annual rate of 5.737%, with the final payment due and payable on February 28, 2023.

6.195% Financing Agreement. On September 24, 2008, KCSM entered into a financing agreement with DVB Bank AG (“DVB”) for an aggregate principal amount of $52.2 million. KCSM used the proceeds to finance approximately 80% of the purchase price of twenty-nine ES44AC locomotives purchased by KCSM in June 2008. KCSM granted DVB a security interest in the locomotives to secure the loan. The financing agreement requires KCSM to make sixty equal quarterly principal payments plus interest at an annual rate of 6.195%, with the final payment due and payable on September 29, 2023.

9.310% Loan Agreements. On September 1, 2011, KCSM, as borrower, entered into five Loan Agreements (each a “Loan Agreement”, and collectively, the “Loan Agreements”) with General Electric Capital Corporation, as lender (“GE”), each with a principal amount of approximately $18.2 million. KCSM used the loan proceeds to finance approximately 88% of the purchase price of seventy-five GE AC4400 CW locomotives (the “Locomotives”) purchased by KCSM from GE on September 1, 2011. The Locomotives were previously leased by KCSM from GE pursuant to a Lease Agreement dated April 30, 1998. The Lease Agreement, which had been accounted for as an operating lease, was terminated with the purchase of the Locomotives by KCSM. To secure the loans from GE, KCSM transferred legal ownership of the Locomotives to five irrevocable trusts established by KCSM to which GE is the primary beneficiary and KCSM has a right of reversion upon satisfaction of the obligations of the Loan Agreements.

Each Loan Agreement requires KCSM to make thirty-eight quarterly principal payments plus interest at an annual rate of 9.31%, which approximates the implicit interest rate in the Lease Agreement. KCSM generated certain tax benefits as a result of purchasing the locomotives. The first payments were due and payable on September 15, 2011, and the final payments are due and payable on December 15, 2020.

KCSM’s locomotive financing agreements contain representations, warranties and covenants typical of such equipment loan agreements. Events of default in the financing agreements include, but are not limited to, certain payment defaults, certain bankruptcy and liquidation proceedings and the failure to perform any covenants or agreements contained in the financing agreements. Any event of default could trigger acceleration of KCSM’s payment obligations under the terms of the financing agreements.

Debt Covenants Compliance

The Company was in compliance with all of its debt covenants as of December 31, 2012.

Leases and Debt Maturities

The Company leases transportation equipment, as well as office and other operating facilities under various capital and operating leases. Rental expenses under operating leases were $38.3 million, $46.6 million and $53.7 million for the years ended December 31, 2012, 2011 and 2010, respectively. Operating leases that contain scheduled rent adjustments are recognized on a straight-line basis over the term of the lease. Contingent rentals and sublease rentals were not significant. Minimum annual payments and present value thereof under existing capital leases, other debt maturities and minimum annual rental commitments under non-cancelable operating leases are shown below (in millions):

Years	Long-Term Debt	Capital Leases			Total Debt	Operating Leases	Total
		Minimum Lease Payments	Less Interest	Net Present Value
2013	$16.4	$2.7	$0.3	$2.4	$18.8	$29.2	$48.0
2014	17.1	2.7	0.2	2.5	19.6	24.5	44.1
2015	16.7	2.7	0.2	2.5	19.2	17.0	36.2
2016	112.4	2.3	0.1	2.2	114.6	15.7	130.3
2017	18.3	0.2	—	0.2	18.5	8.6	27.1
Thereafter	766.1	—	—	—	766.1	57.3	823.4

Total	$947.0	$10.6	$0.8	$9.8	$956.8	$152.3	$1,109.1

In the normal course of business, the Company enters into long-term contractual requirements for future goods and services needed for the operations of the business. Such commitments are not in excess of expected requirements and are not reasonably likely to result in performance penalties or payments that would have a material adverse effect on the Company’s liquidity.

Note 8. Related Company Transactions

Balances and transactions with related companies included the following items at December 31 (in millions):

	2012	2011
Related company receivables:
Current:
KCSR (1)	$40.0	$6.6

Related company payables:
Current:
KCSM Servicios (2)	$3.5	$—
Superior Tie & Timber	1.6	0.7
FTVM	1.3	1.2
Servicios Ferroviarios Europeos	0.5	0.5
Nafta Rail	—	4.3

	$6.9	$6.7

Related company debt
Short term:
KCS (3)	$—	$39.0

Long term:
KCSR (4)	$112.8	$200.0
KCS (3)	65.5	17.5

	$178.3	$217.5

(1)	This balance is comprised primarily of receivables from KCSR originated in the normal course of business.
(2)	This balance is comprised primarily of employee services provided by KCSM Servicios.
(3)	The outstanding balance represents unsecured loan agreements with a wholly-owned subsidiary of KCS.
(4)	Notes payable to KCSR due no later than December 31, 2016, which bear interest at 1-year LIBOR plus 2.5%. These notes were issued in conjunction with the Company’s capital distributions. See Note 10 “Stockholders’ Equity.”

The most significant transactions with related parties are summarized as follows for the years ended December 31, (in millions):

	2012	2011	2010
Employee services	$(131.9)	$—	$—
Corporate expenses	(25.9)	(27.4)	(28.0)
Terminal expenses (1)	(16.1)	(12.4)	(10.4)
Interest expense, net	(8.2)	(0.8)	1.4
Software amortization	(2.6)	(2.6)	(2.6)
Other	(0.3)	(4.6)	(7.0)

(1)	Terminal services are provided by FTVM and Nafta Rail.

Employee Services Agreement

On April 19, 2012, KCSM entered into an employee services agreement (the “Employee Services Agreement”) under which KCSM Servicios provides employee services to KCSM, and KCSM pays KCSM Servicios market-based rates for these services. The Employee Services Agreement became effective on May 1, 2012, and will continue in full force and effect until terminated by one party by providing written notice to the other party. During 2012, KCSM Servicios charged $131.9 million to KCSM under this agreement.

Revolving Credit Agreement

KCSM, as lender, and KCSR, as borrower, entered into a Revolving Credit Agreement effective as of April 1, 2008 (the “Revolving Agreement”), pursuant to the terms of which KCSM may make one or more loans from time to time during the term of the Revolving Agreement. The Revolving Agreement is secured by certain assets of KCSR and terminates on December 31, 2013. As of December 31, 2012 and 2011, KCSM had no outstanding amount under the terms of the Revolving Agreement.

Loan Agreements between KCSM and a Wholly-Owned Subsidiary of KCS

On September 28, 2012, KCSM entered into an unsecured loan agreement (the “Loan Agreement”) with a wholly-owned subsidiary of KCS. The Loan Agreement allows KCSM to receive one or more loans up to an aggregate principal amount of $350.0 million, due on September 30, 2017. Pursuant to the terms of the Loan Agreement, on September 28, 2012, KCSM entered into a loan agreement for $48.0 million consisting of $9.0 million in cash and $39.0 million from an outstanding principal amount under the 2009 loan agreement between KCSM and a wholly-owned subsidiary of KCS, which was amended in 2010 and subsequently terminated as part of the Loan Agreement. KCSM is required to make annual interest payments on the outstanding principal amount at a rate equivalent to annual LIBOR plus 2.00%.

On September 26, 2011, KCSM entered into an unsecured loan agreement (the “2011 Loan Agreement”) with a wholly-owned subsidiary of KCS. Pursuant to the terms of the 2011 Loan Agreement, KCSM received $17.5 million for general corporate purposes. The 2011 Loan Agreement requires KCSM to make annual interest payments at a rate equivalent to 1-year LIBOR plus 2.30%, with the principal payment due on September 30, 2016.

Management Services Agreement

On December 31, 2005, KCSM and KCS entered into a Management Services Agreement under which KCS provides to KCSM general guidance, oversight, consultation and management services in connection with the business and operations of KCSM. The Management Services Agreement became effective as of April 1, 2005, and will continue in full force and effect until terminated by one party by providing written notice to the other party. During 2012, 2011 and 2010, KCS charged $25.9 million, $27.4 million and $28.0 million, respectively, to KCSM under the agreement.

During 2011, KCSM prepaid KCSR $78.2 million for services which will be provided by KCSR through 2014. The prepayment included a discount of 3.5%. As of December 31, 2012 the prepayment balance was $48.5 million with $28.4 million included in other current assets and $20.1 million included in other assets. As of December 31, 2011, this prepayment balance was $78.2 million with $28.0 million included in other current assets and $50.2 million included in other assets.

During 2010, KCSM prepaid KCSR $18.4 million for services which were provided by KCSR during 2011, the prepayment included a discount of 3.5%. As of December 31, 2011, this prepayment balance was zero.

Service and Inventory Prepayments

During 2011, KCSM prepaid KCSR $3.0 million for inventory to be delivered by KCSR. As of December 31, 2012 and 2011, the prepayment balance was $1.3 million and $3.0 million, respectively, which was included in other current assets.

In December 2011, KCSM prepaid Nafta Rail $22.3 million for terminal services, which will be provided by Nafta Rail through 2016. The prepayment included a discount of 3.5%. As of December 31, 2012, the prepayment balance was $15.8 million with $5.1 million included in other current assets and $10.7 million included in other assets. As of December 31, 2011, the prepayment balance was $20.9 million with $5.4 million included in other current assets and $15.5 million included in other assets.

Note 9. Income Tax

Current income tax expense represents the amounts expected to be reported on the Company’s income tax returns, and deferred tax expense or benefit represents the change in net deferred tax assets and liabilities. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates that will be in effect when these differences reverse. Valuation allowances are recorded as appropriate to reduce deferred tax assets to the amount considered likely to be realized.

Tax Expense. Income tax expense consists of the following components (in millions):

	2012	2011	2010
Current income tax	$22.8	$—	$—
Deferred income tax	106.8	48.6	31.3

Total income tax expense	$129.6	$48.6	$31.3

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows at December 31 (in millions):

	2012	2011
Assets:
Loss carryovers	$26.9	$124.6
Inventories and provisions	34.1	45.6
Other, net	7.8	6.8

Gross deferred tax assets before valuation allowance	68.8	177.0
Valuation allowance on loss carryovers	(3.4)	(3.4)

Net deferred tax assets	65.4	173.6

Liabilities:
Property and equipment	(154.2)	(155.6)

Gross deferred tax liabilities	(154.2)	(155.6)

Net deferred tax asset (liability)	$(88.8)	$18.0

Tax Rates. Differences between the Company’s effective income tax rates and the Mexican statutory income tax rate of 30% follow (in millions):

	2012	2011	2010
Income tax expense using the statutory rate in effect	$96.2	$66.8	$28.5
Tax effect of:
Equity earnings from unconsolidated affiliates	(1.0)	(0.8)	(2.0)
Foreign exchange and inflation adjustments	35.7	(17.0)	15.3
Change in the Mexican federal tax rate	0.8	—	—
Change in valuation allowances	—	—	(8.3)
Sale of Mexrail	—	—	(4.3)
Other, net	(2.1)	(0.4)	2.1

Income tax expense	$129.6	$48.6	$31.3

Effective tax rate	40.4%	21.8%	32.9%

Change in Tax Law. On December 17, 2012, changes to the Mexican Federal Income Tax Law were approved. The 30% income tax rate used in 2012 will remain applicable for 2013. The planned income tax rate reduction has been postponed one year with 29% starting in 2014 and 28% in 2015. The Company’s deferred income tax assets and liabilities were revalued using the rates expected to be in effect when the underlying temporary differences are expected to reverse. This revaluation resulted in a $0.8 million expense in the 2012 tax provision.

Tax Carryovers. The Company’s loss carryovers at December 31, 2012 were $94.8 million and will begin to expire in 2015. A deferred tax asset was recorded in prior periods for the expected future tax benefit of these losses which will be carried forward to reduce only ordinary Mexican income tax payable in future years. The Company also has an asset tax credit carryover in the amount of $6.8 million which will expire in 2017.

The valuation allowance for deferred tax assets as of December 31, 2012 and 2011 was $3.4 million.

The Company believes it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets, net of valuation allowances, related to loss carryovers and tax credits.

Uncertain Tax Positions. The accounting guidance for uncertainty in income taxes prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance requires the Company to recognize in the consolidated financial statements the benefit of a tax position only if the impact is more likely than not of being sustained on audit based on the technical merits of the position. In 2012 and 2011, the Company has not taken any new uncertain tax positions and does not have a provision for uncertain tax positions as of December 31, 2012 and 2011.

Interest and penalties related to uncertain tax positions are included in income before taxes on the consolidated statements of comprehensive income. Accrued interest and penalties on unrecognized tax benefits and interest and penalty expense was immaterial to the consolidated financial statements for all periods presented.

During 2012, the 2004 tax return audit was completed without adjustment. Tax returns filed for periods after 2006 remain open to examination by the taxing authorities. The Company received an audit assessment for the year ended December 31, 2005, from the Servicio de Administracion Tributaria (the “SAT”), the Mexican equivalent of the U.S. Internal Revenue Service. The Company will initiate administrative proceedings with the SAT and if a settlement is not reached, then the matter will be litigated. The Company believes that it has strong legal arguments in its favor and more likely than not will prevail in any challenge of this assessment. The Company believes that an adequate provision has been made for any adjustment (taxes and interest) that will be due for all open years. However, an unexpected adverse resolution could have a material effect on the consolidated financial statements in a particular quarter or fiscal year.

Note 10. Stockholders’ Equity

KCSM’s capital stock is divided into Class I Shares, representing the fixed portion of the capital, and Class II Shares, representing the variable portion of the capital. The fixed portion of the capital stock with no withdrawal rights is represented by 600,000 shares. The variable portion of the capital stock is represented by 4,784,910,235 shares. As of December 31, 2012 and 2011, the total shares outstanding represented by Class I and Class II were 4,785,510,235 fully subscribed and paid for, without a par value expression.

Capital Contribution

On December 21, 2012, KCSM shareholders approved a pro-rata increase of $18.8 million in the variable portion of the common stock of the Company. KCSM used the proceeds from this contribution for various purposes. The shares representing the Company’s common stock have no par value and, therefore, the capital increase of the common stock in its variable portion, represented by Class II shares, did not result in the issuance of new shares.

On June 3, 2010, KCSM shareholders approved a pro-rata increase of $95.0 million in the variable portion of the common stock of the Company (the “Capital Contribution”). KCSM used the proceeds from the Capital Contribution to redeem $70.0 million of the 12 1/2% Senior Notes and a portion of the 9 3/8% Senior Notes, plus accrued and unpaid interest and expenses. The shares representing the Company’s common stock have no par value and, therefore, the capital increase of the common stock in its variable portion, represented by Class II shares, did not result in the issuance of new shares.

Capital Distribution

In 2011, KCSM shareholders approved capital distributions of $335.0 million. The distributions totaled $135.0 million in cash and $200.0 million in unsecured notes payable to the Company’s shareholders. The notes were ultimately transferred to the Company’s affiliate, KCSR (the “Notes”). The Notes are payable to KCSR no later than December 31, 2016, and bear interest at an annual LIBOR plus 2.5%. Pursuant to the terms of the Notes, the Company may make one or more prepayments of principal and any and all interest accrued thereon as of such prepayment date.

Note 11. Postemployment Benefits

Postemployment Benefits. Until the organizational restructuring effective May 1, 2012, KCSM was required to provide certain postemployment benefits to its union and non-union employees. These plans provide statutorily calculated benefits which are payable upon retirement, death, disability, voluntary or involuntary termination of employees based on length of service.

Effective May 1, 2012, KCS completed an organizational restructuring whereby employees of KCSM became employees of KCSM Servicios. Accordingly, KCSM’s obligation to pay postemployment benefits terminated, and KCSM Servicios assumed all of KCSM’s postemployment benefit obligations incurred prior to the effective date.

During September 2010, KCSM completed negotiations with the Mexican labor union. Among other matters resolved in these negotiations, KCSM was not required to provide an incremental benefit to its union employees upon retirement. Previous to the agreement reached with the Mexican labor union, KCSM had recorded a liability for an incremental retirement benefit which was based on various factors including retirement eligibility based on a combination of age and years of credited service and the employee’s salary at the time of retirement. KCSM had no legal obligation to fund any benefit previously calculated under these factors.

The Company used December 31 as the measurement date for its postemployment benefit obligations.

Net Periodic Benefit Cost, Plan Obligation, and Funded Status

Components of the net cost (benefit) for the plan were as follows for the years ended December 31 (in millions):

	2012	2011	2010
Service cost	$0.3	$0.9	$1.3
Interest cost	0.3	0.9	1.4
Actuarial (gain) loss (i)	—	0.8	(7.6)
Foreign currency (gain) loss	0.5	(1.4)	0.9

Net periodic cost (benefit) recognized	$1.1	$1.2	$(4.0)

(i)	Net benefit costs above do not include a component for the amortization of actuarial gains or losses as the Company’s policy is to recognize such gains and losses immediately.

The following table reconciles the change in the benefit obligation for each of the years ended December 31 (in millions):

	2012	2011
Benefit obligation at beginning of year	$10.0	$10.4
Service cost	0.3	0.9
Interest cost	0.3	0.9
Actuarial (gain) loss	—	0.8
Foreign currency (gain) loss	0.5	(1.4)
Benefits paid	(0.9)	(1.6)
Benefit obligation transferred to KCSM Servicios	(10.2)	—

Benefit obligation at end of year	$—	$10.0

Funded status	$—	$(10.0)

Assumptions

The assumptions used to determine benefit obligations and costs are selected based on current and expected market conditions. Discount rates are selected based on the rates on low risk government bonds with cash flows approximating the timing of expected benefit payments. The Mexico bond market is utilized for the KCSM postemployment obligation.

Weighted average assumptions used to determine the benefit obligation were as follows for the years ended December 31:

	2012	2011
Discount rate	—	8.00%
Rate of compensation increase	—	4.50%

Weighted average assumptions used to determine net benefit cost for the periods were as follows:

	For the Four Months Ended April 30, 2012	Year Ended December 31, 2011
Discount rate	8.00%	8.25%
Rate of compensation increase	4.50%	4.50%

Note 12. Commitments and Contingencies

Concession Duty. Under the Concession, KCSM paid concession duty expense of 0.5% of gross revenues for the first 15 years of the Concession period, and on June 24, 2012, KCSM began paying 1.25% of gross revenues, which is effective for the remaining years of the Concession. For the year ended December 31, 2012, the concession duty expense, which is recorded within materials and other in operating expenses, was $9.4 million, compared to $4.9 million and $4.1 million for the same periods in 2011 and 2010, respectively.

Litigation. The Company is a party to various legal proceedings and administrative actions, all of which, except as set forth below, are of an ordinary, routine nature and incidental to its operations. KCSM aggressively defends these matters and has established liability provisions, which management believes are adequate to cover expected costs. Although it is not possible to predict the outcome of any legal proceeding, in the opinion of management, other than those proceedings described in detail below, such proceedings and actions should not, individually, or in the aggregate, have a material adverse effect on the Company’s consolidated financial statements.

Environmental Liabilities. The Company’s operations are subject to Mexican federal and state laws and regulations relating to the protection of the environment through the establishment of standards for water discharge, water supply, emissions, noise pollution, hazardous substances and transportation and handling of hazardous and solid waste. The Mexican government may bring administrative and criminal proceedings, impose economic sanctions against companies that violate environmental laws and temporarily or even permanently close non-complying facilities.

The risk of incurring environmental liability is inherent in the railroad industry. As part of serving the petroleum and chemicals industry, the Company transports hazardous materials and has a professional team available to respond to and handle environmental issues that might occur in the transport of such materials.

The Company performs ongoing reviews and evaluations of the various environmental programs and issues within the Company’s operations and, as necessary, takes actions intended to limit the Company’s exposure to potential liability. Although these costs cannot be predicted with certainty, management believes that the ultimate outcome of identified matters will not have a material adverse effect on the Company’s consolidated financial statements.

Certain Disputes with Ferromex. KCSM and Ferromex use certain trackage rights, haulage rights and interline services (the “Services”) provided by each other. The rates to be charged after January 1, 2009, were agreed to pursuant to the Trackage Rights Agreement, dated February 9, 2010 (the “Trackage Rights Agreement”), between KCSM and Ferromex. The rates payable for these Services for the period beginning in 1998 through December 31, 2008, are still not resolved. KCSM is currently involved in discussions with Ferromex regarding the amounts payable to each other for the Services for this period. If KCSM cannot reach an agreement with Ferromex for rates applicable for Services provided prior to January 1, 2009, which are not subject to the Trackage Rights Agreement, the SCT is entitled to set the rates in accordance with Mexican law and regulations. KCSM and Ferromex both initiated administrative proceedings seeking a determination by the SCT of the rates that KCSM and Ferromex should pay each other in connection with the Services. The SCT issued rulings in 2002 and 2008 setting the rates for the Services, and both KCSM and Ferromex challenged these rulings. Although KCSM and Ferromex have challenged these matters based on different grounds and these cases continue to evolve, management believes the amounts recorded related to these matters are adequate.

While the outcome of these matters cannot be predicted with certainty, the Company does not believe, when resolved, that these disputes will have a material effect on its consolidated financial statements.

SCT Sanction Proceedings. On July 23, 2008, the SCT delivered notice to KCSM of proceedings against KCSM, claiming, among other things, that KCSM refused to grant Ferromex access to certain trackage over which Ferromex alleges it has trackage rights on six different occasions and thus denied Ferromex the ability to provide service to a Mexican subsidiary of a large U.S. auto manufacturer at this location. On July 15, 2010, the SCT resolved to consolidate these six sanction proceedings into a single proceeding, determining that the actions that motivated the underlying claims constitute a single occasion. On February 27, 2012, the SCT dismissed this proceeding on the basis that the extent of the Ferromex trackage rights had not been determined prior to the time KCSM refused Ferromex access.

Contractual Agreements. In the normal course of business, the Company enters into various contractual agreements related to commercial arrangements and the use of other railroads’ or governmental entities’ infrastructure needed for the operations of the business. The Company is involved or may become involved in certain disputes involving transportation rates, product loss or damage, charges, and interpretations related to these agreements. While the outcome of these matters cannot be predicted with certainty, the Company does not believe, when resolved, that these disputes will have a material effect on its consolidated financial statements.

Credit Risk. The Company continually monitors risks related to economic changes and certain customer receivables concentrations. Significant changes in customer concentration or payment terms, deterioration of customer creditworthiness or further weakening in economic trends could have a significant impact on the collectability of KCSM’s receivables and operating results. If the financial condition of KCSM’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The Company has recorded provisions for uncollectability based on its best estimate at December 31, 2012.

Note 13. Derivative Instruments

The Company does not engage in the trading of derivative financial instruments except where the Company’s objective is to manage the variability of forecasted fuel price risk. In general, the Company enters into derivative transactions in limited situations based on management’s assessment of current market conditions and perceived risks. However, management intends to respond to evolving business and market conditions and in doing so, may enter into such transactions more frequently as deemed appropriate.

Fuel Derivative Transactions. During the years ended December 31, 2012 and 2011 the Company did not enter into any fuel swap agreements. In the first quarter of 2010, the Company entered into fuel swap agreements to hedge 6.6 million gallons of diesel fuel purchases through the end of 2010 at an average swap price per gallon of $2.15, which were not designated as hedging instruments. For the year ended December 31, 2010, the Company recognized a gain of $0.4 million for fuel swap contracts which were not designated as hedging instruments in fuel expense in the consolidated statements of comprehensive income.

Note 14. Subsequent Event

On January 30, 2013, the Company entered into a forward contract with a notional amount of $65.0 million to hedge its exposure to foreign currency risk. The contract obligates the Company to purchase a total of Ps.853.0 million at an exchange rate of Ps.13.12 to each U.S. dollar with a maturity date of December 31, 2013. The Company has not designated this forward contract as a hedging instrument for hedge accounting purposes. The Company will mark the contract to market at the end of each reporting period and recognize any foreign exchange gain or loss within the consolidated statements of comprehensive income.

UNTIL                     , 2013, ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN SELLING EXCHANGE NOTES RECEIVED IN EXCHANGE FOR OUTSTANDING NOTES HELD FOR THEIR OWN ACCOUNT.

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

OFFER TO EXCHANGE

UP TO $250,000,000 FLOATING RATE SENIOR NOTES DUE 2016

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT

OF 1933, AS AMENDED

FOR

ANY AND ALL OF ITS

OUTSTANDING UNREGISTERED

$250,000,000 FLOATING RATE SENIOR NOTES DUE 2016

PROSPECTUS

                    , 2013

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will indemnify the officer or director for any resulting liabilities or expenses. In addition, our directors and officers are covered under the global KCS directors and officers liability insurance program.

In addition, for those officers and directors of ours that are officers or directors of KCS and who are serving as our officers and directors at the request of KCS, they are also indemnified pursuant to the Bylaws of KCS which provide that directors and officers shall be indemnified as described below in this paragraph to the fullest extent permitted under Section 145 of the Delaware General Corporation Law, or the DGCL. Section 145 of the DGCL, provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification (unless ordered by a court) may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors, committee of such directors or by independent legal counsel in a written opinion, that indemnification is proper because the indemnitee has met the applicable standard of conduct. Section 145 of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized under Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. Section 145 of the DGCL also provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director, officer, employee or agent may be entitled, under any by law, agreement, vote of stockholders or disinterested directors or otherwise. Because neither of KCS’s Certificate of Incorporation or Bylaws explicitly authorizes KCS to eliminate or impair the right to indemnification or advancement of expenses after the occurrence of an act or omission that is subject to civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses may be sought, Section 145 of the DCGL prohibits KCS from eliminating or impairing such right to indemnification or advancement of expenses by amendment to its Certificate of Incorporation or Bylaws after the occurrence of such act or omission.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

In addition, KCS has entered into indemnification agreements with its officers and directors. Those agreements are intended to supplement its officer and director liability insurance and provide the officers and directors with specific contractual assurance that the protection provided by its bylaws (“KCS Bylaws”) will continue to be available regardless of, among other things, an amendment to the KCS Bylaws or a change in management or control of KCS. The indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. Under the indemnification agreements, KCS’s determinations of indemnity are made by a committee of disinterested directors unless a change in control of KCS has occurred, in which case the determination is made by special independent counsel. The indemnification agreements also provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within specified periods. Indemnification and advancement of expenses would also be provided in connection with court proceedings initiated to determine rights under the indemnification agreements and certain other matters.

Item 21.	Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) List of Exhibits:

Exhibit No.	Exhibit

3.1	Current Corporate Bylaws (Estatutos Sociales) of Kansas City Southern de México, S.A. de C.V. (formerly known as TFM, S.A. de C.V.), as amended and restated May 8, 2007, together with an English translation (previously filed as Exhibit 99.1 to our Current Report on Form 8-K filed on May 9, 2007, File No. 333-08322)

4.1	Indenture, dated as of January 22, 2010, between KCSM and U.S. Bank National Association, as trustee and paying agent, covering up to $300,000,000 of KCSM’s 8.0% Senior Notes due 2018 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on January 28, 2010 (File No. 333-08322)

4.1.1	Registration Rights Agreement, dated as of January 22, 2010, between KCSM and Banc of America Securities LLC, as representative of the placement agents listed therein (the “2010 Registration Rights Agreement”) (previously filed as Exhibit 4.2 to our Current Report on Form 8-K filed on January 28, 2010, File No. 333-08322)

4.1.2	Supplemental Indenture, dated April 23, 2013, between KCSM and U.S. Bank National Association, as trustee (previously filed as Exhibit 4.4 to our Current Report on Form 8-K filed on May 8, 2013, File No. 333-08322)

4.1.3	Form of Rule 144A Restricted Global Note representing the 8.0% Senior Notes due 2018 (previously filed as Exhibit 4.17 to our Registration Statement on Form S-4 filed on September 13, 2010, File No. 333-169340)

4.1.4	Form of Regulation S Restricted Global Note representing the 8.0% Senior Notes due 2018 (previously filed as Exhibit 4.18 to our Registration Statement on Form S-4 filed on September 13, 2010, File No. 333-169340)

4.1.5	Special Global Note representing the 8.0% Senior Notes due 2018 (previously filed as Exhibit 4.19 to our Registration Statement on Form S-4 filed on September 13, 2010, File No. 333-169340)

4.2	Indenture, dated May 20, 2011, between KCSM and U.S. Bank National Association, as trustee and paying agent, covering up to $200,000,000 of KCSM’s 6.125% Senior Notes due 2021 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on May 25, 2011, File No. 333-08322)

4.2.1	Registration Rights Agreement, dated May 20, 2011, among KCSM and Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities LLC; Scotia Capital (USA) Inc.; Banco Bilbao Vizcaya Argentaria, S.A. and Morgan Stanley & Co. Incorporated. (previously filed as Exhibit 4.2 to our Current Report on Form 8-K filed on May 25, 2011, File No. 333-08322)

4.2.2	Form of Rule 144A Restricted Global Note representing the 6.125% Senior Notes due 2021 (previously filed as Exhibit 4.10 to our Registration Statement on Form S-4 filed on June 16, 2011, File No. 333-174931)

4.2.3	Form of Regulation S Restricted Global Note representing the 6.125% Senior Notes due 2021 (previously filed as Exhibit 4.11 to our Registration Statement on Form S-4 filed on June 16, 2011, File No. 333-174931)

Exhibit No.	Exhibit

4.2.4	Special Global Note representing the 6.125% Senior Notes due 2021 (previously filed as Exhibit 4.12 to our Registration Statement on Form S-4 filed on June 16, 2011, File No. 333-174931)

4.3	Note dated December 13, 2011, issued by KCSM (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on December 16, 2011, File No. 333-09322)

4.4	Indenture, dated May 3, 2013, between KCSM and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar, covering up to $275,000,000 of KCSM’s 2.35% Senior Notes due 2020 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on May 8, 2013, File No. 333-08322)

4.4.1	Form of Rule 144A Restricted Global Note representing the 2.35% Senior Notes due 2020 (previously filed as Exhibit 4.4.1 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.4.2	Form of Regulation S Restricted Global Note representing the 2.35% Senior Notes due 2020 (previously filed as Exhibit 4.4.2 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.4.3	Special Global Note representing the 2.35% Senior Notes due 2020 (previously filed as Exhibit 4.4.3 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.5	Indenture, dated May 3, 2013, between KCSM and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar, covering up to $450,000,000 of KCSM’s 3.0% Senior Notes due 2023 (previously filed as Exhibit 4.2 to our Current Report on Form 8-K filed on May 8, 2013, File No. 333-08322)

4.5.1	Form of Rule 144A Restricted Global Note representing the 3.0% Senior Notes due 2023 (previously filed as Exhibit 4.5.1 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.5.2	Form of Regulation S Restricted Global Note representing the 3.0% Senior Notes due 2023 (previously filed as Exhibit 4.5.2 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.5.3	Special Global Note representing the 3.0% Senior Notes due 2023 (previously filed as Exhibit 4.5.3 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.6	Registration Rights Agreement, dated May 3, 2013, among KCSM and J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and Morgan Stanley & Co. LLC (previously filed as Exhibit 4.3 to our Current Report on Form 8-K filed on May 8, 2013, File No. 333-08322)

4.7	Indenture, dated October 29, 2013, between KCSM and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar, covering up to $250,000,000 of KCSM’s Floating Rate Senior Notes due 2016 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on October 30, 2013, File No. 333-08322)

4.7.1	Registration Rights Agreement, dated October 29, 2013, among KCSM and J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and Morgan Stanley & Co. LLC (previously filed as Exhibit 4.2 to our Current Report on Form 8-K filed on October 30, 2013, File No. 333-08322)

4.7.2*	Form of Rule 144A Restricted Global Note representing the Floating Rate Senior Notes due 2016

4.7.3*	Form of Regulation S Restricted Global Note representing the Floating Rate Senior Notes due 2016

4.7.4*	Special Global Note representing the Floating Rate Senior Notes due 2016

5.1*	Opinion of White & Case LLP as to the validity of the exchange notes

5.2*	Opinion of the General Counsel of KCSM as to the validity of the exchange notes under Mexican law

8.1*	Opinion of White & Case LLP regarding certain United States federal tax consequences relating to the exchange offer

8.2*	Opinion of Baker & McKenzie México, S.C. regarding certain Mexican tax consequences relating to the exchange offer

10.1	Concession title granted by the Secretaría de Comunicaciones y Transportes (“SCT”) in favor of Ferrocarril del Noreste, S.A. de C.V. (“FNE”), dated December 2, 1996, together with an English translation (previously filed as Exhibit 2.1 to our Registration Statement on Form F-4, File No. 333-08322)

10.1.1	Amendment, dated February 12, 2001, of concession title granted by SCT in favor of KCSM, formerly known as FNE, December 2, 1996, together with an English translation (previously filed as Exhibit 4.2 to KCSM and Grupo KCSM’s Annual Report on Form 20-F for fiscal year 2000, File No. 333-08322)

Exhibit No.	Exhibit

10.1.2	Amendment No. 2, dated November 22, 2006, of concession title granted by SCT in favor of KCSM, formerly known as FNE, December 2, 1996, amended February 12, 2001, together with an English translation (previously filed as Exhibit 10.3 to our Registration Statement on Form S-4 filed on September 18, 2007, File No. 333-146153)

10.2†	English translation of Employment Agreement, dated as of October 5, 2005, between KCSM and David Weiler Eaton Keener (previously filed as Exhibit 10.20 to our Registration Statement on Form S-4 filed on September 13, 2010, File No. 333-169340)

10.3†	English translation of Employment Agreement, dated as of April 20, 2006, between KCSM and José Guillermo Zozaya Delano (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 10, 2006, File No. 333-08322)

10.3.1†	English translation of Amendment Agreement to the Individual Indefinite Employment Contract of April 20, 2006, dated May 27, 2009, between KCSM and José Guillermo Zozaya Delano (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 2, 2009, File No. 333-08322)

10.4†	English translation of Employment Agreement, dated as of January 18, 1999, between KCSM and Oscar Augusto Del Cueto Cuevas (previously filed as Exhibit 10.15 to our Registration Statement on Form S-4 filed on September 4, 2009, File No. 333-161762)

10.5	Loan and Security Agreement, dated as of February 26, 2008, between KCSM and Export Development Canada (previously filed as Exhibit 10.16 of the amendment to our Registration Statement on Form S-4/A filed on March 26, 2008, File No. 333-146519)

10.6	Loan Agreement, dated as of September 24, 2008, between KCSM and DVB Bank AG (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on October 28, 2008, File No. 333-08322)

10.7	Settlement Agreement, dated February 9, 2010, between KCSM and Ferrocarril Mexicano, S.A. de C.V. (“Ferromex”), Ferrosur S.A. de C.V., Minera México, S.A. de C.V., Infraestructura y Transportes Ferroviarios, S.A. de C.V., Infraestructura y Transportes México, S.A. de C.V., Líneas Ferroviarias de México, S.A. de C.V., Grupo Ferroviario Mexicano, S.A. de C.V., and Grupo México, S.A.B. de C.V. 2016 (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on April 27, 2010, File No. 333-08322)

10.8	Trackage Rights Agreement, dated February 9, 2010, between KCSM and Ferromex (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on April 27, 2010, File No. 333-08322)

10.9	Placement Agreement, dated May 6, 2011, among KCSM; Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities LLC; Scotia Capital (USA) Inc.; Banco Bilbao Vizcaya Argentaria, S.A. and Morgan Stanley & Co. Incorporated (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on May 12, 2011, File No. 333-08322)

10.10	Amended and Restated Credit Agreement, dated September 30, 2011, by and between KCSM, the lenders defined therein and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and joint bookrunners, BBVA Bancomer, S.A., Institución de Banca Múltiple Grupo Financiero BBVA Bancomer, as joint bookrunner and co-documentation agent, and Bank of America, N.A., as co-documentation agent (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.1	Restatement Agreement, dated November 29, 2012, between KCSM, certain of its subsidiaries named therein as subsidiary guarantors, various financial institutions and other persons from time to time parties (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on November 30, 2012, File No. 333-08322)

10.10.2	Second Amended and Restated Credit Agreement, dated November 29, 2012, by and between KCSM, the various financial institutions and other persons from time to time parties thereto ( the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and joint bookrunners and certain other financial institutions party thereto (previously filed as Exhibit 10.2 to our Current Report on Form 8-K filed on November 30, 2012, File No. 333-08322)

Exhibit No.	Exhibit

10.10.3	Amended and Restated Subsidiary Guaranty, dated as of September 30, 2011, by each subsidiary of KCSM from time to time party thereto, in favor of JPMorgan Chase Bank, N.A. in its capacity as the administrative agent and collateral agent each of secured parties defined therein (previously filed as Exhibit 10.2 to our Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.4	Pledge Without Transfer of Possession Agreement, dated August 30, 2010, entered into by and among KCSM, Arrendadora KCSM, S. de R.L. de C.V., Highstar Harbor Holdings Mexico, S. de R.L. de C.V. , MTC Puerta Mexico, S. de R.L. de C.V., and Vamos a México, S.A. de C.V., and Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as pledgee (English translation of document executed in Spanish), (previously filed as Exhibit 10.3 to our Current Report on Form 8-K filed on September 3, 2010, File No. 333-08322)

10.10.5	Stock Pledge Agreement, dated August 30, 2010, entered into by and among MTC Puerta México, S. de R.L. de C.V and Highstar Harbor Holdings México, S. de R.L. de C.V., as pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as pledgee, and Vamos a México, S.A. de C.V. (English translation of document executed in Spanish), (previously filed as Exhibit 10.4 of our Current Report on Form 8-K filed on September 3, 2010, File No. 333-08322)

10.10.6	Partnership Interest Pledge Agreement, dated August 30, 2010, entered into by and among KCSM and KCSM Holdings, LLC, as pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as pledgee and Arrendadora KCSM, S. de R.L. de C.V. (English translation of document executed in Spanish), (previously filed as Exhibit 10.5 to our Current Report on Form 8-K filed on September 3, 2010, File No. 333-08322)

10.10.7	Partnership Interest Pledge Agreement, dated August 30, 2010, entered into by and among KCSM and Nafta Rail, S.A. de C.V., as pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as pledgee and Highstar Harbor Holdings México, S. de R.L. de C.V. (English translation of document executed in Spanish), (previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on September 3, 2010, File No. 333-08322)

10.10.8	Partnership Interest Pledge Agreement, dated August 30, 2010, entered into by and among Highstar Harbor Holdings México, S. de R.L. de C.V. and Nafta Rail, S.A. de C.V., as pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as pledgee and MTC Puerta México, S. de R.L. de C.V. (English translation of document executed in Spanish), (previously filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on September 3, 2010, File No. 333-08322)

10.10.9	Assignment and Amendment Agreement, dated September 30, 2011, entered into by and among KCSM, Arrendadora KCSM, S. de R.L. de C.V., Highstar Harbor Holdings Mexico, S. de R.L. de C.V., MTC Puerta Mexico, S. de R.L. de C.V., Vamos a México, S.A. de C.V., Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as original collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as original pledgee, and JPMorgan Chase Bank, N.A., a new collateral agent, acting on its own behalf and for the benefit of the secured parties and new pledgee (English translation of document executed in Spanish), (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.10	Assignment and Amendment Agreement, dated September 30, 2011, entered into by and among MTC Puerta México, S. de R.L. de C.V and Highstar Harbor Holdings México, S. de R.L. de C.V., as pledgors, Vamos a México, S.A. de C.V., Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as original collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as original pledgee, and JPMorgan Chase Bank, N.A., a new collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as new pledgee (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

Exhibit No.	Exhibit

10.10.11	Assignment and Amendment Agreement, dated September 30, 2011, entered into by and among KCSM and KCSM Holdings, LLC, as pledgors, Arrendadora KCSM S. de R.L. de C.V., Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as original collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as original pledgee, and JPMorgan Chase Bank, N.A., as new collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties as new pledgee (previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.12	Assignment and Amendment Agreement, dated September 30, 2011, entered into by and among KCSM and Nafta Rail, S.A. de C.V., as pledgors, Highstar Harbor Holdings México, S. de R.L. de C.V., Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as original collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as original pledgee, and JPMorgan Chase Bank, N.A., as new collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties as new pledgee (previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.13	Assignment and Amendment Agreement, dated September 30, 2011, entered into by and among Highstar Harbor Holdings México, S. de R.L. de C.V. and Nafta Rail, S.A. de C.V., as pledgors, MTC Puerta México, S. de R.L. de C.V., Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as original collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as original pledgee, and JPMorgan Chase Bank, N.A., as new collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties as new pledgee (previously filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.14	Amended and Restated Intercompany Subordination Agreement, dated as of September 30, 2011, by and between KCSM and each of the subordinated debtors and subordinated creditors each defined therein, in favor of JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for each of the secured parties defined therein (previously filed as Exhibit 10.8 to our Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.15	Third Amendment to that certain Asset Pledge Agreement dated January 10, 2013, entered into by and among KCSM, Arrendadora KCSM, S. de R.L. de C.V., Highstar Harbor Holdings México, S. de R.L. de C.V., MTC Puerta Mexico, S. de R.L. de C.V., Vamos a México, S.A. de C.V. and, JPMorgan Chase Bank, N.A., as collateral agent (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 16, 2013, File No. 333-08322)

10.10.16	Second Amendment Agreement to that certain Partnership Interest Pledge Agreement, dated January 10, 2013, entered into by and among KCSM, Nafta Rail, S.A. de C.V., Highstar Harbor Holdings México, S. de R.L. de C.V. and JPMorgan Chase Bank, N.A., as collateral agent (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 16, 2013, File No. 333-08322)

10.10.17	Second Amendment Agreement to that certain Partnership Interest Pledge Agreement, dated January 10, 2013, entered into by and among KCSM, KCSM Holdings, LLC, Arrendadora KCSM, S. de R.L. de C.V. and JPMorgan Chase Bank, N.A., as collateral agent (previously filed as Exhibit 10.3 to our Current Report on Form 8-K filed on January 16, 2013, File No. 333-08322)

10.10.18	Second Amendment Agreement to that certain Stock Interest Pledge Agreement, dated January 10, 2013, entered into by and among MTC Puerta México, S. de R.L. de C.V., Highstar Harbor Holdings México, S. de R.L. de C.V, Vamos a México, S.A. de C.V. and JPMorgan Chase Bank, N.A., as collateral agent (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on January 16, 2013, File No. 333-08322)

10.10.19	Second Amendment Agreement to that certain Partnership Interest Pledge Agreement, dated January 10, 2013, entered into by and among Highstar Harbor Holdings México, S. de R.L. de C.V., Nafta Rail, S.A. de C.V., MTC Puerta México, S. de R.L. de C.V. and JPMorgan Chase Bank, N.A., as collateral agent (previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on January 16, 2013, File No. 333-08322)

10.10.20	Purchase Agreement, dated April 24, 2013, among KCSM; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and Morgan Stanley & Co LLC, (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on April 29, 2013, File No. 333-08322)

Exhibit No.	Exhibit

10.11	Form of Loan Agreement between General Electric Capital Corporation and KCSM, dated September 1, 2011 (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on October 21, 2011, File No. 333-08322)

12.1*	Computation of Ratio of Earnings to Fixed Charges

21.1*	List of Subsidiaries of KCSM

23.1	Consent of White & Case LLP (contained in Exhibit 5.1 and Exhibit 8.1)

23.2	Consent of the General Counsel of KCSM (contained in Exhibit 5.2)

23.3	Consent of Baker & McKenzie México, S.C. (contained in Exhibit 8.2)

23.4*	Consent of White and Case, S.C.

23.5*	Consent of KPMG LLP

24.1	Power of Attorney (included on signature page)

25.1*	Form T-1 Statement of Eligibility and Qualification of U.S. Bank National Association with respect to the exchange notes

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Exchange Agent Agreement

101*	The following unaudited financial information from Kansas City Southern de Mexico, S.A. de C.V.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on July 19, 2013, formatted in XBRL (Extensible Business Reporting Language) includes: (i) Consolidated Statements of Comprehensive Income for the three and nine months ended September 30, 2013 and 2012, (ii) Consolidated Balance Sheets as of September 30, 2013 and December 31, 2012, (iii) Consolidated Statements of Cash Flows for the nine months ended September 30, 2013 and 2012, and (iv) the Notes to Consolidated Financial Statements, and the following financial information from the Kansas City Southern de Mexico, S.A. de C.V.’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 4, 2013, formatted in XBRL (Extensible Business Reporting Language) includes: (i) Consolidated Statements of Comprehensive Income for the years ended December 31, 2012, 2011 and 2010, (ii) Consolidated Balance Sheets as of December 31, 2012 and 2011, (iii) Consolidated Statements of Cash Flows for the years ended December 31, 2012, 2011 and 2010, (iv) Consolidated Statements of Changes in Equity for the three years ended December 31, 2012, 2011 and 2010, and (iv) the Notes to Consolidated Financial Statements.

*	Filed herewith.
†	Management or compensatory contract.

(b) There are no Financial Statement Schedules required to be filed herewith pursuant to this item.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) KCSM hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective; and

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of KCSM pursuant to the foregoing provisions, or otherwise, KCSM has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by KCSM of expenses incurred or paid by a director, officer or controlling person of KCSM in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, KCSM will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in Mexico City, Mexico on November 7, 2013.

Kansas City Southern de México, S.A. de C.V.

By:	/s/ José Guillermo Zozaya Delano
Name: José Guillermo Zozaya Delano
Title: President, Executive Representative, and General Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints José Guillermo Zozaya Delano his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this registration statement on Form S-4, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed on November 7, 2013 by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Starling David L. Starling	Chairman of the Board of Directors	November 7, 2013

/s/ José Guillermo Zozaya Delano José Guillermo Zozaya Delano	President, Executive Representative and General Manager (Principal Executive Officer)	November 7, 2013

/s/ Michael W. Upchurch Michael W. Upchurch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2013

/s/ Mary K. Stadler Mary K. Stadler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2013

/s/ Patrick J. Ottensmeyer Patrick J. Ottensmeyer	Director	November 7, 2013

/s/ David R. Ebbrecht David R. Ebbrecht	Director	November 7, 2013

/s/ Warren K. Erdman Warren K. Erdman	Director	November 7, 2013

/s/ Antonio O. Garza, Jr. Antonio O. Garza, Jr.	Director	November 7, 2013

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Kansas City Southern de México, S.A. de C.V., has signed this registration statement on Form S-4 in the City of Kansas City, State of Missouri on November 7, 2013.

Signature	Title

/s/ Michael W. Upchurch Michael W. Upchurch	Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Current Corporate Bylaws (Estatutos Sociales) of Kansas City Southern de México, S.A. de C.V. (formerly known as TFM, S.A. de C.V.), as amended and restated May 8, 2007, together with an English translation (previously filed as Exhibit 99.1 to our Current Report on Form 8-K filed on May 9, 2007, File No. 333-08322)

4.1	Indenture, dated as of January 22, 2010, between KCSM and U.S. Bank National Association, as trustee and paying agent, covering up to $300,000,000 of KCSM’s 8.0% Senior Notes due 2018 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on January 28, 2010 (File No. 333-08322)

4.1.1	Registration Rights Agreement, dated as of January 22, 2010, between KCSM and Banc of America Securities LLC, as representative of the placement agents listed therein (the “2010 Registration Rights Agreement”) (previously filed as Exhibit 4.2 to our Current Report on Form 8-K filed on January 28, 2010, File No. 333-08322)

4.1.2	Supplemental Indenture, dated April 23, 2013, between KCSM and U.S. Bank National Association, as trustee (previously filed as Exhibit 4.4 to our Current Report on Form 8-K filed on May 8, 2013, File No. 333-08322)

4.1.3	Form of Rule 144A Restricted Global Note representing the 8.0% Senior Notes due 2018 (previously filed as Exhibit 4.17 to our Registration Statement on Form S-4 filed on September 13, 2010, File No. 333-169340)

4.1.4	Form of Regulation S Restricted Global Note representing the 8.0% Senior Notes due 2018 (previously filed as Exhibit 4.18 to our Registration Statement on Form S-4 filed on September 13, 2010, File No. 333-169340)

4.1.5	Special Global Note representing the 8.0% Senior Notes due 2018 (previously filed as Exhibit 4.19 to our Registration Statement on Form S-4 filed on September 13, 2010, File No. 333-169340)

4.2	Indenture, dated May 20, 2011, between KCSM and U.S. Bank National Association, as trustee and paying agent, covering up to $200,000,000 of KCSM’s 6.125% Senior Notes due 2021 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on May 25, 2011, File No. 333-08322)

4.2.1	Registration Rights Agreement, dated May 20, 2011, among KCSM and Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities LLC; Scotia Capital (USA) Inc.; Banco Bilbao Vizcaya Argentaria, S.A. and Morgan Stanley & Co. Incorporated. (previously filed as Exhibit 4.2 to our Current Report on Form 8-K filed on May 25, 2011, File No. 333-08322)

4.2.2	Form of Rule 144A Restricted Global Note representing the 6.125% Senior Notes due 2021 (previously filed as Exhibit 4.10 to our Registration Statement on Form S-4 filed on June 16, 2011, File No. 333-174931)

4.2.3	Form of Regulation S Restricted Global Note representing the 6.125% Senior Notes due 2021 (previously filed as Exhibit 4.11 to our Registration Statement on Form S-4 filed on June 16, 2011, File No. 333-174931)

4.2.4	Special Global Note representing the 6.125% Senior Notes due 2021 (previously filed as Exhibit 4.12 to our Registration Statement on Form S-4 filed on June 16, 2011, File No. 333-174931)

4.3	Note dated December 13, 2011, issued by KCSM (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on December 16, 2011, File No. 333-09322)

4.4	Indenture, dated May 3, 2013, between KCSM and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar, covering up to $275,000,000 of KCSM’s 2.35% Senior Notes due 2020 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on May 8, 2013, File No. 333-08322)

4.4.1	Form of Rule 144A Restricted Global Note representing the 2.35% Senior Notes due 2020 (previously filed as Exhibit 4.4.1 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.4.2	Form of Regulation S Restricted Global Note representing the 2.35% Senior Notes due 2020 (previously filed as Exhibit 4.4.2 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.4.3	Special Global Note representing the 2.35% Senior Notes due 2020 (previously filed as Exhibit 4.4.3 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.5	Indenture, dated May 3, 2013, between KCSM and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar, covering up to $450,000,000 of KCSM’s 3.0% Senior Notes due 2023 (previously filed as Exhibit 4.2 to our Current Report on Form 8-K filed on May 8, 2013, File No. 333-08322)

Exhibit No.	Exhibit

4.5.1	Form of Rule 144A Restricted Global Note representing the 3.0% Senior Notes due 2023 (previously filed as Exhibit 4.5.1 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.5.2	Form of Regulation S Restricted Global Note representing the 3.0% Senior Notes due 2023 (previously filed as Exhibit 4.5.2 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.5.3	Special Global Note representing the 3.0% Senior Notes due 2023 (previously filed as Exhibit 4.5.3 to the Company’s Registration Statement on Form S-4 filed on August 26, 2013, File No. 333-190820)

4.6	Registration Rights Agreement, dated May 3, 2013, among KCSM and J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and Morgan Stanley & Co. LLC (previously filed as Exhibit 4.3 to our Current Report on Form 8-K filed on May 8, 2013, File No. 333-08322)

4.7	Indenture, dated October 29, 2013, between KCSM and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar, covering up to $250,000,000 of KCSM’s Floating Rate Senior Notes due 2016 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on October 30, 2013, File No. 333-08322)

4.7.1	Registration Rights Agreement, dated October 29, 2013, among KCSM and J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and Morgan Stanley & Co. LLC (previously filed as Exhibit 4.2 to our Current Report on Form 8-K filed on October 30, 2013, File No. 333-08322)

4.7.2*	Form of Rule 144A Restricted Global Note representing the Floating Rate Senior Notes due 2016

4.7.3*	Form of Regulation S Restricted Global Note representing the Floating Rate Senior Notes due 2016

4.7.4*	Special Global Note representing the Floating Rate Senior Notes due 2016

5.1*	Opinion of White & Case LLP as to the validity of the exchange notes

5.2*	Opinion of the General Counsel of KCSM as to the validity of the exchange notes under Mexican law

8.1*	Opinion of White & Case LLP regarding certain United States federal tax consequences relating to the exchange offer

8.2*	Opinion of Baker & McKenzie México, S.C. regarding certain Mexican tax consequences relating to the exchange offer

10.1	Concession title granted by the Secretaría de Comunicaciones y Transportes (“SCT”) in favor of Ferrocarril del Noreste, S.A. de C.V. (“FNE”), dated December 2, 1996, together with an English translation (previously filed as Exhibit 2.1 to our Registration Statement on Form F-4, File No. 333-08322)

10.1.1	Amendment, dated February 12, 2001, of concession title granted by SCT in favor of KCSM, formerly known as FNE, December 2, 1996, together with an English translation (previously filed as Exhibit 4.2 to KCSM and Grupo KCSM’s Annual Report on Form 20-F for fiscal year 2000, File No. 333-08322)

10.1.2	Amendment No. 2, dated November 22, 2006, of concession title granted by SCT in favor of KCSM, formerly known as FNE, December 2, 1996, amended February 12, 2001, together with an English translation (previously filed as Exhibit 10.3 to our Registration Statement on Form S-4 filed on September 18, 2007, File No. 333-146153)

10.2†	English translation of Employment Agreement, dated as of October 5, 2005, between KCSM and David Weiler Eaton Keener (previously filed as Exhibit 10.20 to our Registration Statement on Form S-4 filed on September 13, 2010, File No. 333-169340)

10.3†	English translation of Employment Agreement, dated as of April 20, 2006, between KCSM and José Guillermo Zozaya Delano (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 10, 2006, File No. 333-08322)

10.3.1†	English translation of Amendment Agreement to the Individual Indefinite Employment Contract of April 20, 2006, dated May 27, 2009, between KCSM and José Guillermo Zozaya Delano (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 2, 2009, File No. 333-08322)

10.4†	English translation of Employment Agreement, dated as of January 18, 1999, between KCSM and Oscar Augusto Del Cueto Cuevas (previously filed as Exhibit 10.15 to our Registration Statement on Form S-4 filed on September 4, 2009, File No. 333-161762)

10.5	Loan and Security Agreement, dated as of February 26, 2008, between KCSM and Export Development Canada (previously filed as Exhibit 10.16 of the amendment to our Registration Statement on Form S-4/A filed on March 26, 2008, File No. 333-146519)

Exhibit No.	Exhibit

10.6	Loan Agreement, dated as of September 24, 2008, between KCSM and DVB Bank AG (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on October 28, 2008, File No. 333-08322)

10.7	Settlement Agreement, dated February 9, 2010, between KCSM and Ferrocarril Mexicano, S.A. de C.V. (“Ferromex”), Ferrosur S.A. de C.V., Minera México, S.A. de C.V., Infraestructura y Transportes Ferroviarios, S.A. de C.V., Infraestructura y Transportes México, S.A. de C.V., Líneas Ferroviarias de México, S.A. de C.V., Grupo Ferroviario Mexicano, S.A. de C.V., and Grupo México, S.A.B. de C.V. 2016 (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on April 27, 2010, File No. 333-08322)

10.8	Trackage Rights Agreement, dated February 9, 2010, between KCSM and Ferromex (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on April 27, 2010, File No. 333-08322)

10.9	Placement Agreement, dated May 6, 2011, among KCSM; Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities LLC; Scotia Capital (USA) Inc.; Banco Bilbao Vizcaya Argentaria, S.A. and Morgan Stanley & Co. Incorporated (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on May 12, 2011, File No. 333-08322)

10.10	Amended and Restated Credit Agreement, dated September 30, 2011, by and between KCSM, the lenders defined therein and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and joint bookrunners, BBVA Bancomer, S.A., Institución de Banca Múltiple Grupo Financiero BBVA Bancomer, as joint bookrunner and co-documentation agent, and Bank of America, N.A., as co-documentation agent (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.1	Restatement Agreement, dated November 29, 2012, between KCSM, certain of its subsidiaries named therein as subsidiary guarantors, various financial institutions and other persons from time to time parties (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on November 30, 2012, File No. 333-08322)

10.10.2	Second Amended and Restated Credit Agreement, dated November 29, 2012, by and between KCSM, the various financial institutions and other persons from time to time parties thereto ( the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and joint bookrunners and certain other financial institutions party thereto (previously filed as Exhibit 10.2 to our Current Report on Form 8-K filed on November 30, 2012, File No. 333-08322)

10.10.3	Amended and Restated Subsidiary Guaranty, dated as of September 30, 2011, by each subsidiary of KCSM from time to time party thereto, in favor of JPMorgan Chase Bank, N.A. in its capacity as the administrative agent and collateral agent each of secured parties defined therein (previously filed as Exhibit 10.2 to our Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.4	Pledge Without Transfer of Possession Agreement, dated August 30, 2010, entered into by and among KCSM, Arrendadora KCSM, S. de R.L. de C.V., Highstar Harbor Holdings Mexico, S. de R.L. de C.V. , MTC Puerta Mexico, S. de R.L. de C.V., and Vamos a México, S.A. de C.V., and Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as pledgee (English translation of document executed in Spanish), (previously filed as Exhibit 10.3 to our Current Report on Form 8-K filed on September 3, 2010, File No. 333-08322)

10.10.5	Stock Pledge Agreement, dated August 30, 2010, entered into by and among MTC Puerta México, S. de R.L. de C.V and Highstar Harbor Holdings México, S. de R.L. de C.V., as pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as pledgee, and Vamos a México, S.A. de C.V. (English translation of document executed in Spanish), (previously filed as Exhibit 10.4 of our Current Report on Form 8-K filed on September 3, 2010, File No. 333-08322)

10.10.6	Partnership Interest Pledge Agreement, dated August 30, 2010, entered into by and among KCSM and KCSM Holdings, LLC, as pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as pledgee and Arrendadora KCSM, S. de R.L. de C.V. (English translation of document executed in Spanish), (previously filed as Exhibit 10.5 to our Current Report on Form 8-K filed on September 3, 2010, File No. 333-08322)

Exhibit No.	Exhibit

10.10.7	Partnership Interest Pledge Agreement, dated August 30, 2010, entered into by and among KCSM and Nafta Rail, S.A. de C.V., as pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as pledgee and Highstar Harbor Holdings México, S. de R.L. de C.V. (English translation of document executed in Spanish), (previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on September 3, 2010, File No. 333-08322)

10.10.8	Partnership Interest Pledge Agreement, dated August 30, 2010, entered into by and among Highstar Harbor Holdings México, S. de R.L. de C.V. and Nafta Rail, S.A. de C.V., as pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as pledgee and MTC Puerta México, S. de R.L. de C.V. (English translation of document executed in Spanish), (previously filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on September 3, 2010, File No. 333-08322)

10.10.9	Assignment and Amendment Agreement, dated September 30, 2011, entered into by and among KCSM, Arrendadora KCSM, S. de R.L. de C.V., Highstar Harbor Holdings Mexico, S. de R.L. de C.V., MTC Puerta Mexico, S. de R.L. de C.V., Vamos a México, S.A. de C.V., Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as original collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as original pledgee, and JPMorgan Chase Bank, N.A., a new collateral agent, acting on its own behalf and for the benefit of the secured parties and new pledgee (English translation of document executed in Spanish), (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.10	Assignment and Amendment Agreement, dated September 30, 2011, entered into by and among MTC Puerta México, S. de R.L. de C.V and Highstar Harbor Holdings México, S. de R.L. de C.V., as pledgors, Vamos a México, S.A. de C.V., Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as original collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as original pledgee, and JPMorgan Chase Bank, N.A., a new collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as new pledgee (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.11	Assignment and Amendment Agreement, dated September 30, 2011, entered into by and among KCSM and KCSM Holdings, LLC, as pledgors, Arrendadora KCSM S. de R.L. de C.V., Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as original collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as original pledgee, and JPMorgan Chase Bank, N.A., as new collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties as new pledgee (previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.12	Assignment and Amendment Agreement, dated September 30, 2011, entered into by and among KCSM and Nafta Rail, S.A. de C.V., as pledgors, Highstar Harbor Holdings México, S. de R.L. de C.V., Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as original collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as original pledgee, and JPMorgan Chase Bank, N.A., as new collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties as new pledgee (previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.13	Assignment and Amendment Agreement, dated September 30, 2011, entered into by and among Highstar Harbor Holdings México, S. de R.L. de C.V. and Nafta Rail, S.A. de C.V., as pledgors, MTC Puerta México, S. de R.L. de C.V., Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as original collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties defined therein, as original pledgee, and JPMorgan Chase Bank, N.A., as new collateral agent, acting on its own behalf and on behalf and for the benefit of the secured parties as new pledgee (previously filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

10.10.14	Amended and Restated Intercompany Subordination Agreement, dated as of September 30, 2011, by and between KCSM and each of the subordinated debtors and subordinated creditors each defined therein, in favor of JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for each of the secured parties defined therein (previously filed as Exhibit 10.8 to our Current Report on Form 8-K filed on October 3, 2011, File No. 333-08322)

Exhibit No.	Exhibit

10.10.15	Third Amendment to that certain Asset Pledge Agreement dated January 10, 2013, entered into by and among KCSM, Arrendadora KCSM, S. de R.L. de C.V., Highstar Harbor Holdings México, S. de R.L. de C.V., MTC Puerta Mexico, S. de R.L. de C.V., Vamos a México, S.A. de C.V. and, JPMorgan Chase Bank, N.A., as collateral agent (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 16, 2013, File No. 333-08322)

10.10.16	Second Amendment Agreement to that certain Partnership Interest Pledge Agreement, dated January 10, 2013, entered into by and among KCSM, Nafta Rail, S.A. de C.V., Highstar Harbor Holdings México, S. de R.L. de C.V. and JPMorgan Chase Bank, N.A., as collateral agent (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 16, 2013, File No. 333-08322)

10.10.17	Second Amendment Agreement to that certain Partnership Interest Pledge Agreement, dated January 10, 2013, entered into by and among KCSM, KCSM Holdings, LLC, Arrendadora KCSM, S. de R.L. de C.V. and JPMorgan Chase Bank, N.A., as collateral agent (previously filed as Exhibit 10.3 to our Current Report on Form 8-K filed on January 16, 2013, File No. 333-08322)

10.10.18	Second Amendment Agreement to that certain Stock Interest Pledge Agreement, dated January 10, 2013, entered into by and among MTC Puerta México, S. de R.L. de C.V., Highstar Harbor Holdings México, S. de R.L. de C.V, Vamos a México, S.A. de C.V. and JPMorgan Chase Bank, N.A., as collateral agent (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on January 16, 2013, File No. 333-08322)

10.10.19	Second Amendment Agreement to that certain Partnership Interest Pledge Agreement, dated January 10, 2013, entered into by and among Highstar Harbor Holdings México, S. de R.L. de C.V., Nafta Rail, S.A. de C.V., MTC Puerta México, S. de R.L. de C.V. and JPMorgan Chase Bank, N.A., as collateral agent (previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on January 16, 2013, File No. 333-08322)

10.10.20	Purchase Agreement, dated April 24, 2013, among KCSM; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and Morgan Stanley & Co LLC, (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on April 29, 2013, File No. 333-08322)

10.11	Form of Loan Agreement between General Electric Capital Corporation and KCSM, dated September 1, 2011 (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on October 21, 2011, File No. 333-08322)

12.1*	Computation of Ratio of Earnings to Fixed Charges

21.1*	List of Subsidiaries of KCSM

23.1	Consent of White & Case LLP (contained in Exhibit 5.1 and Exhibit 8.1)

23.2	Consent of the General Counsel of KCSM (contained in Exhibit 5.2)

23.3	Consent of Baker & McKenzie México, S.C. (contained in Exhibit 8.2)

23.4*	Consent of White and Case, S.C.

23.5*	Consent of KPMG LLP

24.1	Power of Attorney (included on signature page)

25.1*	Form T-1 Statement of Eligibility and Qualification of U.S. Bank National Association with respect to the exchange notes

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Exchange Agent Agreement

101*	The following unaudited financial information from Kansas City Southern de Mexico, S.A. de C.V.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on July 19, 2013, formatted in XBRL (Extensible Business Reporting Language) includes: (i) Consolidated Statements of Comprehensive Income for the three and nine months ended September 30, 2013 and 2012, (ii) Consolidated Balance Sheets as of September 30, 2013 and December 31, 2012, (iii) Consolidated Statements of Cash Flows for the nine months ended September 30, 2013 and 2012, and (iv) the Notes to Consolidated Financial Statements, and the following financial information from the Kansas City Southern de Mexico, S.A. de C.V.’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 4, 2013, formatted in XBRL (Extensible Business Reporting Language) includes: (i)

Consolidated Statements of Comprehensive Income for the years ended December 31, 2012, 2011 and 2010, (ii) Consolidated Balance Sheets as of December 31, 2012 and 2011, (iii) Consolidated Statements of Cash Flows for the years ended December 31, 2012, 2011 and 2010, (iv) Consolidated Statements of Changes in Equity for the three years ended December 31, 2012, 2011 and 2010, and (iv) the Notes to Consolidated Financial Statements.

*	Filed herewith.
†	Management or compensatory contract.

(b) There are no Financial Statement Schedules required to be filed herewith pursuant to this item.